As filed with the U.S. Securities and Exchange Commission on January 24, 2023.

Registration No. 333-268691

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ohmyhome Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrants name into English)

Cayman Islands	3990	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11 Lorong 3 Toa Payoh,

Block B #04-16/21, Jackson Square

Singapore 319579

Tel: +65 6886 9009

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 T: 212-588-0022	Benjamin A. Tan, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 T: 212-930-9700

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering by the Registrant of up to 3,250,000 Ordinary Shares of the Registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the resale by a selling shareholder of up to 975,000 Ordinary Shares of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;
●	the Offering section in the Prospectus Summary section on page 9 of the Public Offering Prospectus is removed and replaced with the Offering section on page 1 of the Resale Prospectus;
●	the Use of Proceeds section on page 46 of the Public Offering Prospectus is removed and replaced with the Use of Proceeds section on page 2 of the Resale Prospectus;
●	the Capitalization and Dilution sections on page 47, and page 49 of the Public Offering Prospectus are deleted from the Resale Prospectus respectively;
●	a selling shareholder section is included in the Resale Prospectus beginning on page 2 of the Resale Prospectus;
●	references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;
●	the Underwriting section on page 152 of the Public Offering Prospectus is removed and replaced with a Plan of Distribution section on page 3 of the Resale Prospectus;
●	the Legal Matters section on page 156 of the Public Offering Prospectus is removed and replaced with the Legal Matters on page 5 of the Resale Prospectus; and
●	the outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated January 24, 2023

Ohmyhome Limited

3,250,000 Ordinary Shares

This is an initial public offering of our ordinary shares, US$0.001 par value per share (“Ordinary Shares”). We are offering, on a firm commitment engagement basis, 3,250,000 Ordinary Shares. We anticipate that the initial public offering price of the Ordinary Shares will be between US$[4.00] and US$[5.00] per Ordinary Share.

Prior to this offering, there has been no public market for our Ordinary Shares. We have applied to list our Ordinary Shares on Nasdaq under the symbol “OMH.” This offering is contingent upon the listing of our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange. There can be no assurance that we will be successful in listing our Ordinary Shares on the Nasdaq or another national securities exchange.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors beginning on page 18 to read about factors you should consider before buying our Ordinary Shares.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see Implications of Being an Emerging Growth Company and Implications of Being a Foreign Private Issuer beginning on page 16 of this prospectus for more information.

We are a holding company that is incorporated in the Cayman Islands. As a holding company with no operations, we conduct all of our operations through our subsidiaries in Singapore and Malaysia. The Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands. Investors of our Ordinary Shares should be aware that they may never directly hold equity interests in our subsidiaries.

Neither the United States Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share		Total(4)
Initial public offering price(1)	US$	[4.50]	US$	[14,625,000]	(4)
Underwriting discounts and commissions(2)	US$	[0.36]	US$	[1,170,000]
Proceeds to the Company before expenses(3)	US$	[4.14]	US$	[13,455,000]

(1) Initial public offering price per share is assumed to be US$[4.50], being the mid-point of the initial public offering price range.

(2) We have agreed to pay the underwriter a discount equal to 8.0% of the gross proceeds of the offering. For all investors referred directly by the Company to the underwriter that participate in the offering, the Company shall pay the underwriter a discount equal to 5.0% of the aggregate gross proceeds raised from such investors. This table does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering payable to the underwriter. For a description of the other compensation to be received by the underwriter, see “Underwriting” beginning on page 152.

(3) Excludes fees and expenses payable to the underwriter. The total amount of underwriter expenses related to this offering is set forth in the section entitled “Expenses Related to This Offering” on page 156.

(4) Includes US$[14,625,000] gross proceeds from the sale of 3,250,000 Ordinary Shares offered by our Company based on the assumed price per share of US$ [4.50].

If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriter expects to deliver the Ordinary Shares to the purchasers against payment on or about [●], 2023.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson, or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

SPARTAN CAPITAL SECURITIES LLC

The date of this prospectus is [●], 2023.

Until ______, 2023 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

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ABOUT THIS PROSPECTUS

Neither we nor the underwriter has authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or any related free writing prospectus. Neither we nor the underwriter takes responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the underwriter has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data.

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PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Our financial year ends on December 31 of each year. References in this prospectus to a financial year, such as “financial year 2021”, relate to our financial year ended December 31 of that calendar year.

For the sake of undertaking a public offering of its Ordinary Shares, on November 30, 2022, the Company completed a series of reorganizing transactions resulting in 16,250,000 Ordinary Shares outstanding that have been retroactively restated to the beginning of the first period presented herein.

Financial Information in U.S. Dollars

Our reporting currency is the Singapore dollar. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of Singapore dollars into U.S. dollars were made at S$1.352 to US$1.00, the exchange rate set forth in the H10 statistical release of the Federal Reserve Board on December 30, 2021. We make no representation that the Singapore dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Singapore dollars, as the case may be, at any particular rate or at all.

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MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary”, “Risk Factors”, “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Industry Overview” and “Business”. These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors”, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe”, “plan”, “expect”, “intend”, “should”, “seek”, “estimate”, “will”, “aim” and “anticipate”, or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	our business and operating strategies and our various measures to implement such strategies;

●	our operations and business prospects, including development and capital expenditure plans for our existing business;

●	our independent registered public accounting firm expressed substantial doubt regarding our ability to continue as a going concern. Our ability to continue as a going concern requires that we obtain sufficient funding to finance our operations;

●	changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations;

●	our financial condition, results of operations and dividend policy;

●	changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy;

●	the regulatory environment and industry outlook in general;

●	future developments in the property and property technology markets and actions of our competitors;

●	catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

●	the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

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●	our ability to execute our strategies;

●	changes in the need for capital and the availability of financing and capital to fund those needs;

●	our ability to anticipate and respond to changes in the markets in which we operate, and in client demands, trends and preferences;

●	exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our business;

●	changes in interest rates or rates of inflation; and

●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The property and property technology markets in the jurisdictions where we carry on business or propose to expand may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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DEFINITIONS

“AI” means artificial intelligence.

“Amended Memorandum of Association” or “Amended Memorandum” means the amended memorandum of association of our Company adopted on November 28, 2022 and as supplemented, amended or otherwise modified from time to time.

“Amended and Restated Articles of Association” means the amended and restated articles of association of our Company adopted on November 28, 2022, as amended from time to time.

“Anthill” means Anthill Corporation Pte. Ltd., a company incorporated in Singapore and owned as to 50% each by Ms. Rhonda Wong and Ms. Race Wong and which will own 8,668,066 Ordinary Shares after the offering representing approximately 46.23% of the entire issued share capital of our Company.

“API” means application programming interface.

“Business Day” means a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

“BVI” means the British Virgin Islands.

“CAGR” means compound annual growth rate.

“CEA” means the Council for Estate Agencies of Singapore.

“Company” or “our Company” means Ohmyhome Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on July 19, 2022.

“Companies Act” means the Companies Act (2021 Revision) of the Cayman Islands, as amended, supplemented or modified from time to time.

“Cora.Pro” means Cora.Pro Pte. Ltd., a company incorporated in Singapore on May 21, 2020, and an indirect wholly-owned subsidiary of our Company.

“COVID-19” means the Coronavirus Disease 2019.

“COVID-19 Act” means the COVID-19 (Temporary Measures) Act 2020 of Singapore, as amended, supplemented or modified from time to time.

“COVID-19 Regulations” means the COVID-19 (Temporary Measures) (Control Order) Regulations 2020 of Singapore, as amended, supplemented or modified from time to time.

“Directors” means the directors of our Company as at the date of this prospectus, unless otherwise stated.

“DIY” means do-it-yourself.

“Employee Share Option Scheme” means the employee share option scheme adopted by us from time to time to incentive eligible grantees.

“Estate Agents Act” means the Estate Agents Act 2010 of Singapore, as amended, supplemented or modified from time to time.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, supplemented or modified from time to time.

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“Frost & Sullivan” means Frost & Sullivan Limited, a business consulting firm involved in market research, analysis and growth strategy consulting.

“Ganze” means Ganze Pte. Ltd., a company incorporated in Singapore on December 7, 2021, and an indirect wholly-owned subsidiary of our Company.

“Group”, “our Group”, “we”, “us”, or “our” means our Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

“GTV” means Gross Transaction Value.

“HDB” means the Housing Development Board of Singapore.

“Independent Third Party” means a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company.

“MATCH” means the property matching technology and algorithm developed by our Group.

“MOM” means the Ministry of Manpower of Singapore.

“Ms. Race Wong” means Ms. Wong Wan Pei, our Director and Chief Operating Officer.

“Ms. Rhonda Wong” means Ms. Wong Wan Chew, our Director and Chief Executive Officer.

“Ohmyhome (BVI)” means Ohmyhome (BVI) Limited, a company incorporated in the BVI on July 27, 2022, and a wholly-owned subsidiary of our Company.

“Ohmyhome (I)” means Ohmyhome Insurance Pte. Ltd., a company incorporated in Singapore on March 5, 2020, and an indirect wholly-owned subsidiary of our Company.

“Ohmyhome (M)” means Ohmyhome Sdn. Bhd., a company incorporated in Malaysia on January 17, 2019, and an indirect subsidiary of our Company.

“Ohmyhome (R)” means Ohmyhome Renovation Pte. Ltd., a company incorporated in Singapore on March 5, 2020, and an indirect wholly-owned subsidiary of our Company.

“Ohmyhome (RL)” means Ohmyhome Realtors Sdn. Bhd., a company incorporated in Malaysia on January 17, 2019, and an indirect subsidiary of our Company.

“Ohmyhome (S)” means Ohmyhome Pte. Ltd., a company incorporated in Singapore on June 12, 2015, and an indirect wholly-owned subsidiary of our Company.

“Ordinary Shares” means ordinary shares in the capital of our Company.

“Other Existing Shareholders” means the existing shareholders of our Company immediately prior to the offering (excluding Anthill), namely Ang Yen Ney, Anthony Craig Bolger, Ong Eng Yaw, Primefounders Pte. Ltd., Teo Khiam Chong, Vienna Management Ltd., Wang Yu Huei, K3 Ventures Pte. Ltd., Lee Kwi Thai, GEC Tech Ltd., Chew Kwee San, Fong Cheng Kee, Swettenham Blue Pte. Ltd. and Tsai Chun-Chia (all of whom are Independent Third Parties except Anthony Craig Bolger, Lee Kwi Thai and Vienna Management Ltd.) holding 284,806; 58,693; 344,593; 591,395; 230,215; 1,785,941; 460,429; 118,662; 122,307; 1,227,446; 292,280; 301,120; 625,024 and 416,683 Ordinary Shares, respectively.

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“Representative” means Spartan Capital Securities LLC, acting as the lead managing underwriter and book-runner with respect to the Ordinary Shares subject to this offering.

“RM” means Malaysian ringgit, the lawful currency of Malaysia.

“S$” or “SGD” means Singapore dollars(s), the lawful currency of Singapore.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, supplemented or modified from time to time.

“Shareholders” means the holders of Ordinary Shares.

“Singapore Companies Act” means the Companies Act 1967 of Singapore, as amended, supplemented or modified from time to time.

“Super Agents” means licensed real estate agents and salespersons employed by our Group on a full-time basis and not associated with any other agencies in the jurisdictions where we operate.

“TDSR” means Total Debt Servicing Ratio.

“US$”, “$” or “USD” means United States dollar(s), the lawful currency of the U.S.

“U.S.” or “United States” means the United States of America.

“VR” means virtual reality.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements”.

Overview

Who We Are

We are a data and technology-driven property technology company based in Singapore. Through our subsidiaries, we operate a one-stop-shop property platform which provides end-to-end property solutions and services for our customers, which comprises brokerage services and emerging and other services, such as home renovation and furnishing services, listing and research, mortgage referral, legal services and insurance referral services. We operate on a data-driven customer-centric business model and through our platform, we seek to provide a comprehensive suite of property solutions and services to aid our customers in every step of their property transaction journey, with the objective of making property transactions and related services simple, efficient and affordable for all.

Since the incorporation of our subsidiary, Ohmyhome (S), in 2015 and the commencement of our business operations in 2016, our platform has facilitated over 4,400 agent brokerage transactions and other property-related services and over 7,200 self-transacted online property transactions, with an aggregate GTV of over US$2.5 billion as of July 31, 2022, making us one of Singapore’s largest integrated property transactions and services platform, according to Frost & Sullivan. We operate our Ohmyhome platform in Singapore and Malaysia. Today, Ohmyhome has been ranked Singapore’s top mobile application for property listings and transactions by customer ratings and is a leading one-stop property platform for property transactions and property-related services, according to Frost & Sullivan.

Our platform appeals to and supports a growing online community and network of users looking to list and search for properties online, seeking information on their property transactions and other value-added services, through the comprehensive property-related solutions and services available on our platform. As at July 31, 2022, we have over 250,000 monthly active users on our online website and mobile application, and over 650,000 downloads of our mobile application. Our website also receives a weekly average of over 150,000 unique visitors and a weekly average of over 280,000 website visits. As at July 31, 2022, our platform contained over 20,000 active listings for residential properties for sale and rental on a monthly basis. An active listing refers to a listing where the property of the subject listing is still on the market for sale or for lease. Each listing has an expiration date of 30 days from the date of the listing and listing owners will have to renew the listing before its expiry to keep the listing active for another 30 days. In the event where a listing has reached its expiry or is indicated as sold or leased as the case may be, such listing would be removed and will no longer be searchable by the public unless a new listing has been created.

We believe that our diverse range of listings and comprehensive range of property-related services provides an effective channel for customers to market and search for properties and provides speed, ease and reliability to their property transactions.

Our Technology-Enabled Solutions

We believe that the use of technology and data is our key edge over our competitors. Our core service offerings are categorized as follows, all of which are offered through our one-stop platform:

●	Brokerage Services. For clients who wish to engage professional real estate services, we offer brokerage services through our Super Agents to represent customers seeking to purchase, sell, rent, or lease their properties on our platform. We also provide documentation services for clients who have already found a keen counterpart to their transactions and wish to engage us to assist with all necessary paperwork to complete the transaction.

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●	Emerging and Other Services. We offer the following emerging and other services in connection with property transactions, which can each be utilized by our customers as a standalone service or in conjunction with our other service offerings:

(a)	Listing and Research. We provide an online platform for home sellers to freely list their properties and for home buyers to freely view such listings. We also provide online tools and resources, including property transaction guides, automated electronic valuation of listed properties, and calculators for mortgage affordability and determining the amount of stamp duty payable on any property transaction, to provide our users with comprehensive resources to aid them in embarking on their property transaction journey.

(b)	Mortgage Referral Services. Through our online platform, we provide our customers with referrals to experienced financial service providers from our partner banks, who provide mortgage advice and financing guidance. We also value-add by compiling and comparing the interest rates across our wide range of partner banks, to provide the financing option best tailored to individual customer’s needs.

(c)	Legal Services. We provide our customers with access to specialized law firms through our online platform, which provide conveyancing services, legal advice and the preparation of documentation to provide our users with a hassle-free conveyancing process and to better equip them with sufficient know-how to protect their legal interests while completing their property transactions.

(d)	Insurance Referral Services. We partner with established insurance brokers to provide our customers with access to insurance policies, such as home insurance and fire insurance, to meet their property transaction needs.

(e)	Renovation and Home Services. We offer renovation services and partner with trusted brands to help homeowners conceptualize, design, budget and project manage their renovation projects. We also offer a wide range of home needs services such as cleaning, painting and servicing to suit the upgrading and maintenance needs of homeowners. As part of our home services, we work with external partners to offer professional moving services to customers moving to a new residential or commercial property. In addition, we also provide assistance to foreign customers relocating from overseas to our country of operation, and we also advise such foreign customers on relevant rules and regulations to ensure compliance with the relevant laws and regulations and if applicable, that the tenancy agreement protects the rights and needs of the customer.

For the years ended December 31, 2020 and 2021, we generated revenue of approximately S$3.3 million and S$4.4 million, respectively, representing an annual growth of 31.2%. The majority of our revenue is derived from our brokerage services, which generated 86.9% and 85.2% of our total revenue for the years ended December 31, 2020 and 2021, respectively. The remaining 13.1% and 14.8% of our total revenue for the years ended December 31, 2020 and 2021, respectively, were derived from our emerging and other services offerings, such as renovation and home services, mortgage services, legal services and insurance services.

For the six months ended June 30, 2021 and 2022, we generated revenue of approximately S$2.3 million and S$3.4 million, respectively, representing an annual growth of 45.8%. Our revenue generated by brokerage services constituted 85.4% and 50.1% of our total revenue for the six months ended June 30, 2021 and 2022, respectively. Our revenue generated by emerging and other services constituted 14.6% and 49.9% of our total revenue for the six months ended June 30, 2021 and 2022, respectively.

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Competitive Strengths

We believe we have the following competitive strengths, which have enabled us to become a leading player in the property technology industry in Singapore, according to Frost & Sullivan:

Integrated Platform with End-to-End Property Solutions and Services

According to Frost & Sullivan, we are a leading property technology company in Singapore which provides a comprehensive suite of end-to-end property solutions and services through a single, integrated platform. Our platform functions as a one-stop-shop solution to serve all of our customers’ property-related needs. We believe this provides us with a strong competitive edge as compared to our peers, which may only provide services in respect of one segment of the property transaction.

Ability to Develop Advanced Property Transaction Technology and Infrastructure

We are able to develop advanced technologies for property transactions and services in order to maintain our competitive edge. We have developed a suite of wide-ranging proprietary technology and infrastructure, which enables us to automate approximately 80% of the work that a regular property agent is usually required to do under a traditional real estate business model, such as sourcing for new leads, scheduling, advertising, demand-supply matching, and targeted marketing for our other services. We deemed these as proprietary, as such technology products are developed in-house by our team and are therefore unique to the Company.

Highly Scalable Business Model

We have a highly scalable business model and are able to adapt our service offerings to cater to prevailing market and technology trends, so as to maintain our competitive edge. Our business is predominantly generated through our online website and mobile application platforms, which allows us to expand rapidly into new jurisdictions in a quick and cost-efficient manner, by adapting the same technology and online platform. Our ability to capture rapid growth is demonstrated by our expansion into Malaysia in 2019 just three (3) years after our inception in 2016.

Proprietary Technology Platform Built on Powerful Data Insights Focusing on User Experience

We have built an intuitive and user-friendly interface for both our website and mobile application that clearly catalogs our end-to-end service offerings to users. We believe the reliability and scalability of our technology stems from the combination of proprietary in-house and third-party technologies, which allows us to handle high levels of data flow. We deemed these as proprietary, as such technology products are developed in-house by our team and are therefore unique to the Company.

Experienced Management Team with Proven Track Record for Innovations and Execution

Our management team has extensive industry knowledge, experience and operational expertise. Our Group is founded and led by our Chief Executive Officer, Ms. Rhonda Wong and our Chief Operating Officer, Ms. Race Wong. In her capacity as Chief Executive Officer, Ms. Rhonda Wong is responsible for managing the day-to-day operations, developing the business plan, strategic goals and strategies of our Group and overseeing and evaluating the overall growth and performance of the Group. As Chief Operating Officer, Ms. Race Wong is responsible for the overall strategic product direction and development, overseeing key product development and management, marketing strategy and the development of marketing materials.

Transaction-Based Compensation to Incentivize High Service Standards

Our Super Agents are paid incentives based on the number of transactions completed in a year, as opposed to the traditional real estate agency model, where property agents earn commissions based on the value of the property being transacted. Our transaction-based incentive model seeks to ensure that our Super Agents provide high standards of service to all of our customers, regardless of transaction value. We believe that this ensures that our Super Agents are more accountable for every property transaction, and ultimately builds long-term trust and confidence in the Ohmyhome platform as the go-to platform for housing-related transactions.

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Growth Strategies

Our principal objective is to provide a comprehensive, one-stop affordable and efficient property services to our customers and to sustain a continuous growth in our business and to capture market share by growing into other countries in Southeast Asia with the following strategies:

Increasing our service offerings and becoming a property “SuperApp”

We endeavor to provide a one-stop property solutions platform that addresses all of our customers’ needs along their property journey, from the initial listing of the property to the actual property transaction and related services, as well as post-transaction services such as renovation, moving and maintenance.

Increasing our market presence and expanding our geographical market reach

Based on the CEA’s public database of agent transactions and the Company’s staff list, we believe that we are one of the top six (6) agencies in Singapore in terms of HDB transactions in 2021 (CEA Salespersons’ Property Transaction Records (Residential) as at May 30, 2022: https://data.gov.sg/dataset/cea-salesperson-residential-transaction-record) out of over 1,102 agencies established in Singapore as of 2021 according to Frost & Sullivan. We intend to continue to expand our geographical reach by entering into new high-growth markets across Southeast Asia. We will continue to search for opportunities in the Southeast Asia region where we see a tangible application for our platform and services, particularly in markets where the property technology sector remains largely untapped, to allow us to establish our overall reputation and market presence as the trusted and leading platform for all property-related services and solutions across Southeast Asia.

Continue to develop our platform and infrastructure to enhance user experience

We seek to continuously strengthen our technologies to improve our platform and solutions we can offer to our customers. To this end, we intend to invest in research and development to enhance our technology capabilities and service offerings.

Expansion into new and complementary service offerings

We also believe we can leverage on our existing know-how, market reputation and infrastructure to expand into new and complementary businesses in the future, such as business-to-business (B2B) property-related services, the provision of property management services, or the provision of investment management services for foreign investors seeking to invest in local property. Depending on available opportunities, feasibility and market conditions, we may explore joint ventures, strategic alliances, acquisitions or investment opportunities at the relevant time with parties who have the relevant expertise or technical know-how in providing products and services in such new and complementary businesses. We may also consider expanding into these new and complementary businesses through organic growth.

Risks and Challenges

Investing in our Ordinary Shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 18 of this prospectus, which you should carefully consider before making a decision to purchase Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment.

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These risks include but are not limited to the following:

Risks Related to Our Business and Industry

●	We are dependent on our Super Agents, in-house employees and our third party business partners on our platform to provide quality services to customers.

●	We may be unable to maintain our relationships with our existing third party business partners and/or develop relationships with new third party partners.

●	We may be unable to generate profit in the future or at all.

●	Our independent registered public accounting firm expressed substantial doubt regarding our ability to continue as a going concern. Our ability to continue as a going concern requires that we obtain sufficient funding to finance our operations.

●	We operate in a highly competitive industry and we face competition from other industry players.

●	Our business is affected by technological changes and developments.

●	Our business model and growth strategy depends on our ability to attract home buyers and home sellers to our online platform in a cost-effective manner.

●	We rely heavily on Internet search engines and mobile application stores to direct traffic to our website and our mobile application.

●	The proper functioning and reliability of our online platform is essential to our business.

●	If we fail to adopt new technologies or adapt our platform and systems to changing user requirements or emerging industry standards, our business may be materially and adversely affected.

●	We depend on the reliable performance of third party networks and mobile infrastructure.

Risks Related to Our Ordinary Shares

●	An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly.

●	Because our public offering price per Ordinary Share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

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●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

●	As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

●	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud.

●	We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

●	Certain judgments obtained against us by our shareholders may not be enforceable.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements applicable to other public companies that are not emerging growth companies.

●	If securities or industry analysts do not publish research or reports about our business causing us to lose visibility in the financial markets or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

●	We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

Corporate Information

We were incorporated in the Cayman Islands on July 19, 2022. Our registered office in the Cayman Islands is at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111 Cayman Islands. Our principal executive office is at 11 Lorong 3 Toa Payoh, Block B, #04-16/21, Jackson Square, Singapore 319579. Our telephone number at this location is +65 6886 9009. Our principal website address is https://ohmyhome.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

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Corporate Structure

The chart below sets out our corporate structure.

Note 1: The remaining 51% interest is held by Ms. Wong Wan Chin, sister of Ms. Rhonda Wong and Ms. Race Wong.

Note 2: The remaining 51% interest is held by Ohmyhome Principal Sdn. Bhd., a company owned equally by Khor Siew Keng and Mun Shei Ngee, both Independent Third Parties.

*Where less than 50% of the equity of an investee is held, the Company (through its subsidiaries) holds significantly more voting rights than any other vote holder or organized company of vote holders. An assessment has been made, taking into account all the factors relevant to the relationship with the investee, to ascertain control has been established and the investee should be consolidated as a subsidiary of the Company.

Implications of Our Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

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●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs; (b) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion; (c) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.00 million as of the prior December 31; and (d) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Our Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq, namely (i) a majority of the Directors on our board of Directors are not required to be independent Directors; (ii) there will not be a necessity to have regularly scheduled executive sessions with independent Directors; and (iii) there will be no requirement for the Company to obtain Shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; (c) a change of control; and (d) transactions other than public offerings.

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The Offering

Offering Price	The initial public offering price will be between US$[4.00] and US$[5.00] per Ordinary Share.

Ordinary Shares offered by us	3,250,000 Ordinary Shares

Ordinary Shares issued and outstanding prior to this offering	16,250,000 Ordinary Shares

Ordinary Shares to be issued and outstanding immediately after this offering	19,500,000 Ordinary Shares

Use of proceeds	We currently intend to use the net proceeds from this offering for (i) market expansion in Southeast Asia; (ii) research and development of technology products and services offerings on our mobile and web-based platforms; (iii) marketing and brand building activities; (iv) the repayment of certain interest-free loans made to us by a Shareholder for paying the expenses of obtaining a listing of our Ordinary Shares; and (v) working capital and other general corporate purposes. See “Use of Proceeds” for more information.

Dividend policy	We do not intend to pay any dividends on our Ordinary Shares for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividends and Dividend Policy” for more information.

Lock-up	We, each of our Directors and executive officers and all our existing shareholders, have agreed, for a period of 12 months after the date of this prospectus, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities convertible into or exercisable or exchangeable for Ordinary Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares. See “Shares Eligible for Future Sale” and “Underwriting—Lock-Up Agreements”.

Risk factors	Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 18 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Listing	Application has been made for the listing of the Ordinary Shares on the Nasdaq Capital Market.

Proposed trading symbol	OMH.

Transfer agent	VStock Transfer, LLC

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RISK FACTORS

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described below and elsewhere in this prospectus.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

We are dependent on our Super Agents, in-house employees and our third party business partners on our platform to provide quality services to customers.

The success of our business depends substantially on our ability to provide quality and satisfactory customer experience in the property transaction services offered on our platform, which, in turn, depends on a variety of factors, including our ability to offer high standards of service from our in-house Super Agents and relationship managers, as well as external business partners such as financial advisers, legal service providers, contractors and professional house movers who offer their services through our platform.

In terms of our in-house staff, although we have implemented various service protocols and conduct regular trainings to ensure the service quality of our Super Agents and relationship managers, we cannot guarantee that we will effectively manage all of our employees to ensure consistent and satisfactory customer experience in all service settings. The majority of our revenue is derived from our brokerage services, which generated a revenue of S$2,901,479 and S$3,731,586, representing 86.9% and 85.2% of our total revenue for the years ended December 31, 2020 and 2021, respectively Our brokerage services generated a revenue of S$1,980,900 and S$1,695,673, representing 85.4% and 50.1% of our total revenue for the six months ended June 30, 2021 and 2022. As such, we are heavily reliant on our Super Agents to provide high standards of service to our customers looking to engage professional property agents for their property transactions. Our Super Agents may, from time to time, fail to fully comply with our protocols and relevant laws or regulations and/or may engage in misconduct or illegal actions, which may result in negative publicity and adversely impact our reputation and brand image. While we have, in the past, received customer complaints in respect of the service standards of some of our Super Agents, such complaints are relatively minor in nature and are resolved expeditiously, such as by changing the Super Agent serving the customer in question, at no additional cost to the customer. If we are unable to continue to provide satisfactory customer experience, our customers may choose other service providers over our platform for their intended property transactions, which could adversely and materially impact our business, prospects, financial condition and results of operations.

In addition to the services provided by our in-house Super Agents and employees, we also rely on a large number of third party service providers to provide various service offerings available on our platform, such as contractors to subcontract certain renovation works, partner banks to provide mortgage solutions, partner law firms to provide legal advice and conveyancing services, and professional movers and other home service providers to provide moving and other housing-related services. In this regard, customers who wish to obtain such services from our platform will typically primarily liaise and engage with us. Accordingly, any lapses in service standards by our third party service providers will, in turn, negatively affect our relationship and reputation with the customer. While we have implemented various safeguards to ensure high-quality service standards from such third parties (see “Business – Risk Management and Quality Control – Quality Control of Third Party Service Providers” for further details), such as conducting extensive checks before selecting any third party service providers, and conducting regular evaluations to ensure adherence to high levels of service, we cannot ensure that the third party service providers will always comply with such standards. To the extent they are unable to provide satisfactory services to our users and/or they engage in any inappropriate or illegal actions, which may be due to factors that are beyond our control, we may suffer actual or reputational damage as a result and our business, prospects, financial condition and results of operations could be adversely affected as a result.

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We may be unable to maintain our relationships with our existing third party business partners and/or develop relationships with new third party partners.

We operate a one-stop-shop property platform which seeks to provide comprehensive, end-to-end property solutions for our customers through a single integrated platform. In order to do so, we partner with various third party service providers to provide certain property-related services, including but not limited to mortgage, legal, moving, relocation and other property-related services. To this end, we have forged partnerships with several key players in each of the service industries across Singapore and Malaysia.

We believe our large and active network of business partners contributes significantly to the success of our platform. However, we cannot guarantee that we will be able to maintain our relationships with our existing business partners on commercially acceptable terms, or at all, after the terms of the current cooperation agreements expire, or if we are able to develop relationships with new business partners for our current or new services, or in new jurisdictions in the future. In the event that we are unable to maintain existing relationships or develop new relationships with such service providers, our ability to provide a one-stop-shop platform to serve all of our customers’ property-related needs may be hindered, which may, in turn, materially and adversely affect our business, prospects, financial condition and results of operations.

We may be unable to generate profit in the future or at all.

We recorded net current liabilities and a total deficit for the year ended December 31, 2020, a negative cash flow from operating activities of S$1,812,064 (US$1,340,284) as at December 31, 2021, and a negative cash flow from operating activities of S$291,563 (US$209,712) for the six months ended June 30, 2022. We may continue to record net current liabilities, a total deficit and/or negative cash flow from operating activities in the foreseeable future, which can expose us to liquidity risks. A net current liabilities position can expose us to the risk of shortfalls in liquidity, in which case our ability to raise funds, obtain bank loans and declare and pay dividends will be materially and adversely affected.

We cannot assure you that we will be able to continue to generate net income in the future. We anticipate that our operating cost and expenses will increase in the foreseeable future as we continue to grow our business. Our efforts to grow our business may prove more costly than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses.

Our profitability and liquidity position are dependent on, among other factors, our ability to grow our business and extend our product offering to existing customers and expand our customer base. Any material decrease in our service fees would have a substantial impact on our margin. As a result of the foregoing and other factors, our net income may decline, or we may incur net losses in the future and be unable to achieve or maintain profitability and improve our liquidity position.

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Our independent registered public accounting firm expressed substantial doubt regarding our ability to continue as a going concern. Our ability to continue as a going concern requires that we obtain sufficient funding to finance our operations.

Our financial statements appearing at the end of this prospectus have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of these uncertainties related to our ability to operate on a going concern basis. The perception that we may not be able to continue as a going concern may cause others to choose not to deal with us due to concerns about our ability to meet our contractual obligations.

Our independent registered public accounting firm included an explanatory paragraph in its audit report on our financial statements as of and for the year ended December 31, 2021, stating that we did not have sufficient cash balance as at December 31, 2021, which raised substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to raise additional capital. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all. Further, if we cannot continue as a going concern, we may be forced to discontinue operations and liquidate our assets and may receive less than the value at which those assets are carried on our audited financial statements, which would cause holders of our Ordinary Shares and our shareholders to lose all or a part of their investment. In such situations, our business, prospects, financial condition and results of operations would be materially and adversely affected.

We operate in a highly competitive industry and we face competition from other industry players.

The property transactions and services industry is rapidly evolving and increasingly competitive, with numerous service providers competing for customers for their property-related service offerings. Although we believe no other industry player in Southeast Asia operates under the integrated platform business model similar to ours, we face competition from players in different segments of the property transactions and services industry. We also compete with traditional real estate brokerage firms for real estate agents and property customers locally, as well as a growing number of Internet-based residential brokerages and others who operate with non-traditional real estate business models. Certain of our service offerings such as our brokerage services are also dependent on attracting a substantial pool of property listings on our platforms from homeowners. In this regard, we face competition from other online real estate listing platforms.

Some of our competitors may have longer operating histories and stronger brand recognition in certain markets, and may possess greater operational, financial, research and development, and marketing capabilities than us. Some of our competitors may also be more aggressive in their pricing policies in order to capture or retain market share, or may have lower operating costs, overhead expenditure or procurement costs due to their larger scale of operations and product development. In addition, the entry of new players will increase the competitive pressure faced by us. Furthermore, as the industry is constantly evolving, our current or future competitors may be better able to position themselves to compete more effectively as the industry develops.

Increasing competition may lead to declining market share and commission rate, make it more difficult for us to retain and attract business partners and users, or force us to increase sales and marketing expenses, any of which could harm our financial condition and results of operations. We cannot assure you that we will be able to compete successfully against current or future competitors. In the event that we are unable to maintain our competitiveness, our business, prospects, financial condition and results of operations may be adversely affected.

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Our business may be affected by technological changes and developments.

As a data and technology-driven property technology company, we may be affected by rapid changes in technology, changing market trends and evolving industry standards across all areas of our business. The risks we may face include but are not limited to:

(a)	not being able to anticipate and adapt to new technology and developing technology trends in the property technology sector;

(b)	our competitors developing more innovative and efficient solutions as compared to us; and

(c)	not being able to expand our suite of property-related solutions and resources quickly enough to keep up with demand.

Accordingly, our success depends on our ability to innovate and adapt our technology-backed property solutions to meet evolving industry standards and our customers’ and business partners’ expectations. We have invested, and expect to continue to invest, substantial time, capital, and other resources in understanding the needs of our customers and developing technologies, tools, features and service offerings to meet those needs. We cannot assure you that our current and future offerings will be satisfactory to or broadly accepted by customers, or competitive with the offerings of our competitors. If our current or future offerings are unable to meet industry and customer expectations in a timely and cost-effective manner, our business, prospects, financial condition and results of operations may be adversely affected.

Furthermore, technological development is inherently challenging, time-consuming and expensive, and the nature of development cycles may result in delays between the time we incur expenses and the time we make available new offerings and generate revenue, if any, from those investments. Anticipated customer demand for an offering we are developing could also decrease after the development cycle has commenced, and we would not be able to recoup substantial costs we incurred. In addition, we cannot assure you that we will be able to identify, design, develop, implement, and utilize, in a timely and cost-effective manner, technology necessary for us to compete effectively, that such technology will be commercially successful, or that products and services developed by others will not render our offerings non-competitive or obsolete. If we do not achieve the desired outcome from our technological investments, our business, prospects, financial condition and results of operations may be adversely affected.

Our business model and growth strategy depend on our ability to attract home buyers and home sellers to our online platform in a cost-effective manner.

Our success depends, in part, on our ability to attract home buyers and home sellers to our online platform in a cost-effective manner. Our website and mobile application are our primary channels for meeting customers. We rely heavily on traffic generated from search engines and other sources to acquire customers. We use a variety of methods in our marketing efforts to drive traffic, including online marketing such as social media marketing, paid search advertising, and targeted email communications, and offline marketing through promotional events, out-of-home advertising, and radio commercials. We intend to continue to invest resources in our marketing efforts.

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These marketing efforts may not succeed for a variety of reasons, including changes to search engine algorithms, ineffective campaigns across marketing channels, and limited experience in certain marketing channels like television. External factors beyond our control may also affect the success of our marketing initiatives, such as filtering of our targeted communications by email servers, home buyers and home sellers failing to respond to our marketing initiatives, and competition from third parties. Any of these factors could reduce the number of home buyers and home sellers on our online platform. We also anticipate that our marketing efforts will become increasingly expensive as competition increases and we seek to expand our business in existing markets. Generating a meaningful return on our marketing initiatives may be difficult. If our strategies do not attract home buyers and home sellers efficiently, our business, prospects, financial condition and results of operations may be adversely affected.

We rely heavily on Internet search engines and mobile application stores to direct traffic to our website and our mobile application, respectively.

We rely heavily on Internet search engines, such as Google, Bing, and Yahoo!, to drive traffic to our website and on mobile application stores, such as the Apple iTunes Store and the Android Play Store, to promote downloads of our mobile application. The number of visitors to our website and mobile application downloads depends in large part on how and where our website and mobile application rank in Internet search results and mobile application stores, respectively. While we use search engine optimization to help our web pages rank highly in search results, maintaining our search result rankings is not within our control. Internet search engines frequently update and change their ranking algorithms, referral methodologies, or design layouts, which determine the placement and display of a user’s search results. In some instances, Internet search engines may change these rankings in order to promote their own competing services or the services of one or more of our competitors. Similarly, mobile application stores can change how they display searches and how mobile applications are featured. For instance, editors at the Apple iTunes Store can feature prominently editor-curated mobile applications and cause the mobile application to appear larger than other applications or more visibly on a featured list. Listings on our website and mobile application have experienced fluctuations in search result and mobile application rankings in the past, and we anticipate fluctuations in the future. If our website or listings on our website fail to rank prominently in Internet search results, our website traffic could decline. Likewise, a decline in our website and mobile application traffic could reduce the number of customers for our services, which may in turn adversely affect our business, prospects, financial condition and results of operations.

The proper functioning and reliability of our online platform is essential to our business.

As we operate an online-to-offline real estate platform, the success of our business and ability to attract and retain customers substantially depends on the satisfactory performance, reliability and availability of our online platform, which in turn depends on a variety of factors. Any system interruptions or failures in the proper functioning of our platform may result in the unavailability or slowdown of our services, reduction in transaction volume and/or hamper the delivery of satisfactory services to our customers. These interruptions may be due to unforeseen events that are beyond our control, such as telecommunications failures, security breaches, additional regulatory requirements which we cannot satisfy on a timely basis, or at all, or adverse development or negative publicity involving our platform participants. Our servers may also be vulnerable to computer viruses or similar disruptions from time to time, which could lead to system interruptions, website and mobile application slowdown or unavailability, delays or errors in transaction processing, loss of data and/or the inability to accept and fulfill customer requests. If we are unable to resolve such disruptions or platform failures in a timely and cost-efficient manner, our business, prospects, financial condition and results of operations may be adversely affected.

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In addition, developing, supporting and maintaining our online platform across multiple operating systems and devices require substantial time and resources. As new mobile devices and mobile operating systems are released, we may encounter problems in developing or supporting our mobile application for them. The success of our online platform could also be harmed by factors outside our control, such as:

(a)	increased costs to develop, distribute, or maintain our website or mobile application;

(b)	changes to the terms of service or requirements of a mobile application store that requires us to change our mobile application development or features in an adverse manner; and

(c)	changes in mobile operating systems, such as Apple’s iOS and Google’s Android, that disproportionately affect us, degrade the functionality of our mobile website or mobile application, require that we make costly upgrades to our offerings, or give preferential treatment to competitive websites or mobile applications.

If any of the aforementioned situations arise and we are unable to ensure our platform adapts in a proper and timely manner, this may cause delays or disruptions to our operations and access to our platform, resulting in increased costs which would, in turn, adversely affect our business, prospects, financial condition and results of operations.

If we fail to adopt new technologies or adapt our platform and systems to changing user requirements or emerging industry standards, our business may be materially and adversely affected.

We seek to continually enhance and improve the functionality, effectiveness and features of our online website and mobile application. However, our existing technologies and systems could be rendered obsolete at any time due to rapid technological evolution, changes in customer requirements and preferences, frequent introductions of new products and services embodying new technologies and/or the emergence of new industry standards and practices. The success of our online platform will depend, in part, on our ability to identify, develop, acquire or license technologies useful in our business, and respond to technological advances and emerging industry standards and practices in a cost-effective and timely way. We must also continue to enhance and improve the ease of use, functionality and features of our website and mobile application.

The development of our website, mobile application and other technologies entails significant technical and business risks. Furthermore, such new features, functions and services may not achieve market acceptance or serve to enhance our brand loyalty. We cannot assure you that we will be able to successfully develop or effectively use new technologies, recoup the costs of developing new technologies or adapt our website, mobile application, proprietary technologies and systems to meet customer requirements or emerging industry standards. If we are unable to adapt in a cost-effective and timely manner in response to changing market conditions or user preferences, whether for technical, legal, financial or other reasons, our business, prospects, financial condition and results of operations may be materially and adversely affected.

We depend on the reliable performance of third party networks and mobile infrastructure.

Our brand, reputation, and ability to attract customers to our platform depend on the reliable performance of third-party network and mobile infrastructure. As our range of services, the number of platform users and the number of property listings shared on our online platform increase, our need for additional network capacity and computing power will also grow. Operating our underlying technology systems is expensive and complex, and we could experience operational failures from time to time. If we experience interruptions or failures in these systems, whether due to system failures, computer viruses, physical or electronic break-ins, attacks on domain name servers or other third parties on which we rely, or any other reason, the security and availability of our services and technologies could be affected. Any such event could cause us to incur additional costs, result in delays in our service offerings, cause detrimental harm to our brand and reputation, and/or create a loss in confidence of our customers who use our platform or the third party service providers whom we work with, resulting in a material adverse effect on our business, prospects, financial condition and results of operations.

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We incur costs and are subject to certain challenges which our competitors with different business models do not face.

Our Super Agents are employed by our Group, unlike traditional brokerage firms where real estate agents are mostly hired as independent contractors. As a result, we incur related costs and expenses that are not typically incurred by our brokerage competitors, such as base pay, employee benefits, expense reimbursement, training, and the hiring of employee transactional support staff. As a data and technology-driven property technology company, we also invest heavily in advancing, developing and improving our technology, as well as regularly conducting research and development for new service offerings. As a result, we have significant costs, some of which would not be otherwise incurred by competitor brokerage firms operating under traditional or different business models.

In the event of fluctuations in demand in the services offered on our platform, or a reduction in property sale prices, whether due to seasonality, cyclicality, changes in interest rates, fiscal policy, or other events beyond our control, we will be unable to adjust our expenses as rapidly as many of our competitors, and as a result, there would be material adverse effects on our business, prospects, financial condition and results of operations. Additionally, due to these costs, our property agent turnover may be more costly to us than to traditional brokerages, and if we are unable to achieve optimal levels of productivity and revenue returns from such agents to offset their related costs, our business, prospects, financial condition and results of operations may be adversely affected.

We are required to comply with requirements governing the licensing and conduct of real estate brokerages and brokerage-related businesses in the jurisdictions in which we operate.

As a brokerage, we and our Super Agents are required to comply with the laws, regulations, government policies, codes of conduct and other requirements governing the licensing and conduct of real estate brokerages and brokerage-related businesses in the markets where we operate, including the Estate Agents Act and its applicable subsidiary legislation, and any other requirements imposed by the CEA. See “Regulatory Environment” on page 116 for further details. These laws and regulations contain general standards for and limitations on the conduct of real estate brokerages and agents, including but not limited to licensing requirements, fiduciary and agency duties, administration of trust funds, collection of commissions, advertising, and consumer disclosures. Under such applicable laws and regulations, we and our Super Agents are also required to adhere to certain duties and standards of conduct. If we or our Super Agents fail to obtain or maintain the required licenses for conducting our brokerage business, or fail to conduct ourselves in accordance with the standards stipulated by such regulations, we may be subject to regulatory action from the relevant government authorities, including the disciplinary action, suspension or revocation of our license, suspension of our brokerage business or the imposition of fines or other penalties. Any of these outcomes could result in a material adverse effect on our business, prospects, financial condition and results of operations.

Regulators such as the CEA may also conduct industry-wide investigations into certain products, selling practices or other aspects of the business within the regulator’s purview. Such investigations can arise due to events beyond our control, such as acts or omissions of another industry participant. A regulator may determine that we have failed to comply with the applicable laws, regulations or rules or that we have not undertaken corrective action required by the regulator. The impact of us being found to be non-compliant in any such inquiry and/or investigation is difficult to assess or quantify and would depend on which regulatory regime was involved and the disciplinary and/or enforcement powers of the relevant regulator. Such inquiries or investigations could result in adverse publicity for, or negative perceptions of us and affect our relationships with regulators as well as current and potential customers. This may also cause our management’s attention to be diverted and additional expenses to be incurred.

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In addition, any changes in laws, regulations, government policies, codes of conduct and other applicable requirements, such as adverse tax (including stamp duty land tax) policies, changes in the regulation of the property technology and/or real estate agency industry or changes in regulations relating to the granting of mortgages to potential buyers (such as the TDSR framework – see “Risk Factors – Risks Related to Our Business and Industry – Our business is dependent on the availability of mortgage financing”), may depress the property market and the volume of property transactions in the jurisdictions we operate in, or may increase the cost or reduce the profitability of providing services related to such transactions. Changes may also limit our ability to offer certain property-related services, or subject it to more stringent requirements. While some of these policies and changes may have a positive impact on the property market in the long-run, such changes may create uncertainty and decrease residential property transaction volumes in the short-term, which could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may be unable to successfully renew our estate agent license.

Under the Estate Agents Act, we are required to apply for and renew our estate agent license with the CEA once every year. While we have not had any issues in renewing our estate agent license in the past and to the best of our knowledge and belief, we are not aware of any facts or circumstances which would cause such license to be suspended, revoked or canceled, as the case may be, or for any applications for, or renewal of such license to be rejected by the CEA, there is no assurance that we will be able to renew our estate agent license in the future in a timely manner, or at all. In the event that we are unable to renew our estate agent license, it would affect our ability to continue to carry on the real estate agency business, and our business, prospects, financial condition and results of operations will be adversely affected.

We are dependent on the property market and the volume and value of property transactions in the jurisdictions we operate in.

We are adversely affected by factors that reduce transaction volumes, sales prices and/or rental rates in the property markets of jurisdictions we operate in, particularly the Singapore residential property market, which accounted for the majority of our Group’s total income in 2020 and 2021.

The volume of property transactions may decrease depending on several factors which are beyond our control, including (a) the level of household income and disposable income; (b) prevailing sales prices and rental rates and the future outlook of sales prices and rental rates; (c) vacancy rates; (d) the availability and affordability of mortgage financing to purchase homes and the willingness of borrowers to incur mortgage loans to finance property purchases; (e) the number of foreigners or expatriates in the markets we operate in who require rental accommodation; and (f) any change in cultural predispositions towards property ownership or rentals. Where the volume of property transactions brokered by our Super Agents decreases without a corresponding increase in the level of commissions and/or property prices, the revenue we earn from our brokerage services will also decrease. Further, our renovation and home services and other property-related services gain traction and rely to a certain extent on the customer traffic brought in by our brokerage services to our one-stop platform. Accordingly, a decrease in the number of brokerage transactions will result in a corresponding decrease in the revenue derived from our other service offerings. Accordingly, any decline in the volume or value of property transactions may result in a material adverse impact on our business, prospects, financial condition and results of operations.

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Our business is dependent on the availability of mortgage financing.

Our real estate brokerage business is particularly exposed to the level of mortgage approvals in the markets which we operate in. For instance, in the Singapore property market, the TDSR framework was introduced by the Monetary Authority of Singapore in 2013, which imposed maximum thresholds on the amount that financial institutions could lend to prospective property buyers, based on the prospective buyer’s gross monthly income. Since then, the number of mortgage approvals in Singapore for property transactions has decreased considerably. Mortgage approval levels may also be affected by (a) macroeconomic factors, such as the factors leading to the Global Financial Crisis in 2008, constrained wholesale funding markets, availability of credit and higher interest rates; (b) new regulations, especially those increasing the capital requirements of certain banks or decreasing buyers’ ability to borrow; and (c) changes in lenders’ approval policies and processes. Any reduction (or perceived reduction) in mortgage loan availability or in the affordability of mortgage products for prospective property buyers could result in a decrease in volumes of residential property transactions, which could materially and adversely affect our business, prospects, financial condition and results of operations.

Our business generates and processes a large amount of consumer data, and the improper use, collection or disclosure of such data could subject us to significant reputational, financial, legal and operational consequences.

We regularly collect, store and use customer information and personal data in the course of our business and marketing activities. The collection and use of personal data is governed by the various data privacy and protections laws and regulations in Singapore and Malaysia, and we are required to comply with applicable laws, rules and regulations relating to the collection, use, storage, transfer, disclosure and security of personal data. We face risks inherent in handling and protecting a large amount of data that our business generates and processes from the significant number of property transactions our platform facilitates, such as protecting the data hosted on our system against attacks on our system or fraudulent behavior or improper use by our employees. Although we employ comprehensive security measures to prevent, detect, address, and mitigate these risks (including access controls, data encryption, vulnerability assessments, and maintenance of backup and protective systems), these threats may still materialize. We also cannot guarantee the effectiveness of the policies and measures undertaken by the business partners on our platform. If any of our or our business partner’s security measures are compromised, information of our customers or other data belonging to our customers may be misappropriated or publicly disseminated, which may result in enforcement action being taken against our Group by the relevant data protection regulatory bodies, such as fines, revocation of licenses, suspension of relevant operations or other legal or administrative penalties. Furthermore, any failure or perceived failure by us or our business partners to comply with all applicable data privacy and protection laws and regulations may result in negative publicity, which may, in turn, damage our reputation, cause customers to lose trust and confidence in us, and stop using our platform altogether. We may also incur significant costs to remedy such security breaches, such as repairing any system damage and compensation to customers and business partners. If any of these risks were to materialize, it could have a material adverse effect on our business and results of operations.

Additionally, privacy regulations continue to evolve and, occasionally, may be inconsistent from one jurisdiction to another. Compliance with applicable privacy regulations may increase our operating costs. If we fail to comply with any of the applicable laws and regulations, depending on the type and severity of any such violation, we may be subject to, amongst others, warnings from relevant authorities, imposition of fines and/or criminal liability, being ordered to close down our business operations and/or suspension of relevant licenses and permits. As a result, our reputation may be harmed and our business, prospects, financial condition and results of operations could be materially and adversely affected.

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Any failure to maintain, protect, and enhance our brand could impede our ability to grow our business, particularly in markets where we have limited brand recognition.

All of our service offerings are marketed under the Ohmyhome brand. As a result, maintaining, protecting, and enhancing our brand is crucial in growing our business, especially in jurisdictions where our reputation and brand recognition is limited and/or we are required to compete with well-established market players, such as traditional brokerages with longer operating histories, greater brand recognition and an established customer base. In addition, as part of our business strategy, we may license our Ohmyhome brand to third parties to utilize our Ohmyhome platform in markets which our Group does not currently operate in. In such instances, we are dependent on the ability of our licensees to uphold the reputation and goodwill of our Ohmyhome brand in such markets.

Our success in building and promoting our brand image depends on a number of factors, including:

(a)	the success of our and our licensees’ advertising and other marketing activities;

(b)	our ability to ensure the quality and reliability of our services and to provide effective, differentiated services to our customers; and

(c)	our ability to protect our brand from infringement of our intellectual property rights.

We may be required to make substantial investments, such as in marketing and advertising, technology, and agent training, in order to enhance and protect our brand value. In addition, despite these investments, our brand could be damaged from other events beyond our control, such as litigation claims or customer complaints, whether unfounded or not, or failure by our licensees to provide high quality services in the markets in which they operate. If our efforts to build and promote our brand image are not effective for any reason or if any of such events occur, our reputation and the market recognition of our platform and services may deteriorate and as a result, we may not be able to compete effectively and expand our business. This would adversely impact our business, prospects, financial condition and results of operations.

We may be unable to adequately protect our intellectual property and proprietary rights.

Our success and ability to compete depends in part on our intellectual property. As at November 15, 2022, we have one (1) registered trademark in Singapore and one (1) registered trademark in the Philippines. We have filed applications for the registration of one (1) trademark in each of Malaysia. Please refer to the section entitled “Business – Intellectual Property Rights” for more information on our intellectual property rights.

While the applications and documents submitted by us have not been withdrawn, rejected or adversely affected by any notice and/or objection by any relevant authority or third parties, there is no assurance that these trademarks will be successfully registered. In addition, until such trademarks have been registered, there remains the risk that third parties may use similar or identical trademarks but we will not be able to bring any lawsuits or take any action against such third parties. Any use of trademarks by third parties which are similar or identical to ours may also result in imitation of our platform, which may adversely affect our business, prospects, financial condition and results of operation.

We seek to protect our proprietary technology and intellectual property primarily through a combination of intellectual property laws as well as confidentiality procedures and contractual restrictions. Our employees are subject to confidentiality obligations under the terms of their respective employment contracts and we also require external consultants with access to our proprietary information to enter into non-disclosure agreements. However, there can be no assurance that these measures are effective, or that infringement of our intellectual property rights by other parties does not exist now or will not occur in the future. In addition, our intellectual property rights may not be adequately protected because:

(a)	other parties may still misappropriate, copy or reverse engineer our technology despite our internal governance processes or the existence of laws or contracts prohibiting it; and

(b)	policing unauthorized use of our intellectual property may be difficult, expensive and time consuming, and we may be unable to determine the extent of any unauthorized use.

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To protect our intellectual property rights and maintain our competitiveness, we may file lawsuits against parties who we believe are infringing upon our intellectual property rights. Such proceedings may be costly and may divert management attention and other resources away from our business. In certain situations, we may have to bring lawsuits in foreign jurisdictions, in which case we are subject to additional risks as to the result of the proceedings and the amount of damages that we can recover. Any of our intellectual property rights may also be challenged by others or invalidated through administrative processes or litigations. We can provide no assurance that we will prevail in such litigations, and, even if we do prevail, we may not obtain a meaningful relief. Any inability to adequately protect our proprietary rights may have a material negative impact on our ability to compete, to generate revenue and to grow our business. Under such circumstances, our business, prospects, financial condition and results of operations would be materially and adversely affected.

We could be required to cease certain activities or incur substantial costs as a result of any claim of infringement of another party’s intellectual property rights.

Our success depends largely on our ability to use and develop our technology and know-how without infringing the intellectual property rights of third parties. There can be no assurance that we will not be subject to claims of infringement upon the intellectual property rights of third parties, including from our competitors. Defending such claims can be both costly and time consuming and may significantly divert the efforts and resources of our technical and management personnel.

The results of such disputes or litigation are also difficult to predict. An adverse determination in any such litigation or proceedings to which we are a party may subject us to significant liability to third parties, require us to seek licenses from third parties, pay ongoing royalties, cease offering or using technologies that incorporate the challenged intellectual property, redesign our solutions to avoid infringement or subject us to injunctions prohibiting the offering of such services.

If we are required to make substantial payments or undertake any of the other actions noted above as a result of any intellectual property infringement claims against us, such payments or costs could have an adverse effect on our business and financial results. Protracted litigation may also result in our customers or potential customers deferring or limiting their use of our platform and services until the resolution of such litigation. Even if we were to prevail, such claims and proceedings could harm our reputation and brand name. As a result, our business, prospects, financial condition and results of operations would be materially and adversely affected.

We rely on certain technology and software licensed from third parties.

As part of our business, we employ certain technology and software licensed from third parties, such as Amazon Web Services, HubSpot and Amplitude. We typically do not enter into long-term agreements for the licensing of such software and tools, and the license agreements are typically on an annual subscription basis. Accordingly, there is no assurance that such third parties will continue to extend such licenses to us after the expiry of the current license period, and if such licenses are renewed, whether such renewals will be on terms favorable to us. Although we believe that there are commercially reasonable alternatives to the third-party software we currently license, this may not always be the case, or it may be difficult or costly to replace. Any failure to maintain the existing licenses or to obtain new licenses on favorable terms or at all may cause a disruption to our platform and service offerings.

In addition, we may be susceptible to undetected errors or defects in the third-party software or technology, which would in turn impair the usage of our technology, disrupt our platform operations and delay or impede our service offerings to customers. This may cause customers to lose confidence in our platform and also cause damage to our reputation, which would in turn adversely affect our business, prospects, financial condition and results of operations.

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We utilize open source software in certain aspects of our technologies.

Certain aspects of our technologies, software and systems utilize open source software. The licenses governing the open source software may require any source code that is developed using such open source software be made publicly available, and that any modifications or derivative works developed through such open source software to continue to be licensed under the relevant open source licenses. If we fail to comply with the terms and conditions of any applicable open source license, we may be subject to claims from third parties for infringement of their intellectual property rights and may be required to obtain licenses from such third parties for the continued application and use of such software, on terms which may not be favorable to us. If such licenses cannot be obtained, we may also be required to re-engineer our technology and systems to remove or replace the open source software, or to discontinue the relevant technology altogether. We may also be required to pay monetary damages or be required to release or license the source code for our proprietary technology which was developed in-house using such open source code.

In addition, our use of open source software can pose liability issues, as open source licensors do not typically provide warranties or indemnities in respect of their open source software. Further, as the source code for open source software is made publicly available, there may be additional security risks imposed on us, as hackers or other third parties may be able to easily breach our software and systems which rely on open source software.

Any of the foregoing risks, if materialized, could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our technology, software and systems are highly complex and may contain undetected errors or vulnerabilities.

Our platform is based on underlying technology, software and systems, which are highly complex and may contain undetected errors or vulnerabilities, some of which may only be discovered after their implementation. Despite our development and testing processes in place, we may still encounter technical issues with such software and technology from time to time. Any technical errors, inefficiencies or vulnerabilities discovered in our software and systems after release could delay or reduce the quality of our services and/or disrupt our customers’ access to and use of our platform. This could result in damage to our reputation, result in unexpected costs incurred and result in an adverse effect on our business, prospects, financial condition and results of operations.

Errors or inaccuracies in our business data and algorithms may adversely affect our business decisions and the customer experience.

We regularly rely on and analyze our business data and algorithms to predict and evaluate growth trends, measure our performance and make strategic decisions. Much of this data is generated and calculated internally through our own processes, without independent verification by a third party source. While we believe our processes in place ensure that the calculations used are reasonable, interpretation of such data is inherently subjective and subject to human error. We cannot guarantee that the data, or the calculations of such data, are accurate. Errors or inaccuracies in the data could result in incurring unnecessary costs, improper allocation of resources or misinformed strategic initiatives. For instance, if we overestimate the number of active users on our platform, we may not allocate sufficient resources in our marketing strategies to attract new customers. In such situations, our business, prospects, financial condition and results of operations may be materially and adversely affected.

We also use our business data and algorithms to inform our property matching technology and machine learning technology, such as our Real Estate Valuation Tool. If there are any lapses in such business data or algorithms, such as failure of our property matching technology to accurately match home buyers with home sellers, or if customers do not agree with the property valuation generated by our Real Estate Valuation Tool, we may be unable to successfully complete property transactions or to attract customers to transact on our platform. As a result, there may be a loss in customer confidence and brand reputation, which will adversely impact our business, prospects, financial condition and results of operations.

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Our historical growth and performance may not be indicative of our future growth and performance.

Although our Group has experienced growth in operating our platform, in terms of monthly active users, GTV as well as growth in revenue, we may fail to continue our growth or maintain our historical growth rates. You should not consider our historical growth and profitability as indicative of our future financial performance. You should consider our future operations in light of the challenges and uncertainties that we may encounter, which include our ability to, among other things:

(a)	successfully increase our market share, brand recognition and reputation;

(b)	develop our infrastructure to enhance service efficiency and customer experience;

(c)	retain existing platform users and attract new users to our platform;

(d)	maintain an extensive and authentic property listing database on our platform;

(e)	continue to implement and optimize our procedures for ensuring authentic listings;

(f)	continue to develop our technology and enhance our data insights;

(g)	adapt our operations to new policies, regulations and measures that may come into effect from time to time;

(h)	deliver compelling value propositions to our customers on our platform and ecosystem; and

(i)	expand our service offerings and expand into new jurisdictions and/or businesses.

We may not be successful in our efforts to do any of the foregoing, in which case, our business, prospects, financial condition and results of operations could be materially and adversely affected.

We are dependent on key management personnel for our future success and growth.

Our Group’s growth to-date is attributable to contributions and expertise of our key management personnel, who each have valuable and extensive experience and knowledge of the industry. In particular, our Chief Executive Officer, Ms. Rhonda Wong and our Chief Operating Officer, Ms. Race Wong have been instrumental in formulating our business strategies and spearheading the growth of our business and operations. Our continued success and growth will depend, to a large extent, on our ability to retain the services of our key management personnel. As stated in “Risk Factors – Risks Related to Our Business and Industry – We have limited insurance coverage, which could expose us to significant costs and business disruption”, we do not currently maintain any key-man insurance. The loss of services of any of our key management personnel or skilled employees without suitable and timely replacements may materially and adversely affect our business, prospects and financial condition and results of operations.

Further, we believe that our future success will depend on our ability to attract, retain and motivate our key management personnel. In the event that we need to substantially increase employee compensation levels to attract, retain and motivate any key management personnel, our costs may increase and our financial performance may be materially and adversely affected. As the property transactions and services industry is characterized by high demand and intense competition for talent, we cannot assure you that we will be able to attract or retain qualified management or other highly skilled employees. Our inability to attract, retain and motivate our key management personnel or skilled employees would adversely affect our business, prospects and financial condition and results of operations.

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We may be unable to attract, retain, effectively train, motivate, and utilize Super Agents.

Our brokerage service, which formed the bulk of our revenue for the fiscal years ended December 31, 2020 and 2021, and the six months ended June 30, 2021 and 2022, depends heavily on our ability to attract, retain and to effectively train our Super Agents. In this regard, our compensation model for our Super Agents differs from the typical model under traditional brokerage agencies, where we provide incentives to our Super Agents based on the number of transactions completed, as opposed to the value of each transaction. As a result, depending on the value and nature of the property being transacted, our Super Agents may earn less on a per transaction basis than traditional agents, which may be unattractive to some agents. As our compensation model is uncommon in the real estate brokerage industry, certain agents may find this to be unattractive and may prefer the independent contractor, commission-driven compensation model used by most traditional brokerages. If we are unable to attract, retain, effectively train, motivate, and utilize our Super Agents, we may be unable to grow our revenue in our brokerage service sector, which could adversely harm our business, prospects, financial condition and results of operations.

Our introduction of new services to create and maintain a one-stop-shop property platform may not be successful.

From time to time, we develop new service offerings, as part of our business strategy of creating and maintaining a one-stop-shop property platform. For example, our home renovation service on our platform was soft-launched in 2020 and was officially launched in 2021. Although we have shown success in expanding into new service offerings thus far, we cannot guarantee that we will be able to continue our success in future expansions, and our actual results may vary significantly from what we desire or predict. Our lack of experience in such new service offerings may impact our ability to compete with the established market players in any of these service sectors. This may also disrupt our ongoing businesses, by diverting time and attention from our management and employees from our existing service offerings and increase our costs, whether by way of additional compliance costs or otherwise. We may also face challenges in achieving the anticipated synergies and growth opportunities. Additionally, our new services may fail to attract customers, reduce customer confidence in our services and capabilities, undermine our customer-first reputation and expose us to increased market risks. Any of these events could adversely harm our business, prospects, financial condition and results of operations.

We may be affected by any disruptions in the supply for certain of our emerging and other services.

In respect of certain of our emerging and other services, such as renovation services, while we have in-house capabilities for the provision of interior design and project management services, we rely on our ability to procure sub-contracting and other third party supplies, for the provision of sub-contracting and other renovation raw materials in order to complete the renovation projects of our customers. In this regard, we do not enter into long-term contracts with our sub-contractors and suppliers and instead, we typically enter into fixed-price contracts with such sub-contractors and suppliers upon the acceptance of each customer order.

While we have generally maintained strong relationships with our major sub-contractors and suppliers, there is no assurance that such sub-contractors and suppliers will continue their relationships with us or will maintain their prices at the current levels upon entry into contracts for new renovation projects. Any disruption in supply, such as changes in the costs of renovation raw materials, or increase in labor costs, could increase the operating costs of our sub-contractors or suppliers, which may in turn lead to an increase in the costs of our supply. This may result in us expending time and resources in finding suitable alternative sub-contractors or suppliers, and we may not be able to do so in a timely and cost-efficient manner, or at all.

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If we are unable to control the costs of our sub-contracted works or supplies, pass on such additional costs to our customers, and/or allocate such production work to other alternative sub-contractors or suppliers of similar quality at comparable terms, our profit margin could decrease, and we could record losses in some of our renovation projects. In such an event, our business, prospects, financial condition and results of operations could be materially and adversely affected.

There is no assurance that our growth strategies will be successful.

As described in the section entitled “Business – Business Strategies”, our growth strategies include completing our service offerings, increasing our market presence and expanding our geographical market reach, including in markets across Southeast Asia. These expansion plans will require substantial capital expenditure, financial and management resources and are subject to factors beyond our control such as government legislation, general economic conditions and global or local trends within the property transactions and services sector. As the conditions of the real estate markets in any new local markets may vary significantly from where we currently operate our platform, expansion into new geographical areas involves new risks and challenges. As we expand our business to new regions, we may encounter regulatory, personnel, technological and other difficulties that may increase our expenses or delay our ability to start our operations or expand our regional presence. Our lack of familiarity with, and relevant property data relating to, these geographical areas may make it more difficult for us to keep pace with the evolving market conditions. We may also face difficulties in attracting customers to utilize our platform on a long-term, recurring basis. There is also a substantial risk that any new markets to which we seek to introduce our property services and solutions may not accept, or be as receptive to, such services and solutions as compared to our existing markets. In such events, our business, prospects, financial condition and results of operations may be materially and adversely affected.

Consequently, there is no assurance that our expansion plans will be successful. We may also incur additional costs and expenses which were not initially budgeted. In the event that we are not able to achieve a sufficient level of revenue or manage our costs effectively or the commencement of these planned expansions are delayed or unsuccessful, our business, prospects, financial condition and results of operations may be materially and adversely affected.

We may from time to time be subject to legal and regulatory proceedings and administrative investigations.

We may from time to time be subject to various legal and regulatory proceedings arising in the ordinary course of our business. Claims and complaints arising out of actual or alleged violations of laws and regulations could be asserted against us by real estate agents, contractors, customers, employees, ex-employees and other platforms, industry participants or governmental entities in administrative, civil or criminal investigations and proceedings or by other entities.

These investigations, claims and complaints could be initiated or asserted under or on the basis of a variety of laws in different jurisdictions, including real estate laws, advertising laws, value-added telecommunication services laws, intellectual property laws, unfair competition laws, anti-monopoly laws, data protection and privacy laws, labor and employment laws, securities laws, finance services laws, tort laws, contract laws and property laws. There is no guarantee that we will be successful in defending ourselves in legal and administrative actions or in asserting our rights under various laws. If we fail to defend ourselves in these actions, we may be subject to restrictions, fines or penalties that will materially and adversely affect our business, prospects, financial condition and results of operations. Even if we are successful in our defense, the process of communicating with relevant regulators, defending ourselves and enforcing our rights against the various parties involved may be expensive, time-consuming and ultimately futile. These actions could expose us to negative publicity, substantial monetary damages and legal defense costs, injunctive relief and criminal and civil fines and penalties, including but not limited to suspension or revocation of licenses to conduct business. Under such circumstances, our business, prospects, financial condition and results of operations would be negatively and adversely impacted.

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Adverse macroeconomic developments and conditions could adversely affect our business.

The real estate industry in general is sensitive to general macroeconomic conditions and overall economic outlook. These conditions include fluctuations in interest rates, inflation, changes in equity and debt capital markets, availability of credit, and the strength of financial institutions, which in turn impact market sentiment and consumer confidence in the real estate market. These may be impacted by various factors, such as social and political unrest, regulatory, fiscal and other governmental policies, global pandemic or outbreak, acts or threats of war, terrorism, civil strife or other geopolitical uncertainty, all of which are beyond our control. Any such events occurring could reduce consumer appetite to invest in or purchase property, thereby harming our business, which would materially and adversely affect our business, prospects, financial condition and results of operations.

For instance, the property market is directly impacted by changes in interest rates. Any increase in interest rates on mortgage products which results in higher monthly interest payments by borrowers may make mortgages unaffordable for certain prospective property buyers. Any perception by prospective property buyers that interest rates on mortgage products have increased or could increase in the future may deter such persons to incur mortgage debt in order to finance a property purchase. In Singapore, mortgage rates have increased over the past few months, leading to higher costs of home ownership. In addition, cooling measures implemented by the Singapore Government that have specifically impacted us is the increasing of the Additional Buyer’s Stamp Duty (ABSD) rates thus levying a higher stamp duty on property transactions for buyers of their second property and onwards, and tightening the Total Debt Servicing Ratio (TDSR) threshold and lowering the Loan-to-Value (LTV) limit for loans, which reduces the total quantum of loan a person is able to borrow, thereby affecting buyers across Singapore. Such factors are likely to depress the property market in the jurisdictions we operate in, which may significantly reduce the volume and value of property transactions we broker and correspondingly, our revenue derived from our brokerage services. We have therefore seen a 17% decline in the total number of transactions for both HDB properties and private properties for the overall Singapore market in the first half of 2022, compared to the same period in 2021.

As a result of the increase in mortgage rates coupled with the various measures implemented in Singapore, we have observed a decline of approximately 3.6% in the number of property transactions in our Brokerage Services segment in the first half of 2022 compared with the same period in 2021. While we have implemented various measures in the hopes of mitigating further adverse effect on our business, such as increasing our marketing budget and outreach to both existing and potential customers and commencing various product strategies to capture and retain potential property buyers and sellers at an early stage of their proposed property transactions to extend our pipeline of property listings and transactions, there is no guarantee that all or any customers will be receptive or responsive to such strategies that we have implemented.

In addition, inflation experienced by the Singapore market would also impact on our Emerging and Other Services due to rising manpower costs which we may not always be able to pass on to our customers in full or at all. While we have initiated cost control measures such as renegotiating with our suppliers in order to manage cost increases and expanding our list of suppliers to achieve more competitive quotations for our budgeting purposes, there is no guarantee that we would be successful in tightening our costs and/or be able to pass on all of our cost increases to our customers in full. These would, in turn, have a material adverse impact on our business, prospects, financial condition and results of operations.

We rely on certain key operating metrics to evaluate the performance of our business, and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business.

We rely on certain key operating metrics, such as GTV, to evaluate the performance of our business. Our operating metrics may differ from estimates published by third parties or from similarly titled metrics used by other companies due to differences in methodology and assumptions. We calculate these operating metrics using internal company data. If we discover material inaccuracies in the operating metrics we use, or if they are perceived to be inaccurate, our reputation may be harmed and our evaluation methods and results may be impaired. Furthermore, if investors make investment decisions based on the operating metrics we disclose that they view to be inaccurate, whether real or perceived, we may also face potential lawsuits or disputes and our business, prospects, financial condition and results of operations would be adversely affected as a result.

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We cannot assure you that the COVID-19 pandemic will not materially affect our business, financial performance, and operations in the future.

Since early 2020, the ongoing COVID-19 pandemic has caused significant disruption to the economics of the markets we operate in, including Singapore and Malaysia. The Singapore and Malaysian governments have imposed strict travel and movement restrictions, especially for the property business where a restriction on number of visitors per household per day is imposed, failing which the visitors and households would be fined or even subject to imprisonment. These measures hinder our client development, as property transactions have relied heavily on in-person inspections and negotiation by the home buyers and prospective tenants with the homeowners before entering into binding agreements. This affected our ability to conduct client meetings with homeowners, onsite photography, and physical viewings and meetings with prospective buyers and tenants.

To tackle the challenges brought by the pandemic and the restrictions, we have shifted our focus on conducting online viewings and adopted technologies such as VR and video conferencing to provide remote viewing services, allowing prospective buyers and tenants to conduct inspections without being exposed to the risks of infection. Our timely adaptation to remote procedures has cushioned the impact of these challenges on our businesses, and in the fiscal years of 2020 and 2021, our Super Agents have completed 1,222 and 1,347 real estate transactions, respectively, and 638 real estate transactions for the six months ended June 30, 2022. Despite our efforts, most customers still prefer physical inspection over remote viewing, which limits our ability to expand our client base.

Whether the COVID-19 pandemic will lead to a prolonged downturn in the economy is still unknown, and we cannot ascertain if such prolonged downturn will affect our clients’ ability to transaction properties or engage our services in the future. We cannot assure you that the COVID-19 pandemic will not materially affect our business, prospects, financial condition and results of operations in the future.

RISKS RELATING TO THE JURISDICTIONS WHERE WE OPERATE

Any adverse changes in the political, economic, legal, regulatory taxation or social conditions in the jurisdictions that we operate in or intend to expand our business may have a material adverse effect on our operations, financial performance and future growth.

Our business, prospects, financial condition and results of operations are dependent on and may be adversely affected by political, economic, social and legal developments that are beyond our control in each of the jurisdictions that we operate in or in which we intend to expand our business and operations. Such political and economic uncertainties may include risks of war, terrorism, nationalism, expropriation or nullification of contracts, changes in interest rates, economic growth, national fiscal and monetary policies, inflation, deflation, methods of taxation and tax policy. Negative developments in the socio-political climate of these regions may also adversely affect our business, prospects, financial condition and results of operations. These developments may include, but are not limited to, changes in political leadership, nationalization, price and capital controls, sudden restrictive changes to government policies, introduction of new taxes on goods and services and introduction of new laws, as well as demonstrations, riots, coups and war. These may result in the nullification of contracts and/or prohibit us from continuing our business operations.

The jurisdictions that we operate in or in which we intend to expand our business and operations may be in a state of rapid political, economic and social changes, and may also be subject to unforeseeable circumstances such as natural disasters and other uncontrollable events, which will entail risks to our business and operations if we are to expand in the region in the future. There can also be no assurance that we will be able to adapt to the local conditions, regulations and business practices and customs of the regions in which we operate in the future. Any changes implemented by the government of these regions resulting in, amongst others, currency and interest rate fluctuations, capital restrictions and changes in duties and taxes detrimental to our business could materially and adversely affect our business, prospects, financial condition and results of operations.

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We are exposed to risks in respect of acts of war, terrorist attacks, epidemics, political unrest, natural disasters, adverse weather and other uncontrollable events.

Our business activities are principally carried out in Singapore and Malaysia, and we intend to expand our operations across new markets in Southeast Asia. Our geographic presence in Southeast Asia may make us vulnerable in the event of increased tension or hostilities in certain countries, including the countries in which our customers operate. In addition, unforeseeable circumstances and other factors such as power outages, labor disputes, severe weather conditions and natural or other catastrophes may disrupt our operations, and terrorist attacks or other acts of violence may further materially and adversely affect the global financial markets and business and consumer confidence. Any such events may cause damage or disruption to our business, markets, customers and suppliers, any of which could materially and adversely affect our business, prospects, financial condition and results of operations.

We are subject to evolving laws, regulations, standards and policies, and any actual or perceived failure to comply could harm our reputation and brand, subject us to significant fines and liability, or otherwise adversely affect our business.

The laws, regulations, standards and policies in the jurisdictions in which we operate or may in the future operate are continuously evolving. The costs of compliance, including remediation of any discovered issues and any changes to our operations regulated by new or amended laws, may be significant, and any failures to comply could result in additional expenses, delays or fines. As we expand our business into the new markets, we are in the process of reviewing the applicable laws and regulations in each jurisdiction, including required approvals, licenses and permits. Such laws, regulations, standards and policies continue to rapidly change, which increases the likelihood of a patchwork of complex or conflicting regulations, or which could increase our compliance costs or otherwise affect our business.

The interpretation and application of laws and regulations in the jurisdictions in which we operate involve uncertainties.

The courts in certain jurisdictions in which we operate or may in the future operate may offer less certainty as to the judicial outcome or a more protracted judicial process than is the case in more established economies. Businesses can become involved in lengthy court cases over simple issues when rulings are not clearly defined, and the poor drafting of laws and excessive delays in the legal process for resolving issues or disputes compound such problems. Accordingly, we could face risks such as (a) effective legal redress in the courts of such jurisdictions being more difficult to obtain, whether in respect of a breach of law or regulation, or in an ownership dispute; (b) a higher degree of discretion on the part of governmental authorities and therefore less certainty; (c) the lack of judicial or administrative guidance on interpreting applicable rules and regulations; (d) inconsistencies or conflicts between and within various laws, regulations, decrees, orders and resolutions; or (e) relative inexperience or unpredictability of the judiciary and courts in such matters.

Enforcement of laws in some of the jurisdictions in which we operate or may in the future operate may depend on and be subject to the interpretation placed upon such laws by the relevant local authority, and such authority may adopt an interpretation of an aspect of local law which differs from the advice given to us by local lawyers or even previously by the relevant local authority itself. Furthermore, there is limited or no relevant case law providing guidance on how courts would interpret such laws and the application of such laws to our contracts, operations, licenses, license applications or other arrangements.

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There can be no assurance that there will be no unfavorable interpretation or application of the laws in the jurisdictions in which we operate or that such interpretation or application will not adversely affect our contracts, operations, licenses, license applications or other legal arrangements. In certain jurisdictions, the commitment of local businesses, government officials and agencies and the judicial system to abide by legal requirements and negotiated agreements may be less certain and more susceptible to revision or cancellation, and legal redress may be uncertain or delayed. If the existing body of laws and regulations in the countries in which we operate are interpreted or applied, or relevant discretions exercised, in an inconsistent manner by the courts or applicable regulatory bodies, this could result in ambiguities, inconsistencies and anomalies in the enforcement of such laws and regulations, which in turn could hinder our long-term planning efforts and may create uncertainties in our operating environment.

Any limitations on the ability of our subsidiaries to pay dividends to us could have a material adverse effect on our ability to conduct our business.

We are a holding company incorporated in Singapore and operate certain parts of our businesses through our operating subsidiaries, including overseas operating subsidiaries. Therefore, the availability of funds to pay dividends to our shareholders depends upon dividends received from our subsidiaries. If our subsidiaries incur debts or losses, such indebtedness or loss may impair their ability to pay dividends or other distributions to us. As a result, our ability to pay dividends to our Shareholders will be restricted. Local laws and regulations have differing requirements and restrictions on the ability of a company to pay dividends to its shareholders. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiaries have entered into or may enter into in the future may also restrict the ability of our subsidiaries to provide capital or declare dividends to us.

Government regulation of loans and direct investments by our Company to our foreign subsidiaries may delay or prevent us from making loans or additional capital contributions, which could materially and adversely affect our liquidity and ability to expand our business and operations in such jurisdictions.

Local laws and regulations may also have differing requirements and restrictions on the ability of a foreign holding company to make loans, direct investments or additional capital contribution to our overseas operating subsidiaries. This may impede our ability to expand our business and operations and increase our presence in these jurisdictions where we are seeking to expand our business, and our future plans and growth may be adversely affected.

RISKS RELATING TO OUR SECURITIES AND THIS OFFERING

An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Ordinary Shares will be established. If an active public market for our Ordinary Shares does not occur following the completion of this offering, the market price and liquidity of our Ordinary Shares may be materially and adversely affected. The public offering price for our Ordinary Shares in this offering was determined by negotiation between us and the underwriter based upon several factors, and we can provide no assurance that the trading price of our Ordinary Shares after this offering will not decline below the public offering price. As a result, investors in our Ordinary Shares may experience a significant decrease in the value of their shares.

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We may not maintain the listing of our Ordinary Shares on the Nasdaq which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

We intend to list our Ordinary Shares on the Nasdaq concurrently with this offering. In order to continue listing our shares on the Nasdaq, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our shares will continue to be listed on the Nasdaq in the future.

If the Nasdaq delists our Ordinary Shares and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

(a)	a limited availability of market quotations for our Ordinary Shares;

(b)	reduced liquidity for our Ordinary Shares;

(c)	a determination that our Ordinary Shares are “penny stock”, which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

(d)	a limited amount of news and analyst coverage; and

(e)	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on the Nasdaq, U.S. federal law prevents or pre-empts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the Nasdaq, we would be subject to regulations in each state in which we offer our shares.

The trading price of the Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalized company with relatively small public float after this offering, we may experience greater stock price volatility, lower trading volume and less liquidity than large-capitalized companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices due to factors beyond our control. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for the Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings, cash flow;

●	fluctuations in operating metrics;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new solutions and services and expansions by us or our competitors;

●	termination or non-renewal of contracts or any other material adverse change in our relationship with our key customers or strategic investors;

●	changes in financial estimates by securities analysts;

●	detrimental negative publicity about us, our competitors or our industry;

●	additions or departures of key personnel;

●	release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	regulatory developments affecting us or our industry; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which the Ordinary Shares will trade. Furthermore, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. These broad market and industry fluctuations may adversely affect the market price of our Ordinary Shares. Volatility or a lack of positive performance in our Ordinary Shares price may also adversely affect our ability to retain key employees, most of whom have been granted share incentives.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our Ordinary Shares exist at the time of a purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional Ordinary Shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

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We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition to the risks addressed above in “— The trading price of the Ordinary Shares is likely to be volatile, which could result in substantial losses to investors,” our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices, given that we will have relatively small public floats after this offering. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects.

Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our company’s financial performance and public image, negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. Prior to the sale of our Ordinary Shares in this offering, we have 16,250,000 Ordinary Shares outstanding. The Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and the remaining Ordinary Shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and applicable lock-up agreements. There will be 19,500,000 Ordinary Shares outstanding immediately after this offering. In connection with this offering, our Directors and officers named in the section “Management” and all existing Shareholders have agreed not to sell any shares until 12 months after the date of this prospectus without the prior written consent of the underwriter. However, the underwriter may release these securities from these restrictions at any time. We cannot predict what effect, if any, market sales of securities held by our controlling Shareholder or any other Shareholder or the availability of these securities for future sale will have on the market price of our Ordinary Shares. See “Underwriting” starting from page 152 and “Shares Eligible for Future Sale” starting from page 144, respectively, for a more detailed description of the restrictions on selling our securities after this offering.

Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we would have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

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Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our shares as a source for any future dividend income. Our Directors have complete discretion as to whether to distribute dividends, subject to certain requirements of Singapore and Malaysia law. Even if our Directors decide to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors as determined by our board of Directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment.

Because our public offering price per Ordinary Share is substantially higher than our net tangible book value per Ordinary Share, you will experience immediate and substantial dilution.

If you purchase Ordinary Shares in this offering, you will pay substantially more than our net tangible book value per Ordinary Share. As a result, you will experience immediate and substantial dilution of US$[3.87] per Ordinary Share, representing the difference between our pro forma as adjusted net tangible book value per Ordinary Share of US$[0.63] as of June 30, 2022 after giving effect to the net proceeds to us from this offering, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus and an assumed public offering price of US$[4.50] per Ordinary Share. See “Dilution” for a more complete description of how the value of your investment in our Ordinary Shares will be diluted upon the completion of this offering.

You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

We plan to use the net proceeds of this offering primarily for (i) market expansion in Southeast Asia; (ii) research and development of technology products and services offerings on our mobile and web-based platforms; (iii) marketing and brand building activities; (iv) the repayment of certain interest-free loans made to us by a Shareholder for paying the expenses of obtaining a listing of our Ordinary Shares; and (v) working capital and other general corporate purposes. See “Use of Proceeds” for further information. However, our management will have considerable discretion in the application of the net proceeds received by us in this offering. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

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If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

(a)	at least 75% of our gross income for the year is passive income; or

(b)	the average percentage of our assets (determined at the end of each quarter) during the taxable year that produced passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

It is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. We treat our affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations”.

We may need additional capital, and we may be unable to obtain such capital in a timely manner or on acceptable terms, or at all.

Growing and operating our business will require significant cash investments, capital expenditures and commitments to respond to business challenges, including developing or enhancing new or existing services and technologies and expanding our infrastructure. If cash on hand, cash generated from operations, and the net proceeds from this offering are not sufficient to meet our cash and liquidity needs, we may need to seek additional capital, potentially through debt or equity financings. We may not be able to raise required cash on terms acceptable to us, or at all. Such financings may be on terms that are dilutive or potentially dilutive to our shareholders, and the prices at which new investors would be willing to purchase our securities may be lower than the initial public offering price of this offering or the then-current market price per share of our Ordinary Shares. The holders of new securities may also have rights, preferences, or privileges that are senior to those of existing stockholders. If new financing sources are required, but are insufficient or unavailable, we may need to modify our growth and operating plans and business strategies based on available funding, if any, which would harm our ability to grow our business.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company”, as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

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The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have already adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

(a)	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

(b)	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

(c)	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

(d)	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four (4) months after the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq. These practices may afford less protection to Shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq, namely (i) a majority of the Directors on our board of Directors are not required to be independent Directors; (ii) there will not be a necessity to have regularly scheduled executive sessions with independent Directors; and (iii) there will be no requirement for the Company to obtain Shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants: (c) a change of control; and (d) transactions other than public offerings.

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We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer under the Exchange Act, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2023. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our Directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, Directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on the Nasdaq.

We will incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company under the JOBS Act. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our Amended and Restated Articles of Association, the Companies Act and the common law of the Cayman Islands. The rights of Shareholders to take action against our Directors and us, actions by minority Shareholders and the fiduciary duties of our Directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which are generally of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our Shareholders and the fiduciary duties of our Directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the Amended and Restated Articles of Association) or to obtain copies of lists of shareholders of these companies. Our Directors are not required under our Amended and Restated Articles of Association to make our corporate records available for inspection by our Shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a Shareholder resolution or to solicit proxies from other Shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states. Currently, we plan to rely on home country practices with respect to any corporate governance matter. Accordingly, our Shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our Shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of Directors or controlling Shareholders than they would as shareholders of a company incorporated in a U.S. state. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Description of Share Capital— Differences in Corporate Law”.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Prior to this offering, we were a private company with limited accounting personnel. Furthermore, prior to this offering, our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of the Ordinary Shares.

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Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis”.

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from Nasdaq to regulatory investigations and to civil or criminal sanctions.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. In addition, all of our current Directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a Shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our Directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforcement of Civil Liabilities”. As a result of all of the above, our Shareholders may have more difficulties in protecting their interests through actions against us or our officers, Directors or major Shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the Directors and executive officers of our Company and the auditors of our Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

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Cayman Islands

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our Directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our Directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Singapore

There is uncertainty as to whether the courts of Singapore would (i) recognize or enforce judgments of United States courts obtained against us or our Directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Singapore against us or our directors or officers predicated upon the securities laws of the United States.

In making a determination as to enforceability of a judgment of the courts of the United States, and subject to the Singapore courts having jurisdiction over the judgment debtor, the Singapore courts would have regard to whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, an in personam foreign judgment that is final and conclusive (that is, in general, a judgment that makes a final determination of rights between the parties and cannot be re-opened or altered by the court that delivered it, or be overridden by another body not being an appellate or supervisory body, although it may be subject to an appeal), given by a competent court of law having jurisdiction over the parties subject to such judgment, and for a fixed and ascertainable sum of money, may be enforceable as a debt in the Singapore courts under common law unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to fundamental public policy, or if the judgment would conflict with earlier judgment(s) from Singapore or earlier foreign judgment(s) recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws (save where any such component of the judgment can be duly severed from the rest of the judgment sought to be enforced). Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our Directors and officers. Singapore courts would not recognize or enforce judgments against us, our Directors and officers to the extent that doing so would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be regarded by the Singapore courts as being pursuant to foreign penal, revenue or other public laws. Such a determination has yet to be made by a Singapore court in a reported decision.

Malaysia

There is uncertainty as to whether the courts of Malaysia would (i) recognize or enforce judgments of United States courts obtained against us or our Directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Malaysia against us or our directors or officers predicated upon the securities laws of the United States.

In making a determination as to enforceability of a judgment of the courts of the United States, and subject to the Malaysian courts having jurisdiction over the judgment debtor, the Malaysian courts would have regard to whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, an in personam foreign judgment that is final and conclusive (that is, in general, a judgment that makes a final determination of rights between the parties and cannot be re-opened or altered by the court that delivered it, or be overridden by another body not being an appellate or supervisory body, although it may be subject to an appeal), given by a competent court of law having jurisdiction over the parties subject to such judgment, and for a fixed and ascertainable sum of money, may be enforceable as a debt in the Malaysian courts under common law unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to fundamental public policy, or if the judgment would conflict with earlier judgment(s) from Malaysia or earlier foreign judgment(s) recognized in Malaysia, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws (save where any such component of the judgment can be duly severed from the rest of the judgment sought to be enforced). Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our Directors and officers. Malaysian courts would not recognize or enforce judgments against us, our Directors and officers to the extent that doing so would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be regarded by the Malaysian courts as being pursuant to foreign penal, revenue or other public laws. Such a determination has yet to be made by a Malaysian court in a reported decision.

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USE OF PROCEEDS

We expect to receive approximately US$ [12,077,000] of net proceeds from this offering after deducting underwriting discounts and commissions and estimated offering expenses of approximately US$ [2,548,000] payable by us.

We currently intend to use:

(i)	approximately 30% for market expansion in Southeast Asia;

(ii)	approximately 10% for research and development of technology products and services offerings on our mobile and web-based platforms;

(iii)	approximately 20% for marketing and brand building activities;

(iv)	approximately 10% to repay interest-free loans made to us by one of our Shareholders for working capital purposes and for paying the expenses of obtaining a listing of our Ordinary Shares*; and

(v)	the balance for working capital and other general corporate purposes.

* On May 1, 2019, the Company entered into an interest-free loan agreement with Vienna Management Ltd. (the “Lender”) for a principal amount of up to S$2.0 million for general working capital and general corporate purposes. The maturity of the loan is the earlier of: (i) within 14 days from the date of demand by the Lender, (ii) the listing of the Company on an internationally recognized stock exchange, or (iii) December 31, 2023.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2022:

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect (i) the above; (ii) the issuance and sale of 3,250,000 Ordinary Shares by us in this offering at the assumed initial public offering price of US$4.5 per Ordinary Share, after deducting underwriting discounts and estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds”, “Selected Consolidated Financial and Other Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Shareholders’ Equity	Actual	Actual	As adjusted
	(SGD)	(USD)	(USD)
Ordinary Shares, par value US$0.001 per share, 500,000,000 Ordinary Shares authorized, 16,250,000 Ordinary Shares outstanding on an actual basis, 19,500,000 Ordinary Shares outstanding on an as adjusted basis	21,970	16,250	19,450
Additional paid-in capital	11,292,123	8,121,629	22,727,179
Accumulated deficit	(10,997,927)	(7,910,471)	(7,910,471)
Accumulated other comprehensive loss	(1,739)	(1,250)	(1,250)
Total OHMYHOME LIMITED Shareholders’ Equity	314,427	226,158	14,834,908
Total Capitalization	314,427	226,158	14,834,908

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DIVIDENDS AND DIVIDEND POLICY

No dividends were paid by the companies comprising our Group for the years ended December 31, 2020 and 2021, and the six months ended June 30, 2021 and 2022.

We have adopted a dividend policy, according to which our board of Directors shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividends paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our board of Directors may consider relevant. The payment of dividends, in certain circumstances is also subject to the approval of our Shareholders, the Companies Act and our Amended and Restated Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

Even if our board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of Directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

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DILUTION

Investors purchasing our Ordinary Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Ordinary Shares immediately after the offering.

Historical net tangible book value per share represents our total tangible assets (total assets excluding goodwill and other intangible assets, net) less total liabilities, divided by the number of outstanding Ordinary Shares. After giving effect to the sale of Ordinary Shares in this offering by the Company at an assumed initial public offering price of US$[4.50] per share, after deducting US$[1,316,000] in underwriting discounts and commissions and estimated offering expenses payable by the Company of approximately US$[1,232,000], the pro forma as adjusted net tangible book value as of June 30, 2022 would have been approximately US$12,077,000, or US$0.63 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.62 per share to our existing stockholders and an immediate dilution of US$3.87 per share to new investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per share basis to new investors.

USD
Assumed initial public offering price per share	[4.50]
Historical net tangible book value per share as of June 30, 2022	0.01
Increase in as adjusted net tangible book value per share attributable to the investors in this offering	0.62
Pro forma net tangible book value per share after giving effect to this offering	0.63
Dilution per share to new investors participating in this offering	3.87

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following selected consolidated financial data for the years ended December 31, 2020 and 2021 have been derived from our audited consolidated financial statements, and the financial data for the six months ended June 30, 2021 and 2022 have been derived from our unaudited interim financial statements included elsewhere in this prospectus. The selected financial data set forth below should be read in conjunction with, and are qualified by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate results expected for any future period.

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UNAUDITED CONDENSED INTERIM CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE LOSS

	For the Six Months Ended June 30,2021	For the Six Months Ended June 30,2022	For the Six Months Ended June 30,2022
	SGD	SGD	USD

Total revenue	2,320,498	3,382,514	2,432,938
Gross profit	1,387,438	1,526,372	1,097,872
Total operating expenses	(2,111,703)	(2,666,931)	(1,918,241)
Loss from operations	(724,265)	(1,140,559)	(820,369)
Total other income, net	230,844	205,147	147,556
Income tax expense	-	-	-
NET LOSS	(493,421)	(935,412)	(672,813)
Less: Net loss attributable to non-controlling interest	(34,285)	(15,998)	(11,507)
Net loss attributable to OHMYHOME LTD	(459,136)	(919,414)	(661,306)
Basic and diluted	16,250,000	16,250,000	16,250,000
LOSS PER SHARE – BASIC AND DILUTED	(0.03)	(0.06)	(0.04)

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CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE LOSS

	For the year ended December 31, 2020	For the year ended December 31, 2021	For the year ended December 31, 2021
	SGD	SGD	USD

Total revenue	3,338,674	4,381,683	3,240,890
Gross profit	1,371,553	2,386,061	1,764,838
Total operating expenses	(4,014,269)	(4,730,134)	(3,498,620)
Loss from operations	(2,642,716)	(2,344,073)	(1,733,782)
Total other income, net	544,957	450,798	333,432
Income tax expense	-	-	-
NET LOSS	(2,097,759)	(1,893,275)	(1,400,351)
Less: Net loss attributable to non-controlling interest	(160,682)	(68,467)	(50,641)
Net loss attributable to OHMYHOME LTD	(1,937,077)	(1,824,808)	(1,349,710)
Basic and diluted	16,250,000	16,250,000	16,250,000
LOSS PER SHARE – BASIC AND DILUTED	(0.13)	(0.12)	(0.09)

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SUMMARY UNAUDITED CONSOLIDATED BALANCE SHEETS

	June 30, 2022	June 30, 2022
	SGD	USD
Cash and cash equivalents	1,757,321	1,263,987
Total current assets	2,234,899	1,607,494
Property and equipment, net	52,788	37,969
Total non-current assets	1,161,661	835,547
Total assets	3,449,348	2,481,010
Total current liabilities	2,301,627	1,655,489
Total non-current liabilities	1,230,092	884,767
Total liabilities	3,531,719	2,540,256
Total shareholders’ equity	(82,371)	(59,246)

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CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2021	December 31, 2021
	SGD	SGD	USD
Cash and cash equivalents	166,592	1,220,931	903,055
Total current assets	462,380	2,291,154	1,694,640
Property and equipment, net	20,565	49,987	36,973
Total non-current assets	171,280	153,412	113,470
Total assets	654,225	2,494,553	1,845,083
Total current liabilities	1,521,890	839,156	620,678
Total non-current liabilities	1,090,163	790,620	584,778
Total liabilities	2,612,053	1,629,776	1,205,456
Total shareholders’ equity	(1,957,828)	864,777	639,627

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated and unaudited interim condensed consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

Ohmyhome (S) is a data and technology-driven property technology company based in Singapore. Through our subsidiaries, we operate a one-stop-shop property brokerage and services platform which provides end-to-end property solutions and services for our customers, which comprises brokerage services and emerging and other services, such as home renovation and furnishing services, listing and research, mortgage referral, legal services and insurance referral service.

Customer Journey for Selling and Buying Homes

In a commission-driven industry, we put the customers first by transforming the real estate transaction process through a combination of proprietary technology with our in-house Super Agents to bring speed, ease, and reliability to our services. We also provide a comprehensive suite of property solutions and services to aid our customers in every step of their property transaction journey.

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We have been focusing on the needs of our customers since we started in 2016, and our progress is marked by technology-driven innovation, operational efficiency and market expansion:

Growth Journey of Ohmyhome

*The graph above is an illustration of a timeline of our business strategy, and not the revenue or net income growth over time.

Technological and Operational Infrastructure

We are a data and technology-driven property technology platform that puts the customers’ needs first. Over the past 5 years, we have accumulated the data of over 300,000 home sellers, homebuyers, landlords and tenants on our platform to analyze their requirements and challenges in their journey of selling and buying properties as well as other related services such as mortgage, legal, renovation, and more. We have been investing in building a technology platform that helps track and assist users along their journey. By understanding and analyzing the preferences of our customers, we are able to develop technologies that automatically match listings to potential buyers while constantly engaging our customers across multiple communication channels. By attracting and filtering online traffic and matching the demand and supply of property transactions, we can significantly reduce the communication time and costs of our Super Agents.

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We employ full-time Super Agents supported by internal teams, who help customers with all of their home needs from buying, selling, leasing, renting, to even renovation, moving, and more. Unlike freelance agents, our Super Agents are our employees with a base salary and a variable incentive scheme tied to the number of transactions closed by them which encourages them to close transactions faster, with professionalism and care for our customers, instead of purely basing off the value of the property, to ensure that the same quality service will be extended to all customers indiscriminately. Our Super Agents also work in a collaborative environment where they would work closely with our operations, marketing and technology teams to share and update data of the ongoing leads and deals they are handling. This provides us with a wealth of data to work on and further refine our technologies to improve efficiency and speed.

With a combination of our technology with our unconventional operation model and a dedicated team of Super Agents, we constantly strive to bring speed, trust, and comprehensiveness to property transactions and related services.

Speed: In 2021, our Super Agents have conducted, on average, 69.0 transactions per agent, a much higher number compared to the industry average of 6.3 transactions per agent per year in 2021 according to Frost & Sullivan’s report. On average, 50% of our transactions received formal offers from buyers within just 7 days from the day we market, while according to Frost & Sullivan, the industry average turnaround is normally 14 to 60 days, making us one of the fastest in the market in closing home transactions. Such transactions include the process of property advertising and hosting, receipt of deposit payment and signing of option to purchase agreement.

Trust: We also maintain a high level of service to all customers and achieved an average rating of 4.7 to 4.9 out of 5 across multiple platforms such as Facebook and Google reviews and mobile application stores, with more than 8,000 genuine reviews by our customers, making us the highest reviewed platform among all notable online property transaction platforms in Singapore, according to Frost & Sullivan. Building trust is important to us as a platform as it will lead into higher conversion of our customers to engage our other services along the customer journey, and be a key advantage when we expand into developing markets where the agency markets are more fragmented and consumers are more likely to entrust a reputable technology platform with a proven track record in a more developed country like Singapore.

Comprehensiveness: We aim to service every need of our customers along their journey of selling, buying, leasing, or renting homes.   Apart from our professional brokerage services, we also provide access to mortgage, legal and insurance services through our partnering banks, law firms and insurance companies. We further extended our services along the property transaction journey to help our customers with moving and renovating their new property, and also with regular home needs such as cleaning, air conditioner servicing, handyman services and more. By providing an end-to-end one-stop-shop solution and a single touchpoint for managing various service providers, we help our clients save both their time and money, and keep their sanity from having to manage multiple vendors for various services.

We strive to be frugal with our expenses, including capital expenditures and operating expenditures. At the same time, we intend to continue to thoughtfully invest for long-term growth, with a focus on growing share in the markets we currently serve, and expanding into regional markets with great potential. We have invested, and expect to continue to invest, in marketing to promote the Ohmyhome brand and in technology development to make the home buying and home selling experience better, trouble-free and faster for our customers and our Super Agents, while continuing to lower costs for our customers.

Our growth has been significant. For the years ended December 31, 2020 and 2021, we generated revenue of approximately S$3.3 million and S$4.4 million, respectively, representing year-over-year growth of 31.2%. We generated gross profit of S$1.37 million and S$2.4 million for the years ended December 31, 2020 and 2021 respectively, representing a year-over-year growth of 74.0%. We generated net losses of S$2.1 million and S$1.9 million for the years ended December 31, 2020, and 2021 respectively, narrowing the net loss margin compared to 2020.

For the six months ended June 30, 2021 and 2022, we generated revenue of approximately S$2.3 million and S$3.4 million, respectively, representing a year-over-year growth of 45.8%. We generated gross profit of S$1.4 million and S$1.5 million for the six months ended June 30, 2021 and 2022, representing a year-over-year growth of 10%. We generated net losses of S$0.5 million and S$0.9 million for the six months ended June 30, 2021 and 2022, respectively.

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Key Business Metrics

In addition to the measures presented in our consolidated financial statements, we use the following key metrics to evaluate our business, develop financial forecasts, and make strategic decisions.

	For the years ended December 31,		For the six months ended June 30,
Business Metrics	2020	2021	2021	2022
Real Estate Transactions (Number of transactions)	2,508	2,980	1,431	1,558
Online DIY	1,286	1,633	801	920
Agent Brokerage	925	937	466	449
Emerging and Other Services	297	410	164	189

Gross Transaction Values (USD Millions)	432.9	613.2	265.8	332.3
Online DIY	99.9	257.9	95.6	175.7
Agent Brokerage	264.5	318.50	152.6	143.7
Emerging and Other Services	68.5	36.80	17.6	12.9

Brokerage Revenue per Agent Real Estate Transaction (SGD)	3,136.70	3,982.50	4,250.9	3,776.6
Average Property Transaction per Super Agent per Year	48	69	34	37

Real Estate Transactions

Increasing the number of real estate transactions in which we represent homebuyers and home sellers is critical to increasing our revenue and, in turn, to achieving profitability. Real estate transactions are influenced by pricing for our services as well as market conditions that affect home sales, such as local inventory levels and mortgage interest rates. Real estate transactions are also affected by seasonality and macroeconomic factors.

As we allow users to post listings and enquire listings for free on our DIY platform, we also track transactions that transpire on our platform without engaging our Super Agents, and the user data associated with them, providing us with potential upselling and cross-selling opportunities with our à la carte services such as documentation, mortgage, legal conveyancing, moving, renovation and more to cater to the needs of our DIY users who do not wish to engage an agent.

As a one-stop-shop platform, we provide a myriad of other services to our clients to assist them throughout their transaction journey, including legal conveyancing, mortgage, insurance, renovation, moving, and more. We track transactions that take place on our platform who engage us for the various types of services during their buying or selling journey.

The number of real estate transactions grew 18.8% from 2,508 to 2,980 for the years ended December 31, 2020 and 2021. Our Super Agents completed 1,222 and 1,347 real estate transactions for the years ended December 31, 2021 and 2022, respectively. Our online DIY transactions saw a noticeable growth of 27.0% from 1,286 to 1,633, primarily due to growing DIY activities against the backdrop of rising housing prices.

The property transaction market in Singapore has seen a decline first two quarters of 2022 after a myriad of property cooling measures put in place by the Singapore government in December 2021.

HDB resale transactions dropped by 6.1% for the first half of 2022 compared to the same period in 2021, according to HDB resale statistics (https://www.hdb.gov.sg/residential/selling-a-flat/overview/resale-statistics). Private properties in Singapore has also seen a larger decline of 26.6% in new sales and resales in the first half of 2022 compared to the same period in 2021, according to Annex D of Press Release of 2nd Quarter 2022 Real Estate Statistics by the Urban Redevelopment Authority of Singapore (https://www.ura.gov.sg/Corporate/Media-Room/Media-Releases/pr22-30). Overall, the total number of transactions has declined by 17.0% for period of six months ended June 30, 2022 compared to the corresponding period in 2021.

Despite the backdrop of a market downturn, our business performance remained resilient. Comparing our business metrics between the period of the six months end June 30, 2022 and 2021, while our total number of transactions grew by 8.9% from 1,431 to 1,558, our agent brokerage transactions has seen a slight decline of 3.6% from 466 to 449 due to the impact from the overall market condition of a 17.0% decline in transactions. We also experienced an increased number of Emerging and Other Services transactions by 15.2% mainly attributable to an increase in our mortgage referral services and legal services. Our Online DIY transactions have also seen a growth of 14.9% from 801 to 920, showing an increasing interest from our DIY users to transact on our platform, providing us with a good foundation for our plans of tapping into this pool of customers by providing value-added services at a fee.

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Gross Transaction Value

Gross Transaction Value (“GTV”) refers to the value of properties and partner services transacted through our one-stop-shop platform. The total GTV comprises two (2) components:

(a)	Agent-based GTV (or “Agent GTV”), which is the sum of:

(i)	values of properties transacted by engaging our agent services;
(ii)	mortgage value of mortgage referred through our platform;
(iii)	contract values of legal conveyancing;
(iv)	contract values of renovation; and
(v)	general property services; and

(b)	Online DIY GTV (or “Online GTV”), which is the sum of the values of properties transacted via our platform without the involvement of our Super Agents.

Real Estate Revenue per Real Estate Transaction

Real estate revenue per real estate transaction, together with the number of real estate transactions, is a factor in evaluating business growth and determining pricing. Changes in revenue per real estate transaction can be affected by our pricing, the mix of transactions for homebuyers and home sellers, the mix of transactions for different property types, the mix of service offerings we provide to our customers, changes in the value of homes in the markets we serve, and the geographic mix of our transactions.

In 2021, brokerage transactions for home sellers as a percentage of brokerage transactions on Ohmyhome’s platform was over 50%. We expect brokerage transactions for home sellers to comprise a greater portion of our brokerage transactions over time as we continue to focus on listings as a strategic asset that provides benefits beyond the revenue, we generate from home sellers. For example, we believe that increased listings draw more homebuyers to our website and mobile application.

In 2021, our brokerage transaction for private property in our first year of launch into the market consisted of around 10% of the total number of transactions. Over time we expect to increase our presence in the private property market to complete our offerings on the platform and also strengthen our revenue growth.

Average Transaction per Super Agents

The average number of Super Agents, in combination with our other key metrics such as the number of brokerage transactions, is a measure of agent productivity and is an indicator of the potential future growth of our business. We systematically evaluate traffic to our website and mobile application and customer activity to anticipate changes in customer demand to determine when and where to hire Super Agents.

As a measure of our efficiency in transactions enabled by our technology, our average property transactions per Super-Agent grew from 48 per agent to 69 per agent for the years ended December 31, 2021 and 2022, respectively. The number remains high at 37 per agent for the period of six months ended June 30, 2022, an 8.8% increase from 34 per agent for corresponding period of 2021. This efficiency will improve even further, cementing us as one of the fastest and leanest property agencies in Singapore as a result of our continued investment into technology to empower our agents and our customers in the property transaction processes. This is because our Super Agents are employees who receive a fixed salary, variable transaction bonuses based on customer satisfaction and transaction speed, benefits, and expense reimbursement. Base pay represented approximately 72.0% of total Super Agents cash compensation in 2021. As a result, we are able to retain a higher percentage of gross profit of around 50% from the commission compared to the industrial norm, while providing a market competitive commission rate of around 1% where the market rate is around 2%.

Most agencies in Singapore pay a high proportion of the commission (generally up to 90%) to the individual agents as they conduct most of the work including deal sourcing, relationship management, and closing of transactions, whereas the agencies retain a small balance (approximately 10% or less) of the commission revenue. However, we employ our Super Agent as professional full-time employees who focus on servicing the client, while our data-driven technology platform generates leads from online traffic, manages relationships with clients, provide quality leads to our in-house Super Agents, conduct buyer-seller matching via data algorithms, and provide upselling and cross-selling opportunities for other services such as mortgage, legal, moving, renovation and more.

Supported by our data-driven platform, our Super Agents are thus able to dedicate more time to servicing clients while improving their earnings as they transact more deals generated from the platform, and increasing their stickiness with our platform.

Based on our operational experience and continuous investment into technology, we believe that there is still room for improvement for agent efficiency and transaction speed such as increasing quality of matching leads via data and automatic scheduling of viewings, providing further room for growth and gross margin improvement.

Factors Affecting Performance

Seasonality

Residential real estate is a highly seasonal business. While individual markets may vary, transaction volume typically increases progressively from July through the second half of year and then declines gradually over the first three to four months of the calendar year. We experience the most significant financial effect from this seasonality in the first and second quarters of each year, when our revenue is typically lower relative to the third and fourth quarters. However, because we employ our Super Agents and a portion of their compensation is fixed, we do not experience a proportional decrease in our expenses during such lower seasonal periods, which negatively affects our results of operations.

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Cyclicality

The residential real estate industry is cyclical and, when economic conditions are favorable, the real estate industry tends to perform well. When the economy is weak, if interest rates dramatically increase, if mortgage lending standards tighten, or if there are economic or political disturbances, the residential real estate industry tends to perform poorly. Talent availability would also be subject to economic cycles of specific industries, which might affect the cost of acquiring and retaining talents for our business. Our revenue growth rate tends to increase as the real estate industry performs well, and to decrease as it performs poorly.

Pricing

Delivering a better-quality customer experience at a lower cost than our competitors is a fundamental tenet of our strategy. We believe that in the long run our technology-powered residential brokerage model will further drive efficiencies that continue to reduce costs. From time to time, we adjust pricing after considering market conditions, the balance of profitability against customer savings, and other factors. Based on prior pricing changes, we believe that home sellers are more sensitive to pricing than homebuyers.

Investments in Technology and Marketing

We have invested, and intend to continue to invest, in developing technology, tools, features, and products that provide targeted and useful real estate information to customers, manage their real estate transactions, originate mortgages, and make our Super Agents and internal teams more efficient. In addition, we will continue to invest in marketing to increase our market share in the markets we serve.

Key Components of Our Results of Operations

Revenue

We derive our revenue when customers engage our services for their property and related transactions and services. Our key revenue components are:

●	Brokerage Services

We earn brokerage services revenue from provision of brokerage and documentation services for buying, selling, and leasing and renting properties. Traditional brokerage commissions typically range from 2.0% to 3.0% of a home’s sale price, depending on the market. Our commissions are up to 1.5% for HDB flats and up to 2.0% for private properties when representing sellers, and equally shared from co-broke arrangements with the seller’s agents when representing buyers.

●	Emerging and Other Services

○	We offer services beyond helping customers buy and sell homes. We also provide mortgage referral services to property buyers from an array of mortgage products from various financial institutions and banks respectively and earn referral fees from these parties. The typical referral fee is 0.2 % of the mortgage value. The Company also receives advertising income by providing advertising services for property-related service providers such as legal conveyancing and home insurance.

○	We provide end-to-end solutions for renovation from interior design to alterations and additions, as well as regular and ad-hoc home services such as air conditioner servicing, cleaning, painting, handyman services, moving and relocation based on the needs of customers. The revenue will depend on the scope of services provided.

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Cost of Revenue and Gross Margin

Cost of revenue consists primarily of staff costs (including base salary and other benefits), transaction bonuses, home touring and field expenses, property listing expenses, business expenses, facilities expenses, and, for emerging and other services, the costs of sub-contractors and the purchase price of materials for our customers. We expect cost of revenue to continue to rise, but more slowly than revenue, as we hire more Super Agents and support staff in response to anticipated customer demand.

Gross profit is revenue less the cost of revenue. Gross margin is gross profit expressed as a percentage of revenue. Our gross margin has improved from 41.1% to 54.5% from 2020 to 2021. Our gross margin has been and will continue to be affected by a number of factors, including real estate revenue per real estate transaction and the productivity of our Super Agents and support staff, cost of services rendered by our subcontractors, and cost of materials for emerging and other services. We expect gross margin to continue to rise over time to the extent we gain efficiencies through technology and operations.

Operating Expenses

Technology and Development

Technology and development expenses relate primarily to developing new software used by our customers and internal teams, making enhancements to our existing software, and maintaining and improving our website and mobile application. These expenses consist primarily of personnel costs, data licenses, software, and equipment, and infrastructure such as for hosted services.

Our technology and development expenses as a percentage of revenue were 46.1% and 33.1% for the years ended December 31, 2020 and 2021, respectively. We expect technology and development expenses to continue to increase in absolute dollars as we hire more software developers. We anticipate technology and development expenses as a percentage of revenue to decrease over time.

Selling and Marketing

Selling and marketing expenses consist primarily of media costs for online and traditional advertising, as well as staff costs. We expect marketing expenses to increase in absolute dollars as we expand advertising campaigns to gain market share in Singapore as well as to enter overseas markets. Our marketing expenses as a percentage of revenue were 35.4% and 39.2% for the years ended December 31, 2020 and 2021, respectively. We anticipate marketing expenses as a percentage of revenue to decrease over time.

General and Administrative

General and administrative expenses consist primarily of staff costs, facilities, and related expenses for our executive, finance, human resources, facilities and legal organizations, and fees for professional services.

Professional services principally comprised of external legal, audit, and tax services. We expect general and administrative expenses to increase in absolute dollars due to the anticipated growth of our business and to meet the increased compliance requirements associated with our transition to, and operation as, a public company. We anticipate general and administrative expenses as a percentage of revenue to decrease over time.

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COVID-19 Affecting Our Results of Operations

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The COVID-19 pandemic has resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans, intended to control the spread of the virus. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions, and temporarily closing businesses.

As of the date of this prospectus, the daily life of Singapore residents is largely back to pre-COVID-19 levels. We consider that the impact of the COVID-19 pandemic has been and will be further alleviated by the measures announced by the Singapore Government. As the situation continues to evolve, we will continue to closely monitor further effects that could be caused by the COVID-19 pandemic on the Group’s operations and financial position.

Results of Operations

Comparison of Results of Operations for the Fiscal Years Ended December 31, 2020 and 2021

The following table summarizes the results of our operations in SGD during the fiscal years ended December 31, 2020 and 2021, respectively.

	For the year ended December 31,		Variance
	2020	2021	Amount	%
Operating revenues
- Brokerage services	2,901,479	3,731,586	830,107	28.6%
- Emerging and other services	437,195	650,097	212,902	48.7%
Total operating revenues	3,338,674	4,381,683	1,043,009	31.2%
Cost of revenues
- Brokerage services	(1,718,012)	(1,605,602)	(112,410)	(6.5)%
- Emerging and other services	(249,109)	(390,020)	140,911	56.6%
Total cost of revenues	(1,967,121)	(1,995,622)	(28,501)	1.4%
Gross profit	1,371,553	2,386,061	1,014,508	74.0%

Operating expenses:
Technology and development expenses	(1,539,651)	(1,449,065)	(90,586)	(5.9)%
Selling and marketing expenses	(1,183,380)	(1,717,470)	534,090	45.1%
General and administrative expenses	(1,291,238)	(1,563,599)	272,361	21.1%
Total operating expenses	(4,014,269)	(4,730,134)	715,865	17.8%

Loss from operations	(2,642,716)	(2,344,073)	(298,643)	(11.3)%
Other income (expense):
Interest income	7,620	10,262	2,642	34.7%
Interest expense	(30,364)	(49,926)	19,562	64.4%
Government grants	565,979	492,404	(73,575)	(13.0)%
Foreign exchange (loss)	(5,313)	(3,065)	(2,248)	(42.3)%
Other income, net	7,035	1,123	(5,912)	(84.0)%
Total other income, net	544,957	450,798	(94,159)	(17.3)%

LOSS BEFORE INCOME TAXES	(2,097,759)	(1,893,275)	(204,484)	(9.7)%

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Comparison of Results of Operations for the Months Ended June 30, 2021 and 2022

The following table summarizes the results of our operations in SGD during the six months ended June 30, 2021 and 2022, respectively.

	For the six months ended June 30,		Variance
	2021	2022	Amount	%
	SGD	SGD	SGD
Operating revenues
- Brokerage services	1,980,900	1,695,673	(285,227)	(14.4)%
- Emerging and other services	339,598	1,686,841	1,347,243	396.7%
Total operating revenues	2,320,498	3,382,514	1,062,016	45.8%

Cost of revenues
- Brokerage services	(817,702)	(815,061)	2,641	(0.3)%
- Emerging and other services	(115,358)	(1,041,081)	(925,723)	802.5%
Total cost of revenues	(933,060)	(1,856,142)	(923,082)	98.9%

Gross profit	1,387,438	1,526,372	138,934	10.0%

Operating expenses
Technology and development expenses	(719,091)	(857,584)	(138,493)	19.3%
Selling and marketing expenses	(691,144)	(1,003,189)	(312,045)	45.1%
General and administrative expenses	(701,468)	(806,158)	(104,690)	14,9%
Total operating expenses	(2,111,703)	(2,666,931)	(555,228)	26.3%

Loss from operations	(724,265)	(1,140,559)	(416,294)	57.5%

Other income (expense):
Interest income	565	3,983	3,418	605.0%
Interest expense	(22,140)	(18,740)	3,400	(15.4)%
Government grants	257,143	205,113	(52,030)	(20.2)%
Foreign exchange loss	(4,724)	14,791	19,515	N.M.

Total other income, net	230,844	205,147	(25,697)	(11.1)%

LOSS BEFORE INCOME TAXES	(493,421)	(935,412)	(441,991)	89.6%

Operating revenues

For the year ended December 31, 2020 and 2021

	For the year ended December 31,		Variance
	2020	2021	Amount	%
Operating revenues
- Brokerage services	2,901,479	3,731,586	830,107	28.6%
- Emerging and other services	437,195	650,097	212,902	48.7%
	3,338,674	4,381,683	1,043,009	31.2%

In 2021, total revenue increased by S$1.1 million, or 31.2% to S$4.4 million compared to S$3.3 million in 2020.

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Brokerage services revenue increased by S$0.8 million, or 28.6% to S$3.7 million compared to S$2.9 million in 2020 due to more private properties being transacted with a higher commission rate, as compared to transactions of HDB flats with commissions of 1.0%. The GTV of our brokerage services for 2021 was S$430.6 million, an increase of S$73.1 million, or 20.4% compared to S$357.6 million in 2020.

Emerging and other services revenue increased by S$0.21 million, or 48.7% to S$0.65 million compared to S$0.44 million in 2020 due to more customers opting for our renovation and other services after using our brokerage services.

For the six months ended June 30, 2021 and 2022

	For the six months ended June 30,		Variance
	2021	2022	Amount	%
	SGD	SGD	SGD
Operating revenues
- Brokerage services
Independent Third Parties	1,726,114	1,692,773	(33,341)	(1.9)%
Related Parties	254,786	2,900	(251,886)	(98.9)%
	1,980,900	1,695,673	(285,227)	(14.4)%

- Emerging and other services
Independent Third Parties	339,598	638,776	299,178	88.1%
Related Parties	-	1,048,065	1,048,065	N.M. (1)
	339,598	1,686,841	1,347,243	396.7%

Total operating revenues	2,320,498	3,382,514	1,062,016	45.8%

Note: (1) N.M. means not meaningful.

In the first six months of 2022, total revenue increased by S$1.1 million, or 45.8% to S$3.4 million compared to S$2.3 million in the first six months of 2021.

Brokerage services revenue declined slightly due to unfavorable market conditions by S$0.3 million, or 14.4% to S$1.7 million compared to S$2.0 million in the first six months of 2021.

Emerging and other services revenue increased by S$1.3 million, or 396.7% to S$1.7 million compared to S$0.3 million in the first six months of 2021. The significant increment of S$1.0 million was due to the service rendered to Mr. Loh Kim Kang David, shareholder and the Chairman of the board of Directors (“Mr. Loh”). Details disclosed in the “Related Party Transactions”.

Cost of Revenue and Gross Margin

For the year ended December 31, 2020 and 2021

	For the year ended December 31,		Variance
	2020	2021	Amount	%
Cost of revenue
- Brokerage services	1,718,012	1,605,602	(112,410)	(6.5)%
- Emerging and other services	249,109	390,020	140,911	56.6%
	1,967,121	1,995,622	28,501	1.4%

In 2021, total cost of revenue increased marginally compared to cost of revenue incurred in 2020.

The disproportionate increment in cost of revenue of S$0.03 million compared to the increase in revenue of S$1.1 million was mainly due to the more efficient use of agents and reduction in cost of sales as a percentage of brokerage services revenue. This is also offset by an increase in emerging and other services revenue as a percentage of the total revenue as the cost of revenue of emerging and other services revenue are higher in percentage compared to that of brokerage services.

Overall, the cost of revenue grew slower than the revenue, leading to an improvement of the gross margin from 41.1% to 54.5% from 2020 to 2021.

For the six months ended June 30, 2021 and 2022

	For the six months ended June 30,		Variance
	2021	2022	Amount	%
	SGD	SGD	SGD
Cost of revenues
- Brokerage services	817,702	815,061	(2,641)	(0.3)%
- Emerging and other services	115,358	1,041,081	925,723	802.5%
Total cost of revenues	933,060	1,856,142	923,082	98.9%

Gross profit	1,387,438	1,526,372	138,934	10.0%

In the first six months of 2022, total cost of revenue increased by S$0.9 million compared to cost of revenue incurred in the first six months of 2021.

The cost of revenue for Brokerage Services decreased slightly by S$2,641, or 0.3%, while agent remuneration has decreased by S$0.1 million, or 22.2% for the six months ended June 30, 2022 compared to the corresponding period in 2021. Cost of revenue remained high due to an increase in co-brokerage commissions and property listing costs. This led to the gross margin of brokerage services decreasing slightly from 58.7% to 51.9%.

The 802.5% rise in the cost of revenue for Emerging and Other Services can be attributable to the significant increase of revenue from renovations by 396.7% and the costs associated with such renovations. This is primarily due to a significant contract of renovation, alteration and addition services with Mr. Loh, leading to a reduction in overall margin. The gross margin for Emerging and Other Services was reduced from 66.0% to 38.3%.

Overall, the gross profit grew by S$0.1 million or 10.0% from S$1.4 million for the six months ended June 30, 2021 to S$1.5 million for the six months ended June 30, 2022. The gross margin was reduced from 59.8% for the six months ended June 30, 2021 to 45.1% for the six months ended June 30, 2022 due to the aforementioned reasons.

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Operating Expenses

For the year ended December 31, 2020 and 2021

	For the year ended December 31,		Variance
	2020	2021	Amount	%
Technology and development expenses
- Tech staff cost and benefits	1,324,090	1,093,422	(230,668)	(17.4)%
- Developing tools purchase and maintenance	215,561	355,643	140,082	65.0%

	1,539,651	1,449,065	(90,586)	(5.9)%

In 2021, technology and development expenses decreased by S$0.1 million, or 5.9% to S$1.4 million compared to S$1.5 million in 2020. The decrease was primarily attributable to the cessation of operations of our Philippines representative office in January 2021, as a result of the COVID-19 pandemic.

	For the year ended December 31,		Variance
	2020	2021	Amount	%
Selling and marketing expenses
- Marketing staff cost and benefits	413,476	871,677	458,201	110.8%
- Marketing expenses	769,904	845,793	75,889	9.9%
	1,183,380	1,717,470	534,090	45.1%

In 2021, marketing expenses increased by S$0.5 million, or 45.1% to S$1.7 million compared to S$1.2 million in 2020. The increase was primarily attributable to a S$0.5 million increase in personnel costs as a result of doubling the size of our marketing team to build up our research and content creation capabilities.

	For the year ended December 31,		Variance
	2020	2021	Amount	%
General and administrative expenses
- General & admin staff cost and benefits	605,432	960,011	354,579	58.6%
- Depreciation	329,618	239,186	(90,432)	(27.4)%
- Professional fees	122,604	81,196	(41,408)	(33.8)%
- Travel and transport	101,150	99,690	(1,460)	(1.4)%
- Office supplies	76,824	101,106	24,282	31.6%
- Utilities	28,326	34,351	6,025	21.3%
- Provision of doubtful debts	3,721	23,210	19,489	523.8%
- Others	23,563	24,849	1,286	5.5%
	1,291,238	1,563,599	272,361	21.1%

In 2021, general and administrative expenses increased by S$0.3 million, or 21.1% to S$1.6 million compared to S$1.3 million in 2020. The increase was primarily attributable to rising manpower cost and expansion of the management and renovation teams.

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For the six months ended June 30, 2021 and 2022

	For the six months ended June 30,		Variance
	2021	2022	Amount	%
Technology and development expenses
- Tech staff cost and benefits	564,030	650,865	86,835	15.4%
- Development tools purchase and maintenance	155,061	206,719	51,658	33.3%

	719,091	857,584	138,493	19.3%

In the first six months of 2022, technology and development expenses increased by S$0.1 million, or 19.3% to S$0.9 million compared to S$0.7 million in the first six months of 2021. The increase was primarily attributable to the expansion of our technological capability and continued investment   in improving our core technological products, features and user experience.

	For the six months ended June 30,		Variance
	2021	2022	Amount	%
Selling and marketing expenses
- Marketing staff cost and benefits	306,986	469,824	162,838	53.0%
- Marketing expenses	384,158	533,365	149,207	38.8%
	691,144	1,003,189	312,045	45.1%

In the first six months of 2022, marketing expenses increased by S$0.3 million, or 45.1% to S$1.0 million compared to S$0.7 million in the first six months of 2021. The increase was primarily attributable to a S$0.2 million increase in personnel costs for write up market research content and news creation, as well as increasing marketing to acquire customers while the market was on a slowdown.

	For the six months ended June 30,		Variance
	2021	2022	Amount	%
General and administrative expenses
- General & admin staff cost and benefits	422,171	424,048	1,877	0.4%
- Depreciation	114,021	141,322	27,301	23.9%
- Professional fees	20,679	104,202	83,523	403.9%
- Travel and transport	54,139	47,729	(6,410)	(11.8)%
- Office supplies	55,500	45,975	(9,525)	(17.2)%
- Utilities	14,869	17,274	2,405	16.2%
- Provision of doubtful debts	9,002	13,810	4,808	53.4%
- Others	11,087	11,798	711	6.4%
	701,468	806,158	104,690	14.9%

In the first six months of 2022, general and administrative expenses increased by S$0.1 million, or 14.9% to S$0.8 million compared to S$0.7 million in the first six months of 2021. The increase was primarily attributable to a $83,523 or 403.9% increase in professional fees that mainly consist of audit expenses.

Liquidity and Capital Resources

In assessing liquidity, we monitor and analyze cash on-hand and operating expenditure commitments. Our liquidity needs are to meet working capital requirements and operating expense obligations. To date, we have financed our operations by primarily relying on private financing through the issuance of convertible notes, the issuance of new shares from shareholders and bank financing. For example, in July 2021, Ohmyhome (S) issued new series A2 convertible preference shares as part of an equity fundraising round, for an aggregate amount of US$3,500,000.

We have started to seek additional financing via debt financing from local banks and financial institutions to fund our ongoing operations. In 2020, we borrowed an aggregate of S$1,500,000 from three banks, with annual interest rates ranging from 2.75% to 3.00% and repayment periods of between three to five years. We intend to explore additional financing through commercial lending and project financing. However, the discussions with local banks and financial institutions are at the initial stages. As of the date of this prospectus, the Company has not entered into any new facility agreement with any such local banks or financial institutions.

Our financial statements appearing at the end of this prospectus have been prepared on the assumption that the Group will continue as a going concern basis. The going concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed in the financial statements. Our ability to continue as a going concern depends upon aligning its sources of funding (debt and equity) with the expenditure requirements of the Group and repayment of the short-term debt facilities as and when they fall due.

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For the year ended December 31, 2020 and 2021

	For the year ended December 31,		Variance
	2020	2021	Amount	%
Cash and cash equivalents	166,592	1,220,931	1,054,339	632.9%

Current Assets	462,380	2,291,154	1,828,774	395.5%
Current liabilities	1,521,890	839,156	(682,734)	(44.9)%
Working capital	(1,059,510)	1,451,998	2,511,508	N.M. (1)

Bank loans (current portion)	299,543	299,543	-	-
Bank loans (non-current portion)	1,090,163	790,620	(299,543)	(27.5)%
Shareholders’ equity	(1,957,828)	864,777	2,822,605	N.M.
Debt to Equity	N.M.	1.3	-	-

Note: (1) N.M. means not meaningful.

Our main working capital commitments are staff salaries and marketing expenses. In order to reduce our operating expenses, the Company has hired overseas technology staff and has been exploring more overseas hires and outsourcing, with a view towards lowering costs. We plan to request a higher prepayment amount from emerging and other services’ clients, and to pay our vendors on a back-to-back basis after the payment from our customers is received.

As of December 31, 2021, our working capital was S$1,451,998 and the Company had S$1,220,931 in cash and cash equivalents, which is unrestricted as to withdrawal. In addition, we had an unutilized interest-free revolving credit facility of S$2.0 million (US$1.5 million) from one of major shareholders until the earlier of: (i) within 14 days from the date of demand, (ii) the listing of the Company on an internationally recognized stock exchange, or (iii) December 31, 2023. Furthermore, we had S$870,728 (US$644,030) in receivables from a shareholder as of December 31, 2021. Subsequently, the amount was fully settled in cash in February 2022. In view of these circumstances, taking into account the future liquidity and performance of the Company and its available sources of finance, we believe we can satisfy our cash requirements to meet our future payment obligations until the end of 2022.

To sustain our ability to support our operating activities in the long-term, we will continue to raise additional funds through the following:

●	cash and cash equivalents generated from operations;
●	other available sources of financing from Singapore and Malaysia banks and other financial institutions;
●	financial support from our related parties and shareholders;
●	issuance of additional convertible notes; and
●	obtaining funds through a future initial public offering.

We have commenced the above strategies to raise debt and equity and have actively engaged in discussions with existing shareholders, banks and potential equity and debt investors. However, there can be no certainty that these additional financings will be available on acceptable terms or at all. If we are unable to execute any of the above strategies, there would likely be a material adverse effect on the Company’s business. All of these factors raise substantial doubt as to our ability to continue as a going concern. The consolidated financial statements for the years ended December 31, 2020 and 2021 have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from our inability to continue as a going concern.

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For the year ended December 31, 2021 and the six months ended June 30, 2022

			Variance
	December 31, 2021	June 30, 2022	Amount	%
Cash and cash equivalents	1,220,931	1,757,321	536,390	43.9%

Current Assets	2,291,154	2,234,899	(56,255)	(2.5)%
Current liabilities	839,156	2,301,627	1,462,471	174.3%
Working capital	1,451,998	(66,728)	(1,518,726)	N.M. (1)

Bank loans (current portion)	299,543	313,016	13,473	4.5%
Bank loans (non-current portion)	790,620	624,047	(166,573)	(21.1)%
Shareholders’ equity	864,777	(82,371)	(947,148)	N.M.
Debt to Equity	1.3	1.3	-	-

Note: (1) N.M. means not meaningful.

Our main working capital commitments are staff salaries and marketing expenses. In order to reduce our operating expenses, the Company has hired overseas technology staff and has been exploring more overseas hires and outsourcing, with a view to lowering costs. We have also requested a higher prepayment amount from Emerging and Other Services’ clients, and to pay our vendors on a back-to-back basis after receipt of payment from these clients.

As of June 30, 2022, the Company had S$1,757,321 in cash and cash equivalents, which is unrestricted as to withdrawal. In addition, we had an interest-free revolving credit facility of S$2.0 million (US$1.5 million) from one major shareholder until December 31, 2023. The outstanding amount due to shareholder was S$274,188, which is not expected to be repaid in the near future due to the repayment term being the earlier of (i) within 14 days from the date of demand by the lender; (ii) the listing of the Company on any internationally recognized stock exchange, or; (iii) December 31, 2023. After excluding the amount due to a shareholder, our current resources are sufficient to meet third-party short-term obligations.

In view of these circumstances, taking into account the future liquidity and performance of the Company and its available sources of finance, we believe we can satisfy our cash requirements to meet our future short-term payment obligations.

To sustain our ability to support our operating activities in the long-term, we will continue to raise additional funds through the following:

●	cash and cash equivalents generated from operations;
●	other available sources of financing from Singapore and Malaysia banks and other financial institutions;
●	financial support from our related parties and shareholders;
●	issuance of additional convertible notes; and
●	obtaining funds through a future initial public offering.

We have commenced the above strategies to raise debt and equity and have actively engaged in discussions with existing shareholders, banks and potential equity and debt investors. However, there can be no certainty that these additional financings will be available on acceptable terms or at all. If we are unable to execute any of the above strategies, there would likely be a material adverse effect on the Company’s business. All of these factors raise substantial doubt as to our ability to continue as a going concern. The consolidated financial statements for the year ended December 31, 2021 and the unaudited interim condensed consolidated financial statements for the six months ended June 30, 2022 have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from our inability to continue as a going concern.

Cash Flows

For the year ended December 31, 2020 and 2021

The following table summarizes our cash flows for the periods indicated:

	For the year ended December 31,		Variance
	2020	2021	Amount	%
Net cash (used in) operating activities	(1,598,827)	(1,812,064)	213,237	13.3%
Net cash (used in) investing activities	(23,737)	(913,036)	889,299	3,746.5%
Net cash provided by financing activities	1,420,002	3,773,559	2,353,557	165.7%

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Cash Flows from Operating Activities

Net cash used in operating activities in 2021 consisted of S$1.9 million of net losses, a S$0.3 million positive impact from non-cash items, and a S$0.4 million net cash outflow in change of assets and liabilities due to the timing of when amounts came due.

Net cash used in operating activities in 2020 consisted of S$2.1 million of net losses and a S$0.3 million positive impact from non-cash items and a S$0.2 million net cash inflow in change of assets and liabilities due to the timing of when amounts came due.

Cash Flows from Investing Activities

Net cash used in investing activities in 2021 consisted of S$0.04 million, a slight increase from S$0.02 million in 2020, primarily arising from the purchase of property and equipment as a result of team expansion and replacement of equipment. As well as an amount of S$0.9 million due from our shareholder, Vienna Management Ltd was fully repaid and settled in February 2022.

Cash Flows from Financing Activities

Net cash provided by financing activities in 2021 consisted of S$4.7 million in proceeds from the capital contribution of shareholders and repayment of loans and lease liabilities of S$0.9 million. Net cash provided by financing activities in 2020 consisted of S$1.5 million from proceeds from the proceeds from long-term bank loans and S$0.03 million working capital advance from a shareholder, net off repayment of bank loans and lease liabilities of S$0.1 million.

For the six months ended June 30, 2021 and 2022

The following table summarizes our cash flows for the periods indicated:

	For the six months ended June 30,		Variance
	2021	2022	Amount	%
Net cash (used in) operating activities	(737,454)	(291,562)	445,892	(60.5)%
Net cash (used in) / provided by investing activities	(16,283)	857,560	873,843	N.M.
Net cash provided by/ (used in) financing activities	891,353	(17,872)	(909,225)	N.M.

Cash Flows from Operating Activities

Net cash used in operating activities in the first six months of 2022 consisted of S$0.9 million of net losses, a S$0.1 million positive impact from non-cash items, and a S$0.6 million net cash inflow in change of assets and liabilities due to the timing of when amounts came due. This resulted in a net cash outflow for operating activities of S$0.3 million, a 60.5% or S$445,892 reduction from the same period in 2021, primarily attributable to the increase in contract liability of S$951,187 for Emerging and Other Services as Mr. Loh’s advance payment.

Cash Flows from Investing Activities

Net cash inflow in investing activities in the first six months of 2022 consisted of S$0.9 million, primarily arising from the repayment of an amount of S$0.9 million due from our shareholder, Vienna Management Ltd that was settled in February 2022.

Cash Flows from Financing Activities

Net cash provided by financing activities in the first six months of 2022 consisted of S$0.3 million in proceeds from shareholder loan facility, a repayment of bank loans of S$0.2 million, and deferred IPO expenses of S$0.1 million incurred.

Contractual Obligations

For the year ended December 31, 2020 and 2021

Contractual obligations are cash amounts that we are obligated to pay as part of certain contracts that we have entered into during the normal course of business. Below are tables that shows the bank loans’ obligation and contractual lease obligations as of December 31, 2021:

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Outstanding balances of bank loans consist of the following:

Bank Name	Drawn/Maturities	Interest Rate	Collateral/Guarantee	December 31, 2020 SGD	December 31, 2021 SGD	December 31, 2021 USD
CIMB Bank Berhad, Singapore Branch	August 2020 /August 2023	3.00%	Guaranteed by Ms. Rhonda Wong, Chief Executive Officer and Director of the Company and Ms. Race Wong, Chief Operating Officer and Director of the Company	89,327	56,663	41,910
DBS Bank Ltd.	June 2020 /June 2025	3.00%	Guaranteed by Ms. Rhonda Wong, Chief Executive Officer and Director of the Company and Anthill, major shareholder of the Company	906,605	715,566	529,265
Maybank Singapore Limited	November 2020/November 2025	2.75%	Guaranteed by Ms. Rhonda Wong, Chief Executive Officer and Director of the Company and Ms. Race Wong, Chief Operating Officer and Director of the Company	393,774	317,934	235,158
Total				1,389,706	1,090,163	806,333
Bank loans, current portion				299,543	299,543	221,555
Bank loans, non-current portion				1,090,163	790,620	584,778

Interest expense for the years ended December 31, 2020 and 2021 amounted to S$16,627 and S$36,696 (US$27,142) respectively.

The maturities schedule is as follows:

Twelve months ending December 31,

	SGD	USD
2022	299,543	221,555
2023	289,819	214,363
2024	266,879	197,396
2025	233,922	173,019
Total	1,090,163	806,333

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Lease commitments

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which results in an economic penalty.

The Company has two property lease agreements with lease terms ranging for one year and ten years, respectively. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Upon adoption of ASU 2016-02, no right-of-use (“ROU”) assets nor lease liability was recorded for the lease with a lease term of one year.

For the years ended December 31, 2020 and 2021, there were no rent expenses for the short term lease.

The Company’s commitment for minimum lease payments under the operating lease that is within twelve months as of December 31, 2021 as follow:

Twelve months ending December 31,	Minimum lease payment
2022	80,000
2023 – 2026 thereafter	-
Total future lease payment	80,000
Amount representing interest	(860)
Present value of operating lease liabilities	79,140
Less: current portion	79,140
Long-term portion	-

The following summarizes other supplemental information about the Company’s operating lease as of December 31, 2021:

Weighted average discount rate	2.84%
Weighted average remaining lease term (years)	0.5 years

For the year ended December 31, 2021 and the six months ended June 30, 2022

Contractual obligations are cash amounts that we are obligated to pay as part of certain contracts that we have entered during the normal course of business. Below are tables that show the bank loans’ obligations and contractual lease obligations as of December 31, 2021 and June 30, 2022:

Outstanding balances of bank loans consist of the following:

Bank Name	Drawn/ Maturities	Interest Rate	Collateral/Guarantee	December 31, 2021 SGD	June 30, 2022 SGD	June 30, 2022 USD
CIMB Bank Berhad, Singapore Branch	August 2020 /August 2023	3.00%	Guaranteed by Ms. Rhonda Wong, Chief Executive Officer and Director of the Company and Ms. Race Wong, Chief Operating Officer and Director of the Company	56,663	39,960	28,742
DBS Bank Ltd.	June 2020 /June 2025	3.00%	Guaranteed by Ms. Rhonda Wong, Chief Executive Officer and Director of the Company and Anthill, major shareholder of the Company	715,566	617,878	444,421
Maybank Singapore Limited	November 2020/November 2025	2.75%	Guaranteed by Ms. Rhonda Wong, Chief Executive Officer and Director of the Company and Ms. Race Wong, Chief Operating Officer and Director of the Company	317,934	279,225	200,838
Total				1,090,163	937,063	674,001
Bank loans, current portion				299,543	313,016	225,143
Bank loans, non-current portion				790,620	624,047	448,858

Interest expenses of bank loans for the six months ended June 30, 2021 and 2022 amounted to S$19,446 and S$15,022 (US$10,805) respectively.

The maturities schedule is as follows:

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Twelve months ending June 30,

	SGD	USD
2023	313,016	225,143
2024	292,923	210,691
2025	295,652	212,653
2026	35,472	25,514
Total	937,063	674,001

Lease commitments

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which results in an economic penalty.

The Company has two property lease agreements with lease terms ranging for one year and ten years, respectively. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Upon adoption of ASU 2016-02, no right-of-use (“ROU”) assets nor lease liability was recorded for the lease with a lease term of one year.

For the six months ended June 30, 2021 and 2022, there were no rent expenses for the short term lease.

The Company’s commitment for minimum lease payments under the operating lease that is within twelve months as of June 30, as follow:

Twelve months ending June 30,	Minimum lease payment
2023	326,942
2024	333,729
2025	282,822
2026	-
2027 thereafter	-
Total future lease payment	943,493
Amount representing interest	(24,413)
Present value of operating lease liabilities	919,080
Less: current portion	313,035
Long-term portion	606,045

The following summarizes other supplemental information about the Company’s operating lease as of June 30, 2022:

Weighted average discount rate	2.84%
Weighted average remaining lease term (years)	2.5 years

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of December 31, 2020, December 31, 2021, June 30, 2022.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements and unaudited interim condensed consolidated financial statements. These financial statements and unaudited interim condensed consolidated financial statements are prepared in accordance with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities and revenue and expenses, to disclose contingent assets and liabilities on the date of the consolidated financial statements and unaudited interim condensed consolidated financial statements, and to disclose the reported amounts of revenue and expenses incurred during the financial reporting period. The most significant estimates and assumptions include the valuation of accounts receivable, advances to suppliers, useful lives of property and equipment, the recoverability of long-lived assets, provision necessary for contingent liabilities, and revenue recognition. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe critical accounting policies as disclosed in this prospectus reflect the more significant judgments and estimates used in preparation of our consolidated financial statements and unaudited interim condensed consolidated financial statements.

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The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements and unaudited interim condensed consolidated financial statements:

Cash and cash equivalents

Cash and cash equivalents primarily consist of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. Cash and cash equivalents also consist of funds earned from the Company’s operating revenues which were held at third party platform fund accounts which are unrestricted as to immediate use or withdrawal. The Company maintains most of its bank accounts in Singapore and Malaysia.

Accounts receivable and allowance for doubtful accounts

Accounts receivable include trade accounts due from customers. Accounts are considered overdue after 90 days. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of December 31, 2020 and 2021, the Company made S$3,712 and S$23,210 (US$17,167) allowance for doubtful accounts for accounts receivable, respectively. As of December 31, 2021 and June 30, 2022, the Company made S$23,210 and S$13,810 (US$9,933) allowance for doubtful accounts for accounts receivable, respectively.

Prepayments

Prepayments are mainly payments made to vendors or services providers for future services that have not been provided and prepaid rent. These amounts are refundable and bear no interest. Management reviews its prepayments on a regular basis to determine if the allowance is adequate and adjusts the allowance when necessary. As of December 31, 2020, December 31, 2021, and June 30, 2022, no allowance was deemed necessary.

Deferred IPO costs

Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include legal fees related to the registration drafting and counsel, consulting fees related to the registration preparation, the SEC filing and print related costs. As of June 30,2022, the Company did not conclude its IPO. During the six months ended June 30, 2022, the Company recorded a charge of S$138,960 (US$99,950) related to the IPO. As of December 31, 2020, December 31,2021 and June 30, 2022, the accumulated deferred IPO cost was Nil, Nil and S$138,960 (US$99,950), respectively.

Deposits

Deposits are mainly for rent, utilities and money deposited with certain vendors. These amounts are refundable and bear no interest. The short-term deposits usually have a one-year term and are refundable upon contract termination. The long-term deposits are refunded from suppliers when terms and conditions set forth in the agreements have been satisfied.

Other current assets, net

Other current assets, net, primarily consists of other receivables from third parties. These other receivables are unsecured and are reviewed periodically to determine whether their carrying value has become impaired.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Expected useful lives
Leasehold improvements	lesser of lease term or expected useful life
Office furniture and fittings	3 years
Office equipment	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements and unaudited interim condensed consolidated financial statements of operations and comprehensive loss. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

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Impairment for long-lived assets

Long-lived assets, including property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, we would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of December 31, 2020, December 31, 2021 and June 30, 2022, no impairment of long-lived assets was recognized.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments included in current assets and current liabilities are reported in the consolidated and unaudited interim condensed consolidated balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

Revenue recognition

Effective January 1, 2020, the Company adopted ASC Topic 606, Revenue from Contracts with Customers, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for reporting periods beginning after January 1, 2020 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to January 1, 2020. The effect from the adoption of ASC Topic 606 was not material to the Company’s consolidated financial statements.

The five-step model defined by ASC Topic 606 requires the Company to:

(1) identify its contracts with customers;

(2) identify its performance obligations under those contracts;

(3) determine the transaction prices of those contracts;

(4) allocate the transaction prices to its performance obligations in those contracts; and

(5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the client in an amount that reflects the consideration expected in exchange for those services.

We enter into service agreements with its customers that outline the rights, responsibilities, and obligations of each party. The agreements also identify the scope of services, service fees, and payment terms. Agreements are acknowledged and signed by both parties. All the contracts have commercial substance, and it is probable that the Company will collect considerations from its customers for service components.

We have utilized the allowable practical expedient in the accounting guidance and elected not to capitalize costs related to obtaining contracts with customers with durations of less than one year. We do not have significant remaining performance obligations.

We derive its revenues from two sources: (1) revenue from brokerage services, and (2) revenue from emerging and other services.

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1)	Brokerage services

We earn brokerage services revenue from provision of brokerage and documentation services for buying, selling, and leasing and renting properties. We recognize commission-based brokerage revenue upon closing of a brokerage transaction and concurrently issues invoice. The transaction price is generally calculated by taking the agreed upon commission rate and applying that to the home’s selling price. Brokerage revenue primarily contains a single performance obligation that is satisfied upon the closing of a transaction, at which point the entire transaction price is earned. We are not entitled to any commission until the performance obligation is satisfied and are not owed any commission for unsuccessful transactions, even if services have been provided. The Company is considered to be the principal agent as it has the right to determine the service price and to define the service performance obligations, it has control over services provided and it is fully responsible for fulfilling the agency services pursuant to the housing agency service contracts it signed with the housing customers. Accordingly, the Company accounts for the commissions from these agency service contracts on a gross basis, with any commissions paid to other brokerage firms recorded as a cost of revenue. Typical payment terms set forth in the invoice is within 30 days.

2)	Emerging and other services

We generate revenues from emerging and other services such as financial services and home renovation and furnishing services. Service fees for emerging and other services are generally recognized as revenues when services are provided.

Contract Balances

Timing of revenue recognition may differ from the timing of invoicing to customers. For certain services, customers are required to pay before the services are delivered. The Company recognizes a contract asset or a contract liability in the consolidated and unaudited interim condensed consolidated balance sheets, depending on the relationship between the Group’s performance and the customer’s payment.

The Company classifies its right to consideration in exchange for services transferred to a customer as either a receivable or a contract asset. A receivable is a right to consideration that is unconditional as compared to a contract asset which is a right to consideration that is conditional upon factors other than the passage of time. The Company recognizes accounts receivable in its consolidated and unaudited interim condensed consolidated balance sheets when it performs a service in advance of receiving consideration and if it has the unconditional right to receive consideration. The Company did not have any capitalized contract cost as of December 31, 2020, December 31, 2021 and June 30, 2022.

Contract liabilities are recognized if the Company receives consideration in advance of performance, which is mainly in relation to emerging and other services. The Company expects to recognize a significant majority of this balance as revenue over the next 12 months, and the remainder thereafter. As of December 31, 2020 and 2021, the contract liabilities of the Company amounted to S$7,995 and S$78,340, respectively. As of June 30, 2022, the contract liabilities of the Company amounted to S$1,029,527 (US$ 740,507).

Cost of revenue

Cost of revenue consists primarily of personnel costs (including base pay and benefits), commission fee, property listing fee, referral fee and subcontracting cost.

Advertising expenditures

Advertising expenditures are expensed as incurred and such expenses were minimal for the periods presented. Advertising expenditures have been included as part of selling and marketing expenses. For the years ended December 31, 2020 and 2021, the advertising expense amounted to S$769,904 and S$845,793 (US$625,587), respectively. For the six months ended June 30, 2021 and 2022, the advertising expense amounted to S$384,158 and S$533,365 (US$383,633), respectively.

Technology and development

Technology and development expenses primarily include personnel costs (including base pay, bonuses, and benefits), platform development, and maintaining and improving our website and mobile application development costs. We expense research and development costs as incurred and record them in technology and development expenses.

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Selling and marketing expenses

Selling and marketing expenses mainly consist of promotion and marketing expenses, media expenses for online and traditional advertising, as well as labor costs. For the years ended December 31, 2020 and 2021, the Company’s selling and marketing expenses were S$1,183,380 and S$1,717,470, respectively. For the six months ended June 30, 2021 and 2022, the Company’s selling and marketing expenses were S$691,144 and S$1,003,189 ($721,563), respectively.

Employee compensation

Singapore

(1)	Defined contribution plan

The Company participates in the national pension schemes as defined by the laws of Singapore’s jurisdictions in which it has operations. Contributions to defined contribution pension schemes are recognized as an expense in the period in which the related service is performed.

(2)	Employees leave entitlement

Employee entitlements to annual leave are recognized as a liability when they are accrued to the employees. The undiscounted liability for leave expected to be settled wholly within the reporting period.

Malaysia

The full-time employees of the Company are entitled to the government mandated defined contribution plan. The Company is required to accrue and pay for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant government regulations, and make cash contributions to the government mandated defined contribution plan.

Government Grant

Government grants as the compensation for expenses already incurred or for the purpose of giving immediate financial support to the Company during the COVID-19 pandemic. The government evaluates the Company’s eligibility for the grants on a consistent basis, and then makes the payment. Therefore, there are no restrictions on the grants.

Government grants are recognized when received and all the conditions for their receipt have been met and are recorded as part of Other Income. The grants received were S$565,979 and S$492,404 for the years ended December 31, 2020 and 2021, respectively from the Singapore Government. The grants received were S$257,143 and S$205,113 ($147,531) for the six months ended June 30, 2021 and 2022, respectively from the Singapore Government.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments. Management has determined that the Company operates in a single segment because there is only one Chief Operating Decision Maker (“CODM”) for the Company who sis the Company’s Chief Executive Officer. Operating and financial metrics are applied to the entire Company as whole because there is only one segment. In the event that the Company determines that there is more than one segment, the Company will disclose how it has determined there is more than one segment and disclose the relevant metrics for measurement of performance.

Leases

The Company adopted ASC 842 on January 1, 2019. The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, and operating lease liability, non-current in the Company’s consolidated and unaudited interim condensed consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option, if any. As the Company’s leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company has elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less and does not include a purchase option that is reasonably certain to exercise, the Company elected not to apply ASC 842 recognition requirements; and (ii) the Company elected to apply the package of practical expedients for existing arrangements entered into prior to January 1, 2019 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and(c) initial direct costs.

Income taxes

The Company accounts for income taxes in accordance with U.S. GAAP for income taxes. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated and unaudited interim condensed consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax for the years ended December 31, 2020 and 2021. The Company had no uncertain tax positions for the years ended December 31, 2020 and 2021. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. No penalties and interest incurred related to underpayment of income tax for the six months ended June 30, 2022. The Company had no uncertain tax positions for the six months ended June 30, 2022. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

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Comprehensive loss

Comprehensive loss consists of two components, net loss and other comprehensive loss. Other comprehensive loss refers to revenues, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net loss. Other comprehensive loss consists of a foreign currency translation adjustment resulting from the Company not using the United States dollar as its functional currencies.

Loss per share

The Company computes loss per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net loss divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended December 31, 2020, December 31, 2021 and six months ended June 30,2022, there were no dilutive shares.

Convertible notes

The Company evaluates its convertible notes to determine if those contracts or embedded components of those contracts qualify as derivatives. The result of this accounting treatment is that the fair value of the embedded derivative is recorded at fair value each reporting period and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statements of operations as other income or expense.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 “Debt with Conversion and Other Options.” In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and the Company amortizes the discount to interest expense, over the life of the debt.

Related party transactions

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes its liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Concentration of risk

For the years ended December 31, 2020 and 2021

Concentration of credit risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and cash equivalents and account receivable. We place our cash and cash equivalents with financial institutions with high credit ratings and quality.

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Accounts receivable primarily comprise of amounts receivable from the service customers. The Company conducts credit evaluations of customers, and generally does not require collateral or other security from our customers. We establish an allowance for doubtful accounts primarily based upon the factors surrounding the credit risk of specific customers.

Concentration of customers

None of customers contributed more than 10% of revenue or none of the customers consisted of more than 10% of account receivables for the respective year.

Concentration of vendors

For the year ended December 31, 2020, one vendor, who is a provider of trustee service for Singapore Real Estate Investment Trusts (“REITs”), accounted for 66.8% of the account payable. For the year ended December 31, 2021, one vendor accounted for 15.4% of the account payable.

For the year ended December 31, 2020, one vendor, who is a provider of trustee service for Singapore Real Estate Investment Trusts (“REITs”), accounted for 18.7% of the Company’s total purchases. For the year ended December 31, 2021, one vendor, who is a reputable global internet company focusing on search engine technology, on-line advertising, and other computing technologies, accounted for 31.2% of the Company’s total purchases.

For the six months ended June 30, 2021 and 2022

Concentration of credit risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and cash equivalents and account receivable. We place our cash and cash equivalents with financial institutions with high credit ratings and quality.

Accounts receivable primarily comprise of amounts receivable from the service customers. The Company conducts credit evaluations of customers, and generally does not require collateral or other security from our customers. We establish an allowance for doubtful accounts primarily based upon the factors surrounding the credit risk of specific customers.

Concentration of customers

None of the customers consisted of more than 10% of account receivables as of December 31, 2021 and June 30, 2022, respectively.

For the six months ended June 30, 2022, one major customer, Mr. Loh Kim Kang David, a shareholder and the Chairman of the board of Directors accounted for 30.9% of the Company’s total revenue. None of the customers contributed more than 10% of revenue for six months ended June 30, 2021. Details will be disclosed in the “Related Party Transactions”.

Concentration of vendors

As of December 31, 2021, one vendor, a construction and development company, accounted of 15.4% of the Company’s account payable. As of ended June 30, 2022, two vendors contributed more than 10% of accounts payable. One is a local company providing management consultancy services with development of software and applications, accounting for 13.9% and another, a construction and development company, accounted for 14.7%, respectively.

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For the six months ended June 30, 2021, one vendor, who is a reputable global internet company focusing on search engine technology, on-line advertising, and other computing technologies, accounted for 26.9% of the Company’s total purchases. For the six months ended June 30, 2022, there were two vendors contributed more than 10% of purchases. One is a reputable global internet company focusing on search engine technology, on-line advertising, and other computing technologies, and accounted for 14.1% of the Company’s total purchases and the other is construction and development company, which accounted for 12.0% of the Company’s purchases, respectively.

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jump start Our Business Start-ups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In June 2016, the FASB amended guidance related to the impairment of financial instruments as part of ASU2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which will be effective January 1, 2020. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments - Credit Losses, which clarified that receivables from operating leases are not within the scope of Topic 326 and instead, impairment of receivables arising from operating leases should be accounted for in accordance with Topic 842. On May 15, 2019, the FASB issued ASU 2019-05, which provides transition relief for entities adopting the Board’s credit losses standard, ASU 2016-13. Specifically, ASU 2019-05 amends ASU 2016-13 to allow companies to irrevocably elect, upon adoption of ASU 2016-13, the fair value option for financial instruments that (1) were previously recorded at amortized cost and (2) are within the scope of the credit losses guidance in ASC 326-20, (3) are eligible for the fair value option under ASC 825-10, and (4) are not held-to-maturity debt securities. For entities that have adopted ASU 2016-13, the amendments in ASU 2019-05 are effective for fiscal years beginning after December 15, 2019, including interim periods therein. An entity may early adopt the ASU in any interim period after its issuance if the entity has adopted ASU 2016-13. For all other entities, the effective date will be the same as the effective date of ASU 2016-13. In November 2019, the FASB issued ASU 2019-11, “Codification Improvements to Topic 326, Financial Instruments – Credit Losses.” ASU 2019-11 is an accounting pronouncement that amends ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The ASU 2019-11 amendment provides clarity and improves the codification to ASU 2016-03. The pronouncement would be effective concurrently with the adoption of ASU 2016-03. The pronouncement is effective for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years. In February 2020, the FASB issued ASU No. 2020-02, which provides clarifying guidance and minor updates to ASU No. 2016-13 – Financial Instruments – Credit Loss (Topic 326) (“ASU 2016-13”) and related to ASU No. 2016-02 - Leases (Topic 842). ASU 2020-02 amends the effective date of ASU 2016-13, such that ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact this ASU will have on its consolidated and unaudited interim condensed consolidated financial statements and related disclosures.

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On December 18, 2019, the FASB issued ASU No. 2019-12, Income taxes (Topic 740), Simplifying the Accounting for Income Taxes. This guidance amends ASC Topic 740 and addresses several aspects including 1) evaluation of step-up tax basis of goodwill when there is not a business combination, 2) policy election to not allocate consolidated taxes on a separate entity basis to entities not subject to income tax, 3) accounting for tax law changes or rates during interim periods, 4) ownership changes from equity method investment to subsidiary or vice versa, 5) elimination of exception to intrapetrous allocation when there is gain in discontinued operations and a loss from continuing operations, and 6) treatment of franchise taxes that are partially based on income. The amendments in this Update are effective for the Company for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company is evaluating the impact of this guidance on its consolidated and unaudited interim condensed consolidated financial statements and related disclosures. The Company is evaluating the impact of this guidance on its consolidated and unaudited interim condensed consolidated financial statements and related disclosures.

In October 2020, the FASB issued ASU 2020-08, “Codification Improvements to Subtopic 310-20, Receivables—Non-refundable Fees and Other Costs”. The amendments in this Update represent changes to clarify the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. ASU 2020-08 is effective for the Company for fiscal years beginning after December 15, 2021 and unaudited periods within fiscal years beginning after December 15, 2022. All entities should apply the amendments in this Update on a prospective basis as of the beginning of the period of adoption for existing or newly purchased callable debt securities. These amendments do not change the effective dates for Update 2017-08. The Company is currently evaluating the impact of this new standard on the Company’s consolidated and unaudited interim condensed consolidated financial statements and related disclosures.

In October 2020, the FASB issued ASU 2020-10, “Codification Improvements”. The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. ASU 2020-10 is effective for the Company for fiscal years beginning after December 15, 2021 and unaudited periods within fiscal years beginning after December 15, 2022.The amendments in this Update should be applied retrospectively. The Company does not expect the adoption of this standard to have a material impact on its consolidated and unaudited interim condensed consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated and unaudited interim condensed consolidated balance sheets, consolidated and unaudited interim condensed consolidated statements of operations and comprehensive loss and consolidated and unaudited interim condensed consolidated statements of cash flows.

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HISTORY AND CORPORATE STRUCTURE

Our Group’s history can be traced back to 2015 when Ms. Rhonda Wong and Ms. Race Wong saw an opportunity to develop a data and technology-driven property technology platform. Ohmyhome (S) was therefore initially established to carry on the provision of a self-served platform for users to list and search homes. Since then, we have grown into a one-stop-shop property platform covering a comprehensive range of property services and solutions, which comprises brokerage services and emerging and other services, such as home renovation and furnishing services, listing and research, mortgage referral, legal services and insurance referral services.

Corporate Structure

Our Company was incorporated in the Cayman Islands on July 19, 2022 under the Companies Act as an exempted company with limited liability. Our authorized share capital is US$500,000 divided into 500,000,000 Ordinary Shares, with a par value of US$0.001 each. Prior to our Group’s reorganization, Ohmyhome (S) was the holding company of our Group. Our subsidiaries in Singapore, namely, Ohmyhome (R), Ohmyhome (I), Cora.Pro and Ganze, are wholly-owned subsidiaries of Ohmyhome (S). Ohmyhome (S) also has a 49% interest in Ohmyhome (M), and an indirect interest of 24% in Ohmyhome (RL) (through the 49% interest in Ohmyhome (RL) held by Ohmyhome (M)).

As part of our Group’s internal reorganization for the purposes of the listing, Ohmyhome (BVI) was incorporated in the BVI on July 27, 2022 with limited liability, authorized to issue up to a maximum of 50,000 ordinary shares of a single class without par value. Ohmyhome (BVI) is a wholly-owned subsidiary of our Company.

Pursuant to a restructuring agreement dated November 30, 2022, each of Anthill and the Other Existing Shareholders transferred their respective shares in Ohmyhome (S), representing in aggregate 100% of the issued share capital of Ohmyhome (S), to Ohmyhome (BVI). The consideration for the share transfers was satisfied by the allotment and issuance of 14,999,999 Ordinary Shares in aggregate to Anthill and the Other Existing Shareholders, each credited as fully paid.

Upon completion of the reorganization, our Company became the holding company of our Group and we became owned as to 9,390,406; 284,806; 58,693; 344,593; 591,395; 230,215; 1,785,941; 460,429; 118,662; 122,307; 1,227,446; 292,280; 301,120; 625,024 and 416,683 Ordinary Shares by Anthill, Ang Yen Ney, Anthony Craig Bolger, Ong Eng Yaw, Primefounders Pte. Ltd., Teo Khiam Chong, Vienna Management Ltd., Wang Yu Huei, K3 Ventures Pte. Ltd., Lee Kwi Thai, GEC Tech Ltd., Chew Kwee San, Fong Cheng Kee, Swettenham Blue Pte. Ltd. and Tsai Chun-Chia, respectively.

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Organization Chart

The chart below sets out our corporate structure.

Note 1: The remaining 51% interest is held by Ms. Wong Wan Chin, sister of Ms. Rhonda Wong and Ms. Race Wong.

Note 2: The remaining 51% interest is held by Ohmyhome Principal Sdn. Bhd., a company owned equally by Khor Siew Keng and Mun Shei Ngee respectively, both Independent Third Parties.

*Where less than 50% of the equity of an investee is held, the Company (through its subsidiaries) holds significantly more voting rights than any other vote holder or organized company of vote holders. An assessment has been made, taking into account all the factors relevant to the relationship with the investee, to ascertain control has been established and the investee should be consolidated as a subsidiary of the Company.

Entities

A description of our principal operating subsidiaries are set out below.

Ohmyhome (S)

On June 12, 2015, Ohmyhome (S) was incorporated in Singapore as a private company limited by shares. Ohmyhome (S) commenced business on May 21, 2016 and is principally engaged in the provision of a one-stop-shop property platform for our customers. As part of a group reorganization on November 30, 2022, Ohmyhome (S) became an indirect wholly-owned subsidiary of our Company.

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Ohmyhome (I)

On March 5, 2020, Ohmyhome (I) was incorporated in Singapore as a private company limited by shares. Ohmyhome (I) was initially established to provide home insurance services to house users. Ohmyhome (I) does not have operations now. As part of a group reorganization on November 30, 2022, Ohmyhome (I) became an indirect wholly-owned subsidiary of our Company.

Ohmyhome (R)

On March 5, 2020, Ohmyhome (R) was incorporated in Singapore as a private company limited by shares. Ohmyhome (R) commenced business on March 6, 2020 and is the renovation arm of our Group principally engaged in design and build, project management for interior decoration projects for residential and commercial units. As part of a group reorganization on November 30, 2022, Ohmyhome (R) became an indirect wholly-owned subsidiary of our Company.

Cora.Pro

On May 21, 2020, Cora.Pro was incorporated in Singapore as a private company limited by shares. Cora.Pro was established to distribute a product developed by us which is mainly used as a platform for property management firms and developers to facilitate communication, facility booking, fee and tax payments. As part of a group reorganization on November 30, 2022, Cora.Pro became an indirect wholly-owned subsidiary of our Company.

Ganze

On December 7, 2021, Ganze was incorporated in Singapore as a private company limited by shares. Ganze was established as the renovation arm of our Group, engaged in interior decoration projects of high-end residential and commercial units. As part of a group reorganization on November 30, 2022, Ganze became an indirect wholly-owned subsidiary of our Company.

Ohmyhome (M)

On January 17, 2019, Ohmyhome (M) was incorporated in Malaysia as a private company limited by shares. Ohmyhome (M) was established as a subsidiary of Ohmyhome (S), principally engaging in the provision of a one-stop-shop property platform for our customers in Malaysia. As part of a group reorganization on November 30, 2022, Ohmyhome (M) became an indirect 49%-owned subsidiary of our Company.

Ohmyhome (RL)

On January 17, 2019, Ohmyhome (M) was incorporated in Malaysia as a private company limited by shares. Ohmyhome (RL) was established as a subsidiary of Ohmyhome (M), mainly providing licensed property brokerage services to our customers in Malaysia. As part of a group reorganization on November 30, 2022, Ohmyhome (RL) became an indirect 24%-owned subsidiary of our Company.

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INDUSTRY OVERVIEW

All the information and data presented in this section have been derived from Frost & Sullivan Limited (“Frost & Sullivan”)’s industry report commissioned by us entitled “The Interconnect Product Market Independent Market Research” (the “Frost & Sullivan Report”) unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

OVERVIEW OF MACROECONOMIC ENVIRONMENT

Number of private residential new sale units in Singapore

The number of private residential new sale units has increased from 7,972.0 units to 13,027.0 units from 2016 to 2021, representing a CAGR of approximately 10.3%.

Source: The Frost & Sullivan Report

Resale market on private residential units and HDB flats in Singapore

The number of private residential resale units has increased from 8,406 units in 2016 to 20,530 units in 2021, representing a CAGR of approximately 19.6%.

On the other hand, in 2021, there were around 31.0 thousand resale units of HDB flats, representing a CAGR of 8.3% from 2016 to 2021. In 2021, the number of HDB resale unit reached 31,000 units in 2021, with a new record set at S$1.4 million for a unit. The higher number of HDB resale flat transactions in 2021 was attributable to (i) the mortgage rate maintaining at a low level during the year; (ii) delays in new build-to-order units by HDB with some buyers switching to resale units; and (iii) buyers pursuing more spacious units with affordable price and the soaring prices of private residential units.

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Source: The Frost & Sullivan Report

Leasing transactions of private residential units

The leasing transaction volume of private residential units in Singapore has increased from 82,643 units to 98,605 units from 2016 to 2021, representing a CAGR of approximately 4.5%.

The leasing transaction volume of HDB units in Singapore has declined slightly from 44,530 units in 2016 to 42,623 units in 2021, representing a CAGR of approximately -0.2%.

Source: The Frost & Sullivan Report

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Total number of property agents and property agencies

The number of property agents in Singapore has increased from 28,397 person to 32,414 person from 2016 to 2021, representing a CAGR of approximately 2.7%, the on-going increase in housing supply and growing transactions in the secondary market contribute to the overall demand in the industry for services from property agents, leading to the gradual increase in the total number of property agents. The transactions per agent have increased from 5.7 transactions per agent to 6.3 transactions per agent from 2016 to 2021. Total number of real estate agencies/ brokerages has declined from 1,344 to 1,102 from 2016 to 2021. The market consolidation is a result of large players exceling in their economies of scale to capture greater market share, and this has led to the slight decrease in the number of real estate agencies/brokerages.

Source: The Frost & Sullivan Report

MARKET OVERVIEW OF PROPERTY SERVICES IN SINGAPORE

Definition and Classification

The property market in Singapore can be categorized into primary and secondary markets. Primary property market represents the market for newly constructed properties where sellers are generally real estate developers. Secondary property market refers to the market for existing properties where the sellers are generally not real estate developers. During 2016 to 2021, the number of resale units of private residential housing and HDB housing have recorded robust growth at CAGRs of 19.6% and 8.3% respectively, serving as impetus to the property services market in Singapore. Property services providers serve as an intermediary platform facilitating transactions between buyers and sellers of properties. There are two business models seen in Singapore:

i. Traditional agency model, where individual property agents working under a property agents company, handles the deal sourcing, servicing, and receives the majority of the commission. Business players operated under such model provide basic brokerage services.

ii. Online-to-offline integrated property solutions model, where business players operated under such model establish presence in both brick-and-mortar platform and online platform. It integrates technology-empowered online commerce and offline commerce to foster an interdependent and omni-channel experience to end-consumer. Service providers commonly adopt O2O model with a view to transcend the boundaries and heterogeneity between online and offline channels through technical and operational means, whereby customers can transact their property and access other services such as mortgage, legal, renovation and more on a single platform. Data is also aggregated across customers and along their journey as they engage more services.

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There are two typical types of additional services provided or facilitated by the aforementioned types of industry players, including:

Ø	Value-added services, which are transaction-related services including documentation, informative resources provision, as well as connecting and referring on-site service providers of mortgage, legal conveyancing, home insurance, with respective downstream clientele i.e., property owners and tenants;

Ø	Interior design and fitting-out services, refers to the process to enhance the ambience of interior space visually and functionally. In general, it includes a specific scope of design and decorating works ranging from design drawings, site works, and post-design consultancy and supervisory services performed by professional practitioners. It also covers general work and home services including but not limited to cleaning, painting, house moving, air-conditioning servicing.

Value Chain

Value Chain of Property Services Market
Upstream (Clients)
Midstream (Property Services Platform)
Downstream (Clients)
Primary market property developer
Secondary property seller
Secondary property leaser
Traditional property agencies
Property buyer
Property Tenant
Mortgage service providers
Legal service providers
Insurance service providers
Renovation works and other home services providers
Traditional agency model
Online-to-offline integrated property solutions model
Online-to-offline integrated property solutions
Transaction facilitation
Mortgage
Legal
Renovation works
Insurance

Source: The Frost & Sullivan Report

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The value chain of the property services industry in Singapore comprises the upstream property developer, seller and leaser, midstream individual property service providers or platforms consolidating such services, and downstream property buyer and tenant. There are two business models adopted by industry players, where the processes go through as below:

i. traditional agency model, where property sellers and buyers reach out to the property agencies that provide advertising and basic consultancy services and all the transaction details done are kept to the property agents. All other services required for the transactions, including mortgage, legal, renovation works and insurance, are separately negotiated and engaged by buyers or sellers with each of these service providers, which takes a greater turnaround to have all services fulfilled.

ii. Online-to-offline (O2O) integrated property solutions model is having the solution providers facilitate the selling, buying, leasing and rental transactions by hosting a marketplace platform on the internet, on mobile app posting advertisement as well as through offline channel. They offer one-stop services from advertising, transaction dealing and various value-added services to customers, where property agents delegated are only required to process the transaction negotiation. Integrated one-stop service providers offer services facilitation, referring and connecting service providers in fields such as mortgage, legal, renovation works and insurance to both upstream and downstream customers.

Property agents are individuals providing personalized services on each transaction where they engage closely with clients throughout the transaction. They are often self-hired and are commissioned by the property marketplace platform. Responsibility of property agent varies depending on the business model and duties and responsibilities delegated by the property marketplace platform.

Market size of Property Services in Singapore

Property transaction process is intrinsically complex and lengthy with large information gaps between home buyer/sellers and agents, and various service providers. Property services providers serve in a position to facilitate the matching of buyers and sellers, the negotiations and closing of the rental, sale, and purchase of real estate. Property services providers mainly contribute market efficiency by a) speeding up search and matching, b) engaging in the negotiation of transaction prices, and c) functioning as experts in deals with asymmetric information. Market size of property services in Singapore increased from S$3,780.2 million in 2016 to S$4,740.3 million in 2021, at a CAGR of 4.6%.

With the advent of technology platforms that help bridge the information gaps and provide more transparency and facilitate information and service flow between various market participants, the general trust towards the buying and selling journey and the knowledge and psychological barrier to action by buyers and sellers will be lowered, leading to more transactions in the future. Going forward, with the application of newer technology-based services such as 360-degree view, listing convenience, subscription management etc., the penetration rate of property services among individual users is expected to rise. The market size of property services in Singapore is expected to reach S$ 5,421.4 million in 2026, at a CAGR of 4.0% from 2022 to 2026.

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Market Size of Property Services in Singapore, 2016-2026E

CAGR	2016-2021	2022E-2026E
Existing home sales	16.6%	5.0%
Home rentals	2.5%	0.7%
New home sales	10.3%	4.3%
Home renovation, furnishing and home services	-4.4%	3.4%
Transaction related services	12.4%	4.7%
Total	4.6%	4.0%

SGD Million
6,000
5,000
4,000
3,000
2,000
1,000
0
2016: 3,780.2; 771.1; 214.8; 514.2; 2,112.0; 168.1
2017: 4,000.1; 1,174.5; 216.5; 681.5; 1,701.9; 225.7
2018: 3,776.7; 1,114.8; 235.2; 567.3; 1,649.2; 210.2
2019: 3,717.2; 856.7; 245.2; 639.3; 1,782.9; 193.1
2020: 3,314.7; 977.0; 226.6; 643.8; 1,260.8; 206.5
2021: 4,740.3; 1,665.4; 243.6; 840.2; 1,690.0; 301.1
2022E: 4,639.9; 1,393.5; 253.6; 709.5; 2,028.3; 255.0
2023E: 4,828.1; 1,469.0; 255.3; 741.8; 2,094.4; 267.6
2024E: 5,031.6; 1,544.5; 257.0; 774.0; 2,175.4; 280.7
2025E: 5,229.6; 1,620.0; 258.8; 806.3; 2,250.7; 293.8
2026E: 5,421.4; 1,695.5; 260.5; 838.5; 2,320.0; 306.9
Existing home sales
New home sales
Transaction related services
Home rentals
Home renovation and furnishing & home services

Source: The Frost & Sullivan Report

Market Drivers Analysis

Increasing acceptance of innovative technology-based service: Increasing acceptance of innovative technology-based solutions and services in the real estate industry are expected to be the driving force in the property services market soon. Virtual reality (VR) and augmented reality (AR) technologies are used to offer immersive viewing experience, especially when the buyer or property is overseas. Some real estate brokerages have launched the virtual walkthrough option for iPhone or Android users who own VR headsets. Prospective customers can now take virtual tours online to examine their future homes by getting immersed into high-resolution virtual environments. The technological innovation would serve as the driver to the property services. In addition, the upcoming generations of home buyers and homeowners are less relationship-driven and more technology and convenience-driven when engaging services. This will move the industry away from the traditional agent-centric model to technology-centric model as more customers would choose a platform over an individual agent.

Rising needs for value-added services: With the higher living standards and growing number of residential and commercial buildings in the market, property buyers, sellers, landlords and tenants are having higher expectations and requirements for property services. With the increasingly hectic lifestyle of the working population, they usually have less time for finding, negotiating, and managing multiple service providers, and have an increasing preference over integrated platforms where communication is managed through a single channel. In view of this rising trend, property services providers continue to enhance their service coverage and quality in order to provide clients with more value-added services. For example, property services providers offer a wide array of solutions, including renovations, fitting-out, cleaning, and other agency and advisory services. Property services providers, who can offer a range of quality value-added services, would therefore experience growth.

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Rising housing supply: The Singapore government has raised the land supply for private housing on the confirmed list under the Government Land Sales Program for the second half of 2022 by 26 per cent to 3,505 units. The number of Housing Development Board apartment units in Singapore registered a CAGR of 1.6% from 2016 to 2021 and the number of condominiums and private apartment units in Singapore also recorded a CAGR of 3.5% from 2016 to 2021. The rising housing supply is expected to create the demand for agency and advisory services, as well as fitting-out works. On the other hand, as a general policy, leasehold land will be returned to the State upon lease expiry, to allow it to be rejuvenated for the new social and economic needs of Singaporeans. Increasing number of HDB flats are reaching their 99-year leasehold limit and units will need to be returned to the government for redevelopment. Accordingly, there is expected to be a rising number of younger generations searching for new housing, thus increasing the demand for new housing supply.

Pursuit of quality housing: The median monthly household income in Singapore has grown from S$8,846 in 2016 to S$9,520 in 2021, representing a CAGR of approximately 1.5%. As the household income continues to rise across the nation, property buyers and tenants in Singapore are gradually shifting from their current housing to pursuing a quality one with upgraded living standards and moving to a better geographical location with shortened commute distance and surrounding environment. On the other hand, owners of property in Singapore are willing to spend on home decoration and renovation in order to maximize the usage of space. With the high expectation of customers, the home renovation industry in Singapore is expected to benefit from the growth. It is expected that the pursuit of quality housing will drive the growth of the real estate market and in turn foster the usage and development of the property services industry.

Property development in non-CBD areas: In Singapore, the city center is relatively more developed and saturated while the growing population and incoming immigrants are stimulating the development of city outskirts and non-CBD areas. However, the common lack of knowledge towards these non-CBD areas of buyers and tenants serves as a barrier to the overall transactions. Therefore, buyers and sellers tend to rely on intermediary property services providers with better sales ability and wider sales and geographical coverage to facilitate the liaison and transaction constitution. In turn, the development trend serves as an impetus to the development of property services providers.

Increasing number of households: Singapore is currently experiencing a diminishing average household size of resident households, which has decreased from 3.35 in 2016 to 3.15 in 2021 and according to the continuous trend in the past 5 years, it is expected the average household size would go below 3.0 in the coming 10 years. On the other hand, the total number of households in Singapore has increased from 1.26 million to 1.39 million during 2016 to 2021, representing a CAGR of approximately 2.0%. With the abovementioned factors, as well as the rigid housing demand in Singapore, an increase in the number of households leads to significant new home demand and a continuous opportunity for property services as an essential intermediary facilitating various types of transactions.

Supporting government policies to address housing needs: In Singapore, HDB is committed to helping Singaporeans afford their first home, where home buyers, especially first-time buyers can buy flat from HDB at a subsidized rate, or a resale flat from the open market with the help of housing grants. In 2021, To make housing more affordable and accessible to Singaporeans, the Ministry of National Development and HDB recently announced the implementation of the Enhanced CPF Housing Grant (EHG) where eligible first-time flat buyers enjoy up to $80,000 in housing grants. Accordingly, with the grant and subsidies, demand from home buyers would be underpinned, and property agents and agencies as well as property services providers will benefit from the increase in transactions.

Market Challenge

Fluctuations and uncertainties of the real estate sales and rental market: The demand for property service market in Singapore is highly associated with the prevalence of transactions in both the real estate sales and rental market. The booming growth in the Singapore market has often been coupled with volatility in market conditions and fluctuations in real estate prices. For instance, the Singapore government has promulgated and implemented various policies and measures aimed at regulating the real estate market. For instance, and in recent years, the government has raised for a few times the Additional Buyer’s Stamp Duty (ABSD) and lowered the loan-to-value (LTV), which may affect property buyers’ eligibility and desire to purchase and heightened the financing threshold. These measures have affected and may continue to affect the condition of the real estate market and cause fluctuations in the property services market in Singapore.

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Competition from offline sales agencies: While the booming of online property services is taking up a growing market share, competition from offline sales agency still poses market challenges for online market players. For instance, well-established and sizable real estate developers have been entering into the real estate sales market by developing their in-house sales team in recent years in reaching their targeted customers. On the other hand, certain potential customer groups such as the older age groups with abundant purchasing power and are not accustomed with online servicing models, may demonstrate reluctance in switching to property services platforms that are based principally in mobile app and internet platforms. In turn, existing property service providers may need to formulate marketing strategies in garnering customer base.

Shortage of Expertise and Talented Labor: The provision of online to offline integrated property service is the rising trend and the property services industry faces challenges such as difficulty with recruitment of high-quality staff with experience in online to offline integrated solutions. While at the same time property services companies need sufficient talent reserves to improve service quality and to ensure the expansion of scalability and future development. Property services providers relying on the functionality and core competence of mobile application and internet platform, requires high-caliber labor to continuously develop the service capability.

Competition Overview

The property services market in Singapore is relatively fragmented, with 1,102 agencies established in Singapore as of 2021.

Singapore is at the early stage of the introduction of the online-to-offline property services model which involves end-to-end services along the property seekers’ lifecycle. Under this business model, property seekers discover listings on the digital platform and are then introduced to agents employed by the same company which maintains the digital listing. These agents help the seeker buy their home. The success of competition in property services depends on the ability to continue to attract consumers to the websites and mobile applications. Existing market participants continue to increase their product offerings or develop new products to increase their market shares.

Furthermore, companies with strong brand awareness in international markets or global search engines and social media sites are in a better position to acquire customers by leveraging their existing platform and channels. With economies of scale, large-scale players can devote greater technical and other resources and have a more accelerated time frame for deployment and leverage their existing user bases and proprietary technologies to provide products and services.

With the operational capabilities and extensive experience in handling a vast amount of transactions in Singapore, on average, the Group is able to complete more than half of the transactions within 7 days. Such transaction includes the process of property advertising and hosting, receipt of deposit payment and signing of option to purchase agreement, while the industry average turnaround is normally 14-60 days. On the other hand, the Group’s in-house agents are among the top 1% of property agents in terms of sales value per year, these property agents are able to complete approximately 69 deals per year in 2021, whereas industry average is approximately 6.3 deals per year in 2021.

Entry Barriers

Economies of scale: Economies of scale are pivotal for property services providers to garner a strategic edge and operational efficiency over their competitors. Larger-scale services providers leverage capital to invest in advanced technology to streamline operating procedures and enhance efficiency. Market participants continue to provide technical support, cost-effective and high-quality services to customers to meet their needs, to build up their competitive advantage and raise the entry barriers to the property services market.

Technological capabilities: Established market participants continue to invest in cutting-edge technology, including data analytics, artificial reality, and virtual reality technology to improve user experience, achieve user-oriented marketing strategy, and increase operational efficiency. The existing market participants can use the massive amount of data generated by their platforms to improve the online platform and broader product offering.

Customer loyalty and reputation: Apart from quality and variety of offering, nurturing customer loyalty ensures a sustainable source of income. Loyal customers are more willing to spend generously and repeatedly due to their positive prior purchase experience. These customers are also more likely to refer new customers to the service providers. Notable industry players are proficient in offering personalized content, product recommendations and incentivized and targeted promotions to attain loyal customers. In the long run, service providers that engage actively in loyalty building programs could establish business credibility and reputation, which in turn amplify the competitive advantage over other competitors.

Online-to-offline integrated capabilities: Online-to-Offline (O2O) is a business model adopted by property service with established presence in both brick-and-mortar platform and online platform. It integrates online commerce and offline commerce to foster an interdependent and omni-channel experience to end-consumer. Service providers commonly adopt an O2O model with a view to transcend the boundaries and heterogeneity between online and offline channels through technical and operational means, whereby customers are able go through the transaction in either and across channels pursuant to their preference. In order to implement the O2O business model, extensive efforts are required on topics such as workflow and workforce management, online-offline system integration, communication channel customer relationship management, dashboard reporting, information system infrastructures. With the optimal execution of O2O business model, industry players can generate efficient workflow and greater and wider source of revenue. Such transformation possesses significant barriers, especially for traditional agencies to integrate technology-based operation into their original business model. As traditional companies are maintaining a consumer base with preference towards the offline model, the customers may show reluctance in switching their transaction model to online, hence limiting their future prospect of expansion in terms of source of revenue. In turn, with the scalability of existing players who adopt the O2O model, new entrants and existing players adopting traditional model find challenges and constraints to garner a competitive advantage.

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BUSINESS

OVERVIEW

Who We Are

We are a data and technology-driven property technology company based in Singapore. Through our subsidiaries, we operate a one-stop-shop property platform which provides end-to-end property solutions and services for our customers, for both the HDB property market and the private property market, which comprises brokerage services and emerging and other services, such as home renovation and furnishing services, listing and research, mortgage referral, legal services and insurance referral services. We operate on a data-driven customer-centric business model and through our platform, we seek to provide a comprehensive suite of property solutions and services to aid our customers in every step of their property transaction journey, with the objective of making property transactions and related services simple, efficient and affordable for all.

Since the incorporation of our subsidiary, Ohmyhome (S), in 2015 and the commencement of our business operations in 2016, our platform has facilitated over 4,400 agent brokerage transactions and other property-related services and over 7,200 self-transacted online property transactions, with an aggregate GTV of over US$2.5 billion as of July 31, 2022, making us one of Singapore’s largest integrated property transactions and services platform, according to Frost & Sullivan. We operate our Ohmyhome platform in Singapore and Malaysia. Today, Ohmyhome has been ranked Singapore’s top mobile application for property listings and transactions by customer ratings and is a leading one-stop property platform for property transactions and property-related services for both the HDB property market and the private property market, according to Frost & Sullivan.

Our platform appeals to and supports a growing online community and network of users looking to list and search for properties online, seeking information on their property transactions and other value-added services, through the comprehensive property-related solutions and services available on our platform. As at July 31, 2022, we have over 250,000 monthly active users on our online website and mobile application, and over 650,000 downloads of our mobile application. Our website also receives a weekly average of over 150,000 unique visitors and a weekly average of over 280,000 website visits. As at July 31, 2022, our platform contained over 20,000 active listings for residential properties for sale and rental on a monthly basis. An active listing refers to a listing where the property of the subject listing is still on the market for sale or for lease. Each listing has an expiration date of 30 days from the date of the listing and listing owners will have to renew the listing before its expiry to keep the listing active for another 30 days. In the event where a listing has reached its expiry or is indicated as sold or leased as the case may be, such listing would be removed and will no longer be searchable by the public unless a new listing has been created.

We believe that our diverse range of listings and comprehensive range of property-related services provides an effective channel for customers to market and search for properties and provides speed, ease and reliability to their property transactions.

Our Technology-Enabled Solutions

We believe that the use of technology and data is our key edge over our competitors. Our core service offerings are categorized as follows, all of which are offered through our one-stop platform:

●	Brokerage Services. For clients who wish to engage professional real estate services, we offer brokerage services through our Super Agents to represent customers seeking to purchase, sell, rent, or lease their properties on our platform. We also provide documentation services for clients who have already found a keen counterpart to their transactions and wish to engage us to assist with all necessary paperwork to complete the transaction.

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●	Emerging and Other Services. We offer the following emerging and other services in connection with property transactions, which can each be utilized by our customers as a standalone service or in conjunction with our other service offerings:

(a)	Listing and Research. We provide an online platform for home sellers to freely list their properties and for home buyers to freely view such listings. We also provide online tools and resources, including property transaction guides, automated electronic valuation of listed properties, and calculators for mortgage affordability and determining the amount of stamp duty payable on any property transaction, to provide our users with comprehensive resources to aid them in embarking on their property transaction journey.

(b)	Mortgage Referral Services. Through our online platform, we provide our customers with referrals to experienced financial service providers from our partner banks, who provide mortgage advice and financing guidance. We also value-add by compiling and comparing the interest rates across our wide range of partner banks, to provide the financing option best tailored to each individual customer’s needs.

(c)	Legal Services. We provide our customers with access to specialized law firms through our online platform, which provide conveyancing services, legal advice and the preparation of documentation to provide our users with a hassle-free conveyancing process and to better equip them with sufficient know-how to protect their legal interests while completing their property transactions.

(d)	Insurance Referral Services. We partner with established insurance brokers to provide our customers with access to insurance policies, such as home insurance and fire insurance, to meet their property transaction needs.

(e)	Renovation and Home Services. We offer renovation services and partner with trusted brands to help homeowners conceptualize, design, budget and project manage their renovation projects. We also offer a wide range of home needs services such as cleaning, painting and servicing to suit the upgrading and maintenance needs of homeowners. As part of our home services, we work with external partners to offer professional moving services to customers moving to a new residential or commercial property. In addition, we also provide assistance to foreign customers relocating from overseas to our country of operation, and we also advise such foreign customers on relevant rules and regulations to ensure compliance with the relevant laws and regulations and if applicable, that the tenancy agreement protects the rights and needs of the customer.

For the years ended December 31, 2020 and 2021, we generated revenue of approximately S$3.3 million and S$4.4 million, respectively, representing an annual growth of 31.2%. The majority of our revenue is derived from our brokerage services, which generated 86.9% and 85.2% of our total revenue for the years ended December 31, 2020 and 2021, respectively. The remaining 13.1% and 14.8% of our total revenue for the years ended December 31, 2020 and 2021, respectively, were derived from our emerging and other services offerings, such as renovation and home services, mortgage services, legal services and insurance services.

For the six months ended June 30, 2021 and 2022, we generated revenue of approximately S$2.3 million and S$3.4 million, respectively, representing an annual growth of 45.8%. Our revenue generated by brokerage services constituted 85.4% and 50.1% of our total revenue for the six months ended June 30, 2021 and 2022, respectively. Our revenue generated by emerging and other services constituted 14.6% and 49.9% of our total revenue for the six months ended June 30, 2021 and 2022, respectively.

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KEY MILESTONES

The table below sets forth the key development milestones in our Group’s history:

Year	Milestone
2016	● Ohmyhome was launched in Singapore for HDB properties.

2017

●    Ohmyhome emerged as Singapore’s Number 1 HDB App.

●    Singapore Business Review listed Ohmyhome as Singapore’s Top 20 Hottest Start-Ups 2017.

●    We transacted a GTV of S$100 million in our first year.

●    We set up a registered office in the Philippines for the purposes of housing certain technical support staff for our Group.

2018

●    Ohmyhome was awarded the Best E-Commerce Start-Up at Singapore Rice Bowl Start-Up Awards.

●    We successfully served 1,000 transactions with a combined GTV of more than S$500 million.

●    We raised S$4 million through our Series A funding, led by Golden Equator Ventures.

2019

●    We successfully served more than 4,000 transactions with a combined GTV of more than S$1 billion.

●    Ohmyhome was launched in Malaysia, marking our first overseas expansion.

●    We launched moving, painting and handyman services on our Ohmyhome platform.

2020

●    We adopted virtual viewing and virtual reality (VR) technologies to enable remote viewing of properties to tackle the challenges and social distancing measures brought about by the COVID-19 pandemic.

●    We soft-launched our businesses in the private properties market and our home renovation services, in preparation for an official launch.

2021	● We entered Singapore’s private property market. ● Ohmyhome launched home renovation services. ● We raised US$3.5 million through our Series A+ funding, led by Swettenham Blue.

2022	● Fintech News listed Ohmyhome as one of the Top 5 Proptech Start-Ups to Watch in 2022.

OUR SERVICES

Through our Ohmyhome website and mobile application, we provide end-to-end property-related solutions and services for our customers, which consists of (a) brokerage services; and (b) emerging and other property-related services, such as listing and research services, mortgage referral services, legal services, insurance referral services and renovation and home services.

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Brokerage Services

We provide brokerage services to customers who wish to engage a professional real estate agent to act as their representative for their property transactions. We will assign one of our Super Agents to our customers based on the location and property in question. Our in-house Super Agents have in-depth knowledge, experience and expertise in the property type and location which they specialize in. According to the CEA’s public database of agent transactions and the Company’s staff list, our Super Agents were listed in CEA’s top 1% of real estate agents in Singapore, based on the volume of selling transactions in 2021 (CEA Salespersons’ Property Transaction Records (Residential) as at May 30, 2022: https://data.gov.sg/dataset/cea-salesperson-residential-transaction-record).

Our brokerage services are delivered through our Ohmyhome platform and accessible via our website and mobile application. Upon enquiring about our services, our customers will be assigned a dedicated relationship manager, who will serve as the primary point of contact for all the customer’s property-related needs, including general enquiries, listings services, agent and brokerage services, mortgage, legal and renovation services. If a Super Agent is appointed for the provision of brokerage services, the relationship manager will create a communication channel (such as through WhatsApp) to facilitate all correspondence between the customer, the Super Agent and the relationship manager.

The Super Agent will provide listing services for home sellers, facilitating sale and purchase transactions, overseeing rental or leasing agreements, and assisting with the documentation and negotiation, to ensure an overall smooth property transaction from the start to end. For customers looking to sell or lease properties, the Super Agent will assist with taking professional photos and videos of the property, as well as a three-dimensional (3D) virtual tour experience for potential buyers. In addition to listing the property on our Ohmyhome platform, we will also market our customer’s properties on other major advertising platforms, such as Google and Facebook and other online property advertising platforms. We also combine our brokerage services with our advanced property matching technology and extensive database to ensure that homeowners are matched with the most suitable home buyers or renters for their property, allowing for efficient and expedited property transactions.

Apart from full brokerage services, customers who have chosen to self-transact their property transactions can also choose to engage our Super Agents for documentation services, once they have found a buyer, seller or tenant and have negotiated the price for the transaction. In this regard, our in-house Super Agents will assist with all necessary paperwork depending on the property type, such as the drafting and handling of an Option to Purchase (OTP), a tenancy agreement and/or a HDB resale application for HDB properties.

A typical brokerage service relationship lasts around three (3) months, out of which legal and government approval processes would typically take around two (2) months. The length of the brokerage service relationship also depends on whether platform users elect to be matched with an agent for the provision of full brokerage services, or solely for documentation services. Our customers who engage our brokerage services may also end up utilizing our other services, such as moving or renovation services, to meet their post-transaction property needs, which would extend our relationship with such customers to about one (1) year or more. Some of our customers also engage us for other regular day-to-day services, such as air conditioner servicing, cleaning and handyman services, which would mean that our relationship with such customers would extend for a longer period and continue on an ongoing basis.

While our data-driven platform is free to use for customers who wish to self-transact, our full agent service fees are up to 1.5% for HDB flats and up to 3% for private properties, and we charge a fixed fee for the provision of documentation services. The majority of our revenue is derived from our brokerage services, which generated a revenue of approximately S$2.9 million and S$3.7 million, representing 86.9% and 85.2% of our total revenue for the years ended December 31, 2020 and 2021, respectively. Our revenue generated by brokerage services constituted 85.4% and 50.1% of our total revenue for the six months ended June 30, 2021 and 2022, respectively.

Brokerage services have been and will continue to be a growth area for us, as we believe that home sellers and home buyers are increasingly reliant on online real estate platforms to list and search for properties, coupled with the help of experienced and professional property agents to ensure the transaction takes place smoothly. On average, in 2021, our Super Agents successfully completed approximately 78 sale, purchase, lease and rental transactions per month through our platform.

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Emerging and Other Services

Our other property-related services include (a) listing and research services, (b) mortgage referral services, (c) legal services, (d) insurance referral services and (e) renovation and home services.

Listing and Research Services

Online Property Listings

We provide an online platform for home sellers to freely list their properties and for home buyers to freely view such listings, either through our Ohmyhome website or mobile application. Our platform contains databases for HDB units, condominiums and other private properties for sale and rental, and provides search engines on such properties in our databases. Through our website and mobile application platforms, users can freely access home-related data, such as listing details, home details, neighborhood information and market analysis. Our user-friendly search functions allow customers to tailor their searches to specific types of property in specific regions of their country. We devote significant resources to collecting first-hand real estate market intelligence and listing information, and to updating such information on our platform on a regular basis. We also verify the authenticity of the listings on our platform via on-site visits by our Super Agents and also verify the authentic ownership of the properties through the integration of SingPass with our platform, which is a government-administered digital identity database in Singapore.

Customers can opt for one of the following methods for their property transactions – (i) to DIY, meaning to self-transact and to do it on their own; or (ii) engaging one of our Super Agents.

For customers who opt to DIY their property transaction, our AI chatbot allows users to input their property preferences down to their preferred type of property, location, price range, after which customers will be sent a curated list of recommended properties for free, based on the preferences indicated. The list of properties is selected using our advanced property matching technology, providing our customers with suitable property options at an expedited timeline. Upon short-listing the preferred properties based on our curated list, customers may then arrange to view the property either in person or virtually, via a physical on-site viewing or through a video call with an agent or with homeowners directly, who will walk the customer through the property.

Customers may also opt to transact or complete documentation work with the help of our Super Agents, as described in further detail under “Business – Our Services – Brokerage Services”.

Information, Tools and Research

We also provide a variety of online tools and resources which are freely accessible for our users.

Our website provides an extensive information archive for visitors to search and gather real estate information and general research reports and insights regarding the real estate industry at both national and regional levels. Our Super Agents, founders and editors publish and share information relating to public housing, private property, home improvement, financing, towns, and success stories by clients. We also publish articles on specialized areas of the real estate industry, such as property investment opportunities in Southeast Asia, alternative condominium options to consider buying, and governmental housing and redevelopment plans.

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We have an internal vetting process that involves multiple teams including content, marketing, agency, and technology teams depending on the topic, with editorial checks before publishing the articles onto our Ohmyhome platform and other channels, such as social media. We select topics based on the latest developments in the market, popular keywords and trends on the market, statistics released by the authorities, and original ideas pitched by our writers. We will individually assess the potential value of each topic and prioritize those that align with our business goals and target audience in both short-term and long-term perspectives. We conduct research based on both public databases and research information, and develop reports and insights based on the information gathered.

We have also been regularly interviewed by news media and our research pieces have been quoted by major news outlets in Singapore such as Channel News Asia, The Straits Times, The Business Times and Lianhe Zaobao. We believe our articles section serves to raise our profile as experts on the real estate industry in Singapore and Malaysia.

We provide customers with access to self-help tools and shortcut links to assist them in their property transactions and making educated decisions. For example, by clicking on the “Self-Transact” option on the homepage of the Ohmyhome website, visitors will be redirected to a list of actions that they can do immediately, such as search for properties, connect directly with sellers, schedule a property visit, and finalize their home purchase. Prospective property buyers or sellers can also utilize our Real Estate Valuation Tool to obtain a reliable e-valuation of the price of a particular property, taking into consideration past transactions, current valuation and market performance to provide an accurate valuation of the property and to allow our customers to make an informed decision before entering into any property transaction. We also provide calculators which allow prospective property buyers to determine the affordability of a property purchase, as well as to calculate the amount of stamp duty payable on a property transaction.

Mortgage Referral Services

We provide our customers with referrals to mortgage financing services, allowing them to finance their new property purchase or to refinance an existing home loan. Our customers have access to mortgage financing from a wide range of banks which we partner with, accessible through one single touchpoint via our Ohmyhome platform. Customers who wish to obtain financing or refinancing for their property will, through our platform, be linked up with the individual mortgage providers who can provide advice and guidance on the financing option which is best tailored to each individual user’s needs.

We seek to provide a transparent, open and efficient process for our customers when deciding how to finance their property purchase. In order to do so, our platform automatically provides the lowest interest rates supplied by over seven (7) major banks in Singapore. A transparent comparison report of such rates can be readily generated based on requirements input by our users and can be easily accessible on our platform. This gives our customers access to competitive rates across various banks through a single platform, allowing them to make a fully-informed decision before entering into a mortgage or bank loan.

We are paid a fixed rate from our partner banks based on the loan value, regardless of which bank the customer decides to take his or her loan or financing needs with. This ensures that the rates provided by us remain competitive and objective.

Legal Services

Through our platform, customers can also engage law firms which specialize in conveyancing services, to provide legal advice and assist with all legal documentation required for their property transaction, such as the sale and purchase agreement, lasting power of attorney, any letters of administration of probate, notary public services. By providing access to legal services, we aim to provide our users with a hassle-free conveyancing process, uncover potential legal risks associated with the property, and to better equip them with sufficient know-how to protect their legal interests while completing their property transactions.

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The law firms which we partner with serve on the bank panels of major banks which provide mortgage financing services on our platforms, creating synergies between the types of services provided under our platform and to ensure that our customers who opt for multiple property-related services through our platform are provided with a seamless and efficient process.

Customers who wish to engage legal will be matched with a suitable law firm through an automated process via our platform. Customers who then wish to proceed with the legal services will engage the conveyancing solicitor through our platform.

Our partner law firms pay us a fixed fee for the provision of advertising services for their legal services.

Insurance Referral Services

Through our platform, we also advertise to our customers property-related insurance policies such as fire insurance (which would generally be required by HDB and/or lenders providing housing loans) and home contents insurance (which includes coverage for renovation costs and the cost of replacing internal fixtures and movable contents, including furniture, appliances and personal valuables, as well as coverage for certain legal liabilities that may arise due to unforeseen events), which are offered by established insurance brokers. Customers who utilize our platform can also obtain a complimentary one-year home contents insurance policy, to provide our customers with the opportunity to protect their homes.

We receive an annual fixed fee from our insurance partners for the advertising of their insurance service offerings on our platform.

Renovation and Home Services

Our renovation and home services include (a) renovation services, (b) air conditioning services, (c) cleaning services, (d) painting services, (e) handyman services, (f) moving services and (g) relocation services.

Our customers can browse the renovation and home needs services available on our platform, and then reach out to our designated relationship managers to specify their needs and preferences. Following which, we would provide samples of our interior designs if required, and provide a customized quote to the customer, based on their needs and requirements. Customers who wish to proceed with such renovation and/or home needs services will engage the relevant service through our Ohmyhome platform.

For our renovation and home needs services, we are paid directly by our customers based on the agreed quote. While we maintain in-house project management and interior design capabilities, we sub-contract other aspects of the renovation works and home needs services to the relevant sub-contractors, suppliers and/or professional home service providers, as may be required.

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Renovation Services

We have an in-house team of qualified and experienced interior designers to aid our customers in the conceptualization and design of the renovation project. We also have a team of dedicated project managers, who will be assigned to each renovation project to oversee the overall renovation project. We sub-contract the renovation works to carefully selected and qualified third-party contractors and also partner with reputable third-party suppliers to ensure that our customers receive high-quality services to suit their renovation and home needs. The project manager assigned to each renovation project will ensure the quality of work done by sub-contractors and third party suppliers from the start to the end of the renovation project.

Air Conditioning Services

We partner with qualified contractors to offer general servicing, chemical washing and overhaul and/or gas top-ups for air-conditioning systems.

Cleaning Services

We partner with qualified contractors to provide customized cleaning solutions to cater to specific housing needs, including home cleaning, commercial cleaning, and post-renovation cleaning.

Painting Services

We deliver house painting services for at-home painting, single room painting services to upgrade customers’ individual rooms, and painting packages to enable customers to enjoy a combination of painting services in a cost-effective way.

Handyman Services

We provide a wide variety of professional handyman services, including power point installations, wiring and rewiring works, light and fan installation and repair, and plumbing and sanitary systems maintenance.

Moving Services

We partner with qualified contractors to provide professional moving services to customers looking to purchase or rent a new residential property, as well as to corporate clients who are looking to move to a new commercial building. In addition to providing professional house movers, we also provide packing and storage materials upon request, and services for the disposal of large and unwanted items such as spoiled furniture or machinery. Through the careful handling, safe transportation and provision of added-on moving services, we seek to ensure that there is minimal disruption to both our residential and corporate clients seeking to move.

Relocation Services

We provide assistance to foreign customers who are relocating from overseas to a jurisdiction which we operate in. In this regard, we aid in searching for the right property for such foreign customers and their families. We also advise on the relevant rules and regulations, including any restrictions on foreign tenants, to ensure that their tenancy agreement is lawful and protects their rights. We also provide services relating to home-finding for service apartments, condominiums and houses, such as tenancy agreements, lease renewals, preview trips and video tours, movers, and renovation and furnishing.

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COMPETITIVE STRENGTHS

We believe we have the following competitive strengths, which have enabled us to become a leading player in the property technology industry in Singapore, according to Frost & Sullivan:

Integrated Platform with End-to-End Property Solutions and Services

According to Frost & Sullivan, we are a leading property technology company in Singapore which provides a comprehensive suite of end-to-end property solutions and services through a single, integrated platform. Our platform functions as a one-stop-shop solution to serve all of our customers’ property-related needs in both the HDB property market and the private property market. We believe this provides us with a strong competitive edge as compared to our peers, which may only provide services in respect of one segment of the property transaction. This allows us to capture end-to-end revenue in respect of the transactions handled throughout platform. From the user’s perspective, by streamlining the property journey through a single “all-in-one” platform, we provide them with a straightforward, efficient and hassle-free method of conducting their property transactions. We believe this makes us uniquely placed to further grow our market share and establish our position as the preferred online real estate platform in Southeast Asia.

Ability to Develop Advanced Property Technology and Infrastructure

We are able to develop advanced technologies for property transactions and services in order to maintain our competitive edge. We have developed a suite of wide-ranging proprietary technology and infrastructure, which enables us to automate a significant amount of the work that a regular property agent is usually required to do under a traditional real estate business model, such as sourcing for new leads, scheduling, advertising, demand-supply matching, and targeted marketing for our other services. We deemed these as proprietary, as such technology products are developed in-house by our team and are therefore unique to the Company.

By adopting advanced technologies to digitize and conduct portions of a property transaction process which are the most time-consuming, we have significantly increased our efficiency in conducting property transactions, and as a result, have freed up our Super Agents to focus on delivering in-person services such as property viewings, representation and negotiation. As a result, our Super Agents, on average, completed approximately 69 transactions per agent per year in 2021, which is 11 times more than the industry average of 6.3 transactions per agent per year, according to Frost & Sullivan.

We also enhance user experience and service efficiency through new technologies, such as MATCH, which is our property matching technology and algorithm, our proprietary data processing system, big data and virtual reality, to ensure that we match users with properties most suited for their needs and preferences, increasing the speed and success rates of our property transactions. The seamless integration of our technologies into our website and mobile application distinguishes our infrastructure in the industry.

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Highly Scalable Business Model

We have a highly scalable business model and are able to adapt our service offerings to cater to prevailing market and technology trends, so as to maintain our competitive edge. Our business is predominantly generated through our online website and mobile application platforms, which allows us to expand rapidly into new jurisdictions in a quick and cost-efficient manner, by adapting the same technology and online platform. Our ability to capture rapid growth is demonstrated by our expansion into Malaysia in 2019 just three (3) years after our inception in 2016. Based on the CEA’s public database of agent transactions and the Company’s staff list, we believe that we are one of the top six (6) agencies in Singapore in terms of HDB transactions in 2021 (CEA Salespersons’ Property Transaction Records (Residential) as at May 30, 2022: https://data.gov.sg/dataset/cea-salesperson-residential-transaction-record).

In addition, our services are made up of (i) freely accessible platform services, such as our listing services and property-related tools and guides, which enable users to enter into DIY property transactions; and (ii) services provided by expert professionals, such as our in-house Super Agents and our third-party advisors and contractors, both of which are made available on our Ohmyhome platform. The combination of both types of services allows us to increase the number of property listings and active users on our platform which, in turn, creates a greater pool of potential customers for our brokerage, advisory and other services. This business model enables us to expand into new property-related service offerings easily based on market trends and requirements, which can be readily integrated and made available on our one-stop-shop platform.

Proprietary Technology Platform Built on Powerful Data Insights Focusing on User Experience

We have built an intuitive and user-friendly interface for both our website and mobile application that clearly catalogs our end-to-end service offerings to users. We believe the reliability and scalability of our technology stems from the combination of proprietary in-house and third-party technologies, which allows us to handle high levels of data flow. We deemed these as proprietary, as such technology products are developed in-house by our team and are therefore unique to the Company.

Our search platform is designed to facilitate the generation of streamlined and fast search results, and we believe our easy-to-use website and mobile application design, content menu and search functions contribute to the overall popularity of our Ohmyhome platform. Our intuitive interface and menu bars provide users with targeted search results from our extensive archive of property-related data, including in-depth and up-to-date information on specific real estate macroeconomics, projects, and transaction-specific research, news and statistics. This is evidenced by the growing number of visitors to our website and downloads of our mobile application. We have attained 1,597,082 unique visitors and 124,139 downloads in 2021, and in the first half of 2022, we have achieved 1,113,064 unique visitors and 70,820 downloads, representing a 86% and 9% growth in terms of unique visitors and downloads, respectively, as compared to the first half of 2021.

Our Ohmyhome platform allows users to search, retrieve and collate reliable data on local and regional market statistics and trends. We believe our team and in-house Super Agents’ high level of service quality, in-depth experience and knowledge in the real estate sector have attracted, and inspired confidence in a wide range of customers and are effective barriers to entry for potential competitors.

Experienced Management Team with Proven Track Record for Innovations and Execution

Our management team has extensive industry knowledge, experience and operational expertise. Our Group is founded and led by our Chief Executive Officer, Ms. Rhonda Wong and our Chief Operating Officer, Ms. Race Wong. Prior to co-founding Ohmyhome, both Ms. Rhonda Wong and Ms. Race Wong has had experience in transacting and managing property portfolios in seven (7) countries. In her capacity as Chief Executive Officer, Ms. Rhonda Wong is responsible for managing the day-to-day operations, developing the business plan, strategic goals and strategies of our Group and overseeing and evaluating the overall growth and performance of the Group. Ms. Rhonda Wong was also awarded the Women Icon Award 2017 issued by the Business Excellence & Research Group (BERG) of Singapore for co-founding Ohmyhome, the Founder of the Year award at the Singapore Rice Bowl Startup Awards 2019, the Women of the Future Awards (Southeast Asia) 2020 in the Property, Infrastructure and Construction category, and the Woman of the Built Environment Award 2020 issued by the Royal Institution of Chartered Surveyors (RICS). As Chief Operating Officer, Ms. Race Wong is responsible for the overall strategic product direction and development, overseeing key product development and management, marketing strategy and the development of marketing materials. Ms. Race Wong received the Glamour Award for Outstanding Woman in the Entrepreneur Category in 2019 in respect of co-founding Ohmyhome. Ms. Rhonda Wong and Ms. Race Wong were also both selected as part of BAZAAR’s 2019 Power List for Extraordinary Women.

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Our management team is committed to the development of our business and to growing our Group into one of the leading property technology solutions providers in Southeast Asia, and will continue to chart the strategy, business operations and future plans to ensure the continuing success of our Group.

Transaction-Based Compensation to Incentivize High Service Standards

Our Super Agents are paid incentives based on the number of transactions completed in a year, as opposed to the traditional real estate agency model, where property agents earn commissions based on the value of the property being transacted. Our transaction-based incentive model seeks to ensure that our Super Agents provide high standards of service to all of our customers, regardless of transaction value. We believe that this ensures that our Super Agents are more accountable for every property transaction, and ultimately builds long-term trust and confidence in the Ohmyhome platform as the go-to platform for property-related transactions.

BUSINESS STRATEGIES

Our principal objective is to provide a comprehensive, one-stop affordable and efficient property services to our customers and to sustain a continuous growth in our business and to capture market share by growing into other countries in Southeast Asia with the following strategies:

Increasing our service offerings and becoming a property “SuperApp”

We endeavor to provide a one-stop property solutions platform that addresses all of our customers’ needs along their property journey, from the initial listing of the property to the actual property transaction and related services, as well as post-transaction services such as renovation, moving and maintenance. To this end, we intend to increase our service offerings across Singapore and Malaysia to complete the service offerings available on our platform and maintain our status as a comprehensive, all-inclusive property solutions platform.

By completing our service offerings, we aim to be able to penetrate all sectors of the property market and cross-sell all of our services to our existing customer base. In the long-run, this would significantly reduce the marketing and advertising costs for our individual services, and transform our platform into a “SuperApp” for property transactions.

Increasing our market presence and expanding our geographical market reach

Based on the CEA’s public database of agent transactions and the Company’s staff list, we believe that we are one of the top six (6) agencies in Singapore in terms of HDB transactions in 2021 (CEA Salespersons’ Property Transaction Records (Residential) as at May 30, 2022: https://data.gov.sg/dataset/cea-salesperson-residential-transaction-record). We intend to continue to expand our geographical reach by entering into new high-growth markets across Southeast Asia which show significant growth potential. We will continue to search for opportunities in the Southeast Asia region where we see a tangible application for our platform and services, particularly in markets where the property technology sector remains largely untapped, to allow us to establish our overall reputation and market presence as the trusted and leading platform for all property-related services and solutions across Southeast Asia.

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Continue to develop our platform and infrastructure to enhance user experience

We seek to continuously strengthen our technological capabilities to improve our platform and solutions we can offer to our customers. To this end, we intend to invest in research and development to enhance our technology capabilities and service offerings. The enhancement of our technological capabilities, service offerings and features on our platform will enhance user experience and provide a more efficient, reliable and streamlined means of conducting property transactions. We will continually upgrade the proprietary technology that we have developed, including enhancing the algorithms for our VR property showing, property-matching technology and listing verification technology, improving user interface, and including more useful features and applications for customers when browsing our platform. By enhancing the user experience and improving our analytic capabilities, we believe we will be able to retain our existing customer base while also attracting new users and customers, ensuring that such customers continually return to our platform to service all of their property-related needs.

Expansion into new and complementary service offerings

We also believe we can leverage on our existing know-how, market reputation and infrastructure to expand into new and complementary businesses in the future, such as business-to-business (B2B) property-related services, the provision of property management services, or the provision of investment management services for foreign investors seeking to invest in local property. Depending on available opportunities, feasibility and market conditions, we may explore joint ventures, strategic alliances, acquisitions or investment opportunities at the relevant time with parties who have the relevant expertise or technical know-how in providing products and services in such new and complementary businesses. We may also consider expanding into these new and complementary businesses through organic growth.

OUR PLATFORM

Our one-stop property platform, accessible via our website (www.ohmyhome.com) and mobile application, is a rapidly growing online real estate platform in Singapore, Malaysia and the Philippines (by way of our licensed platform in the Philippines) in terms of:

●	Downloads: According to data from Appstore for iOS devices and Google Playstore for Android devices, our mobile application has had over 11,000 downloads per month in the 12 months prior to June 30, 2022.

●	Monthly Active Users: According to data from Firebase on our mobile application and Google Analytics 4 on our website, we had an average of over 200,000 monthly active users on our website and mobile application as of June 30, 2022.

●	Page Views: According to data from Google Analytics 4, our website generated over 3 million total page views in the 12 months prior to June 30, 2022.

●	Visitor Traffic: According to data from Google Analytics 4, our website received a weekly average of over 40,000 unique visitors as of June 30, 2022.

●	Market Share: According to CEA’s residential transaction records, we obtained a 1.6% market share of the public residential property resale market by number of transactions.

●	Property Listings and Transactions: According to user listings and activities on our website and mobile application, as of July 31, 2022, we had over 11,000 successful property transactions on our platform.

Our primary interface with users of our platform is the Ohmyhome website. We believe user satisfaction rests on the appeal of the efficiency and functionality of our platform. Our technology and marketing teams dedicate substantial amounts of time and resources upgrading and enhancing our Ohmyhome website and mobile application based on market trends and user feedback. We distinguish ourselves from other online property portals through the reliability and extensiveness of our up-to-date real estate content as well as the consolidated services listings allowing customers to use the platform for their every real estate and home furnishing and improvement needs. We also maintain various customer interaction avenues, including our centralized customer hotline, live in-portal chatroom, WhatsApp chatroom, e-mail and AI chatbot, through which users can obtain assistance, access more information, or otherwise contact us.

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Our property platform covers a wide spectrum of up-to-date real estate and home furnishing and improvement information and serves as a gateway for our primary business activities. Our published content, which is free to our website and mobile application visitors, is designed to assist visitors with each step of the real estate and home furnishing and improvement transaction process and inspire future real estate projects. We believe providing a reliable catalog of high-quality information regarding the real estate market is helpful in guiding our platform users in making informed choices and completing their property transactions hassle-free.

Our Value Propositions to Platform Users

We bring value to home buyers, tenants, sellers and landlords through our one-stop-shop platform:

Value Proposition to Home Buyers and Tenants

●	Integrated online access to authentic property listing catalog. We provide our home buyers and customers integrated online access to authentic property listings in Singapore and Malaysia with comprehensive and up-to-date real estate information and property valuations, floor plans and a three-dimensional (3D) virtual tour experience, as well as information on neighboring properties.

●	Trusted professional and brokerage services setting industry standards. Our customers are served by our in-house Super Agents and dedicated relationship managers, who each possesses high professional qualifications, experience and expertise. Our property matching technology and algorithm, data processing system and machine learning technology comprehensively assist our Super Agents and relationship managers in serving customers’ needs.

●	Transparent and thoughtful decision-making process. Our strong expertise in real estate know-how and customized transaction services help customers navigate common issues encountered in property transactions and make informed commercial decisions.

●	Convenient and cost-effective transaction experience. We offer convenient online services with digitalized transaction steps to our customers. At every transaction step, customers may elect to receive guidance from our Super Agents or other experienced professionals, allowing our customers to customize their property transaction experience in a way best suited for their needs. DIY customers who only wish to obtain assistance at the documentation stage can also do so.

●	Seamless signing to closing services. We work with a panel of trusted service providers to offer our customers smooth clearance solutions including secured payment, mortgage services, title clearance, escrow, bridge loans, and other financial solutions.

●	Integrated and trustworthy post-closing services. We also provide post-closing services such as renovation and moving services which are easily accessible via a single platform. We ensure the high quality and reliability of the contractors and service providers that we work with, providing an efficient, convenient and reliable solution for our customers without having to contact and manage various service partners on their own, with little assurance of the quality and reliability.

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Value Proposition to Home Sellers and Landlords

●	Abundant data resources and solutions for business growth. We offer data insights based on advanced data analytic algorithms and tools such as our Real Estate Valuation Tool that allow home sellers and landlords to better understand their business operations.

●	Effective marketing channels to shorten sales cycles. We offer home sellers and landlords access to our high-quality agent base across our Ohmyhome platform, which provide professional services to help with the listing and marketing of the property to the documentation and negotiations with the home buyer or tenant.

●	Effective customer acquisition and quality referrals. We hone customer confidence via ensuring that property listings are authentic. Given our access to our broad customer base, our Ohmyhome platform provides referrals of satisfied customers to prospective customers and other industry participants. Leveraging our close relationship with existing customers, we are able to bring them to our other home-related products and services, such as home renovation and real estate financial solutions.

DATA INSIGHTS AND TECHNOLOGIES

We aspire to spearhead technological innovations across Southeast Asia’s property technology industry by leveraging our data insights and technologies. Our platform is built on a robust technology infrastructure with comprehensive functionalities that support the entire life cycle of property transactions, from the initial customer acquisition, agent cooperation and property listing management, to payment, financial services, conveyancing, closing management and post-closing servicing.

Transactions with a “Human” Touch

We believe we have a holistic view of the market based on our understanding of the importance of retaining a “human” element amidst growing technological developments, which appeals to a broad range of customers and gives us a competitive edge in terms of brand recognition.

Our Ohmyhome platform gives users the choice between engaging traditional agents and a self-service route. Users who opt for the former are guided through their property transactions by paying a fixed fee to the property agent, who will assist the user with the property transaction from the start to end, with the help of our advanced property matching technology to expedite the process. This model integrates elements of the traditional real estate agent service model, to ensure that our platform remains inclusive and provides users with the ability to interface with property agents if so preferred.

Property Matching Technology (MATCH)

We have developed MATCH, our own property matching technology and algorithm. When our platform users submit their property preferences on the Ohmyhome platform, MATCH’s algorithm filters through all the available property listings to produce results matching the users’ preferences. Once a match is found, it is sent to users, along with the relevant content which informs the user’s home buying decisions and aids in their research.

Through our advanced property matching technology and algorithm, 50% of our property transactions are completed within seven (7) days on average. The fastest time taken to sell a property listing on our Ohmyhome platform through our in-house Super Agents has been one (1) day. On average, our Super Agents can complete approximately 69 transactions a year, which is more than 11 times more efficient than the average agent, who closes around 6.3 cases a year, according to Frost & Sullivan.

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Data Processing System

Our proprietary data processing system is the foundation of our business. Our data processing system delivers speed and scalability, providing data and analytics support across the products and services on our platform to simplify property transactions. We aim to utilize our data processing system to shorten the time taken to sell a home by automatically categorizing listing photos according to room type and systematically accessing and displaying the best performing images to home buyers. We believe this provides an enhanced experience for property buyers browsing our Ohmyhome platform. In addition, the smart image classification feature enables home sellers to automatically enhance their listings as the smart algorithms will help to prioritize images based on its viewership numbers. This results in the most popular image being displayed as the listing’s thumbnail, which will provide property sellers with the best chance of attracting the right buyers.

Real Estate Valuation Tool

Our Real Estate Valuation Tool is built by Thinking Machines and allows users to input a property’s details and instantly receive the estimated market value of the property, along with the valuation breakdown and a confidence rating of Low, Medium, or High. The custom machine learning model underlying the Real Estate Valuation Tool consists of:

●	Custom Machine Learning Models for the Singapore and Malaysia property markets. This predicts property value with as little as 4% deviation as compared to the actual prices for Singapore, and 10% deviation for Malaysia;

●	Automated Machine Learning Training Pipeline. This enables our database to run on fresh data every week; and

●	API Endpoint Integration with native platform.

Our custom machine learning model is trained to predict property prices by taking Ohmyhome’s dataset of historical transactions and supplementing it with Thinking Machines’s extensive database of geospatial points of interest. Our model factors in the distance to the nearest major road or the density of restaurants in the surrounding area to determine the price of a property as affected by its surroundings. The machine learning models were tailored for each of the property markets in Singapore and Malaysia via a series of relevant features and input variables based on the domain knowledge and experience of our Super Agents.

To ensure that the custom machine learning model is robust and usable, a pipeline is created that ingests fresh data every week and retrains the model for the most up-to-date price estimates. The entire pipeline encompassing data storage, data cleaning and transformation, machine learning, and API were built using Google Cloud Platform and connected to our Ohmyhome’s existing platform. This ensures that the model is integrated into our workflow and can be connected to other operational APIs within Ohmyhome’s infrastructure. This business solution gives us the data we need at an unprecedented speed and scale, freeing up our resources for higher-value tasks and giving us a competitive edge.

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RELATIONSHIP MANAGEMENT

We prioritize providing satisfactory customer service, as reflected in the high level of scrutiny over the standard of service provided by our Super Agents, relationship managers and third party service providers, as well as our platform’s user experience. We will continue improving our customer services to guarantee the best possible property transaction experience for users.

Our AI chatbots, customer relationship management tools and our relationship management team will periodically follow up with our customers on their property preferences, listing needs or other property-related needs, dealing with customer queries, implementing our service commitments, and supervising users’ property transactions, and providing the full suite of property-related services that customers may require by coordinating with other service lines and partners.

MARKETING AND BUSINESS DEVELOPMENT

We promote our platform and enhance brand awareness through both online and offline branding and business development initiatives. We also conduct offline marketing primarily in the form of promotional events, out-of-home advertising, and radio commercials.

One of our key channels for marketing is through word-of mouth referrals from our existing customers and business contacts. We believe that our high-quality online real estate brokerage services and other related services result in strong word-of-mouth referrals and positive customer reviews, which increase customer awareness of our brand. As of June 30, 2022, we have garnered an average rating of 4.7 to 4.9 out of 5 stars across multiple platforms such as Facebook and Google reviews and mobile application stores, with more than 8,000 genuine reviews by our customers, making us the highest reviewed platform among all notable online property transaction platforms in Singapore, according to Frost & Sullivan. As we gain trust from our customers through facilitating property transactions, they often refer us to their social network, or publish favorable reviews of their experiences transacting with the aid of our platform, or return to our platform for their other home-related needs.

To further our presence in our current markets and to complete our service offerings, we look to use a portion of the proceeds from this offering for marketing and brand building, which includes, among others, expanding our marketing team and establishing a dedicated business development team to onboard partners and contractors via strategic partnerships or acquisitions. Please refer to the section titled “Use of Proceeds” for further details.

CUSTOMERS AND SUPPLIERS

None of our customers contributed more than 10% of revenue or none of our customers consisted of more than 10% of our account receivables for the respective years of 2020 and 2021.

For the year ended December 31, 2020, one vendor accounted for 66.8% of our accounts payable. For the year ended December 31, 2021, one vendor accounted of 15.4% of our accounts payable.

For the year ended December 31, 2020, one vendor, who is a provider of trustee service for Singapore Real Estate Investment Trusts (“REITs”), accounted for 18.7% of the Company’s total purchases. For the year ended December 31, 2021, one vendor, who is reputable global internet company focusing on search engine technology, on-line advertising, and other computing technologies, accounted for 31.2% of the Company’s total purchases.

For the six months ended June 30, 2022, there was a related party transaction with Mr. Loh Kim Kang David, our shareholder and the Chairman of the board of Directors, contributing 30.9% of total revenue. Details are disclosed in the “Related Party Transactions” section. None of the other customers contributed more than 10% of revenue and none of the other customers consisted of more than 10% of our account receivables during the period.

For the six months ended June 30, 2022, there were two vendors who contributed more than 10% of our purchases. One is a reputable global internet company focusing on search engine technology, online advertising and other computing technologies, accounted for 14.1% and the other, a construction and development company, accounted for 12.0% of the Company’s total purchases.

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RISK MANAGEMENT AND QUALITY CONTROL

We have implemented various procedures and measures to ensure rigorous risk management and quality control.

Quality Control of Super Agents

To ensure the quality of services of our Super Agents and adherence to the Code of Ethics and Professional Client Care and the Code of Practice for Estate Agents set out under the Estate Agents (Estate Agency Work) Regulations 2010 (see “Regulatory Environment – Laws and Regulations Relating to Our Business in Singapore” for further details), we conduct rigorous interview processes to assess the fit and quality of prospective agents, based on their technical knowledge, transactional experience, personality and ethics.

We provide onboarding training for our Super Agents for them to familiarize themselves with our work processes given our unique operational model, and also equip them with the latest technical and market knowledge. We also conduct regular training sessions and regularly gather questions raised by our Super Agents, which are addressed during each session. We also promote collaborative sharing and learning during our training sessions by analyzing rare, unprecedented or difficult scenarios faced by our Super Agents. In addition, we conduct ad-hoc discussions based on latest developments in the market and regulations, to ensure that our Super Agents are prepared and fully equipped to tackle changes in the industry.

We periodically evaluate the performance of our Super Agents, through both internal and external performance indicators. We evaluate individual agents on a monthly basis, based on various matrices such as performance, customer reviews, teamwork and ethics. In particular, we take customer feedback and complaints very seriously. Customers can provide feedback through our hotline, social media and/or our relationship managers, who are independent from the agent team. The customer feedback received contributes to the overall evaluation of our Super Agents. Please refer to “Business – Relationship Management” for further details of our relationship management team.

Quality Control of Third Party Service Providers

As a one-stop-shop platform, we rely on curated third party service providers to provide various service offerings available on our platform, such as sub-contractors for certain renovation works, partner banks to provide mortgage solutions, partner law firms to provide conveyancing services and professional movers and other home service providers to provide moving and other home services.

In this regard, we have implemented various safeguards to ensure high service standards from such third party service providers. We screen our partners rigorously and constantly seek customer feedback for the services rendered by our service partners, to ensure that the quality of service received by the clients is satisfactory. Should we receive any complaints or delays caused by our service partners, we typically issue a warning notice and seek rectification from such service partners in the first instance. If such complaints and/or lapses in service standards occur more than once, we would discontinue our relationship with the relevant service provider. We periodically review and update our list of suppliers to ensure that the quality of services provided by our partners remain up to standard, thereby maintaining the high rating and reviews of our platform.

For mortgage services by the banks, legal services, and insurance services, we provide advertising or referral services to the third party providers for the provision of marketing and advertising of their services on our platform. We refer our customers to them and the contractual relationship is between our customers and such providers directly. The Company is currently not indemnified by third party service providers listed on our platform against customer claims arising from third party services.

In relation to ad-hoc third-party services such as cleaning, painting, moving, handyman services, the contractual relationship is between us and the individual customers for the provision of such services, and we assign the contractor to serve our customers. The Company is currently not indemnified by the service providers against customer claims.

In relation to the subcontractors we work with for renovation and related home services, the contractual relationship is between us and the customer for the provision of renovation services. The Company is currently not indemnified by the service providers against customer claims. However, to minimize our exposure, we carry a Contractor’s All-Risk Insurance coverage for the work done by subcontractors under our employ, and we also hold a retention sum from major subcontractors against the quality and timeliness of their work.

As of the date of this prospectus, we are currently not involved in any material legal or arbitral proceedings in relation to services provided by the parties above.

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Authentic Property Listings and Prevention of Fraud

Our machine learning technology ensures that all listing images that home buyers see on our platform are genuine and real. The technology will be able to detect and flag out images that are likely fake, such as stock images. In addition, we strive to ensure that our Ohmyhome platform only hosts genuine, non-duplicated, listings by real homeowners or our in-house Super Agents. We have also integrated our platform with SingPass, the government-administered digital identity platform in Singapore, for verifying the authentic ownership of properties listed on our platform. We will immediately remove listings that are found to be false or duplicates from our platform and inform the responsible users or agents to make necessary corrections. This shortens response time on the platform and increases the efficiency of users’ searches.

Anti-Corruption Measures

We have adopted an anti-corruption policy which prohibits, among others, accepting any bribes (whether monetary or in kind, and whether direct or indirect), in order to ensure the integrity of our Super Agents and to protect our brand image.

In order to ensure compliance with our anti-corruption policies, we monitor the compliance of our business activities and handle complaints and whistle-blowing cases through our internal compliance reporting procedures. We post any violations and our decisions via our internal communication channels.

RESEARCH AND DEVELOPMENT

We invest substantial resources in research and development to improve our technology and find better ways to support our platform users. We spent approximately S$1.5 million and S$1.4 million in technology development for the years ended December 31, 2020 and 2021, respectively. We spent approximately S$0.9 million in technology development for the six months ended June 30, 2021 and 2022, respectively.

Our research and development team includes trained and experienced personnel who assist in technology engineering and development, website and mobile application infrastructure, data analytics and product management.

AWARDS AND ACCREDITATIONS

Throughout our operating history, our Group has received a number of awards and accreditations in recognition of our performance and quality services. The following table sets forth the awards and accreditations we have been granted up to June 30, 2022:

Year	Award / Recognition	Organized / granted by	Recipient

2017	Singapore’s Top 20 Hottest Start-Ups 2017	Singapore Business Review	Ohmyhome (S)

2018	Best E-commerce Start-Up	Singapore Rice Bowl Start-Up Awards	Ohmyhome (S)

2022	Top 5 Proptech Start-Ups to Watch in 2022	Fintech News	Ohmyhome (S)

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COMPETITION

The property technology industry is rapidly growing and increasingly competitive. Although we believe no other industry player in Singapore and Malaysia operates under a comprehensive and integrated platform business model similar to ours, we face competition from players in different segments of the property transactions and services industry. We also compete with offline traditional real estate brokerage firms and property agents in respect of our brokerage services.

We believe we are strategically placed to compete in the property technology industry based on the following factors: (i) the end-to-end property solutions and services provided by us on a single platform, providing a one-stop-shop for our users in their property transactions and allowing us to capture a much higher customer spending per transaction than other market players; (ii) the ability to develop advanced property technology and infrastructure; (iii) our highly scalable business model, which enables us to expand rapidly into new geographies or business segments; (iv) our user-friendly online platform built on powerful data insights; (v) our strategic partnerships with establish market players across the property transaction chain; (vi) the expertise of our senior management team in real estate transactions and investments; and (vii) our superior reputation and branding arising from our track record and past customer satisfactions, which is in turn crucial in building trust for our platform in developing markets. For further details, please refer to the section titled “Business – Competitive Strengths”.

CORPORATE SOCIAL RESPONSIBILITY

We are committed to making a positive impact on society and to give back to the community with our corporate social responsibility initiatives. We believe our continued growth is owed to the integration of social values into our business. Through our Ohmyhome platform, we offer publicly available guides and resources and also provide a free self-served platform for users to list and search from homes, which stems from the belief that everyone should have access to quality and reliable home transacting resources.

In addition, as described in the section titled “Business – Competitive Strengths – Transaction-Based Compensation to Incentivize High Service Standards” above, the compensation structure for our in-house Super Agents is such that our Super Agents are paid incentives based on the number of property transactions completed, as opposed to the value of each property transaction, the latter being more commonly used in the traditional real estate agency business model. This encourages our Super Agents to serve all segments of the property market equally instead of only favoring transactions with a higher property value (and correspondingly, higher incentives for the agent). Through this, we seek to ensure that lower brackets of the property market receive the same level and quality of service standards and equal access to brokerage agents to meet their property needs, where agents under a traditional compensation model might otherwise neglect such market segments.

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INTELLECTUAL PROPERTY

Our Group’s intellectual property rights are important to its business. As of November 15, 2022, the Group has registered the following trademarks:

Design	Place of Registration	Registered Owner	Registration Number	Class	Registration Date	Expiry Date
	Singapore	Ohmyhome (S)	40201620495U	35(1) and 36(2)	December 1, 2016	December 1, 2026
	Philippines	Ohmyhome (S)	4/2022/00516417	35(1) and 36(2)	October 13, 2022	October 13, 2032

Notes:

(1)	Class 35: Advertising and promotional services; advertising agency services; advertising of real estate; real estate sales management services; compiling real estate brokerage listings; advertising of commercial or residential real estate; organization of housing and real estate displays and exhibitions for promotion or advertising purposes; real estate auctioneering; creating advertising material; dissemination of advertisements and of advertising material flyers, brochures, leaflets and samples; organization of trade fairs for commercial or advertising purposes; online advertising and promotion on a computer network; providing an on-line commercial information directory on the internet.

(2)	Class 36: Real estate affairs; real estate agency services; provision of real estate information; providing real estate listings and real estate information via the Internet; advisory services relating to real estate ownership and valuations; agency services for the rental of real estate property; appraisal and evaluation of real estate; arranging of leases and rental agreements for real estate; commercial real estate agency services; residential real estate agency services; real estate licensing; real estate management; real estate lease renewal services; real estate investment services; providing information, including online, about real estate affairs.

As of November 15, 2022, the following trademarks have been applied for by our Group:

Trademark	Place of Application	Applicant	Application Number	Class	Application Date	Status
	Malaysia	Ohmyhome (S)	TM2022016715	35(1), 36(2)	July 5, 2022	Pending

Notes:

(1)	Class 35: Advertising and promotional services; advertising agency services; advertising of real estate; real estate sales management services; compiling real estate brokerage listings; advertising of commercial or residential real estate; organization of housing and real estate displays and exhibitions for promotion or advertising purposes; real estate auctioneering; creating advertising material; dissemination of advertisements and of advertising material flyers, brochures, leaflets and samples; organization of trade fairs for commercial or advertising purposes; online advertising and promotion on a computer network; providing an on-line commercial information directory on the internet.

(2)	Class 36: Real estate affairs; real estate agency services; provision of real estate information; providing real estate listings and real estate information via the Internet; advisory services relating to real estate ownership and valuations; agency services for the rental of real estate property; appraisal and evaluation of real estate; arranging of leases and rental agreements for real estate; commercial real estate agency services; residential real estate agency services; real estate licensing; real estate management; real estate lease renewal services; real estate investment services; providing information, including online, about real estate affairs; Advisory services relating to mortgages; Arranging of mortgages and loans; Mortgage brokerage; Mortgage insurance; Mortgage planning; Mortgage refinancing; Mortgage services; Provision of information relating to mortgages; Financial services; Administration of financial affairs; Financial advice and consultancy services; Financial evaluation and analysis; Financial appraisals; Arranging financial transactions; Providing financial information.

In order to protect our intellectual property rights, we have adopted various measures. For instance, in respect of our employees, their employment agreements generally contain clauses which provide that all the confidential information, such as trade secrets, know-how, business plans, the Company’s software and documentation, amongst others, are not to be disclosed. Apart from the employment agreement, our employees are also required to separately sign a confidentiality agreement that contain clauses which provide for the protection of all confidential information, non-competition during the period of employment and non-solicitation for a period of one year after termination of employment, and that all inventions made, conceived, reduced to practice, or learned by the employee are the sole property of the Company and all rights, title and interest to such inventions are assigned by the employee to the Company.

In relation to independent contractors which deal with the Company’s intellectual property, our contracts also contain clauses which provide that all intellectual property rights in materials, code or documents created by the contractor will belong to the Company, and that all information and documents provided by the Company to the contractors will be the sole ownership of the Company. Such confidential information and intellectual property include but is not limited to the copyright, trademark, patent, trade secret and work for hire contributions by the contractor for the Company and our affiliates.

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As of the date of this prospectus, we were not involved in any proceedings with regard to, and we have not received notice of any claims of infringement of, any intellectual property rights that may be threatened or pending, in which we may be involved either as a claimant or respondent.

EMPLOYEES

As of June 30, 2022, we employed a total of 41 employees in Singapore and eight (8) employees in Malaysia. None of our employees are covered by collective bargaining agreements.

The following table sets forth the breakdown of our employees by activity as of June 30, 2022:

Function	As of June 30, 2022
Singapore
Management, Finance, Human Resources and Administration	6
Agent	9
Sales Support and Marketing	11
Technology	10
Renovation and Home Services	5
Malaysia
Management, Finance, Human Resources and Administration	2
Agent	3
Sales Support and Marketing	3
Total	49

We believe that we generally maintain a good working relationship with our employees and our Group has not experienced any significant labor disputes.

FACILITIES

We do not own any real property. A description of our leased real properties is set out below:

Location	Group Entity	Usage	Lease Period	Approximate area (square meters)
11 Lorong 3 Toa Payoh, Block B, #04-16 to 21, Jackson Square, Singapore 319579	Ohmyhome (S)	Office	May 1, 2022 to April 30, 2025	1,051
No. 8-1, Jalan Jalil 1 Bumi Bukit Jalil Lebuhraya Puchong – Sg Besi, 57000 WP Kuala Lumpur	Ohmyhome (RL)	Office	July 1, 2022 to June 30, 2024	156

Our leased properties consist of office premises, all of which are leased from independent third parties. We believe our existing leased premises are adequate for our current business operations and that additional space can be obtained on commercially reasonable terms to meet Ohmyhome’s future needs.

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INSURANCE

In accordance with customary industry practice and applicable regulations, we carry real estate professional indemnity and management liability insurance, as well as hospitalization and employer liability insurance in respect of certain of our foreign employees. We also obtain contractors’ all risk insurance in respect of certain assets used in our renovation projects, depending on the size and nature of the project. We do not carry general business interruption or “key person” insurance. We will continue to review and assess our risk portfolio and make necessary and appropriate adjustments to our insurance practices to align with our needs and with industry practice in Singapore and in the markets in which we operate.

LITIGATION AND OTHER LEGAL PROCEEDINGS

We are currently not involved in any material legal or arbitral proceedings. From time to time, we may be involved in litigation, claims, and other proceedings arising in the ordinary course of business. As we routinely enter into business contracts with real estate agents, contractors, customers and other platform and industry participants, we have been and may continue to be involved in legal proceedings arising from contract disputes. Such claims, litigations or other legal or administrative proceedings, even if without merit and regardless of the outcome, may result in substantial costs and diversion of management resources and attention. Litigation or other legal or administrative proceedings, if material, could result in unexpected expenses and liabilities, which could have a material adverse effect on our business, reputation, results of operations and financial condition.

Impact of COVID-19 on our business and operations

Singapore Control Order Regulations

Since the outbreak of the first COVID-19 case in Singapore on January 23, 2020, the Singapore government raised the DORSCON (the Disease Outbreak Response System Condition, a color-coded framework that shows the current disease situation in Singapore) level from yellow to orange and introduced several restrictions which tightened alongside increasing cases of COVID-19 infections. On April 3, 2020, the Multi-Ministry Taskforce of the Singapore Government implemented the Circuit Breaker Measures, which were an elevated set of safe distancing measures and a nationwide partial lockdown, known as the ‘‘circuit breaker’’ on and with effect from April 7, 2020, to pre-empt the increasing local transmission of COVID-19 from April 7, 2020 (“Circuit Breaker Measures”). On April 7, 2020, the Singapore Parliament passed the COVID-19 Act which provides the Singapore Government the legal basis to enforce the Circuit Breaker Measures, and the COVID-19 Regulations under the COVID- 19 Act to implement the Circuit Breaker Measures. The COVID-19 Regulations impose restrictions on premises and businesses in relation to the closure of premises and respective controls on essential and non-essential service providers, and the movement of people, both in public places and in places of residence. The COVID-19 Regulations require the closing of most physical workplace premises and suspending all business, social and other activities that cannot be conducted through telecommuting from home, save for those providing essential services and in selected economic sectors which are critical for local and global supply chains (“Essential Services”). Entities providing Essential Services were required to operate with the minimum number of staff on their premises to ensure the continued running of those services, and implement strict safe distancing measures. The COVID-19 Regulations could be varied or extended, depending on the assessment of the then situation by the Singapore government. The Circuit Breaker Measures were imposed under the COVID-19 Regulations during the period between April 7, 2020 and June 1, 2020 (inclusive).

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On May 19, 2020, the Multi-Ministry Taskforce announced that the Circuit Breaker Measures would end on June 1, 2020 and the Multi-Ministry Taskforce would embark on a controlled approach to resume economic and community activities and progressively lift the relevant control measures in place after June 1, 2020 over three phases, with the first phase to be implemented with effect from June 2, 2020. The three phases were (a) a “Safe Re-opening” phase, implemented from June 2, 2020 to June 18, 2020 (inclusive), where economic activities that do not pose high risk of transmission (“Permitted Services”) were resumed while social, economic and entertainment activities that carry higher risk remained closed, and everyone was advised to continue to leave home only for essential activities and to wear a mask when doing so (“Phase 1”); (b) a “Safe Transition” phase with the gradual resumption of more activities including the re-opening of more firms and business (“Permitted Enterprises”), subject to safe management measures being implemented and practiced by employers and employees in these workplaces and their ability to also maintain a safe environment for their customers and social activities in small groups of not more than five persons, which were implemented with effect from June 19, 2020 (“Phase 2”); and (c) a “Safe Nation” phase, implemented with effect from December 28, 2020, whereby social, cultural, religious and business gatherings or events were resumed, although gathering sizes still had to be limited in order to prevent large clusters from arising, and services and activities that involve significant prolonged close contact or significant crowd management risk in an enclosed space also were allowed to be re-opened, subject to their ability to implement strict safe management measures effectively (“Phase 3”).

Between May 16, 2021 and August 6, 2021, the Singapore Government introduced two phases, namely the Phase 2 (Heightened Alert) and Phase 3 (Heightened Alert), along with the easing of certain measures within each of such phases. In summary, the Phase 2 (Heightened Alert) measures which were in effect from May 16, 2021 to June 13, 2021, included reductions in prevailing social gathering group size, sizes of larger scale events or activities and reinstatement of “work-from-home” as the default at workplaces to minimize workplace interactions, and the Phase 3 (Heightened Alert) measures, which were in effect from June 14, 2021 to July 19, 2021, was contemplated as a calibrated reopening and included increases in social gathering group sizes, event size and capacity limits, and subsequently the resumption of dining in at food and beverage establishments. On July 20, 2021, the Singapore Government announced the reversion back to Phase 2 (Heightened Alert) measures from July 22, 2021 to August 18, 2021 which superseded the measures introduced on July 19, 2021, during which “work from home” remained the default, employers who needed staff to return to workplaces were required to ensure that there was no cross-deployment at various worksites, enforce staggered start times and flexible working hours and social gatherings at workplaces were not allowed.

On August 6, 2021, the Singapore Government announced the easing of some safe management measures, with the first phase to take effect on August 10, 2021 and the second phase to take effect on August 19, 2021, which superseded those introduced on July 22, 2021 as part of Singapore’s transition towards Covid-19 resilience. The eased measures allowed for an increase in social gathering group size, event size and capacity limits for fully vaccinated individuals and easing of “work-from-home” requirements. A further easing of community measures was announced on August 19, 2021. Subsequently, given the exponential rise in Covid-19 cases from the end of August 2021, on September 24, 2021, the Singapore Government announced a tightening of safe management measures during the stabilization period between September 27, 2021 and October 24, 2021, which was later extended to November 21, 2021, with a mid-point review. On November 8, 2021, the Singapore Government announced calibrated adjustment of safe management measures including the easing of dine-in restrictions and updates to border measures. On December 22, 2021, in response to the global emergence of the Omicron variant, the Singapore Government introduced travel restrictions for affected countries or regions and enhanced the testing requirements for travelers. Effective March 29, 2022, the Singapore Government significantly eased Covid-19 restrictions by, among other things, lifting the requirement to wear masks outdoors, doubling the group size limit to 10 people and lifting the ban on alcohol sales in pubs and eateries after 10:30 p.m. It also eased testing and quarantine requirements for travelers and declared that up to 75% of employees who can work from home are allowed to return to their workplaces.

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From 26 April 2022, there was a further easing of community and border measures due to the fall and stabilization of daily infection numbers, including, without limitation, the removal of group size limits for mask-off activities, all workers may now return to the workplace (an increase from the limit of 75% of those who can work from home), mask-wearing will remain optional in outdoor settings, safe distancing will no longer be required between individuals and groups, and there is a removal of the capacity limit for larger settings/events with more than 1,000 persons.

Impact on our Group

Since early 2020, the ongoing COVID-19 pandemic has caused significant disruption to the economics of the markets we operate in, including Singapore and Malaysia. The Singapore and Malaysian governments have imposed strict travel and movement restrictions, especially for the property business where a restriction on number of visitors per household per day is imposed, failing which the visitors and households would be fined or even subject to imprisonment. These measures hinder our client development, as property transactions have relied heavily on in-person inspections and negotiation by the home buyers and prospective tenants with the homeowners before entering into binding agreements. This affected our ability to conduct client meetings with homeowners, onsite photography, and physical viewings and meetings with prospective buyers and tenants.

To tackle the challenges brought by the pandemic and the restrictions, we have shifted our focus on conducting online viewings and adopted technologies such as VR and video conferencing to provide remote viewing services, allowing prospective buyers and tenants to conduct inspections without being exposed to the risks of infection. Our timely adaptation to remote procedures have cushioned the impact of these challenges on our businesses, and in the fiscal years of 2020 and 2021, our Super Agents have completed 1,222 and 1,347 real estate transactions, respectively, and 638 real estate transactions for the six months ended June 30, 2022. Despite our efforts, most customers still prefer physical inspection over remote viewing, which limits our ability to expand our client base.

Whether the COVID-19 pandemic will lead to a prolonged downturn in the economy is still unknown, and we cannot ascertain if such prolonged downturn will affect our clients’ ability to transaction properties or engage our services in the future. We cannot assure you that the COVID-19 pandemic will not materially affect our business, financial performance, and operations in the future.

Control Measures

Our Group has also adopted control measures to protect our employees, workers and customers from outbreaks of infectious diseases, which are in line with the advisories issued by the MOM on best practices to be adopted by workplaces in Singapore, such as requiring our staff who interact with our customers to wear personal protective equipment (such as face masks and gloves), and monitoring the stock of personal protection equipment for our staff and workers.

If any of our staff is suspected or confirmed to have contracted COVID-19, we may have to temporarily suspend our operations and quarantine the affected staff, disinfect the affected facilities and reallocate manpower as appropriate. We will continue to work closely with our customers to ensure that the impact of any such incidents which may occur due to unforeseen circumstances is minimized to its fullest extent, and implement our business contingency plans as outlined above in mutual agreement with our customers.

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REGULATORY ENVIRONMENT

This section sets forth a summary of the material laws and regulations that affect our Group’s business and operations in Singapore and Malaysia. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to the business and operations of our Group. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Singapore and Malaysia on our business and operations.

LAWS AND REGULATIONS RELATING TO OUR BUSINESS IN SINGAPORE

Our business operations are not subject to any special legislation or regulatory controls other than those generally applicable to companies and businesses incorporated and/or operating in Singapore.

Estate Agents Act

Real estate agencies (referred to in the Estate Agents Act as “estate agents”) and agents (referred to in the Estate Agents Act as “salespersons”) are regulated by the Estate Agents Act and its subsidiary legislation, including the Estate Agents (Licensing and Registration) Regulations 2010, the Estate Agents (Fees) Regulations 2010 and the Estate Agents (Estate Agency Work) Regulations 2010.

The CEA is a statutory board that was established in October 2010 to administer the Estate Agents Act and its functions and duties are, among others, administering the licensing and registration regimes under the Estate Agents Act, regulating and controlling the practice of estate agents and salespersons, administering examinations and a professional development framework for purposes of licensing and registration under the Estate Agents Act and conducting investigations and disciplinary proceedings in relation to offenses and unsatisfactory conduct or misconduct in relation to estate agency work.

Under the Estate Agents Act, estate agents are required to be licensed and salespersons are required to be registered with the CEA. An estate agent’s license may be issued to an individual or an entity subject to fulfillment of the conditions prescribed in the Estate Agents Act, such as the individual or entity being considered a “fit and proper person” by the CEA. An individual will not be registered as a salesperson unless the individual satisfies certain prescribed requirements, including, among other things, being a “fit and proper person”, having the prescribed educational qualifications or experience, being employed by a licensed estate agent as a salesperson and that he or she does not hold a license as any other estate agent.

Our subsidiary, Ohmyhome (S), holds an estate agent’s license issued by the CEA and all of our real estate agents are registered with the CEA, and are subject to the Estate Agents Act and the relevant subsidiary legislation and any directions or guidelines as may be given or issued from time to time by the CEA.

Estate Agents (Licensing and Registration) Regulations 2010 and Estate Agents (Fees) Regulations 2010

The Estate Agents (Licensing and Registration) Regulations 2010 sets out further requirements in respect of any application or renewal of an estate agent license or registration as a salesperson. The fees payable to the CEA in respect of any such application or renewal are prescribed by the Estate Agents (Fees) Regulations 2010.

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Estate Agents

In the case of estate agents, in order to obtain or renew an estate agent’s license, the CEA must be satisfied that (a) the estate agent has, among other things, in place systems and processes to ensure proper management of the business and its salespersons; (b) the estate agent does not hold a license as any other estate agent; and (c) every sole proprietor, partner or Director of the estate agent who will be performing estate agency work has attained the age of 21 years, is not registered as a salesperson with another estate agent, does not hold a license as any other estate agent, has a minimum of four (4) GCE “O” level passes or obtained an equivalent or higher qualification as determined by the CEA, and has, in the two (2) years immediately before the application for a license, passed the Real Estate Agency examination, or obtained an equivalent or higher qualification as determined by the CEA.

Every estate agent must also take out and maintain in force at all times during the period in which it carries out estate agency work the relevant professional indemnity insurance.

The Estate Agents (Licensing and Registration) Regulations 2010 also prescribes certain qualifications and requirements for key executive officers of estate agents. A key executive officer must (a) be the sole proprietor, Director or partner of the estate agent; (b) satisfy the requirements applicable to a sole proprietor, partner or Director performing estate agency work as described above; (c) have at least three (3) years of experience in estate agency work; and (d) have completed at least 30 property transactions in the three (3) years immediately before his appointment or have at least three (3) years of experience in managing the business of a house agent or an estate agent as an executive Director, a chief executive, key executive officer, partner or sole proprietor.

Salespersons

In the case of salespersons, no individual can be registered as a salesperson unless he (a) has a minimum of four (4) GCE “O” level passes or obtained an equivalent or higher qualification as determined by the CEA; and (b) has, in the two (2) years immediately before the application for registration, passed the Real Estate Agency examination or the Real Estate Salesperson examination, or obtained an equivalent or higher qualification as determined by the CEA. Such requirements are subject to certain exemptions as prescribed under the Estate Agents (Licensing and Registration) Regulations 2010. In order to renew his registration, the salesperson must also satisfy prescribed continuing professional development requirements in each year of the period of registration whose renewal is sought.

Estate Agents (Estate Agency Work) Regulations 2010

The Estate Agents (Estate Agency Work) Regulations 2010 regulates the conduct of estate agency work by prescribing certain rules and practices. For instance, there is a prohibition against dual representation, whereby salespersons or estate agents are disallowed from having as clients, both the vendor and purchaser or both the landlord and tenant in respect of the same property, regardless of whether the consent or agreement of the client or of any or all the parties to the relevant transaction has been obtained. Further, estate agents and salespersons are prohibited from introducing, referring or recommending a client to or receiving any benefit from any money lender or holding money for or on behalf of any party in relation to the sale or purchase of any property situated in Singapore or the lease of HDB property. Any person in breach of such rules shall be guilty of an offense and shall be liable on conviction to a fine and/or imprisonment.

The Estate Agents (Estate Agency Work) Regulations 2010 also prescribes the form of agreements for the sale, purchase or lease of residential property in Singapore. It also requires that every estate agent takes out and maintains in force at all times during the period in which it carries out estate agency work such insurance (of a prescribed minimum amount) in respect of civil liability for negligence in the performance of estate agency work. Generally, no estate agency work may be undertaken without the requisite insurance coverage.

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The Estate Agents (Estate Agency Work) Regulations 2010 also sets out the Code of Ethics and Professional Client Care and the Code of Practice for Estate Agents, any breach thereof may result in the estate agent or salesperson (as the case may be) being subject to disciplinary action and/or the imposition of sanctions including financial penalties, demerit points and the suspension or revocation of a license or registration.

Personal Data Protection Act

Data Protection Obligations

The Personal Data Protection Act 2012 of Singapore (“PDPA”) establishes the Singapore regime for the protection of personal data, and governs the collection, use and disclosure of personal data by organizations. In this regard, “personal data” as defined under the PDPA refers to data, whether true or not, about an individual who can be identified from that data or other information to which the organization has or is likely to have access.

An organization is required to comply with, amongst other things, the following obligations prescribed by the PDPA:

(a)	Purpose limitation obligation – personal data must be collected, used or disclosed only for purposes that a reasonable person would consider appropriate in the circumstances, and if applicable, have been notified to the individual concerned;

(b)	Notification obligation – individuals must be notified of the purposes for the collection, use or disclosure of their personal data, prior to such collection, use or disclosure;

(c)	Consent obligation – the consent of individuals must be obtained for any collection, use or disclosure of their personal data, unless exceptions apply. Additionally, an organization must allow the withdrawal of consent which has been given or is deemed to have been given;

(d)	Access and correction obligations – when requested by an individual and unless exceptions apply, an organization must: (i) provide that individual with access to his personal data in the possession or under the control of the organization and information about the ways in which his personal data may have been used or disclosed during the past year, and/or (ii) correct an error or omission in his personal data that is in the possession or under the control of the organization;

(e)	Accuracy obligation – an organization must make reasonable efforts to ensure that personal data collected by or on its behalf is accurate and complete if such data is likely to be used by the organization to make a decision affecting the individual to whom the personal data relates or if such data is likely to be disclosed to another organization;

(f)	Protection obligation – an organization must implement reasonable security arrangements for the protection of personal data in its possession or under its control;

(g)	Retention limitation obligation – an organization must not keep personal data for longer than it is necessary to fulfill; (i) the purposes for which it was collected, or (ii) a legal or business purpose;

(h)	Transfer limitation obligation – personal data must not be transferred out of Singapore except in accordance with the requirements prescribed under the PDPA; and

(i)	Openness obligation – an organization must implement the necessary policies and procedures in order to meet the obligations under the PDPA and shall make information about its policies and procedures available on request.

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Organizations have mandatory obligations to assess data breaches they suffer, and to notify the Singapore Personal Data Protection Commission (“PDPC”) and the relevant individuals where the data breach is of a certain severity.

The PDPA creates various offenses in connection with the improper use of personal data, certain methods of collecting personal data and certain failures to comply with the requirements under the PDPA. These offenses may be applicable to organizations, their officers and/or their employees. Offenders are liable on conviction to fines and/or imprisonment. The PDPA empowers the PDPC with significant regulatory powers to ensure compliance with the PDPA, including powers to investigate, give directions and impose a financial penalty of up to S$1 million. In addition, the PDPA created a right of private action, pursuant to which the Singapore courts may grant damages, injunctions and relief by way of declaration, to persons who suffer loss or damages directly as a result of contraventions of certain requirements under the PDPA.

Do Not Call Obligations

In addition to the general data protection obligations imposed under the PDPA, the PDPA also generally prohibits organizations and individuals from sending direct marketing messages (in the form of voice calls, text or fax messages) to Singapore telephone numbers, including mobile, fixed-line, residential and business numbers, registered with the Do Not Call Registry (the “DNC Registry”), as maintained by the PDPC (the “DNC Obligations”). The DNC Obligations only apply to the sending of “specified messages” as defined in the PDPA, which are marketing messages that offer, promote or advertise goods or services. Such specified messages typically include messages which offer to supply, advertise or promote a property or a supplier of property.

Pursuant to the DNC Obligations, before an organization sends any specified messages to a Singapore telephone number, it must first check whether that Singapore telephone number is listed in the relevant register of the DNC Registry. A failure to check the relevant register is an offense under the PDPA, unless certain exceptions apply.

Advisory Guidelines for the Real Estate Agency Sector

The PDPC has also published a set of advisory guidelines, developed in consultation with the CEA, which is intended to facilitate compliance of real estate agents with the obligations under the PDPA. Although these guidelines are not legally binding, they are nevertheless helpful on the basis that the guidance and examples therein have been tailored for the real estate agency sector and will thus be indicative of the manner in which the PDPC will interpret certain provisions of the PDPA in the context of the real estate agency sector.

Regulations on Labor

The Employment Act 1968 of Singapore (the “Employment Act”) generally extends to all employees, with the exception of certain groups of employees. It provides employees falling within its ambit protections such as minimum notice periods, maximum working hours, a maximum amount of deductions from wages, minimum holidays and rest days, maternity/paternity leave, paid childcare leave, sick leave, etc. The Employment Act also applies to employees who are foreigners so long as they fall within the definition of “employee” under the Employment Act. In addition, the employment of foreign manpower in Singapore is also governed by the Employment of Foreign Manpower Act 1990 of Singapore.

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Aside from minimum benefits in respect of the aforesaid terms of employment in the Employment Act, employees in Singapore are entitled to contributions to the central provident fund by the employer as prescribed under the Central Provident Fund Act 1953 of Singapore. The specific contribution rate to be made by employers varies depending on whether the employee is a Singapore citizen or permanent resident in the private or public sector and the age group and wage band of the employee. Generally, for employees who are Singapore citizens in the private sector or non-pensionable employees in the public sector, 55 years old or below and that earn more than or equal to S$750 a month, the employer’s contribution rate is 17% of the employee’s wages.

COVID-19 (Temporary Measures) Act

The COVID-19 Act came into effect in Singapore on April 7, 2020. Under the COVID-19 Act, the Minister of Health may make regulations and make control orders for the purpose of preventing, protecting against, delaying or otherwise controlling the incidence or transmission of COVID-19 in Singapore. Control orders may make provisions including the following: (a) requiring people or certain people to stay at or in, and not leave, a specified place (whether or not a place of accommodation); (b) restricting movement of or contact between people, including prohibiting or limiting group activities or other activities of people within the specified place in paragraph (a), restricting the use of any facilities at that place and limiting movement to and from that place, whether by time or location; (c) requiring closing or limiting access to any premises or facility at a specified time, in a specified manner or to a specified extent, in relation to any premises or facility used to carry out any business, undertaking or work; (d) restricting the time, manner or extent for the carrying out of any business, undertaking or work, including prescribing restrictions on the maximum number of people, opening hours or facilities provided, for the carrying on of the business, undertaking or work.

The COVID-19 Regulations, which came into effect on April 7, 2020, contains requirements and restrictions relating to, among others, safe distancing and safe management measures relating to permitted enterprises.

LAWS AND REGULATIONS RELATING TO OUR BUSINESS IN MALAYSIA

Valuers, Appraisers, Estate Agents and Property Managers Act 1981

The Valuers, Appraisers, Estate Agents and Property Managers Act 1981 (“VAEAPM Act”) applies throughout Malaysia and provides for the registration of valuers, appraisers, estate agents and property managers with the Board of Valuers, Appraisers, Estate Agents and Property Managers (“Board”) and matters connected therewith. The Board also maintains the Register of Valuers, Appraisers, Estate Agents and Property Managers (“Register”), Register of Probationers, and Register of Firms.

The VAEAPM Act provides that no person shall practice as a valuer, appraiser, estate agent or property manager unless he has been registered with the Board and has been issued with an authority to practice by the Board. Further, such registered valuer, appraiser, estate agent or property manager shall not practice his profession unless he practices as a sole proprietor of a sole proprietorship, a partner of a partnership, a shareholder or Director of a body corporate registered with the Board, or as an employee of such sole proprietorship, partnership or body corporate. A sole proprietorship, partnership or body corporate may apply to the Board for registration to practice valuation, appraisal, estate agency or property management.

In 2017, the practice of valuation, appraisal, estate agency and property management by a partnership or body corporate was liberalized pursuant to the Valuers, Appraisers and Estate Agents (Amendment) Act 2017 to allow non-registered persons to own equity in such partnerships or bodies corporate. For a practicing body corporate comprising both registered persons and non-registered persons as shareholders, the registered persons shall always hold not less than 51% of the equity interest or ordinary shareholding in the said practicing body corporate. It is also a requirement that the 51% equity held by registered persons in a practicing body corporate shall be held solely by registered valuers in the case of a valuation practice and such requirement applies, mutatis mutandis, to the practices of appraisal, estate agency and property management.

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Further, registered persons holding equity interest in a practicing body corporate shall incorporate a separate company as an investment holding company (“Approved Holding Company”) to hold such majority equity interest in the practicing body corporate. An Approved Holding Company’s Directors and shareholders shall be registered persons only, with a minimum of two (2) shareholders who must also be Directors at any given time.

Any person who, inter alia:-

(a)	procures or attempts to procure registration or an authority to practice under the VAEAPM Act by knowingly making or producing or causing to be made or produced any false or fraudulent declaration, certificate, application or representation whether in writing or otherwise;
(b)	not being a person acting under the immediate personal direction and supervision of a registered valuer, registered appraiser, registered estate agent or registered property manager carries out or undertakes to carry out any valuation practice, estate agency practice or property management practice; or
(c)	acts in contravention of restrictions on valuation, estate agency and property management practices provided under the VAEAPM Act,

commits an offense and shall be liable on conviction to a fine not exceeding RM300,000 or to imprisonment for a term not exceeding three (3) years or to both and shall be liable to a further penalty of RM1,000.00 for each day during the continuance of such offense.

Further, any person who:-

(a)	acts as a valuer, appraiser, estate agent or property manager for any party or acts in any capacity as a valuer, appraiser, estate agent or property manager whether the primary or principal object of his business is valuation, appraisal, estate agency or property management or whether any incidental part of his business is valuation, appraisal, estate agency or property management; or

(b)	willfully or falsely pretends to be, or takes or uses any name, title, addition or description implying that he is duly qualified or authorized to act as, a valuer, appraiser, estate agent or property manager, or that he is by law so qualified or authorized, commits an offence and shall be liable on conviction to a fine not exceeding RM300,000 or to imprisonment for a term not exceeding three (3) years or to both.

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Personal Data Protection Act 2010

The Personal Data Protection Act 2010 (“Malaysian PDPA”) regulates the processing of personal data in the course of commercial transactions in Malaysia and is enforced by the Personal Data Protection Commissioner. The Malaysian PDPA sets out seven (7) key data protection principles which must be adhered to by data users (being a person who either alone or jointly or in common with other persons processes any personal data or has control over or authorizes the processing of any personal data, but does not include a processor) in Malaysia when processing personal data. The seven (7) key data protection principles are summarized as follows:

(a)	The general principle – The general principle prohibits a data user from processing a data subject’s personal data without her/her consent unless such processing is necessary under the Malaysian PDPA.

(b)	The notice and choice principle – The Malaysian PDPA requires a data user to inform a data subject by written notice as soon as practicable, in both the national and English languages of the matters more specifically stated under the Malaysian PDPA;

(c)	The disclosure principle – Subject to exceptions under the Malaysian PDPA, the disclosure principle prohibits the disclosure of personal data without the data subject’s consent for any purpose other than that for which the data was to be disclosed at the time of collection or a purpose directly related to it and to any party other than a third party notified to the data user.

(d)	The security principle – The Malaysian PDPA imposes obligations on the data user to take steps to protect the personal data during its processing from any loss, misuse, modification, unauthorized or accidental access or disclosure, alteration or destruction.

(e)	The retention principle – Personal data shall not be retained longer than is necessary for the fulfillment of the purpose for which it was processed. Once the purpose has been fulfilled, it is the duty of a data user to take reasonable steps to ensure that the personal data is destroyed or permanently deleted.

(f)	The data integrity principle – It is the responsibility of a data user to take reasonable steps to ensure that the personal data is accurate, complete, not misleading and kept-up-to-date, having regard to the purpose (and any directly related purpose) for which it was collected and processed.

(g)	The access principle – A data subject is given the right to access his/her personal data and to correct that personal data which is inaccurate, incomplete, misleading or not up-to-date, except where compliance with a request to such access or correction is refused under the Malaysian PDPA.

Non-compliance by a data user of any of the above principles constitutes an offense under the Malaysian PDPA and the data user is liable to a fine not exceeding RM300,000 or imprisonment for a term not exceeding 2 years or both. Non-compliance of other provisions of the Malaysian PDPA may also lead to other financial penalties, imprisonment terms or both. The Malaysian Personal Data Protection Commissioner also has broad powers to order the data user to comply with the provisions of the Malaysian PDPA.

Employment Act 1955

The Employment Act 1955 and the Employment (Amendment) Act 2022 (together, the “EA”) governs matters of employment in Peninsular Malaysia and Labuan and regulates all labor relations including contracts of service, payment of wages, employment of women, rest days, hours of work, flexible working arrangements, discrimination in employment, termination, lay-off and retirement benefits and keeping of registers of employees. Following the Employment (Amendment of First Schedule) Order 2022 which will come into force on January 1, 2023, the scope of employees covered under the EA (“EA Employees”) has been expanded from covering, inter alia, employees whose wages do not exceed RM2,000 a month to covering any person who has entered into a contract of service and any person, irrespective of his wage, who is engaged in manual labor or in the operation and maintenance of any mechanically propelled vehicle operated for the transport of passengers or goods or for reward or for commercial purposes, or who supervises or oversees other employees engaged in manual labor employed by the same employer in and throughout the performance of their work, or who is engaged in any capacity in a vessel registered in Malaysia, or who is engaged as a domestic employee. Notwithstanding the expansion of the scope of EA Employees, certain provisions in the EA such as those which govern payment for work on rest days and holidays, overtime pay, and termination, lay-off and retirement benefits shall apply only to persons whose wages do not exceed RM4,000 per month.

Section 99A of the EA provides that any person who commits any offense under, or contravenes any provision of, the EA, or any regulations, order, or other subsidiary legislation whatsoever made thereunder, in respect of which no penalty is provided, shall be liable, on conviction, to a fine not exceeding RM50,000.

Regulation on Dividend Distributions

The principal regulation governing distribution of dividends by a company incorporated in Malaysia (“Malaysian Company”) is the Malaysian Companies Act 2016 (“CA 2016”). Under the CA 2016, a Malaysian Company may only make a distribution to the shareholders out of profits of the company available if the company is solvent immediately after the distribution is made.

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MANAGEMENT

Officers and Directors

The following table provides information regarding our executive officers and Directors as of the date of this prospectus:

Name	Age	Position(s)
Wong Wan Chew	36	Chief Executive Officer, Director
Wong Wan Pei	40	Chief Operating Officer, Director
Cui Kewei Joshua	38	Chief Financial Officer
Loh Kim Kang David	59	Chairman of the board of Directors, Director
Lee Wei Loon *(1)(2)(3)	42	Independent Director Nominee, Chair of Audit Committee
Lim Khoon*(1)(2)(3)	57	Independent Director Nominee, Chair of Nomination Committee
Tan Wei Reng, Galven*(1)(2)(3)	43	Independent Director Nominee, Chair of Compensation Committee

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nomination Committee

*	The individual shall be appointed and consents to be in such position effective upon the effectiveness of the registration statement of which this prospectus forms a part.

Ms. Wong Wan Chew, Chief Executive Officer, Director

Ms. Rhonda Wong is a co-founder of our Group. She is currently the Chief Executive Officer and a Director of our Company where she is primarily responsible for strategic development and day-to-day operations since the founding of our Group.

From July 2007 to February 2008, she worked as a treasury bonds trader at Nico Trading Chicago in Chicago, Illinois, where she was responsible for trading of futures of treasury bonds. From March 2008 to February 2012, Ms. Rhonda Wong was involved in proprietary trading of listed securities and real properties. From March 2012 to May 2013, she joined Savills Singapore, where she obtained a real estate sales license and became a top performer and was promoted to a sales director within the first year at the age of 27, looking after sales and leasing of Singapore properties and launches of development projects in Malaysia. From May 2013 to May 2016, Ms. Rhonda Wong co-founded a real estate consulting firm called Anthill Realtors Pte. Ltd. with Ms. Race Wong, where they worked as consultants for property developers for the marketing, launch and sales of various real estate projects in Australia, Singapore and Vietnam.

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Ms. Rhonda Wong graduated from the University of Michigan with a bachelor’s degree in Business Administration in 2007.

Ms. Wong Wan Pei, Chief Operating Officer, Director

Ms. Race Wong is a co-founder of our Group. She is currently the Chief Operating Officer and a Director of our Company where she is primarily responsible for technology product development and marketing since the founding of our Group in 2016.

From 2002 to 2009, Ms. Race Wong started her career in the music industry as the pop duo group “2R” along with her elder sister and thereafter ventured into the television and entertainment industry as an actress where she had, over the years, won various awards and accolades both as a singer and actress. Ms. Race Wong has been the products spokesperson for a range of products from beauty, healthcare to telecommunication products etc. From September 2011 to December 2012, Ms. Race Wong worked as a marketing manager and licensed equities trader at May Bank Kim Eng Securities, Hong Kong, where she was responsible for the launch of the offline to online equities trading platform. From May 2013 to May 2016, Ms. Race Wong co-founded a real estate consulting firm called Anthill Realtors Pte. Ltd. with Ms. Rhonda Wong, where they worked as consultants for property developers for the marketing, launch and sales of various real estate projects in Australia, Malaysia, Cambodia, Singapore, Vietnam, and the United Kingdom.

Ms. Race Wong graduated from Newcastle University in Australia and obtained her master’s degree in Business in 2013.

Mr. Cui Kewei Joshua, Chief Financial Officer

Mr. Cui Kewei Joshua joined our Group in June 2022 as Chief Financial Officer. He is primarily responsible for the overall accounting and financial management, project management, strategic planning and internal control of our Group.

Mr. Cui has over 15 years of work experience in accounting and finance. From October 2007 to December 2009, Mr. Cui worked in Foo Kon Tan GT as an audit assistant where he was primarily responsible for carrying out statutory audit works. From December 2009 to November 2010, Mr. Cui worked in Ernst & Young LLP, with his last position as an audit senior, where he worked as a team leader in various audit assignments. From March 2011 to February 2012, Mr. Cui worked in Mapletree Logistics Trust Management Ltd. as an accountant where he was primarily responsible for preparing reports related to the compliance of reporting requirements under the rules of the Singapore Stock Exchange. From February 2012 to September 2015, Mr. Cui then worked at Cogent Holdings Limited with his last position as assistant finance manager and he was primarily responsible for the group’s financial reporting, forecast and budget, SGX-ST compliance and preparation of annual reports. From September 2015 to April 2017, Mr. Cui worked as financial controller in Conversant Solutions Pte. Ltd. where he was primarily responsible for managing the company’s accounts, strategic planning and internal control. From May 2017 to July 2021, Mr. Cui worked as chief financial officer of K2 F&B Holdings Limited (Stock Code: 2108.HK) where he was primarily responsible for the overall accounting and financial management, project management, strategic planning and internal control. Since March 2019, Mr. Cui has been a director of JW Capital Consultancy Pte. Ltd. where he is primarily responsible for project financing and cash flow planning.

Mr. Cui graduated from Oxford Brookes University, United Kingdom with a Degree of Bachelor of Science in applied accounting in July 2007. Mr. Cui has been a member of the Institute of Singapore Chartered Accountants (formerly known as the Institute of Certified Public Accountants of Singapore) since December 2010.

Mr. Loh Kim Kang David, Chairman of the board of Directors, Director

Mr. Loh Kim Kang David is a Director and the Chairman of our Company. He was appointed as a Director in August 2022. Mr. Loh is primarily responsible for strategic advice and direction of our Group.

Mr. Loh has over 20 years of experience in the investment and brokerage industry. He is currently an executive Director and joint chairman of Centurion Corporation Limited, a company listed on the Main Board of The Stock Exchange of Hong Kong Limited (Stock Code: 6090.HK) and on the Main Board of the Singapore Exchange Securities Trading Limited (Stock Code: SGX:OU8). Mr. Loh also sits on the board of various companies in a diversified range of industries.

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From November 1989 to August 1995, Mr. Loh was a dealer (dealing Director) of Ong & Company Pte. Ltd., a company principally involved in the provision of business support services. From August 1995 to June 1996, he was a dealing Director of OUB Securities Pte. Ltd., a company principally involved in stock, share and bond brokers and dealers. In July 1996, Mr. Loh joined UOB Kay Hian Pte. Ltd. (formerly known as Kay Hian Pte Ltd) as an associate Director, with his last position as a business development consultant in March 2010. From July 1999 to October 2001, he served as a managing Director (management) of UOB Kay Hian (Hong Kong) Ltd (formerly known as Kay Hian Overseas Securities Ltd.), a securities brokerage company.

Mr. Loh obtained his bachelor’s degree in Science from the University of Oregon in June 1998.

Mr. Lee Wei Loon, Independent Director Nominee, Chair of Audit Committee

Mr. Lee Wei Loon will begin serving as our independent Director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Lee will serve as chairman of the audit committee and as a member of the compensation and nomination committees.

Mr. Lee has over 15 years of experience in the banking and corporate finance industry having worked in various international investment banks. Mr. Lee is currently an executive vice president and Asia chief executive officer of Watchbox Singapore Pte. Ltd., a company principally engaged in the buying, selling and trading of pre-owned luxury watches since August 2019, where he is responsible for group business strategy, risk management and capital market strategies. He was a vice president of Credit Suisse, Asian Equities Sales and Trading, Hedge Fund Sales, from May 2004 to March 2010. He was a Director of Bank of America Merrill Lynch, Asian Equities Sales from May 2010 to June 2012. From June 2012 to January 2015, he was an executive Director of Morgan Stanley Asia, Institutional Equities Division, overseeing the coverage of Singapore based hedge funds across all asset classes. From January 2015 to September 2017, he was a Director commissioner of PT Morgan Stanley Asia International, responsible for the Indonesia business and onshore operations of Morgan Stanley Asia. He was the executive Director of Morgan Stanley Asia Investment Banking Division from September 2017 to August 2019, overseeing all capital markets, fixed income and M&A transactions.

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Mr. Lee obtained a bachelor’s degree in Science with a major in Finance and a minor in East Asian Studies from the New York University, Stern School of Business in May 2004. We believe that Mr. Lee is qualified to serve on our board by reasons of professional experiences and qualifications.

Mr. Lim Khoon, Independent Director Nominee, Chair of Nomination Committee

Mr. Lim Khoon will begin serving as our independent Director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Lim will serve as chairman of the nomination committee and as a member of the audit and compensation committees.

Mr. Lim is currently a partner of Eldan Law LLP since May 2018 with a focus on commercial and construction litigation, as well as in the areas of Real Estate Law and Corporate Law. From March 1992 to June 1995, Mr. Lim was a legal associate with M/s Wong Partnership (then known as M/s Wong Meng Meng & Partners), with a focus on commercial and construction litigations. From July 1995 to May 2018, he was a partner of Lim Hua Yong Partnership with a focus on the same area of litigation work, and additionally, work in the areas of Real Estate Law and Corporate Law. After the merger of Lim Hua Yong LLP and Eldan Law LLP, he became a partner of Eldan Law LLP continuing in the same areas of legal work.

Over the years, Mr. Lim has developed a broad-based legal practice in the areas of commercial dispute resolution, real estate law and corporate law. In the area of commercial dispute resolution, Mr. Lim has advised and acted for clients in various commercial disputes with experience in all levels of litigation in the Singapore Courts and before the arbitration tribunals. In the area of real estate law, Mr. Lim has advised and acted for corporations, individuals, financial institutions and subsidiary proprietors in various property transactions. In the area of corporate law, Mr. Lim specializes in merger and acquisitions and has acted extensively for corporate and individual clients in the sale and acquisition of their shareholdings in corporations.

Mr. Lim obtained a Bachelor of Laws degree from the University College of Wales in 1989. He was called to the Bar in England as Barrister-at-Law (Grays Inn) in 1990 and was admitted as an advocate and solicitor at the Supreme Court of Singapore in March 1992. We believe that Mr. Lim is qualified to serve on our board by reasons of professional experiences and qualifications.

Mr. Tan Wei Reng, Galven, Independent Director Nominee, Chair of Compensation Committee

Mr. Tan Wei Reng, Galven will begin serving as our independent Director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Tan will serve as chairman of the compensation committee and as a member of the audit and nomination committees.

Mr. Tan is the deputy managing Director of the investment sales and capital markets team in Savills Singapore since December 2019. Mr. Tan co-heads a team of eight professionals who are consistently recognized as the market leaders in Singapore commercial real estate transactions. Prior to working in Savills Singapore, Mr. Tan was with the capital markets team at CBRE Singapore for 15 years, before leaving the company as an executive Director. Since 2004, Mr. Tan has been personally involved in landmark transactions across all sectors in the Singapore real estate market, with particular focus in the commercial real estate sector. In the last 10 years, he has handled transactions valued at more than S$15 billion. Day to day, Mr. Tan primarily works closely with institutional investors, property funds as well as local and foreign developers.

Mr. Tan graduated from the National University of Singapore in May 2004 with a bachelor’s degree in Science (Real Estate) (Hons).

Family Relationships

Ms. Rhonda Wong, our Chief Executive Officer and a Director, is the sister of Ms. Race Wong, our Chief Operating Officer and a Director. Mr. Loh Kim Kang David, the Chairman of the board of Directors and a Director, is the husband of Ms. Race Wong, and the brother-in-law to Ms. Rhonda Wong. Other than as disclosed, there are no family relationships among our Directors or executive officers.

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Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of Directors.

Board of Directors

We expect that our board of Directors will consist of six Directors, three of them will be independent Directors. The Company intends to follow its Cayman Islands practices in lieu of the requirements of the Rule 5605 of the Nasdaq Stock Market LLC Rules. The Company’s practices with regard to these requirements are not prohibited by the Companies Act (as amended) of the Cayman Islands. We expect that all independent Director nominees will begin their service upon the effectiveness of the registration statement of which this prospectus forms a part.

Committees of the Board of Directors

Our board of Directors has established an audit committee, a compensation committee and a nomination committee, each of which will operate pursuant to a charter adopted by our board of Directors that will be effective upon the effectiveness of the registration statement of which this prospectus is a part. The board of Directors may also establish other committees from time to time to assist our company and the board of Directors. Upon the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations, if applicable. Upon our listing on the Nasdaq, each committee’s charter will be available on our website at https://www.ohmyhome.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit committee

Mr. Lee Wei Loon, Mr. Tan Wei Reng, Galven and Mr. Lim Khoon will serve on the audit committee, which will be chaired by Mr. Lee Wei Loon. Our board of Directors has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of Directors has designated Mr. Lee Wei Loon as an “audit committee financial expert”, as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;

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●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing earnings releases.

Compensation committee

Mr. Tan Wei Reng, Galven, Mr. Lee Wei Loon and Mr. Lim Khoon will serve on the compensation committee, which will be chaired by Mr. Tan Wei Reng, Galven. Our board of Directors has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. The compensation committee’s responsibilities include:

●	evaluating the performance of our chief executive officer in light of our company’s corporate goals and objectives and, based on such evaluation: (i) recommending to the board of Directors the cash compensation of our chief executive officer, and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;

●	reviewing and recommending to the board of Directors the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the board of Directors the compensation of our Directors; and

●	preparing the compensation committee report required by SEC rules, if and when required.

Nomination committee

Mr. Lim Khoon, Mr. Lee Wei Loon and Mr. Tan Wei Reng, Galven and will serve on the nomination committee, which will be chaired by Mr. Lim Khoon. Our board of Directors has determined that each member of the nomination committee is “independent” as defined in the applicable Nasdaq rules. The nomination committee’s responsibilities include:

●	developing and recommending to the board of Directors criteria for board and committee membership;

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●	establishing procedures for identifying and evaluating Director candidates, including nominees recommended by stockholders; and

●	reviewing the composition of the board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and board of Directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and board of Directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Foreign Private Issuer Status

The Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. We currently follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq in respect of the following:

●	the majority independent Director requirement under Section 5605(b)(1) of the Nasdaq listing rules;

●	the Shareholder Approval Requirements under Section 5635 of the Nasdaq listing rules; and

●	the requirement under Section 5605(b)(2) of the Nasdaq listing rules that the independent Directors have regularly scheduled meetings with only the independent Directors present.

Code of Conduct and Code of Ethics

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt a written code of business conduct and ethics that applies to our Directors, officers and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions. Following the effectiveness of the registration statement of which this prospectus is a part, a current copy of this code will be posted on the Corporate Governance section of our website, which is located at https://www.ohmyhome.com. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq.

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Compensation of Directors and Executive Officers

The following table summarizes all compensation received by our Directors, our executive officers and our key employees during the years ended December 31, 2021 and 2022.

Summary Compensation Table

Compensation Paid
Name and Principal Position	Year	Salary (SGD)	Bonus (SGD)	Other Compensation(1) (SGD)	Total (SGD)
Ms. Wong Wan Chew, Chief Executive Officer and Director	2021 2022	124,400 128,400	47,500 0	16,132 16,144	188,032 144,544

Ms. Wong Wan Pei, Chief Operating Officer and Director	2021 2022	124,400 128,400	47,500 0	57,639 16,132	229,539 144,544

Mr. Cui Kewei Joshua, Chief Financial Officer	2021 2022	0 68,636	0 0	0 7,140	0 75,776

Mr. Loh Kim Kang David, Chairman of the board of Directors, Director	2021 2022	0 0	0 0	0 0	0 0

Mr. Lee Wei Loon, Independent Director Nominee	2021 2022	0 0	0 0	0 0	0 0

Mr. Lim Khoon, Independent Director Nominee	2021 2022	0 0	0 0	0 0	0 0

Mr. Tan Wei Reng, Galven, Independent Director Nominee	2021 2022	0 0	0 0	0 0	0 0

(1) Other compensation includes allowances and the employer’s contribution to the Central Provident Fund, Singapore’s mandatory social security savings scheme, and incentives earned from client referral as stipulated in their employment contracts.

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Employment Agreements

Employment Agreement with Ms. Wong Wan Chew

Effective as of May 1, 2021, Ohmyhome (S) entered into an employment agreement with Ms. Rhonda Wong pursuant to which she was employed as co-founder and Chief Executive Officer of Ohmyhome (S). The agreement provides for an annual base salary, the amount of which may be adjusted from time to time at the discretion of Ohmyhome (S). Under the terms of the agreement, Ms. Rhonda Wong is entitled to receive an annual cash bonus upon serving every 12 months, together with such additional bonuses as may be agreed from time to time with the Company. Ms. Rhonda Wong’s employment will continue indefinitely, subject to termination by either party to the agreement upon 1 months’ prior written notice or the equivalent salary in lieu of such notice. The agreement also contains non-compete and non-disclosure provisions and restrictions against the unauthorized use of the Company’s intellectual property.

Employment Agreement with Ms. Wong Wan Pei

Effective as of May 1, 2021, Ohmyhome (S) entered into an employment agreement with Ms. Race Wong pursuant to which she was employed as co-founder and Chief Operating Officer of Ohmyhome (S). The agreement provides for an annual base salary, the amount of which may be adjusted from time to time at the discretion of Ohmyhome (S). Under the terms of the agreement, Ms. Race Wong is entitled to receive an annual cash bonus upon serving every 12 months, together with such additional bonuses as may be agreed from time to time with the Company. Ms. Race Wong’s employment will continue indefinitely, subject to termination by either party to the agreement upon 1 months’ prior written notice or the equivalent salary in lieu of such notice. The agreement also contains non-compete and non-disclosure provisions and restrictions against the unauthorized use of the Company’s intellectual property.

Employment Agreement with Mr. Cui Kewei Joshua

Effective as of June 6, 2022, Ohmyhome (S) entered into an employment agreement with Mr. Cui Kewei Joshua pursuant to which he was employed as Chief Financial Officer of Ohmyhome (S). The agreement provides for an annual base salary, the amount of which may be adjusted from time to time at the discretion of Ohmyhome (S). Mr. Cui Kewei Joshua’s employment will continue indefinitely, subject to termination by either party to the agreement upon 1 months’ prior written notice or the equivalent salary in lieu of such notice. The agreement also contains non-compete and non-disclosure provisions and restrictions against the unauthorized use of the Company’s intellectual property.

Directors’ Offer Letter

Each of our Directors has entered into a Director’s Offer Letter with our Company effective upon effectiveness of the Registration Statement of which this prospectus forms a part. The terms and conditions of such Directors’ Offer Letter are similar in all material aspects. Each Director’s Offer Letter is for an initial term of one year and will continue until the Director’s successor is duly elected and qualified. Each Director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms and provisions of his or her Director’s Offer Letter will remain in full force and effect. Any Director’s Offer Letter may be terminated for any or no reason by the Director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of our Company’s issued and outstanding Ordinary Shares entitled to vote.

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Under the Directors’ Offer Letter, the initial annual salary that is payable to each of our Directors is as follows:

Ms. Wong Wan Chew	US$	[●]
Ms. Wong Wan Pei	US$	[●]
Mr. Loh Kim Kang David	US$	[●]

Mr. Lee Wei Loon	US$	[●]
Mr. Lim Khoon	US$	[●]
Mr. Tan Wei Reng, Galven	US$	[●]

In addition, our Directors will be entitled to participate in such share option schemes as may be adopted by our Company, from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the board of Directors; provided that each Director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that Director.

Other than as disclosed above, none of our Directors has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

Stock Option Plans and Stock Options

We plan to adopt our Ohmyhome Employee Stock Option Plan (the “Plan”). Under the Plan, we are authorized to issue equity incentives in the form of incentive stock options, non-statutory stock options, restricted shares, restricted share units, share appreciation rights, performance units or performance shares under separate award agreements]. Under the Plan, the aggregate number of shares underlying awards that we could issue cannot exceed [1,730,753] Ordinary Shares.

Except as noted above, we did not, and will not, issue any other stock options or ordinary share grants prior to this offering.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our share capital by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;

●	each of our named executive officers;

●	each of our Directors and Director nominees; and

●	all of our current executive officers, Directors and Director nominees as a group.

Applicable percentage ownership is based on 16,250,000 Ordinary Shares of our Company assuming issued and outstanding as of July 31, 2022 and, with respect to percent ownership after this offering.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person listed on the table is 11 Lorong 3 Toa Payoh, Block B #04-16/21, Jackson Square, Singapore 319579.

	Shares Beneficially Owned Before this Offering		Shares Beneficially Owned after this Offering
Name of Beneficial Owner	Number	Approximate Percentage	Number	Approximate Percentage

Officers and Directors:
Wong Wan Chew (1)	4,695,203	28.89%	4,695,203	24.08%
Wong Wan Pei (1)	4,695,203	28.89%	4,695,203	24.08%
Cui Kewei Joshua	-	-	-	-
Loh Kim Kang David (2)	1,785,941	10.99%	1,785,941	9.16%
Lee Wei Loon	-	-	-	-
Lim Khoon	-	-	-	-
Tan Wei Reng, Galven	-	-	-	-
All executive officers and Directors as a group (7 persons)

5% Shareholders:
Anthill (1)	9,390,406	57.79%	9,390,406	48.16%
Vienna Management Ltd (2)	1,785,941	10.99%	1,785,941	9.16%
GEC Tech Ltd. (3)	1,227,446	7.55%	1,227,446	6.29%

(1) Represents Ordinary Shares held by Anthill, a company directly owned as to 50% each by Ms. Rhonda Wong and Ms. Race Wong. The voting rights and dispositive control over the Ordinary Shares held by Anthill are held by Ms. Rhonda Wong and Ms. Race Wong equally.

(2) Vienna Management Ltd is a company wholly-owned by Mr. Loh Kim Kang David, Chairman of our board of Directors and a Director. The voting rights and dispositive control over the Ordinary Shares held by Vienna Management Ltd are held by Mr. Loh Kim Kang David solely.

(3) GEC Tech Ltd. is a company registered in the BVI, with 100% of its shares held by Perpetual (Asia) Limited as Trustee of GEC-KIP Technology and Innovation Fund (“GEC-KIP Fund”). The manager, Golden Equator Capital Pte Ltd and the co-manager, Korea Investment Partners Southeast Asia Pte. Ltd., collectively and equally hold voting rights on investments made by GEC-KIP Fund, which includes the disposal and purchase of the Ordinary Shares held by GEC Tech Ltd.

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RELATED PARTY TRANSACTIONS

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

Set forth below are related party transactions of our Company for the years ended December 31, 2020 and 2021, and for the six months ended June 30, 2021 and 2022, which are identified in accordance with the rules prescribed under Form F-1 and Form 20-F and may not be considered as related party transactions under Singapore law.

Employment Agreements

See “Management — Employment Agreements”

Other Transactions with Related Parties

Nature of relationships with related parties

Related parties	Relationship
Ms. Rhonda Wong	Shareholder, Director, Chief Executive Officer
Vienna Management Ltd	Shareholder, wholly-owned by the Chairman of the board of Directors
Termbasu Holding Pte Ltd	Owned by the Chairman of the board of Directors
Mr. Loh Kim Kang David (“Mr. Loh”)	Shareholder, the Chairman of the board of Directors

For the years ended December 31, 2020 and 2021

Related party balances

Transaction nature	Name	2020	2021	2021
		SGD	SGD	USD
Amount due to	Vienna Management Ltd	636,898	-	-

Amount due from	Vienna Management Ltd	-	870,728	644,030

On May 1, 2019, the Company entered into interest-free loan facility agreement with Vienna Management Ltd, one of the Company’s major shareholders, for a revolving loan facility agreement of up to S$2.0 million for general working capital and general corporate purposes. The amount of S$636,898 on December 31, 2020 had been fully settled in September 2021.

The Company had an unsecured, interest-free loan to Vienna Management Ltd amounting to S$870,728 in December 2021. As of December 31, 2020 and 2021, the loan balance due amounted to nil and S$870,728 (US$644,030), respectively. The amounts were wholly settled in cash in February 2022.

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Related party transactions

Transaction nature	Name	2020	2021	2021
		SGD	SGD	USD
Brokerage service provided to	Ms. Rhonda Wong	950	1,050	777
Brokerage service provided to	Termbasu Holding Pte Ltd	25,000	254,786	188,451

All transactions’ prices were arrived at through an arms’ length arrangement.

(1)	Ms. Rhonda Wong engaged the Company to look for a tenant for a property in September 2020 and 2021. The respective projects were completed during the years ended December 31, 2020 and 2021 and Ms. Rhonda Wong paid half month of rental as commission to the Company, being S$950 and S$1,050, respectively.

(2)	Termbasu Holding Pte Ltd entered into a service agreement with the Company for the sale a private property in September 2020. The commission was 2% of the transaction price and was paid upon completion of the transaction during the year ended December 31, 2020.

(3)	Termbasu Holding Pte Ltd entered into seven (7) service agreements with the Company for the sale of seven (7) private properties in January 2021. The commission was 2% of the transaction price and was paid upon completion of the transactions during the year ended December 31, 2021.

For the six months ended June 30, 2022

Related party balances

Transaction nature	Name	As of December 31, 2021		As of June 30, 2022		As of June 30, 2022
		SGD		SGD		USD
Amount due to	Vienna Management Ltd	-		274,188	ii	197,215

Amount due from	Vienna Management Ltd	870,728	[i]	-		-

Contract liability	Mr. Loh	-		1,028,481	iii	739,755

i The Company had an unsecured, interest-free loan to Vienna Management Ltd amounting to S$870,728 in December 2021. As of December 31, 2021, the loan balance due from Vienna Management Ltd amounted to S$870,728. The amounts were wholly settled in cash in February 2022.

ii On May 1, 2019, the Company entered into an interest-free loan facility agreement with Vienna Management Ltd for a revolving loan facility agreement up to S$2.0 million for general working capital and general corporate purposes. The amount of S$274,188 (US$197,215) on June 30, 2022 had not been fully settled. The repayment of loan will be earlier of (i) within 14 days from the date of demand by the Lender, (ii) the listing of the Company on an internationally recognized stock exchange, or (iii) December 31, 2023.

iii On February 25, 2022, the Company entered into a services agreement with Mr. Loh., with a term from February 25, 2022, to complete a renovation project in consideration S$2,230,671 (US$1,604,453). For the six months ended June 30, 2022, the project was not completed and Mr. Loh. paid to the Company in consideration S$2,075,347 (US$1,492,733). The Company received in advance of completion of performance obligations under an agreement amounted to S$1,028,481 (US$739,755) as of June 30, 2022. During the six months ended of June 30, 2022, the Company recognized revenue S$1,046,866 (US$752,978) for the project. The whole project expected to be completed by end of December 2022.

Related party transactions

Transaction nature	Name	June 30, 2021	June 30, 2022	June 30, 2022
		SGD	SGD	USD
Brokerage services provided to	Ms. Rhonda Wong	-	2,900	2,086
Brokerage services provided to	Termbasu Holding Pte Ltd	254,786	-	-
Emerging and other services to	Mr. Loh	-	1,046,866	752,978
Emerging and other services to	Ms. Rhonda Wong	-	1,199	862

(1)	Ms. Rhonda Wong engaged the Company to look for tenant for a property in March 2022. The respective project was completed during the six months ended June 30, 2022, and Ms. Rhonda Wong paid one month of rental as commission to the Company, being S$2,900 (US$2,086).

(2)	Termbasu Holding Pte Ltd entered seven (7) service agreements with the Company to sale seven (7) private properties in January 2021. The commission was 2% of transaction price and paid upon completion of the transactions during the six months ended June 30, 2021.

(3)	Details have been disclosed above.

(4)	Ms. Rhonda Wong engaged the Company to move and clean her house in April, 2022. The project was completed during the six months ended June 30, 2022, and Ms. Rhonda Wong paid a service fee of S$1,199 (US$862) to the Company.

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act, and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$500,000 divided into 500,000,000 shares, par value of US$0.001 each. As of the date of this prospectus, 16,250,000 Ordinary Shares are issued and outstanding.

Immediately prior to the completion of this offering, we will have 19,500,000 Ordinary Shares issued and outstanding. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid. Each ordinary share of the Company shall entitle its holder to one (1) vote.

Our Amended and Restated Memorandum and Articles of Association

We have, on November 28, 2022, adopted the Amended and Restated Articles of Association, which will become effective and replace our current memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of material provisions of the Amended and Restated Articles of Association and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company. Under the Amended and Restated Articles of Association, the objects of our Company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our Shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. The Amended and Restated Articles of Association provides that dividends may be declared and paid out of the funds of our Company lawfully available therefor. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Each ordinary share of the Company shall entitle its holder to one (1) vote. Voting at any meeting of Shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

●	at least three Shareholders present in person or by proxy or (in the case of a Shareholder being a corporation) by its duly authorized representative for the time being entitled to vote at the meeting;

●	Shareholder(s) present in person or by proxy or (in the case of a Shareholder being a corporation) by its duly authorized representative representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	Shareholder(s) present in person or by proxy or (in the case of a Shareholder being a corporation) by its duly authorized representative and holding Ordinary Shares in us conferring a right to vote at the meeting being Ordinary Shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all Ordinary Shares conferring that right.

An ordinary resolution to be passed at a meeting by the Shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to Ordinary Shares, a reduction of our share capital and the winding up of our Company. Our Shareholders may, among other things, divide or combine their Ordinary Shares by ordinary resolution.

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General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call Shareholders’ annual general meetings. The Amended and Restated Articles of Association provides that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our Directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of Directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our board of Directors or by a majority of our board of Directors. Advance notice of not less than [ten clear days] is required for the convening of our Shareholders’ annual general meeting (if any) and any other general meeting of our Shareholders. A quorum required for any general meeting of Shareholders consists of, at the time when the meeting proceeds to business, two Shareholders holding Ordinary Shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding Ordinary Shares in our Company entitled to vote at such general meeting.

The Companies Act does not provide Shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. [The Amended and Restated Articles of Association provide that upon the requisition of any one or more of our Shareholders holding Ordinary Shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding Ordinary Shares of our Company entitled to vote at general meetings, our board of Directors will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, the Amended and Restated Articles of Association does not provide our Shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such Shareholders.]

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our Shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form designated by the relevant stock exchange or any other form approved by our board of Directors. Notwithstanding the foregoing, Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.

Our board of Directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our board of Directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of Directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our Directors refuse to register a transfer they shall, within two (2) months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as our board of Directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board of Directors may determine.

Liquidation. On the winding up of our Company, if the assets available for distribution amongst our Shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our Shareholders in proportion to the par value of the Ordinary Shares held by them at the commencement of the winding up, subject to a deduction from those Ordinary Shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our Shareholders in proportion to the par value of the Ordinary Shares held by them.

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Calls on Shares and Forfeiture of Ordinary Shares. Our board of Directors may from time to time make calls upon Shareholders for any amounts unpaid on their shares in a notice served to such Shareholders at least 14 days prior to the specified time and place of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of Directors. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of Directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. The Amended and Restated Articles of Association authorizes our board of Directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

The Amended and Restated Articles of Association also authorizes our board of Directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our Shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of Shareholders or our corporate records. However, the Amended and Restated Articles of Association have provisions that [provide our Shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information”.

Anti-Takeover Provisions. Some provisions of the Amended and Restated Articles of Association may discourage, delay or prevent a change of control of our company or management that Shareholders may consider favorable, including provisions that:

●	authorizing our board of Directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our Shareholders; and

●	limiting the ability of Shareholders to requisition and convene general meetings of Shareholders.

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However, under Cayman Islands law, our Directors may only exercise the rights and powers granted to them under the Amended and Restated Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

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A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four (4) months, the offeror may, within a two (2)-month period commencing on the expiration of such four (4)-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

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A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our post-offering amended and restated articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our post-offering amended and restated articles of association and may not be taken by written consent of the shareholders without a meeting.

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Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. [The Amended and Restated Articles of Association allows our Shareholders holding Ordinary Shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding Ordinary Shares of our Company entitled to vote at general meetings to requisition an extraordinary general meeting of our Shareholders, in which case our board of Directors is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a Shareholders’ meeting, the Amended and Restated Articles of Association does not provide our Shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call Shareholders’ annual general meetings.]

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our post-offering amended and restated articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our post-offering memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

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Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our post-offering memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our post-offering memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

Other than the issuance of securities in connection with the reorganization, we have not issued any securities in the past three (3) years.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 19,500,000 Ordinary Shares issued.

All of the Ordinary Shares sold in this offering by the Company will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates”. Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our Ordinary Shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares, and while we intend to apply for the listing of our Ordinary Shares on the Nasdaq, we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Lock-Up Agreements

We have agreed with the underwriter, for a period of 12 months after the date of this prospectus, not to (1) offer, sell, issue, pledge, contract to sell, contract to purchase, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares, (2) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or (3) file any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or publicly disclose the intention to take any such action.

Furthermore, each of our Directors, executive officers and all our existing shareholders, with respect to its Ordinary Shares sold in this offering, has also entered into a similar lock-up agreement with the underwriter for a period of 12 months from the date of this prospectus, subject to certain exceptions, with respect to our Ordinary Shares, and securities that are substantially similar to our Ordinary Shares.

We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than 12 months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Ordinary Shares for at least six (6) months, may sell within any three (3)-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding Ordinary Shares; or

●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

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MATERIAL TAX CONSIDERATIONS

The following summary of Cayman Islands, Singapore and U.S. federal income tax laws generally applicable to corporations and/or tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all tax laws generally applicable to corporations in such jurisdictions and/or possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, Singapore and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Conyers Dill & Pearman, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our Ordinary Shares or on an instrument of transfer in respect of our Ordinary Shares.

Singapore Tax Considerations

Dividend Distributions

All Singapore-tax resident companies are currently under the one-tier corporate tax system, or one-tier system.

Under the one-tier system, the income tax paid by a tax resident company is a final tax and its distributable profits can be distributed to shareholders as tax exempt (one-tier) dividends. Such dividends are tax exempt in the hands of a shareholder, regardless of the tax residence status, shareholding level or legal form of the shareholder.

Accordingly, dividends received in respect of the ordinary shares by either a resident or non-resident of Singapore are not subject to Singapore income tax (whether by withholding or otherwise), on the basis that we are a tax resident of Singapore and under the one-tier system.

Foreign shareholders are advised to consult their own tax advisers to take into account the tax laws of their respective countries of residence and the existence of any agreement for the avoidance of double taxation which their country of residence may have with Singapore.

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Gains on Disposal of Shares

Singapore does not currently impose tax on capital gains. Gains arising from the disposal of the shares may be construed to be of an income nature and subject to Singapore income tax, especially if they arise from activities which may be regarded as the carrying on of a trade or business in Singapore. Such gains may also be considered income in nature, even if they do not arise from an activity in the ordinary course of trade or business or an ordinary incident of some other business activity, if the shares were purchased with the intention or purpose of making a profit by sale rather than holding for long-term investment purposes in Singapore. Conversely, gains from disposition of the shares in Singapore, if considered as capital gains rather than income by the Inland Revenue Authority of Singapore (“IRAS”), are not taxable in Singapore.

There are no specific laws or regulations which deal with the characterization of whether a gain is income or capital in nature. The characterization of gains arising from the sale of our shares will depend primarily on the facts and circumstances (commonly referred to as the “badges of trade”) of each shareholder.

Subject to specified exceptions, Section 13W of the Singapore Income Tax Act 1947, or “SITA,” provides for certainty on the non-taxability of gains derived by a corporate taxpayer from the disposal of ordinary shares during the period from June 1, 2012 to December 31, 2027 (both dates inclusive) where:

●	the divesting company had legally and beneficially held a minimum shareholding of 20% of the ordinary shares of the company whose shares are being disposed; and
●	the divesting company had maintained the minimum 20% shareholding for a continuous period of at least 24 months immediately prior to the disposal.

The above-mentioned “safe harbor rules” prescribed under Section 13W of SITA will not apply to a divesting company under certain scenarios. These include, but are not limited to, the divesting company that is in the business of trading or holding Singapore immovable properties (excluding property development), where the shares are not listed on a stock exchange in Singapore or elsewhere, the divesting company whose gains or profits from the disposal of ordinary shares are included as part of its income based on the provisions of section 26 of the SITA, disposal of shares by a partnership, limited partnership or limited liability partnership where one or more of the partners is a company or are companies, etc.

Shareholders who apply, or who are required to apply, the Singapore Financial Reporting Standard 39 –Financial Instruments: Recognition and Measurement, or FRS 39; the Singapore Financial Reporting Standard 109 – Financial Instruments, or FRS 109; or the Singapore Financial Reporting Standard (International) 9 – Financial Instruments, or SFRS(I) 9, may for the purposes of Singapore income tax be required to recognize gains or losses in respect of financial instruments (not being gains or losses in the nature of capital) in accordance with FRS 39, FRS 109 or SFRS(I) 9 (as the case may be) (as modified by the applicable provisions of Singapore income tax law) even where no sale or disposal of the shares is made.

Section 34A of the SITA provides of the tax treatment for financial instruments in accordance with FRS 39 (subject to certain exceptions and “opt-out” provisions) for taxpayers who are required to comply with FRS 39 for financial reporting purposes. The IRAS has also issued a circular entitled “Income Tax Implications Arising from the Adoption of FRS 39 — Financial Instruments: Recognition and Measurement.” FRS 109 or SFRS(I) 9 (as the case may be) is mandatorily effective for annual periods beginning on or after January 1, 2018, replacing FRS 39. Section 34AA of the SITA requires taxpayers who comply or who are required to comply with FRS 109 or SFRS(I) 9 (as the case may be) for financial reporting purposes to calculate their profit, loss or expense for Singapore income tax purposes in respect of financial instruments in accordance with FRS 109 or SFRS(I) 9 (as the case may be), subject to certain exceptions. The IRAS has also issued a circular entitled “Income Tax: Income Tax Treatment Arising from Adoption of FRS 109 — Financial Instruments.”

Shareholders who may be subject to the above-mentioned tax treatments, including under Sections 34A or 34AA of the SITA, should consult their accounting and tax advisers regarding the Singapore income tax consequences of their acquisition, holding and disposal of the shares.

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Stamp Duty

There is no stamp duty payable on the subscription and issuance of the shares.

In relation to a transfer of the ordinary shares, no stamp duty is payable if no instrument of transfer is executed or if the instrument of transfer is executed outside Singapore and not received in Singapore. Accordingly, stamp duty is not applicable to electronic transfers of our shares effected solely on a book entry basis outside Singapore. We therefore expect that no Singapore stamp duty will be payable where shares are acquired by U.S. holders solely in book entry form through the facility outside Singapore established by our transfer agent and registrar outside Singapore to the extent that the instruments of transfer (including electronic instruments) are not received in Singapore and all electronic records and any information relating to such transfers are not electronically received by persons in Singapore, stored on any server or device in Singapore or made accessible to any person in Singapore.

Stamp duty will be payable if there is an instrument (including an electronic instrument) for the transfer of our shares which is either executed in Singapore or executed outside Singapore and received in Singapore.

Where the instrument of transfer is executed in Singapore, stamp duty must be paid within 14 days of the execution of the instrument of transfer. Where the instrument of transfer is executed outside Singapore and received in Singapore, stamp duty must be paid within 30 days of receipt of the instrument of transfer in Singapore. An electronic instrument that is executed outside Singapore is treated as received in Singapore in any of the following scenarios: (a) it is retrieved or accessed by a person in Singapore; (b) an electronic copy of it is stored on a device (including a computer) and brought into Singapore; or (c) an electronic copy of it is stored on a computer in Singapore.

Stamp duty on an instrument of transfer of shares is payable at the rate of 0.2% of the consideration for, or market value of, the shares, whichever is higher.

Stamp duty is borne by the purchaser unless there is an agreement to the contrary.

Estate Duty

Singapore estate duty was abolished with respect to all deaths occurring on or after February 15, 2008.

Tax Treaties Regarding Withholding Taxes

There is no comprehensive agreement for the avoidance of double taxation between the U.S. and Singapore which applies to withholding taxes (if any) on dividends or capital gains.

Goods and Services Tax (“GST”)

The sale of the shares by a GST-registered investor belonging in Singapore for GST purposes to another person belonging in Singapore is an exempt supply not subject to GST. Any input GST (for example, GST on brokerage) incurred by the GST-registered investor in connection with the making of an exempt supply is generally not recoverable from the Singapore Comptroller of GST and will become an additional cost to the investor unless the investor satisfies certain conditions prescribed under the GST legislation or satisfies certain GST concessions.

Where the shares are sold by a GST-registered investor in the course of or furtherance of a business carried on by such investor contractually to and for the direct benefit of a person belonging outside Singapore, the sale should generally, subject to satisfaction of certain conditions, be considered a taxable supply subject to GST at 0%. Any input GST (for example, GST on brokerage) incurred by the GST-registered investor in making such a supply in the course of or furtherance of a business may be fully recoverable from the Singapore Comptroller of GST. Investors should seek their own tax advice on the recoverability of GST incurred on expenses in connection with the purchase and sale of the shares.

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Services consisting of arranging, brokering, underwriting or advising on the issue, allotment or transfer of ownership of the shares rendered by a GST-registered person to an investor belonging in Singapore for GST purposes in connection with the investor’s purchase, sale or holding of the shares will be subject to GST at the standard rate of 7%. This rate will be raised from 7% to 8% with effect from January 1, 2023, and from 8% to 9% with effect from January 1, 2024. Similar services rendered by a GST registered person contractually to an investor belonging outside Singapore and for the direct benefit of such an investor or a GST registered person belonging in Singapore should generally, subject to the satisfaction of certain conditions, be subject to GST at 0%.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below) that acquire our Ordinary Shares in this offering and hold our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

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General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

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Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or another currency other than U.S. dollars on the disposition of our Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

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●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we intend to apply for the listing of our Ordinary Shares on the Nasdaq, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Ordinary Shares held at the end of the taxable year over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such a holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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UNDERWRITING

We have entered into an underwriting agreement dated [●], 2022 with Spartan Capital Securities LLC, or the Representative, acting as the lead managing underwriter and book-runner with respect to the Ordinary Shares subject to this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of shares
Spartan Capital Securities LLC	3,250,000
Total

The underwriter is offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such shares are taken.

The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$0.225 per share. The underwriter may allow, and certain dealers may re-allow, a discount from the concession not in excess of US$0.225 per share to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriter have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Discounts, Commission and Expenses

The underwriting discounts and commissions are 8.0% of the initial public offering price. For all investors referred directly by the Company to the underwriter that participate in the offering, the Company shall pay the underwriter a discount equal to 5.0% of the aggregate gross proceeds raised from such investors.

The following table shows the price per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us.

Total
		Per Share		Amount
Public offering price	US$	[4.50]	US$	[14,625,000]
Underwriting discounts and commissions to be paid by us:	US$	[0.36]	US$	[1,170,000]
Proceeds, before expenses, to us	US$	[4.14]	US$	[13,455,000]

We will also pay to the Representative by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by us from the sale of the Ordinary Shares.

We have agreed to reimburse the Representative up to a maximum of US$192,900 for out-of-pocket accountable expenses (including the legal fees and other disbursements as disclosed below). We agreed to pay US$60,000 as an advance towards the Representative’s accountable expenses. Any portion of the Advance will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

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We have agreed to pay expenses relating to the offering, including but not limited to (i) all filing fees and communication expenses relating to the registration of the Ordinary Shares to be sold in this offering with the SEC and the filing of the offering materials with FINRA; (ii) all fees and expenses relating to the listing of the Ordinary Shares on Nasdaq; (iii) all reasonable fees, expenses and disbursements relating to background checks of the Company’s officers and Directors; (iv) up to US$170,000 of legal fees, costs and expenses incurred by the Representative, including all reasonable travel and lodging expenses incurred by the Representative or its counsel in connection with visits to, and examinations of, the Company; (v) translation costs for due diligence purposes; (vi) all fees, expenses and disbursements relating to the registration or qualification of such Ordinary Shares under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees and the reasonable fees and disbursements of Representative’s counsel); (vii) the costs of all mailing and printing of the underwriting documents, registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the Representative may reasonably deem necessary; (viii) the costs of preparing, printing and delivering certificates representing the Ordinary Shares and the fees and expenses of the transfer agent for such shares; (ix) stock transfer taxes, if any; (x) the fees and expenses of the Company’s accountants, legal counsel, public relations firm and other agents and representatives; (xi) all expenses, including without limitation, travel and lodging expenses for all road show meetings and preparation of a power point presentation; and (xii) the costs associated with “tombstone or Lucite” advertisements, at a total cost of US$5,000.00.

We estimate that the total expenses of the offering payable by us, excluding the underwriter’ discount and commissions and non-accountable expense allowance will be approximately US$[●] including a maximum aggregate reimbursement of US$197,900 of the Representative’s accountable expenses.

Indemnification; Indemnification Escrow

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

Each of our Directors, executive officers and all our existing shareholders have agreed to a 12-month “lock-up” period from the closing of this offering with respect to the Ordinary Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of 12 months following the closing of the offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Representative. We have also agreed, in the underwriting agreement, to similar restrictions on the issuance and sale of our securities for 12 months following the closing of this offering, subject to certain customary exceptions, without the prior written consent of the Representative.

153

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Right of First Refusal

For a period of 12 months from the completion of this offering, we have granted the Representative the right of first refusal to act as lead manager and bookrunner or lead placement agent with respect to any public or private sale of the securities of the Company and/or any of its subsidiaries.

Nasdaq Listing

We have applied to have our Ordinary Shares approved for listing on the Nasdaq under the symbol “OMH.” We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such Ordinary Shares will be listed on the Nasdaq at the completion of this offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on the Nasdaq may engage in passive market making transactions on the Nasdaq in accordance with Rule 103 of Regulation M, during the Business Day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our Ordinary Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Ordinary Shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriter and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriter to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriter may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

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●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriter will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriter are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriter in order to reduce a short position incurred by the managing underwriter on behalf of the underwriter.

●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on the Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Relationships

The underwriter and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriter and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. In addition, in the ordinary course of their business activities, the underwriter and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

155

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee, and the stock exchange market entry and listing fee, all amounts are estimates.

SEC Registration Fee	$2,400
Nasdaq Listing Fee	5,000
FINRA Fee	3,313
Printing and Engraving Expenses	10,000
Legal Fees and Expenses	753,943
Accounting Fees and Expenses	220,000
Miscellaneous	237,491
Total	$1,232,147

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters of U.S. federal securities and New York state law. The validity of the ordinary shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Legal matters as to Singapore law will be passed upon for us by Rajah & Tann Singapore LLP. Ortoli Rosenstadt LLP may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and Rajah & Tann Singapore LLP with respect to matters governed by Singapore law. Certain legal matters in connection with this offering will be passed upon for the underwriter by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2020 and 2021, and for each of the two years in the period ended December 31, 2020 and 2021 included in this prospectus have been audited by WWC, P. C., an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements). Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of WWC, P. C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

156

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying Ordinary Shares to be sold in this offering. For the purposes of this section, the term “registration statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our Ordinary Shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the registration statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, Directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As we are a foreign private issuer, we will be required to file our annual report on Form 20-F within 120 days of the end of each year. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

157

OHMYHOME LIMITED

INDEX TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-29
Unaudited Interim Condensed Consolidated Balance Sheets as of December 31, 2021 and June 30, 2022	F-30
Unaudited Interim Condensed Consolidated Statements of Operations and Comprehensive Loss for the six months ended June 30, 2021 and 2022	F-31
Unaudited Interim Condensed Consolidated Statements of Change in Shareholders’ Equity for the six months ended June 30, 2021 and 2022	F-32
Unaudited Interim Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2021 and 2022	F-33
Notes to Unaudited Interim Condensed Consolidated Financial Statements	F-34

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of
Ohmyhome Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Ohmyhome Limited and its subsidiaries (collectively the “Company”) as of December 31, 2020 and 2021, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows in each of the years for the two-year period ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company does not have sufficient cash balance at December 31, 2021, which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding this matter are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

WWC, P.C.

Certified Public Accountants

F-2

PCAOB ID No. 1171

We have served as the Company’s auditor since 2022.

San Mateo, California

December 6, 2022, except for Note 1, as to which the date is January 6, 2023

F-3

OHMYHOME LIMITED

CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2021	December 31, 2021
	SGD	SGD	USD
ASSETS
Current assets
Cash and cash equivalents	166,592	1,220,931	903,055
Accounts receivable, net	255,914	133,394	98,664
Prepayments	10,916	61,814	45,720
Amount due from a shareholder	-	870,728	644,030
Other current assets, net	28,958	4,287	3,171
Total current assets	462,380	2,291,154	1,694,640

Property and equipment, net	20,565	49,987	36,973

Non-current assets
Deposits	107,570	75,622	55,933
Operating lease right-of-use assets	63,710	77,790	57,537
Total non-current assets	171,280	153,412	113,470

Total assets	654,225	2,494,553	1,845,083

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	352,878	97,488	72,107
Contract liabilities	7,995	78,340	57,944
Accrued liabilities and other payables	86,767	217,298	160,724
Bank loans, current portion	299,543	299,543	221,555
Amount due to a shareholder	636,898	-	-
Operating lease obligation	87,036	79,140	58,536
Taxes payable	50,773	67,347	49,812
Total current liabilities	1,521,890	839,156	620,678

Non-current liabilities:
Bank loans, non-current portion	1,090,163	790,620	584,778
Total non-current liabilities	1,090,163	790,620	584,778

Total liabilities	2,612,053	1,629,776	1,205,456

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Ordinary Shares, US$0.001 par value, 500,000,000 shares authorized, 16,250,000 shares issued and outstanding as of December 31, 2020 and 2021, respectively	21,970	21,970	16,250
Additional paid-in capital	6,582,123	11,292,123	8,352,161
Accumulated other comprehensive income	4,117	9,997	7,394
Accumulated deficit	(8,253,705)	(10,078,513)	(7,454,522)
Total OHMYHOME LIMITED shareholders’ equity	(1,645,495)	1,245,577	921,283

Non-controlling interests	(312,333)	(380,800)	(281,656)
Total shareholders’ equity	(1,957,828)	864,777	639,627
Total liabilities and shareholders’ equity	654,225	2,494,553	1,845,083

The accompanying notes are an integral part of these consolidated financial statements

F-4

OHMYHOME LTD

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the year ended December 31,
	2020	2021	2021
	SGD	SGD	USD

Operating revenues
- Brokerage services	2,901,479	3,731,586	2,760,049
- Emerging and other services	437,195	650,097	480,841
Total operating revenues	3,338,674	4,381,683	3,240,890

Cost of revenues
- Brokerage services	(1,718,012)	(1,605,602)	(1,187,576)
- Emerging and other services	(249,109)	(390,020)	(288,476)
Total cost of revenues	(1,967,121)	(1,995,622)	(1,476,052)
Gross profit	1,371,553	2,386,061	1,764,838

Operating expenses
Technology and development expenses	(1,539,651)	(1,449,065)	(1,071,794)
Selling and marketing expenses	(1,183,380)	(1,717,470)	(1,270,318)
General and administrative expenses	(1,291,238)	(1,563,599)	(1,156,508)
Total operating expenses	(4,014,269)	(4,730,134)	(3,498,620)

Loss from operations	(2,642,716)	(2,344,073)	(1,733,782)

Other income (expense):
Interest income	7,620	10,262	7,590
Interest expense	(30,364)	(49,926)	(36,927)
Government grants	565,979	492,404	364,204
Foreign exchange loss	(5,313)	(3,065)	(2,267)
Other income, net	7,035	1,123	831

Total other income, net	544,957	450,798	333,431

LOSS BEFORE INCOME TAXES	(2,097,759)	(1,893,275)	(1,400,351)
Income tax expense	-	-	-

NET LOSS	(2,097,759)	(1,893,275)	(1,400,351)

Less: Net loss attributable to non-controlling interest	(160,682)	(68,467)	(50,641)
Net loss attributable to OHMYHOMELTD	(1,937,077)	(1,824,808)	(1,349,710)

NET LOSS	(2,097,759)	(1,893,275)	(1,400,351)
OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	3,854	5,880	4,349
TOTAL COMPREHENSIVE LOSS	(2,093,905)	(1,887,395)	(1,396,002)
Less: Comprehensive loss attributable to non-controlling interests	(160,682)	(68,467)	(50,641)
COMPREHENSIVE LOSS ATTRIBUTABLE TO OHMYHOME LIMITED	(1,933,223)	(1,818,928)	(1,345,361)
Weighted average number of ordinary shares:
Basic and diluted	16,250,000	16,250,000	16,250,000
LOSS PER SHARE – BASIC AND DILUTED	(0.13)	(0.12)	(0.09)

The accompanying notes are an integral part of these consolidated financial statements

F-5

OHMYHOMELTD

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares
	No. of shares	Amount	Additional paid-in capital	Accumulated other comprehensive income	Retained earnings (Deficit)	Non- controlling Interests	Total shareholders’ equity
		SGD	SGD		SGD	SGD	SGD
Balance, January 1, 2020	16,250,000	21,970	6,082,123	263	(6,316,628)	(151,651)	(363,923)

Conversion of convertible loans	-	-	500,000		-	-	500,000
Net loss	-	-	-		(1,937,077)	(160,682)	(2,097,759)
Foreign currency translation adjustment	-	-	-	3,854	-	-	3,854

Balance, December 31, 2020	16,250,000	21,970	6,582,123	4,117	(8,253,705)	(312,333)	(1,957,828)

Issuance of common shares for cash	-	-	4,710,000		-	-	4,710,000
Net loss	-	-	-		(1,824,808)	(68,467)	(1,893,275)
Foreign currency translation adjustment	-	-	-	5,880		-	5,880

Balance, December 31, 2021	16,250,000	21,970	11,292,123	9,997	(10,078,513)	(380,800)	864,777

Balance, December 31, 2021 (USD)	16,250,000	16,250	8,352,161	7,394	(7,454,522)	(281,656)	639,627

The accompanying notes are an integral part of these consolidated financial statements.

F-6

OHMYHOMELTD

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2020	For the year ended December 31, 2021	For the year ended December 31, 2021
	SGD	SGD	USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(2,097,759)	(1,893,275)	(1,400,351)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	74,780	12,886	9,531
Amortization of operating lease right-of-use assets	254,838	226,300	167,382
Provision for doubtful accounts	3,712	23,210	17,167
Changes in assets and liabilities:
Accounts receivable	163,862	99,310	73,454
Prepayments	37,368	(50,898)	(37,646)
Other current assets, net	(24,451)	24,671	18,247
Deposits	12,631	31,948	23,630
Accounts payable	269,592	(255,390)	(188,898)
Contract liabilities	6,016	70,346	52,031
Accrued liabilities and other payables	(48,935)	130,531	96,547
Other taxes payable	(6,468)	16,574	12,259
Operating lease obligation	(244,013)	(248,277)	(183,637)
NET CASH USED IN OPERATING ACTIVITIES	(1,598,827)	(1,812,064)	(1,340,284)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(23,737)	(42,308)	(31,292)
Amount loans to a shareholder	-	(870,728)	(644,030)

NET CASH USED IN INVESTING ACTIVITIES	(23,737)	(913,036)	(675,322)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common shares issued for cash	-	4,710,000	3,483,728
Amount due to a shareholder	30,296	-	-
Repayment of due to a shareholder	-	(636,898)	(471,078)
Proceeds from the bank loans	1,500,000	-	-
Repayment of bank loans	(110,294)	(299,543)	(221,555)
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,420,002	3,773,559	2,791,095

Foreign currency effect	3,854	5,880	4,349

NET CHANGE IN CASH AND CASH EQUIVALENTS	(198,708)	1,054,339	779,838

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	365,300	166,592	123,217

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT PERIOD END	166,592	1,220,931	903,055

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for:
Income tax paid	-	-	-
Interest expense	30,364	49,926	36,927
SUPPLEMENTAL NON-CASH FLOWS INFORMATION:
Initial recognition of beneficial conversion feature from issuance of convertible loans	500,000	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-7

OHMYHOME LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of business and organization

Ohmyhome Limited (the “Company”) is a holding company incorporated on July 19, 2022, under the laws of the Cayman Islands. The Company has no substantial operations other than holding all of the outstanding share capital of Ohmyhome (BVI) Limited (“Ohmyhome BVI”) established under the laws of the British Virgin Islands (“BVI”) on July 27, 2022. Ohmyhome BVI has no substantial operations other than holding all of the equity interest of Ohmyhome Pte. Ltd. (“Ohmyhome (S)”), a Singapore company incorporated on June 12, 2015.

The Company, through its wholly-owned subsidiary, Ohmyhome (S), and its subsidiaries, provides end-to-end property solutions and services for its customers such as brokerage services and emerging and other services, such as home renovation and furnishing services, listing and research, mortgage referral, legal services and insurance referral services.

On November 30, 2022, the Company completed a reorganization of Ohmyhome (S) under common control of its then existing shareholders, who collectively owned all the equity interests of Ohmyhome (S) prior to the reorganization. Prior to the re-organization, Ohmyhome (S) was directly owned and controlled by Anthill and the Other Existing Shareholders with 57.79% and 42.21% beneficial ownership interest, respectively. As a result of certain share swaps and related issuances by and among, Anthill and Other Existing Shareholders, the Company, Ohmyhome (BVI) Limited, and Ohmyhome (S) whereby Ohmyhome (S) ultimately became a wholly-owned subsidiary of Ohmyhome (BVI) Limited, and Ohmyhome (BVI) Limited became a wholly owned subsidiary of the Company, and Anthill and the Other Existing Shareholders became the beneficial owners of the Company with percentage ownerships of 57.79% and 42.21%. The Company has accounted for these re-organizations as a transfer of assets between entities under common control in accordance with ASC 805-50-50-3 to 4 because the economic interests of Anthill and the Other Existing Shareholders remained the same immediately before and immediately after the re-organization, as such, the accompanying financial statements include the results of operations of Ohmyhome (S) for two operating periods in accordance with guidance set forth in ASC 805-50-45-2 to 5. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

The accompanying consolidated financial statements reflect the activities of the Company and each of the following entities:

Name	Background	Ownership %	Principal of activity
Ohmyhome (BVI) Limited	● A BVI company ● Incorporated on July 27, 2022	100% owned by the Company	Investment holding

Ohmyhome (S)	● A Singapore company ● Incorporated on June 12, 2015	100% owned by Ohmyhome BVI	Principally engaged in the provision of a one-stop-shop property platform for its customers

Ohmyhome Renovation Pte. Ltd.	● A Singapore company ● Incorporated on March 5, 2020	100% owned by Ohmyhome (S)	Principally engaged in design and build, project management for interior decoration projects for residential and commercial units

Ohmyhome Insurance Pte. Ltd.	● A Singapore company ● Incorporated on March 5, 2020	100% owned by Ohmyhome (S)	Dormant

Cora.Pro Pte. Ltd.	● A Singapore company ● Incorporated on May 31, 2020	100% owned by Ohmyhome (S)	Principally engaged in distributing technology platform product for property management firms and developers to facilitate communication, facility booking, fee and tax payments.

Ganze Pte. Ltd.	● A Singapore company ● Incorporated on December 7, 2021	100% owned by Ohmyhome (S)	Principally engaged in interior decoration projects of high-end residential and commercial units

Ohmyhome Sdn. Bhd. (“Ohmyhome (M)”)	● A Malaysia company ● Incorporated on January 17, 2019	49% owned by Ohmyhome (S)	Principally engaged in the provision of a one-stop-shop property platform for its customers in Malaysia

Ohmyhome Realtors Sdn. Bhd.	● A Malaysia company ● Incorporated on January 17, 2019	49% owned by Ohmyhome (M)*	Principally engaged in the provision of brokerage service for its customers

*Where less than 50% of the equity of an investee is held, the Company (through its subsidiaries) holds significantly more voting rights than any other vote holder or organized company of vote holders. An assessment has been made, taking into account all the factors relevant to the relationship with the investee, to ascertain control has been established and the investee should be consolidated as a subsidiary of the Company.

F-8

Note 2 – Liquidity and going concern

The Company’s accounts have been prepared assuming that the company will continue as a going concern basis. The going concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed in the financial statements. The Company’s ability to continue as a going concern depends upon aligning its sources of funding (debt and equity) with the expenditure requirements of the Company and repayment of the short-term debt facilities as and when they fall due.

The Company has considered whether there is a substantial doubt about its ability to continue as a going concern. Cash flow from operations and capital contributions and loans from shareholders have been utilized to finance the working capital requirements of the Company. As of December 31, 2021, the Company has negative cash flow from operating activities of S$1,812,064 (US$1,340,284). The Company’s working capital was S$1,451,998 (US$1,073,962) as of December 31, 2021. And the Company had S$1,220,931 (US$903,055) in cash and cash equivalents, which is unrestricted as to withdrawal and use as of December 31, 2021. In view of these circumstances, the management of the Company has given consideration to the future liquidity and performance of the Company and its available sources of finance in assessing whether the Company will have sufficient financial resources to continue as a going concern.

To sustain its ability to support the Company’s operating activities, the Company considered supplementing its sources of funding through the following:

●	cash and cash equivalents generated from operations;
●	other available sources of financing from Singapore and Malaysia banks and other financial institutions;
●	financial support from the Company’s related parties and shareholders;
●	issuance of additional convertible notes; and
●	obtaining funds through a future initial public offering.

Management has commenced a strategy to raise debt and equity. However, there can be no certainty that these additional financings will be available on acceptable terms or at all. If management is unable to execute this plan, there would likely be a material adverse effect on the Company’s business. All of these factors raise substantial doubt about the ability of the Company to continue as a going concern. The consolidated financial statements for the years ended December 31, 2020 and 2021 have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the inability of the Company to continue as a going concern.

F-9

Note 3 – Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of Directors, or to cast a majority of votes at the meeting of Directors.

Non-controlling interest represents the portion of the net assets of a subsidiary attributable to interests that are not owned by the Company. The non-controlling interest is presented in the consolidated balance sheets, separately from equity attributable to the shareholders of the Company. Noncontrolling interest’s operating result is presented on the face of the consolidated statements of income and comprehensive loss as an allocation of the total loss for the year between non-controlling shareholders and the shareholders of the Company.

Use of estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenues and expenses during the reporting periods. Significant accounting estimates reflected in the Company’s consolidated financial statements include, but not limited to, estimates for useful lives and impairment of property and equipment, impairment of long-lived assets, deferred taxes and uncertain tax position, and allowance for doubtful accounts, revenue recognition. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

Risks and uncertainties

The main operations of the Company are in Singapore. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Singapore, as well as by the general state of the economy in Singapore. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Singapore. The Company believes that it is following existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations.

F-10

The Company’s operations may be further affected by the ongoing outbreak of COVID-19 (the ‘‘Outbreak’’) which in March 2020, had been declared as a pandemic by the World Health Organization. In light of the Outbreak, the Singapore Government had implemented an elevated set of safe distancing measures to pre-empt the trend of increasing local transmission of COVID-19 from April 7, 2020 to June 1, 2020 (inclusive). On May 19, 2020, the Singapore Government further announced that a controlled approach would be implemented to resume economic and community activities and progressively lift the relevant control measures in place after June 1 2020 over three phases. The three phases comprise (a) a ‘‘Safe Re-opening’’ phase which was implemented from June 2 2020 to June 18 2020 (inclusive) (‘‘Phase 1’’); (b) a ‘‘Safe Transition’’ phase which was implemented with effect from June 19 2020 (‘‘Phase 2’’); and (c) a ‘‘Safe Nation’’ phase, which was implemented from December 28 2020 (‘‘Phase 3’’) whereby social, cultural, religious and business gatherings or events were resumed, although gathering sizes still had to be limited in order to prevent large clusters from arising, and services and activities that involve significant prolonged close contact or significant crowd management risk in an enclosed space also were allowed to be re-opened, subject to their ability to implement strict safe management measures effectively.

Between May 1, 2020 and August 6, 2021, the Singapore government introduced two phases, namely the Phase 2 (Heightened Alert) and Phase 3 (Heightened Alert), along with the easing of certain measures within each of such phases. In summary, the Phase 2 (Heightened Alert) measures which were in effect from May 16, 2020 to June 13, 2021, included reductions in prevailing social gathering group size, sizes of larger scale events or activities and reinstatement of “work-from-home” as the default at workplaces to minimize workplace interactions, and the Phase 3 (Heightened Alert) measures, which were in effect from June 14, 2021 to July 19, 2021, was contemplated as a calibrated reopening and included increases in social gathering group sizes, event size and capacity limits, and subsequently the resumption of dining in at food and beverage establishments. On July 2, 2021, the Singapore government announced the reversion back to Phase 2 (Heightened Alert) measures from July 22, 2021 to August 18, 2021 which superseded the measures introduced on July 19, 2021, during which “work from home” remained the default, employers who needed staff to return to workplaces were required to ensure that there was no cross-deployment at various worksites, enforce staggered start times and flexible working hours and social gatherings at workplaces were not allowed.

On August 6, 2021, the Singapore government announced the easing of some safe management measures, with the first phase to take effect on August 10, 2021 and the second phase to take effect on August 19, 2021, which superseded those introduced on July 22, 2021 as part of Singapore’s transition towards COVID-19 resilience, which included an increase in social gathering group size, event size and capacity limits for fully vaccinated individuals and easing of “work-from-home” requirements. A further easing of community measures was announced on August 19, 2021. Subsequently, on September 24, 2021, the Singapore government announced a tightening of safe management measures during the stabilization period between September 27, 2021 and October 24, 2021, given the exponential rise in COVID-19 cases from the end of August 2021. Imposition of these measures was later extended to November 21, 2021. It is expected that in this phase and until an effective vaccine or treatment is developed, social, cultural, religious and business gatherings or events will resume, subject to limits on the size of such gatherings. The Company has generally resumed normal business operations during Phase 2 and Phase 3.

The management of the Company considers that the impact of the Outbreak has been and will be further alleviated by the measures announced by the Singapore Government. Potential impact to the Company’s results of operations for 2022 will depend on economic impact due to the pandemic and if any future resurgence of the virus, which are beyond the Company’s control. There is no guarantee that the Company’s revenues will grow or remain at a similar level year over year in 2022. As the situation continues to evolve, the management of the Company will continue to closely monitor further effect that could be caused by the Outbreak on the Company’s operation and financial position.

Foreign currency translation and transaction

The accompanying consolidated financial statements are presented in the Singapore Dollars (“SGD” or “S$”), which is the reporting currency of the Company. The functional currency of the Company and its subsidiary in the British Virgin Islands is United States Dollars (“USD” or “US$”), its other subsidiaries which are incorporated in Singapore and Malaysia are SGD and Malaysia ringgit (“RM”), respectively, which are their respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

F-11

In the consolidated financial statements, the financial information of the Company and other entities located outside of Singapore has been translated into SGD. Assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated using the average rate for the period.

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	December 31, 2020	December 31, 2021
Year-end spot rate	SGD1.00 = RM3.0640	SGD1.00 = RM3.0968
Average rate	SGD1.00 = RM3.0482	SGD1.00 = RM3.0817

Year-end spot rate	SGD1.00 = USD0.7246	SGD1.00 = USD0.7396
Average rate	SGD1.00 = USD0.7568	SGD1.00 = USD0.7442

Convenience translation

Translations of balances in the consolidated balance sheets, consolidated statements of income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows from SGD into USD as of December 31, 2021 are solely for the convenience of the readers and are calculated at the rate of SGD1.00 = USD0.7396, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 30, 2021. No representation is made that the SGD amounts could have been, or could be, converted, realized or settled into USD at such rate, or at any other rate.

Cash and cash equivalents

Cash and cash equivalents primarily consist of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. Cash and cash equivalents also consist of funds earned from the Company’s operating revenues which were held at third party platform fund accounts which are unrestricted as to immediate use or withdrawal. The Company maintains most of its bank accounts in Singapore and Malaysia.

Accounts receivable and allowance for doubtful accounts

Accounts receivable include trade accounts due from customers. Accounts are considered overdue after 90 days. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of December 31, 2020 and 2021, the Company made S$3,712 and S$23,210 (US$17,167) allowance for doubtful accounts for accounts receivable, respectively.

Prepayments

Prepayments are mainly payments made to vendors or services providers for future services that have not been provided and prepaid rent. These amounts are refundable and bear no interest. Management reviews its prepayments on a regular basis to determine if the allowance is adequate and adjusts the allowance when necessary. As of December 31, 2020 and 2021, no allowance was deemed necessary.

F-12

Deposits

Deposits are mainly for rent, utilities and money deposited with certain vendors. These amounts are refundable and bear no interest. The short-term deposits usually have a one-year term and are refundable upon contract termination. The long-term deposits are refunded from suppliers when terms and conditions set forth in the agreements have been satisfied.

Other current assets, net

Other current assets, net, primarily consists of other receivables from third parties. These other receivables are unsecured and are reviewed periodically to determine whether their carrying value has become impaired.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Expected useful lives
Leasehold improvements	lesser of lease term or expected useful life
Office furniture and fittings	3 years
Office equipment	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operations and comprehensive loss. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment for long-lived assets

Long-lived assets, including property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, we would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of December 31, 2020 and 2021, no impairment of long-lived assets was recognized.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

F-13

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

Revenue recognition

Effective January 1, 2020, the Company adopted ASC Topic 606, Revenue from Contracts with Customers, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for reporting periods beginning after January 1, 2020 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to January 1, 2020. The effect from the adoption of ASC Topic 606 was not material to the Company’s consolidated financial statements.

The five-step model defined by ASC Topic 606 requires the Company to:

(1) identify its contracts with customers;

(2) identify its performance obligations under those contracts;

(3) determine the transaction prices of those contracts;

(4) allocate the transaction prices to its performance obligations in those contracts; and

(5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the client in an amount that reflects the consideration expected in exchange for those services.

The Company enters into service agreements with its customers that outline the rights, responsibilities, and obligations of each party. The agreements also identify the scope of services, service fees, and payment terms. Agreements are acknowledged and signed by both parties. All the contracts have commercial substance, and it is probable that the Company will collect considerations from its customers for service component.

The Company have utilized the allowable practical expedient in the accounting guidance and elected not to capitalize costs related to obtaining contracts with customers with durations of less than one year. We do not have significant remaining performance obligations.

The Company derives its revenues from two sources: (1) revenue from brokerage services, and (2) revenue from emerging and other services.

1)	Brokerage services

The Company earns brokerage services revenue from provision of brokerage and documentation services for buying, selling, and leasing and renting properties. The Company recognizes commission-based brokerage revenue upon closing of a brokerage transaction and concurrently issues invoice. The transaction price is generally calculated by taking the agreed upon commission rate and applying that to the home’s selling price. Brokerage revenue primarily contains a single performance obligation that is satisfied upon the closing of a transaction, at which point the entire transaction price is earned. We are not entitled to any commission until the performance obligation is satisfied and are not owed any commission for unsuccessful transactions, even if services have been provided. The Company is considered to be the principal agent as it has the right to determine the service price and to define the service performance obligations, it has control over services provided and it is fully responsible for fulfilling the agency services pursuant to the housing agency service contracts it signed with the housing customers. Accordingly, the Company accounts for the commissions from these agency service contracts on a gross basis, with any commissions paid to other brokerage firms recorded as a cost of revenue. Typical payment terms set forth in the invoice is within 30 days.

F-14

2)	Emerging and other services

The Company generates revenues from emerging and other services such as financial services and home renovation and furnishing services. Service fees for emerging and other services are generally recognized as revenues when services are provided.

Contract Balances

Timing of revenue recognition may differ from the timing of invoicing to customers. For certain services, customers are required to pay before the services are delivered. The Company recognizes a contract asset or a contract liability in the consolidated balance sheets, depending on the relationship between the Group’s performance and the customer’s payment.

The Company classifies its right to consideration in exchange for services transferred to a customer as either a receivable or a contract asset. A receivable is a right to consideration that is unconditional as compared to a contract asset which is a right to consideration that is conditional upon factors other than the passage of time. The Company recognizes an accounts receivable in its consolidated balance sheets when it performs a service in advance of receiving consideration and if it has the unconditional right to receive consideration. The Company did not have any capitalized contract cost as of December 31, 2020 and 2021.

Contract liabilities are recognized if the Company receives consideration in advance of performance, which is mainly in relation to emerging and other services. The Company expects to recognize a significant majority of this balance as revenue over the next 12 months, and the remainder thereafter. As of December 31, 2020 and 2021, the contract liabilities of the Company amounted to S$7,995 and S$78,340 (US$57,944), respectively.

Cost of revenue

Cost of revenue consists primarily of personnel costs (including base pay and benefits), commission fee, property listing fee, referral fee and subcontracting cost.

Advertising expenditures

Advertising expenditures are expensed as incurred and such expenses were minimal for the periods presented. Advertising expenditures have been included as part of selling and marketing expenses. For the years ended December 31, 2020 and 2021, the advertising expense amounted to S$769,904 and S$845,793 (US$625,587),  respectively.

Technology and development

Technology and development expenses primarily include personnel costs (including base pay, bonuses, and benefits), platform development, and maintaining and improving our website and mobile application development costs. We expense research and development costs as incurred and record them in technology and development expenses.

F-15

Selling and marketing expenses

Selling and marketing expenses mainly consist of promotion and marketing expenses, media expenses for online and traditional advertising, as well as labor costs. For the years ended December 31, 2020 and 2021, the Company’s selling and marketing expenses were S$1,183,380 and S$1,717,470 (US$1,270,318), respectively.

Employee compensation

Singapore

(1)	Defined contribution plan

The Company participates in the national pension schemes as defined by the laws of Singapore’s jurisdictions in which it has operations. Contributions to defined contribution pension schemes are recognized as an expense in the period in which the related service is performed.

(2)	Employees leave entitlement

Employee entitlements to annual leave are recognized as a liability when they are accrued to the employees. The undiscounted liability for leave expected to be settled wholly within the reporting period.

Malaysia

The full-time employees of the Company are entitled to the government mandated defined contribution plan. The Company is required to accrue and pay for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant government regulations, and make cash contributions to the government mandated defined contribution plan.

Government Grant

Government grants as the compensation for expenses already incurred or for the purpose of giving immediate financial support to the Company during the COVID-19 pandemic. The government evaluates the Company’s eligibility for the grants on a consistent basis, and then makes the payment. Therefore, there are no restrictions on the grants.

Government grants are recognized when received and all the conditions for their receipt have been met and are recorded as part of Other Income. The grants received were S$565,979 and S$492,404 for the years ended December 31, 2020 and 2021, respectively from the Singapore Government.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments. Management has determined that the Company operates in a single segment because there is only one Chief Operating Decision Maker (“CODM”) for the Company who sis the Company’s Chief Executive Officer. Operating and financial metrics are applied to the entire Company as whole because there is only one segment. In the event that the Company determines that there is more than one segment, the Company will disclose how it has determined there is more than one segment and disclose the relevant metrics for measurement of performance.

Leases

The Company adopted ASC 842 on January 1, 2019. The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, and operating lease liability, non-current in the Company’s consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option, if any. As the Company’s leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company has elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less and does not include a purchase option that is reasonably certain to exercise, the Company elected not to apply ASC 842 recognition requirements; and (ii) the Company elected to apply the package of practical expedients for existing arrangements entered into prior to January 1, 2019 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and(c) initial direct costs.

F-16

Income taxes

The Company accounts for income taxes in accordance with U.S. GAAP for income taxes. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax for the years ended December 31, 2020 and 2021. The Company had no uncertain tax positions for the years ended December 31, 2020 and 2021. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

Comprehensive loss

Comprehensive loss consists of two components, net loss and other comprehensive loss. Other comprehensive loss refers to revenues, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net loss. Other comprehensive loss consists of a foreign currency translation adjustment resulting from the Company not using the United States dollar as its functional currencies.

Loss per share

The Company computes loss per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net loss divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended Decembers 31, 2020 and 2021, there were no dilutive shares.

F-17

Convertible notes

The Company evaluates its convertible notes to determine if those contracts or embedded components of those contracts qualify as derivatives. The result of this accounting treatment is that the fair value of the embedded derivative is recorded at fair value each reporting period and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statements of operations as other income or expense.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 “Debt with Conversion and Other Options.” In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and the Company amortizes the discount to interest expense, over the life of the debt.

Related party transactions

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Concentration of Risks

Concentration of credit risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and cash equivalents and account receivable. We place our cash and cash equivalents with financial institutions with high credit ratings and quality.

Accounts receivable primarily comprise of amounts receivable from the service customers. The Company conducts credit evaluations of customers, and generally does not require collateral or other security from our customers. We establish an allowance for doubtful accounts primarily based upon the factors surrounding the credit risk of specific customers.

Concentration of customers

None of customers contributed more than 10% of revenue or none of the customers consisted of more than 10% of account receivables for the respective year.

Concentration of vendors

For the year ended December 31, 2020, one vendor, who is a provider of trustee service for Singapore Real Estate Investment Trusts (“REITs”), accounted for 66.8% of the account payable. For the year ended December 31, 2021, one vendor accounted for 15.4% of the account payable.

For the year ended December 31, 2020, one vendor, who is a provider of trustee service for Singapore Real Estate Investment Trusts (“REITs”), accounted for 18.7% of the Company’s total purchases. For the year ended December 31, 2021, one vendor, who is a reputable global internet company focusing on search engine technology, on-line advertising, and other computing technologies, accounted for 31.2% of the Company’s total purchases.

F-18

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jump start Our Business Start-ups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In June 2016, the FASB amended guidance related to the impairment of financial instruments as part of ASU2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which will be effective January 1, 2020. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments - Credit Losses, which clarified that receivables from operating leases are not within the scope of Topic 326 and instead, impairment of receivables arising from operating leases should be accounted for in accordance with Topic 842. On May 15, 2019, the FASB issued ASU 2019-05, which provides transition relief for entities adopting the Board’s credit losses standard, ASU 2016-13. Specifically, ASU 2019-05 amends ASU 2016-13 to allow companies to irrevocably elect, upon adoption of ASU 2016-13, the fair value option for financial instruments that (1) were previously recorded at amortized cost and (2) are within the scope of the credit losses guidance in ASC 326-20, (3) are eligible for the fair value option under ASC 825-10, and (4) are not held-to-maturity debt securities. For entities that have adopted ASU 2016-13, the amendments in ASU 2019-05 are effective for fiscal years beginning after December 15, 2019, including interim periods therein. An entity may early adopt the ASU in any interim period after its issuance if the entity has adopted ASU 2016-13. For all other entities, the effective date will be the same as the effective date of ASU 2016-13. In November 2019, the FASB issued ASU 2019-11, “Codification Improvements to Topic 326, Financial Instruments – Credit Losses.” ASU 2019-11 is an accounting pronouncement that amends ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The ASU 2019-11 amendment provides clarity and improves the codification to ASU 2016-03. The pronouncement would be effective concurrently with the adoption of ASU 2016-03. The pronouncement is effective for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years. In February 2020, the FASB issued ASU No. 2020-02, which provides clarifying guidance and minor updates to ASU No. 2016-13 – Financial Instruments – Credit Loss (Topic 326) (“ASU 2016-13”) and related to ASU No. 2016-02 - Leases (Topic 842). ASU 2020-02 amends the effective date of ASU 2016-13, such that ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements and related disclosures.

On December 18, 2019, the FASB issued ASU No. 2019-12, Income taxes (Topic 740), Simplifying the Accounting for Income Taxes. This guidance amends ASC Topic 740 and addresses several aspects including 1) evaluation of step-up tax basis of goodwill when there is not a business combination, 2) policy election to not allocate consolidated taxes on a separate entity basis to entities not subject to income tax, 3) accounting for tax law changes or rates during interim periods, 4) ownership changes from equity method investment to subsidiary or vice versa, 5) elimination of exception to intrapetrous allocation when there is gain in discontinued operations and a loss from continuing operations, and 6) treatment of franchise taxes that are partially based on income. The amendments in this Update are effective for the Company for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company is evaluating the impact of this guidance on its consolidated financial statements and related disclosures. The Company is evaluating the impact of this guidance on its consolidated financial statements and related disclosures.

In October 2020, the FASB issued ASU 2020-08, “Codification Improvements to Subtopic 310-20, Receivables—Non-refundable Fees and Other Costs”. The amendments in this Update represent changes to clarify the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. ASU 2020-08 is effective for the Company for fiscal years beginning after December 15, 2021 and unaudited periods within fiscal years beginning after December 15, 2022. All entities should apply the amendments in this Update on a prospective basis as of the beginning of the period of adoption for existing or newly purchased callable debt securities. These amendments do not change the effective dates for Update 2017-08. The Company is currently evaluating the impact of this new standard on the Company’s consolidated financial statements and related disclosures.

F-19

In October 2020, the FASB issued ASU 2020-10, “Codification Improvements”. The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. ASU 2020-10 is effective for the Company for fiscal years beginning after December 15, 2021 and unaudited periods within fiscal years beginning after December 15, 2022.The amendments in this Update should be applied retrospectively. The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, consolidated statements of operations and comprehensive loss and consolidated statements of cash flows.

Note 4 - Revenues

Effective January 1, 2019, the Company adopted ASC Topic 606, Revenue from Contracts with Customers, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for reporting periods beginning after January 1, 2019 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenues remains substantially unchanged. There were no cumulative effect adjustments made to the contracts in place prior to January 1, 2019. The effect from the adoption of ASC Topic 606 was not material to the Company’s consolidated financial statements.

Revenues are recognized when control of the promised services and deliverables are transferred to the Company’s Customers in an amount that reflects the consideration to which the Company expects to be entitled to and receive in exchange for services and deliverables rendered.

The following table presents the Company’s revenues disaggregated by service lines for the years ended December 31, 2020 and 2021:

	For the years ended December 31,
	2020	2021
	SGD	SGD	USD
Brokerage services	2,901,479	3,731,586	2,760,049
Emerging and other services	437,195	650,097	480,841
Total revenues	3,338,674	4,381,683	3,240,890

The Company elected to utilize practical expedients to exclude from this disclosure the remaining performance obligations that have an original expected duration of one year or less.

F-20

Note 5 – Accounts receivable, net

Accounts receivable, net consist of the following:

	December 31, 2020	December 31, 2021	December 31, 2021
	SGD	SGD	USD
Accounts receivable	259,626	156,604	115,831
Less: Allowance for doubtful accounts	(3,712)	(23,210)	(17,167)
Total accounts receivable, net	255,914	133,394	98,664

Movements of allowance for doubtful accounts are as follows:

	December 31, 2020	December 31, 2021	December 31, 2021
	SGD	SGD	USD

Allowance for doubtful accounts, beginning balance	-	3,712	2,746
Addition	3,712	23,210	17,167
Write-off / recovery	-	(3,712)	(2,746)
Allowance for doubtful accounts, ending balance	3,712	23,210	17,167

As of the end of each of the financial year, the aging analysis of accounts receivable, net of allowance for doubtful accounts, based on the invoice date is as follows:

	December 31, 2020	December 31, 2021	December 31, 2021
	SGD	SGD	USD
Within 30 days	100,984	63,640	47,071
Between 31 and 60 days	55,244	23,663	17,502
Between 61 and 90 days	12,442	14,145	10,462
More than 90 days	87,244	31,946	23,629
Total accounts receivable, net	255,914	133,394	98,664

During the year ended December 31, 2021, the sum of S$51,022 had been subsequently collected from the total outstanding balance of S$87,244 that had been outstanding for over 90 days as of December 31, 2020. The Company recognized additional allowance for bad debt in the amount of S$23,210 during the year ended December 31, 2021. Management assessed that a portion of the balance was still recoverable given the ongoing business relationship with the client; however, the time of recovery is expected to be greater than one operating period.

F-21

Note 6 – Property and equipment, net

Property, plant and equipment, net consist of the following:

	December 31, 2020	December 31, 2021	December 31, 2021
	SGD	SGD	USD
At cost:
Office furniture and fittings	134,689	149,929	110,894
Office Equipment	108,800	135,885	100,506
Leasehold improvements	9,749	9,732	7,198
Total	253,238	295,546	218,598
Accumulated depreciation	(232,673)	(245,559)	(181,625)
Property and equipment, net	20,565	49,987	36,973

Depreciation expense for the years ended December 31, 2020 and 2021 amounted to S$74,780 and S$12,886 (US$9,531) respectively.

No impairment loss had been recognized for years ended December 31, 2020 and 2021, respectively.

F-22

Note 7 – Bank loans

Outstanding balances of bank loans consist of the following:

Bank Name	Drawn/ Maturities	Interest Rate	Collateral/Guarantee	December 31, 2020 SGD	December 31, 2021 SGD	December 31, 2021 USD
CIMB Bank Berhad, Singapore Branch	August 2020 /August 2023	3.00%	Guaranteed by Ms. Rhonda Wong, Chief Executive Officer and Director of the Company and Ms. Race Wong, Chief Operating Officer and Director of the Company	89,327	56,663	41,910
DBS Bank Ltd.	June 2020 /June 2025	3.00%	Guaranteed by Ms. Rhonda Wong, Chief Executive Officer and Director of the Company and Anthill, major shareholder of the Company	906,605	715,566	529,265
Maybank Singapore Limited	November 2020/November 2025	2.75%	Guaranteed by Ms. Rhonda Wong, Chief Executive Officer and Director of the Company and Ms. Race Wong, Chief Operating Officer and Director of the Company	393,774	317,934	235,158
Total				1,389,706	1,090,163	806,333
Bank loans, current portion				299,543	299,543	221,555
Bank loans, non-current portion				1,090,163	790,620	584,778

Interest expense for the years ended December 31, 2020 and 2021 amounted to S$16,627 and S$36,696 (US$27,142) respectively.

The maturities schedule is as follows:

Twelve months ending December 31,

	SGD	USD
2022	299,543	221,555
2023	289,819	214,363
2024	266,879	197,396
2025	233,922	173,019
Total	1,090,163	806,333

F-23

Note 8 – Accrued liabilities and other payables

The components of accrued expenses and other payables are as follows:

	December 31, 2020	December 31, 2021	December 31, 2021
	SGD	SGD	USD

Accrued payroll and welfare	67,253	68,087	50,360
Accrued expenses*	5,134	66,606	49,265
Other tax payable**	50,773	67,346	49,812
Other payable***	14,380	82,606	61,099
Total accrued liabilities and other payables	137,540	284,645	210,536

*Accrued expenses mainly consist of accrual of professional service fees and cost incurred yet to bill.

**Mainly refers to Goods and Services Tax (“GST”) payable. Sales revenue and purchase expense represent the invoiced value of goods, net of GST. The sales of the Company’s products and services are subject to a GST on the gross sales price. The Company is subject to GST at the prevailing rate in Singapore (currently 7%) and is exempted Sales and Service Tax from Malaysia. The GST will be offset by GST paid by the Company on purchase of renovation materials and other products, or services included in the cost of providing services and other expenses.

***Other payable mainly consists of payable for other services and utilities expenses.

Note 9 – Related party balances and transactions

Nature of relationships with related parties

Related parties	Relationship
Ms. Rhonda Wong	Shareholder, Director, Chief Executive Officer
Vienna Management Ltd	Shareholder, wholly-owned by the Chairman of the board of Directors
Termbasu Holding Pte Ltd	Owned by the Chairman of the board of Directors

F-24

Related party balances

Transaction nature	Name	2020	2021	2021
		SGD	SGD	USD
Amount due to	Vienna Management Ltd	636,898	-	-

Amount due from	Vienna Management Ltd	-	870,728	644,030

On May 1, 2019, the Company entered into an interest-free loan facility agreement with Vienna Management Ltd, one of the Company’s major shareholders, for a revolving loan facility agreement up to S$2.0 million for general working capital and general corporate purposes. The amount of S$636,898 on December 31, 2020 had been fully settled in September 2021.

The Company had an unsecured, interest-free loan to Vienna Management Ltd amounting to S$870,728 (US$644,030) in December 2021. As of December 31, 2020 and 2021, the loan balance due from Vienna Management Ltd amounted to nil and S$870,728 (US$644,030), respectively. The amounts were wholly settled in cash in February 2022.

Related party transactions

Transaction nature	Name	2020	2021	2021
		SGD	SGD	USD
Brokerage services provided to	Ms. Rhonda Wong	950	1,050	777
Brokerage services provided to	Termbasu Holding Pte Ltd	25,000	254,786	188,451

All transactions’ price through an arms’ length arrangement.

(1)	Ms. Rhonda Wong engaged the Company to look for tenant for a property in September 2020 and 2021. The respective projects were completed during the years ended December 31, 2020 and 2021, and Ms. Rhonda Wong paid half month of rental as commission to the Company, being S$950 and S$1,050 (US$777), respectively.

(2)	Termbasu Holding Pte Ltd entered service agreement with the Company to sale a private property in September 2020. The commission was 2% of transaction price and paid upon completion of the transaction during the year ended December 31, 2020.

(3)	Termbasu Holding Pte Ltd entered seven (7) service agreements with the Company to sale seven (7) private properties in January 2021. The commission was 2% of transaction price and paid upon completion of the transactions during the year ended December 31, 2021.

Note 10 – Income taxes

Caymans and BVIs

The Company and its subsidiary are domiciled in the Cayman Islands and the British Virgin Islands, respectively. Both localities currently enjoy permanent income tax holidays; accordingly, the Company and Ohmyhome BVI do not accrue for income taxes.

F-25

Singapore

Ohmyhome (S), Ohmyhome Renovation Pte Ltd, Ohmyhome Insurance Pte Ltd, Cora Pro Pte Ltd and Ganze Pte. Ltd. are incorporated in Singapore and are subject to Singapore Corporate Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first S$10,000 taxable income and 50% of the next S$190,000 taxable income exempted from income tax.

Net operating loss will be carried forward indefinitely under Singapore profits tax regulation. As of December 31, 2020 and 2021, the Company did not generate net taxable income to utilize net operating loss, which will carry forwards to offset future taxable income.

Malaysia

Ohmyhome Sdn Bhd and Ohmyhome Realtors Sdn Bhd are subject to Malaysia Corporate Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Malaysia tax laws. The standard corporate income tax rate in Malaysia is 24%. However, if the company has a paid-up capital of MYR 2.5 million or less, and gross income from business of not more than MYR 50 million, the tax rate will be 17% on the first MYR 600,000 and 24% on amount exceeding MYR 600,000.

The operations in Malaysia incurred cumulative net operating losses which can be carried forward for a maximum period of seven consecutive years to offset future taxable income.

The components of loss before income taxes were comprised of the following:

	December 31, 2020	December 31, 2021	December 31, 2021
	SGD	SGD	USD
Tax jurisdiction from:
Singapore	(1,842,305)	(1,764,537)	(1,305,131)
Malaysia	(255,454)	(128,738)	(95,220)
Loss before income taxes provision	(2,097,759)	(1,893,275)	(1,400,351)

The provision for income taxes consisted of the following:

	December 31, 2020	December 31, 2021	December 31, 2021
	SGD	SGD	USD
Deferred tax assets:
Singapore	257,615	255,364	188,879
Malaysia	42,969	21,885	16,187

Less: valuation allowance
Singapore	(257,615)	(255,364)	(188,879)
Malaysia	(42,969)	(21,885)	(16,187)
Deferred tax assets	-	-	-

F-26

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2020 and 2021, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the years ended December 31, 2020 and 2021 and also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2021.

Note 11 – Equity

Ordinary shares

For the sake of undertaking a public offering of the Company’s ordinary shares, the Company has performed a series of re-organizing transactions resulting in 16,250,000 shares of ordinary shares outstanding that have been retroactively restated to the beginning of the first period presented. The Company only has one single class of ordinary shares that are accounted for as permanent equity.

Note 12 – Commitment and Contingencies

Lease commitments

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which results in an economic penalty.

F-27

The Company has two property lease agreements with lease terms ranging for one year and two years, respectively. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Upon adoption of ASU 2016-02, no right-of-use (“ROU”) assets nor lease liability was recorded for the lease with a lease term with one year.

For the years ended December 31, 2020 and 2021, there were no rent expenses for the short term lease.

The Company’s commitment for minimum lease payments under the operating lease that is within twelve months as of December 31, 2021 as follow:

Twelve months ending December 31,	Minimum lease payment
2022	80,000
2023 - 2026 thereafter	-
Total future lease payment	80,000
Amount representing interest	(860)
Present value of operating lease liabilities	79,140
Less: current portion	79,140
Long-term portion	-

The following summarizes other supplemental information about the Company’s operating lease as of December 31, 2021:

Weighted average discount rate	2.84%
Weighted average remaining lease term (years)	0.5 years

Note 13 – Subsequent events

The Company has assessed all events from December 31, 2021, up through December 6, 2022, which is the date that these consolidated financial statements are available to be issued, there are not any material subsequent events that require disclosure in these consolidated financial statements.

F-28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of
Ohmyhome Limited

Results of Review of Interim Financial Information

We have reviewed the unaudited interim condensed consolidated balance sheets of Ohmyhome Limited and its subsidiaries (collectively the “Company”) as of June 30, 2022, and the related unaudited interim condensed consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for the six-month periods ended June 30, 2021 and 2022, and the related notes (collectively referred to as the unaudited interim condensed financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of December 31, 2020 and 2021, and the related statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated December 6, 2022, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2021, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

We have served as the Company’s auditor since 2021.

San Mateo, California

December 6, 2022, except for Note 1, as to which the date is January 6, 2023

F-29

OHMYHOME LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2021	June 30, 2022	June 30, 2022
	SGD	SGD	USD
ASSETS
Current assets
Cash and cash equivalents	1,220,931	1,757,321	1,263,987
Accounts receivable, net	133,394	94,345	67,859
Prepayments	61,814	376,611	270,885
Amount due from a shareholder	870,728	-	-
Other current assets, net	4,287	6,622	4,763
Total current assets	2,291,154	2,234,899	1,607,494

Property and equipment, net	49,987	52,788	37,969

Non-current assets
Deposits	75,622	106,096	76,311
Deferred initial public offering (“IPO”) costs	-	138,960	99,950
Operating lease right-of-use assets	77,790	916,605	659,286
Total non-current assets	153,412	1,161,661	835,547

Total assets	2,494,553	3,449,348	2,481,010

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	97,488	102,068	73,414
Contract liabilities	78,340	1,029,527	740,507
Accrued liabilities and other payables	217,298	178,140	128,131
Bank loans, current portion	299,543	313,016	225,143
Amount due to a shareholder	-	274,188	197,215
Operating lease obligation	79,140	313,035	225,156
Taxes payable	67,347	91,653	65,923
Total current liabilities	839,156	2,301,627	1,655,489

Non-current liabilities:
Bank loans, non-current portion	790,620	624,047	448,858
Operating lease obligation, non-current portion	-	606,045	435,909
Total non-current liabilities	790,620	1,230,092	884,767

Total liabilities	1,629,776	3,531,719	2,540,256

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Ordinary Shares, US$0.001 par value, 500,000,000 shares authorized, 16,250,000 shares issued and outstanding as of December 31, 2021 and June 30, 2022, respectively	21,970	21,970	16,250
Additional paid-in capital	11,292,123	11,292,123	8,121,629
Accumulated other comprehensive income/(loss)	9,997	(1,739)	(1,250)
Accumulated deficit	(10,078,513)	(10,997,927)	(7,910,471)
Total OHMYHOME LIMITED shareholders’ equity	1,245,577	314,427	226,158

Non-controlling interests	(380,800)	(396,798)	(285,404)
Total shareholders’ equity	864,777	(82,371)	(59,246)
Total liabilities and shareholders’ equity	2,494,553	3,449,348	2,481,010

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements

F-30

OHMYHOME LTD

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Six Months Ended June 30,
	2021	2022	2022
	SGD	SGD	USD

Operating revenues
- Brokerage services
Independent Third Parties	1,726,114	1,692,773	1,217,559
Related Parties	254,786	2,900	2,086
	1,980,900	1,695,673	1,219,645
- Emerging and other services
Independent Third Parties	339,598	638,776	459,453
Related Parties	-	1,048,065	753,840
	339,598	1,686,841	1,213,293

Total operating revenues	2,320,498	3,382,514	2,432,938

Cost of revenues
- Brokerage services	(817,702)	(815,061)	(586,248)
- Emerging and other services	(115,358)	(1,041,081)	(748,818)
Total cost of revenues	(933,060)	(1,856,142)	(1,335,066)

Gross profit	1,387,438	1,526,372	1,097,872

Operating expenses
Technology and development expenses	(719,091)	(857,584)	(616,834)
Selling and marketing expenses	(691,144)	(1,003,189)	(721,563)
General and administrative expenses	(701,468)	(806,158)	(579,844)
Total operating expenses	(2,111,703)	(2,666,931)	(1,918,241)

Loss from operations	(724,265)	(1,140,559)	(820,369)

Other income (expense):
Interest income	565	3,983	2,865
Interest expense	(22,140)	(18,740)	(13,479)
Government grants	257,143	205,113	147,531
Foreign exchange (loss) gain	(4,724)	14,791	10,639

Total other income, net	230,844	205,147	147,556

LOSS BEFORE INCOME TAXES	(493,421)	(935,412)	(672,813)
Income tax expense	-	-	-

NET LOSS	(493,421)	(935,412)	(672,813)

Less: Net loss attributable to non-controlling interest	(34,285)	(15,998)	(11,507)
Net loss attributable to OHMYHOMELTD	(459,136)	(919,414)	(661,306)

NET LOSS	(493,421)	(935,412)	(672,813)
OTHER COMPREHENSIVE INCOME/(LOSS)
Foreign currency translation adjustment	3,839	(11,736)	(8,441)
TOTAL COMPREHENSIVE LOSS	(489,582)	(947,148)	(681,254)
Less: Comprehensive loss attributable to non-controlling interests	(34,285)	(15,998)	(11,507)
COMPREHENSIVE LOSS ATTRIBUTABLE TO OHMYHOME LIMITED	(455,297)	(931,150)	(669,747)
Weighted average number of ordinary shares:
Basic and diluted	16,250,000	16,250,000	16,250,000
LOSS PER SHARE – BASIC AND DILUTED	(0.03)	(0.06)	(0.04)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements

F-31

OHMYHOMELTD

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the six months ended June 30, 2021

	Ordinary Shares
	No. of shares	Amount	Additional paid-in capital	Accumulated other comprehensive income	Retained earnings (Deficit)	Non- controlling Interests	Total shareholders’ equity
		SGD	SGD		SGD	SGD	SGD
Balance, January 1, 2021	16,250,000	21,970	6,582,123	4,117	(8,253,705)	(312,333)	(1,957,828)

Net loss	-	-	-		(459,136)	(34,285)	(493,421)
Foreign currency translation adjustment	-	-	-	3,839	-	-	3,839

Balance, June 30, 2021	16,250,000	21,970	6,582,123	7,956	(8,712,841)	(346,618)	(2,447,410)

For the six months ended June 30, 2022

	Ordinary Shares
	No. of shares	Amount	Additional paid-in capital	Accumulated other comprehensive income/(loss)	Retained earnings (Deficit)	Non- controlling Interests	Total shareholders’ equity
		SGD	SGD		SGD	SGD	SGD
Balance, January 1, 2022	16,250,000	21,970	11,292,123	9,997	(10,078,513)	(380,800)	864,777
Net loss	-	-	-		(919,414)	(15,998)	(935,412)
Foreign currency translation adjustment	-	-	-	(11,736)	-	-	(11,736)

Balance, June 30, 2022	16,250,000	21,970	11,292,123	(1,739)	(10,997,927)	(396,798)	(82,371)

Balance, June 30, 2022 (USD)	16,250,000	16,250	8,121,629	(1,250)	(7,910,471)	(285,404)	(59,246)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-32

OHMYHOMELTD

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2021	2022	2022
	SGD	SGD	USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(493,421)	(935,412)	(672,813)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	4,463	10,367	7,457
Amortization of operating lease right-of-use assets	109,558	130,956	94,193
Provision for doubtful accounts	9,002	13,810	9,933
Changes in assets and liabilities:
Accounts receivable	(126,370)	25,239	18,154
Prepayments	5,282	(314,797)	(226,424)
Other current assets, net	19,998	(2,335)	(1,679)
Deposits	31,882	(30,474)	(21,919)
Accounts payable	(195,383)	4,580	3,294
Contract liabilities	5,074	951,187	684,159
Accrued liabilities and other payables	35,529	(39,158)	(28,166)
Other taxes payable	(2,167)	24,306	17,483
Operating lease obligation	(140,901)	(129,831)	(93,384)
NET CASH USED IN OPERATING ACTIVITIES	(737,454)	(291,562)	(209,712)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(16,283)	(13,168)	(9,471)
Loan repayment by a shareholder	-	870,728	626,288

NET CASH (USED IN)/ PROVIDED BY INVESTING ACTIVITIES	(16,283)	857,560	616,817

CASH FLOWS FROM FINANCING ACTIVITIES:
Amount due to a shareholder	1,040,026	274,188	197,215
Deferred IPO costs	-	(138,960)	(99,950)
Repayment of bank loans	(148,673)	(153,100)	(110,120)
NET CASH PROVIDED BY /(USED IN) FINANCING ACTIVITIES	891,353	(17,872)	(12,855)

Foreign currency effect	3,839	(11,736)	(8,441)

NET CHANGE IN CASH AND CASH EQUIVALENTS	141,455	536,390	385,809

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	166,592	1,220,931	878,178

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT PERIOD END	308,047	1,757,321	1,263,987

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for:
Income tax paid	-	-	-
Interest expense	22,140	18,740	13,479

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-33

OHMYHOME LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of business and organization

Ohmyhome Limited (the “Company”) is a holding company incorporated on July 19, 2022, under the laws of the Cayman Islands. The Company has no substantial operations other than holding all of the outstanding share capital of Ohmyhome (BVI) Limited (“Ohmyhome BVI”) established under the laws of the British Virgin Islands (“BVI”) on July 27, 2022. Ohmyhome BVI has no substantial operations other than holding all of the equity interest of Ohmyhome Pte. Ltd. (“Ohmyhome (S)”), a Singapore company incorporated on June 12, 2015.

The Company, through its wholly-owned subsidiary, Ohmyhome (S), and its subsidiaries, provides end-to-end property solutions and services for its customers such as brokerage services and emerging and other services, such as home renovation and furnishing services, listing and research, mortgage referral, legal services and insurance referral services.

On November 30, 2022, the Company completed a reorganization of Ohmyhome (S) under common control of its then existing shareholders, who collectively owned all the equity interests of Ohmyhome (S) prior to the reorganization. Prior to the re-organization, Ohmyhome (S) was directly owned and controlled by Anthill and the Other Existing Shareholders with 57.79% and 42.21% beneficial ownership interest, respectively. As a result of certain share swaps and related issuances by and among, Anthill and the Other Existing Shareholders, the Company, Ohmyhome (BVI) Limited, and Ohmyhome (S) whereby Ohmyhome (S) ultimately became a wholly-owned subsidiary of Ohmyhome (BVI) Limited, and Ohmyhome (BVI) Limited became a wholly owned subsidiary of the Company, and Anthill and the Other Other Existing Shareholders became the beneficial owners of the Company with percentage ownerships of 57.79% and 42.21%. The Company has accounted for these re-organizations as a transfer of assets between entities under common control in accordance with ASC 805-50-50-3 to 4 because the economic interests of Anthill and the Other Existing Shareholders remained the same immediately before and immediately after the re-organization, as such, the accompanying financial statements include the results of operations of Ohmyhome (S) for two operating periods in accordance with guidance set forth in ASC 805-50-45-2 to 5. The unaudited interim condensed consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying unaudited interim condensed consolidated financial statements of the Company.

The accompanying unaudited interim condensed consolidated financial statements reflect the activities of the Company and each of the following entities:

Name	Background	Ownership %	Principal of activity
Ohmyhome (BVI) Limited	● A BVI company ● Incorporated on July 27, 2022	100% owned by the Company	Investment holding

Ohmyhome (S)	● A Singapore company ● Incorporated on June 12, 2015	100% owned by Ohmyhome BVI	Principally engaged in the provision of a one-stop-shop property platform for its customers

Ohmyhome Renovation Pte. Ltd.	● A Singapore company ● Incorporated on March 5, 2020	100% owned by Ohmyhome (S)	Principally engaged in design and build, project management for interior decoration projects for residential and commercial units

Ohmyhome Insurance Pte. Ltd.	● A Singapore company ● Incorporated on March 5, 2020	100% owned by Ohmyhome (S)	Dormant

Cora.Pro Pte. Ltd.	● A Singapore company ● Incorporated on May 31, 2020	100% owned by Ohmyhome (S)	Principally engaged in distributing technology platform product for property management firms and developers to facilitate communication, facility booking, fee and tax payments.

Ganze Pte. Ltd.	● A Singapore company ● Incorporated on December 7, 2021	100% owned by Ohmyhome (S)	Principally engaged in interior decoration projects of high-end residential and commercial units

Ohmyhome Sdn. Bhd. (“Ohmyhome (M)”)	● A Malaysia company ● Incorporated on January 17, 2019	49% owned by Ohmyhome (S)	Principally engaged in the provision of a one-stop-shop property platform for its customers in Malaysia

Ohmyhome Realtors Sdn. Bhd.	● A Malaysia company ● Incorporated on January 17, 2019	49% owned by Ohmyhome (M)*	Principally engaged in the provision of brokerage service for its customers

*Where less than 50% of the equity of an investee is held, the Company (through its subsidiaries) holds significantly more voting rights than any other vote holder or organized company of vote holders. An assessment has been made, taking into account all the factors relevant to the relationship with the investee, to ascertain control has been established and the investee should be unaudited interim condensed consolidated as a subsidiary of the Company.

F-34

Note 2 – Liquidity and going concern

The Company’s accounts have been prepared assuming that the company will continue as a going concern basis. The going concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed in the financial statements. The Company’s ability to continue as a going concern depends upon aligning its sources of funding (debt and equity) with the expenditure requirements of the Company and repayment of the short-term debt facilities as and when they fall due.

The Company has considered whether there is substantial doubt about its ability to continue as a going concern. Cash flow from operations and capital contributions and loans from shareholders have been utilized to finance the working capital requirements of the Company. As of June 30, 2022, the Company had negative cash flow from operating activities of S$291,562 (US$209,712). The Company’s working capital deficit was S$66,728 (US$47,995) as of June 30, 2022. And the Company had S$1,757,321 (US$1,263,987) in cash and cash equivalents, which is unrestricted as to withdrawal and use as of June 30, 2022. In view of these circumstances, the management of the Company has given consideration to the future liquidity and performance of the Company and its available sources of finance in assessing whether the Company will have sufficient financial resources to continue as a going concern.

To sustain its ability to support the Company’s operating activities, the Company considered supplementing its sources of funding through the following:

●	cash and cash equivalents generated from operations;
●	other available sources of financing from Singapore and Malaysia banks and other financial institutions;
●	financial support from the Company’s related parties and shareholders;
●	issuance of additional convertible notes; and
●	obtaining funds through a future initial public offering.

Management has commenced a strategy to raise debt and equity. However, there can be no certainty that these additional financings will be available on acceptable terms or at all. If management is unable to execute this plan, there would likely be a material adverse effect on the Company’s business. All of these factors raise substantial doubt about the ability of the Company to continue as a going concern. The unaudited interim condensed consolidated financial statements for the six months ended June 30, 2021 and 2022 have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the inability of the Company to continue as a going concern.

F-35

Note 3 – Summary of significant accounting policies

Basis of presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operation results. The results of operations for the six months ended June 30, 2022 are not necessarily indicative of results to be expected for the full year of 2022. Accordingly, these unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements thereto as of and for the years ended December 31, 2020 and 2021.

Principles of consolidation

The unaudited interim condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of Directors, or to cast a majority of votes at the meeting of Directors.

Non-controlling interest represents the portion of the net assets of a subsidiary attributable to interests that are not owned by the Company. The non-controlling interest is presented in the unaudited interim condensed consolidated balance sheets, separately from equity attributable to the shareholders of the Company. Noncontrolling interest’s operating result is presented on the face of the unaudited interim condensed consolidated statements of income and comprehensive loss as an allocation of the total loss for the year between non-controlling shareholders and the shareholders of the Company.

Use of estimates and assumptions

The preparation of unaudited interim condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenues and expenses during the reporting periods. Significant accounting estimates reflected in the Company’s unaudited interim condensed consolidated financial statements include, but not limited to, estimates for useful lives and impairment of property and equipment, impairment of long-lived assets, deferred taxes and uncertain tax position, and allowance for doubtful accounts, revenue recognition. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the unaudited interim condensed consolidated financial statements.

Risks and uncertainties

The main operations of the Company are in Singapore. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Singapore, as well as by the general state of the economy in Singapore. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Singapore. The Company believes that it is following existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations.

F-36

The Company’s operations may be further affected by the ongoing outbreak of COVID-19 (the ‘‘Outbreak’’) which in March 2020, had been declared as a pandemic by the World Health Organization. In light of the Outbreak, the Singapore Government had implemented an elevated set of safe distancing measures to pre-empt the trend of increasing local transmission of COVID-19 from April 7, 2020 to June 1, 2020 (inclusive). On May 19, 2020, the Singapore Government further announced that a controlled approach would be implemented to resume economic and community activities and progressively lift the relevant control measures in place after June 1 2020 over three phases. The three phases comprise (a) a ‘‘Safe Re-opening’’ phase which was implemented from June 2 2020 to June 18 2020 (inclusive) (‘‘Phase 1’’); (b) a ‘‘Safe Transition’’ phase which was implemented with effect from June 19 2020 (‘‘Phase 2’’); and (c) a ‘‘Safe Nation’’ phase, which was implemented from December 28 2020 (‘‘Phase 3’’) whereby social, cultural, religious and business gatherings or events were resumed, although gathering sizes still had to be limited in order to prevent large clusters from arising, and services and activities that involve significant prolonged close contact or significant crowd management risk in an enclosed space also were allowed to be re-opened, subject to their ability to implement strict safe management measures effectively.

Between May 1, 2020 and August 6, 2021, the Singapore government introduced two phases, namely the Phase 2 (Heightened Alert) and Phase 3 (Heightened Alert), along with the easing of certain measures within each of such phases. In summary, the Phase 2 (Heightened Alert) measures which were in effect from May 16, 2020 to June 13, 2021, included reductions in prevailing social gathering group size, sizes of larger scale events or activities and reinstatement of “work-from-home” as the default at workplaces to minimize workplace interactions, and the Phase 3 (Heightened Alert) measures, which were in effect from June 14, 2021 to July 19, 2021, was contemplated as a calibrated reopening and included increases in social gathering group sizes, event size and capacity limits, and subsequently the resumption of dining in at food and beverage establishments. On July 2, 2021, the Singapore government announced the reversion back to Phase 2 (Heightened Alert) measures from July 22, 2021 to August 18, 2021 which superseded the measures introduced on July 19, 2021, during which “work from home” remained the default, employers who needed staff to return to workplaces were required to ensure that there was no cross-deployment at various worksites, enforce staggered start times and flexible working hours and social gatherings at workplaces were not allowed.

On August 6, 2021, the Singapore government announced the easing of some safe management measures, with the first phase to take effect on August 10, 2021 and the second phase to take effect on August 19, 2021, which superseded those introduced on July 22, 2021 as part of Singapore’s transition towards COVID-19 resilience, which included an increase in social gathering group size, event size and capacity limits for fully vaccinated individuals and easing of “work-from-home” requirements. A further easing of community measures was announced on August 19, 2021. Subsequently, on September 24, 2021, the Singapore government announced a tightening of safe management measures during the stabilization period between September 27, 2021 and October 24, 2021, given the exponential rise in COVID-19 cases from the end of August 2021. Imposition of these measures was later extended to November 21, 2021. It is expected that in this phase and until an effective vaccine or treatment is developed, social, cultural, religious and business gatherings or events will resume, subject to limits on the size of such gatherings. The Company has generally resumed normal business operations during Phase 2 and Phase 3.

The management of the Company consider that the impact of the Outbreak has been and will be further alleviated by the measures announced by the Singapore Government. Potential impact to the Company’s results of operations for 2022 will depend on economic impact due to the pandemic and if any future resurgence of the virus, which are beyond the Company’s control. There is no guarantee that the Company’s revenues will grow or remain at a similar level year over year in 2022. As the situation continues to evolve, the management of the Company will continue to closely monitor further effect that could be caused by the Outbreak on the Company’s operation and financial position.

Foreign currency translation and transaction

The accompanying unaudited interim condensed consolidated financial statements are presented in the Singapore Dollars (“SGD” or “S$”), which is the reporting currency of the Company. The functional currency of the Company and its subsidiary in the British Virgin Islands is United States Dollars (“USD” or “US$”), its other subsidiaries which are incorporated in Singapore and Malaysia are SGD and Malaysia ringgit (“RM”), respectively, which are their respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

F-37

In the unaudited interim condensed consolidated financial statements, the financial information of the Company and other entities located outside of Singapore has been translated into SGD. Assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated using the average rate for the period.

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	June 30, 2021	December 31, 2021	June 30, 2022
Period-end spot rate	SGD1.00 = RM3.0863	SGD1.00 = RM3.0968	SGD1.00 = RM3.1708
Average rate	SGD1.00 = RM3.0750	SGD1.00 = RM3.0817	SGD1.00 = RM3.1296

Period-end spot rate	SGD1.00 = USD0.7433	SGD1.00 = USD0.7396	SGD1.00 = USD0.7193
Average rate	SGD1.00 = USD0.7504	SGD1.00 = USD0.7442	SGD1.00 = USD0.7326

Convenience translation

Translations of balances in the unaudited interim condensed consolidated balance sheets, unaudited interim condensed consolidated statements of income, unaudited interim condensed consolidated statements of changes in shareholders’ equity and unaudited interim condensed consolidated statements of cash flows from SGD into USD as of June 30, 2022 are solely for the convenience of the readers and are calculated at the rate of SGD1.00 = USD0.7193, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 30, 2022. No representation is made that the SGD amounts could have been, or could be, converted, realized or settled into USD at such rate, or at any other rate.

Cash and cash equivalents

Cash and cash equivalents primarily consist of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. Cash and cash equivalents also consist of funds earned from the Company’s operating revenues which were held at third party platform fund accounts which are unrestricted as to immediate use or withdrawal. The Company maintains most of its bank accounts in Singapore and Malaysia.

Accounts receivable and allowance for doubtful accounts

Accounts receivable include trade accounts due from customers. Accounts are considered overdue after 90 days. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of December 31, 2021 and June 30, 2022, the Company made S$23,210 and S$13,810 (US$9,933) allowance for doubtful accounts for accounts receivable, respectively.

Prepayments

Prepayments are mainly payments made to vendors or services providers for future services that have not been provided and prepaid rent. These amounts are refundable and bear no interest. Management reviews its prepayments on a regular basis to determine if the allowance is adequate and adjusts the allowance when necessary. As of December 31, 2021 and June 30, 2022, no allowance was deemed necessary.

Deferred IPO costs

Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include legal fees related to the registration drafting and counsel, consulting fees related to the registration preparation, the SEC filing and print related costs. As of June 30,2022, the Company did not conclude its IPO. During the six months ended June 30, 2022, the Company recorded a charge of S$138,960 (US$99,950) related to the IPO. As of December 31, 2021 and June 30, 2022, the accumulated deferred IPO cost was Nil and S$138,960 (US$99,950), respectively.

F-38

Deposits

Deposits are mainly for rent, utilities and money deposited with certain vendors. These amounts are refundable and bear no interest. The short-term deposits usually have a one-year term and are refundable upon contract termination. The long-term deposits are refunded from suppliers when terms and conditions set forth in the agreements have been satisfied.

Other current assets, net

Other current assets, net, primarily consists of other receivables from third parties. These other receivables are unsecured and are reviewed periodically to determine whether their carrying value has become impaired.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Expected useful lives
Leasehold improvements	lesser of lease term or expected useful life
Office furniture and fittings	3 years
Office equipment	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the unaudited interim condensed consolidated statements of operations and comprehensive loss. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment for long-lived assets

Long-lived assets, including property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, we would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of December 31, 2021 and June 30, 2022, no impairment of long-lived assets was recognized.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

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●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

Revenue recognition

Effective January 1, 2020, the Company adopted ASC Topic 606, Revenue from Contracts with Customers, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for reporting periods beginning after January 1, 2020 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to January 1, 2020. The effect from the adoption of ASC Topic 606 was not material to the Company’s unaudited interim condensed consolidated financial statements.

The five-step model defined by ASC Topic 606 requires the Company to:

(1) identify its contracts with customers;

(2) identify its performance obligations under those contracts;

(3) determine the transaction prices of those contracts;

(4) allocate the transaction prices to its performance obligations in those contracts; and

(5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the client in an amount that reflects the consideration expected in exchange for those services.

The Company enters into service agreements with its customers that outline the rights, responsibilities, and obligations of each party. The agreements also identify the scope of services, service fees, and payment terms. Agreements are acknowledged and signed by both parties. All the contracts have commercial substance, and it is probable that the Company will collect considerations from its customers for service component.

The Company have utilized the allowable practical expedient in the accounting guidance and elected not to capitalize costs related to obtaining contracts with customers with durations of less than one year. We do not have significant remaining performance obligations.

The Company derives its revenues from two sources: (1) revenue from brokerage services, and (2) revenue from emerging and other services.

1)	Brokerage services

The Company earns brokerage services revenue from provision of brokerage and documentation services for buying, selling, and leasing and renting properties. The Company recognizes commission-based brokerage revenue upon closing of a brokerage transaction and concurrently issues invoice. The transaction price is generally calculated by taking the agreed upon commission rate and applying that to the home’s selling price. Brokerage revenue primarily contains a single performance obligation that is satisfied upon the closing of a transaction, at which point the entire transaction price is earned. We are not entitled to any commission until the performance obligation is satisfied and are not owed any commission for unsuccessful transactions, even if services have been provided. The Company is considered to be the principal agent as it has the right to determine the service price and to define the service performance obligations, it has control over services provided and it is fully responsible for fulfilling the agency services pursuant to the housing agency service contracts it signed with the housing customers. Accordingly, the Company accounts for the commissions from these agency service contracts on a gross basis, with any commissions paid to other brokerage firms recorded as a cost of revenue. Typical payment terms set forth in the invoice is within 30 days.

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2)	Emerging and other services

The Company generates revenues from emerging and other services such as financial services and home renovation and furnishing services. Service fees for emerging and other services are generally recognized as revenues when services are provided.

Contract Balances

Timing of revenue recognition may differ from the timing of invoicing to customers. For certain services, customers are required to pay before the services are delivered. The Company recognizes a contract asset or a contract liability in the unaudited interim condensed consolidated balance sheets, depending on the relationship between the Group’s performance and the customer’s payment.

The Company classifies its right to consideration in exchange for services transferred to a customer as either a receivable or a contract asset. A receivable is a right to consideration that is unconditional as compared to a contract asset which is a right to consideration that is conditional upon factors other than the passage of time. The Company recognizes accounts receivable in its unaudited interim condensed consolidated balance sheets when it performs a service in advance of receiving consideration and if it has the unconditional right to receive consideration. The Company did not have any capitalized contract cost as of December 31, 2021 and June 30, 2022.

Contract liabilities are recognized if the Company receives consideration in advance of performance, which is mainly in relation to emerging and other services. The Company expects to recognize a significant majority of this balance as revenue over the next 12 months, and the remainder thereafter. As of December 31, 2021 and June 30, 2022, the contract liabilities of the Company amounted to S$78,340 and S$1,209,527 (US$740,507), respectively.

Cost of revenue

Cost of revenue consists primarily of personnel costs (including base pay and benefits), commission fee, property listing fee, referral fee and subcontracting cost.

Advertising expenditures

Advertising expenditures are expensed as incurred and such expenses were minimal for the periods presented. Advertising expenditures have been included as part of selling and marketing expenses. For the six months ended June 30, 2021 and 2022, the advertising expense amounted to S$384,158 and S$533,365 (US$383,633), respectively.

Technology and development

Technology and development expenses primarily include personnel costs (including base pay, bonuses, and benefits), platform development, and maintaining and improving our website and mobile application development costs. We expense research and development costs as incurred and record them in technology and development expenses.

Selling and marketing expenses

Selling and marketing expenses mainly consists of promotion and marketing expenses, media expenses for online and traditional advertising, as well as labor costs. For the six months ended June 30, 2021 and 2022, the Company’s selling and marketing expenses were S$691,144 and S$1,003,189 (US$721,563), respectively.

Employee compensation

Singapore

(1)	Defined contribution plan

The Company participates in the national pension schemes as defined by the laws of Singapore’s jurisdictions in which it has operations. Contributions to defined contribution pension schemes are recognized as an expense in the period in which the related service is performed.

(2)	Employees leave entitlement

Employee entitlements to annual leave are recognized as a liability when they are accrued to the employees. The undiscounted liability for leave expected to be settled wholly within the reporting period.

Malaysia

The full-time employees of the Company are entitled to the government mandated defined contribution plan. The Company is required to accrue and pay for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant government regulations, and make cash contributions to the government mandated defined contribution plan.

Government Grant

Government grants as compensation for expenses already incurred or for the purpose of giving immediate financial support to the Company during the COVID-19 pandemic. The government evaluates the Company’s eligibility for the grants on a consistent basis, and then makes the payment. Therefore, there are no restrictions on the grants.

Government grants are recognized when received and all the conditions for their receipt have been met and are recorded as part of Other Income. The grants received were S$257,143 and S$205,113 (US$147,531) for the six months ended June 30, 2021 and 2022, respectively from the Singapore Government.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments. Management has determined that the Company operates in a single segment because there is only one Chief Operating Decision Maker (“CODM”) for the Company who sis the Company’s Chief Executive Officer. Operating and financial metrics are applied to the entire Company as whole because there is only one segment. In the event that the Company determines that there is more than one segment, the Company will disclose how it has determined there is more than one segment and disclose the relevant metrics for measurement of performance.

Leases

The Company adopted ASC 842 on January 1, 2019. The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, and operating lease liability, non-current in the Company’s unaudited interim condensed consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option, if any. As the Company’s leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company has elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less and does not include a purchase option that is reasonably certain to exercise, the Company elected not to apply ASC 842 recognition requirements; and (ii) the Company elected to apply the package of practical expedients for existing arrangements entered into prior to January 1, 2019 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and(c) initial direct costs.

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Income taxes

The Company accounts for income taxes in accordance with U.S. GAAP for income taxes. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the unaudited interim condensed consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax for the six months ended June 30, 2021 and 2022. The Company had no uncertain tax positions for the six months ended June 30, 2021 and 2022. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

Comprehensive loss

Comprehensive loss consists of two components, net loss and other comprehensive loss. Other comprehensive loss refers to revenues, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net loss. Other comprehensive loss consists of a foreign currency translation adjustment resulting from the Company not using the United States dollar as its functional currencies.

Loss per share

The Company computes loss per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net loss divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the six months ended June 30, 2021 and 2022, there were no dilutive shares.

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Related party transactions

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes its liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Concentration of Risks

Concentration of credit risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and cash equivalents and account receivable. We place our cash and cash equivalents with financial institutions with high credit ratings and quality.

Accounts receivable primarily comprise of amounts receivable from the service customers. The Company conducts credit evaluations of customers, and generally does not require collateral or other security from our customers. We establish an allowance for doubtful accounts primarily based upon the factors surrounding the credit risk of specific customers.

Concentration of customers

None of the customers consisted of more than 10% of account receivables as of December 31, 2021 and June 30, 2022, respectively.

For the six months ended June 30, 2022, one major customer, Mr. Loh Kim Kang David, a shareholder and the Chairman of the board of Directors accounted for 30.9% of the Company’s total revenue. None of the customers contributed more than 10% of revenue for six months ended June 30, 2021. Details will be disclosed in the Note 9.

Concentration of vendors

As of December 31, 2021, one vendor, a construction and development company, accounted for 15.4% of the Company’s account payable. As of ended June 30, 2022, two vendors contributed more than 10% of accounts payable. One is a local company providing management consultancy services with development of software and applications, accounted for 13.9% and another, a construction and development company, accounted for 14.7%, respectively.

For the six months ended June 30, 2021, one vendor, who is a reputable global internet company focusing on search engine technology, on-line advertising, and other computing technologies, accounted for 26.9% of the Company’s total purchases. For the six months ended June 30, 2022, there were two vendors contributed more than 10% of purchases. One is a reputable global internet company focusing on search engine technology, on-line advertising, and other computing technologies, and accounted for 14.1% of the Company’s total purchases and the other is construction and development company, which accounted for 12.0% of the Company’s purchases, respectively.

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Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jump start Our Business Start-ups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In June 2016, the FASB amended guidance related to the impairment of financial instruments as part of ASU2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which will be effective January 1, 2020. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments - Credit Losses, which clarified that receivables from operating leases are not within the scope of Topic 326 and instead, impairment of receivables arising from operating leases should be accounted for in accordance with Topic 842. On May 15, 2019, the FASB issued ASU 2019-05, which provides transition relief for entities adopting the Board’s credit losses standard, ASU 2016-13. Specifically, ASU 2019-05 amends ASU 2016-13 to allow companies to irrevocably elect, upon adoption of ASU 2016-13, the fair value option for financial instruments that (1) were previously recorded at amortized cost and (2) are within the scope of the credit losses guidance in ASC 326-20, (3) are eligible for the fair value option under ASC 825-10, and (4) are not held-to-maturity debt securities. For entities that have adopted ASU 2016-13, the amendments in ASU 2019-05 are effective for fiscal years beginning after December 15, 2019, including interim periods therein. An entity may early adopt the ASU in any interim period after its issuance if the entity has adopted ASU 2016-13. For all other entities, the effective date will be the same as the effective date of ASU 2016-13. In November 2019, the FASB issued ASU 2019-11, “Codification Improvements to Topic 326, Financial Instruments – Credit Losses.” ASU 2019-11 is an accounting pronouncement that amends ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The ASU 2019-11 amendment provides clarity and improves the codification to ASU 2016-03. The pronouncement would be effective concurrently with the adoption of ASU 2016-03. The pronouncement is effective for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years. In February 2020, the FASB issued ASU No. 2020-02, which provides clarifying guidance and minor updates to ASU No. 2016-13 – Financial Instruments – Credit Loss (Topic 326) (“ASU 2016-13”) and related to ASU No. 2016-02 - Leases (Topic 842). ASU 2020-02 amends the effective date of ASU 2016-13, such that ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact this ASU will have on its unaudited interim condensed consolidated financial statements and related disclosures.

On December 18, 2019, the FASB issued ASU No. 2019-12, Income taxes (Topic 740), Simplifying the Accounting for Income Taxes. This guidance amends ASC Topic 740 and addresses several aspects including 1) evaluation of step-up tax basis of goodwill when there is not a business combination, 2) policy election to not allocate unaudited interim condensed consolidated taxes on a separate entity basis to entities not subject to income tax, 3) accounting for tax law changes or rates during interim periods, 4) ownership changes from equity method investment to subsidiary or vice versa, 5) elimination of exception to intrapetrous allocation when there is gain in discontinued operations and a loss from continuing operations, and 6) treatment of franchise taxes that are partially based on income. The amendments in this Update are effective for the Company for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company is evaluating the impact of this guidance on its unaudited interim condensed consolidated financial statements and related disclosures. The Company is evaluating the impact of this guidance on its unaudited interim condensed consolidated financial statements and related disclosures.

In October 2020, the FASB issued ASU 2020-08, “Codification Improvements to Subtopic 310-20, Receivables—Non-refundable Fees and Other Costs”. The amendments in this Update represent changes to clarify the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. ASU 2020-08 is effective for the Company for fiscal years beginning after December 15, 2021 and unaudited periods within fiscal years beginning after December 15, 2022. All entities should apply the amendments in this Update on a prospective basis as of the beginning of the period of adoption for existing or newly purchased callable debt securities. These amendments do not change the effective dates for Update 2017-08. The Company is currently evaluating the impact of this new standard on the Company’s unaudited interim condensed consolidated financial statements and related disclosures.

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In October 2020, the FASB issued ASU 2020-10, “Codification Improvements”. The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. ASU 2020-10 is effective for the Company for fiscal years beginning after December 15, 2021 and unaudited periods within fiscal years beginning after December 15, 2022.The amendments in this Update should be applied retrospectively. The Company does not expect the adoption of this standard to have a material impact on its unaudited interim condensed consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s unaudited interim condensed consolidated balance sheets, unaudited interim condensed consolidated statements of operations and comprehensive loss and unaudited interim condensed consolidated statements of cash flows.

Note 4 - Revenues

Effective January 1, 2019, the Company adopted ASC Topic 606, Revenue from Contracts with Customers, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for reporting periods beginning after January 1, 2019 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenues remains substantially unchanged. There were no cumulative effect adjustments made to the contracts in place prior to January 1, 2019. The effect from the adoption of ASC Topic 606 was not material to the Company’s unaudited interim condensed consolidated financial statements.

Revenues are recognized when control of the promised services and deliverables are transferred to the Company’s Customers in an amount that reflects the consideration to which the Company expects to be entitled to and receive in exchange for services and deliverables rendered.

The following table presents the Company’s revenues disaggregated by service lines for the six months ended June 30, 2021 and 2022:

	For the six months ended June 30,
	2021	2022
	SGD	SGD	USD
Brokerage services
Independent Third Parties	1,726,114	1,692,773	1,217,559
Related Parties	254,786	2,900	2,086
	1,980,900	1,695,673	1,219,645
Emerging and other services
Independent Third Parties	339,598	638,776	459,453
Related Parties	-	1,048,065	753,840
	339,598	1,686,841	1,213,293

Total revenues	2,320,498	3,382,514	2,432,938

The Company elected to utilize practical expedients to exclude from this disclosure the remaining performance obligations that have an original expected duration of one year or less.

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Note 5 – Accounts receivable, net

Accounts receivable, net consist of the following:

	December 31, 2021	June 30, 2022	June 30, 2022
	SGD	SGD	USD
Accounts receivable	156,604	108,155	77,792
Less: Allowance for doubtful accounts	(23,210)	(13,810)	(9,933)
Total accounts receivable, net	133,394	94,345	67,859

Movements of allowance for doubtful accounts are as follows:

	December 31, 2021	June 30, 2022	June 30, 2022
	SGD	SGD	USD

Allowance for doubtful accounts, beginning balance	3,712	23,210	16,694
Addition	23,210	13,810	9,933
Write-off / recovery	(3,712)	(23,210)	(16,694)
Allowance for doubtful accounts, ending balance	23,210	13,810	9,933

As of the end of each of the financial year, the aging analysis of accounts receivable, net of allowance for doubtful accounts, based on the invoice date is as follows:

	December 31, 2021	June 30, 2022	June 30, 2022
	SGD	SGD	USD
Within 30 days	63,640	46,184	33,219
Between 31 and 60 days	23,663	18,754	13,489
Between 61 and 90 days	14,145	1,103	793
More than 90 days	31,946	28,304	20,358
Total accounts receivable, net	133,394	94,345	67,859

During the six months ended June 30, 2022, the sum of S$12,974 had been subsequently collected from the total outstanding balance of S$31,946 that had been outstanding for over 90 days as of December 31, 2021.

The Company recognized additional allowance for bad debt in the amount of S$13,810 (US$9,933) during the six months ended June 30, 2022. Management assessed that a portion of the balance was still recoverable given the ongoing business relationship with the customers; however, the time of recovery is expected to be greater than one operating period.

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Note 6 – Property and equipment, net

Property, plant and equipment, net consist of the following:

	December 31, 2021	June 30, 2022	June 30, 2022
	SGD	SGD	USD
At cost:
Office furniture and fittings	149,929	150,685	108,383
Office Equipment	135,885	148,297	106,665
Leasehold improvements	9,732	9,732	7,000
Total	295,546	308,714	222,048
Accumulated depreciation	(245,559)	(255,926)	(184,079)
Property and equipment, net	49,987	52,788	37,969

Depreciation expense for the six months ended June 30, 2021 and 2022 amounted to S$4,463 and S$10,367 (US$7,457) respectively.

No impairment loss had been recognized for the six months ended June 30, 2021 and 2022, respectively.

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Note 7 – Bank loans

Outstanding balances of bank loans consist of the following:

Bank Name	Drawn/ Maturities	Interest Rate	Collateral/Guarantee	December 31, 2021 SGD	June 30, 2022 SGD	June 30, 2022 USD
CIMB Bank Berhad, Singapore Branch	August 2020 /August 2023	3.00%	Guaranteed by Ms. Rhonda Wong, Chief Executive Officer and Director of the Company and Ms. Race Wong, Chief Operating Officer and Director of the Company	56,663	39,960	28,742
DBS Bank Ltd.	June 2020 /June 2025	3.00%	Guaranteed by Ms. Rhonda Wong, Chief Executive Officer and Director of the Company and Anthill, major shareholder of the Company	715,566	617,878	444,421
Maybank Singapore Limited	November 2020/November 2025	2.75%	Guaranteed by Ms. Rhonda Wong, Chief Executive Officer and Director of the Company and Ms. Race Wong, Chief Operating Officer and Director of the Company	317,934	279,225	200,838
Total				1,090,163	937,063	674,001
Bank loans, current portion				299,543	313,016	225,143
Bank loans, non-current portion				790,620	624,047	448,858

Interest expenses of bank loans for the six months ended June 30, 2021 and 2022 amounted to S$19,446 and S$15,022 (US$10,805) respectively.

The maturities schedule is as follows:

Twelve months ending June 30,

	SGD	USD
2023	313,016	225,143
2024	292,923	210,691
2025	295,652	212,653
2026	35,472	25,514
Total	937,063	674,001

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Note 8 – Accrued liabilities and other payables

The components of accrued expenses and other payables are as follows:

	December 31, 2021	June 30, 2022	June 30, 2022
	SGD	SGD	USD

Accrued payroll and welfare	68,087	110,108	79,197
Accrued expenses*	66,606	-	-
Other payable***	82,605	68,032	48,934
Total accrued liabilities and other payables	217,298	178,140	128,131

Other tax payable**	67,347	91,653	65,923

*Accrued expenses mainly consist of accrual of professional service fees and cost incurred yet to bill.

**Mainly refers to Goods and Services Tax (“GST”) payable. Sales revenue and purchase expense represent the invoiced value of goods, net of GST. The sales of the Company’s products and services are subject to a GST on the gross sales price. The Company is subject to GST at the prevailing rate in Singapore (currently 7%) and is exempted Sales and Service Tax from Malaysia. The GST will be offset by GST paid by the Company on purchase of renovation materials and other products, or services included in the cost of providing services and other expenses.

***Other payable mainly consists of payable for other services and utilities expenses.

Note 9 – Related party balances and transactions

Nature of relationships with related parties

Related parties	Relationship
Ms. Rhonda Wong	Shareholder, Director, Chief Executive Officer
Vienna Management Ltd	Shareholder, wholly-owned by the Chairman of the board of Directors
Termbasu Holding Pte Ltd	Owned by the Chairman of the board of Directors
Mr. Loh Kim Kang David (“Mr. Loh”)	Shareholder, the Chairman of the board of Directors

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Related party balances

Transaction nature	Name	As of December 31, 2021		As of June 30, 2022		As of June 30, 2022
		SGD		SGD		USD
Amount due to	Vienna Management Ltd	-		274,188	ii	197,215

Amount due from	Vienna Management Ltd	870,728	[i]	-		-

Contract liability	Mr. Loh	-		1,028,481	iii	739,755

i The Company had an unsecured, interest-free loan to Vienna Management Ltd amounting to S$870,728 in December 2021. As of December 31, 2021, the loan balance due from Vienna Management Ltd amounted to S$870,728. The amounts were wholly settled in cash in February 2022.

ii On May 1, 2019, the Company entered into an interest-free loan facility agreement with Vienna Management Ltd for a revolving loan facility agreement up to S$2.0 million for general working capital and general corporate purposes. The amount of S$274,188 (US$197,215) on June 30, 2022 had not been fully settled. The repayment of loan will be earlier of (i) within 14 days from the date of demand by the Lender, (ii) the listing of the Company on an internationally recognized stock exchange, or (iii) December 31, 2023.

iii On February 25, 2022, the Company entered into a services agreement with Mr. Loh., with a term from February 25, 2022, to complete a renovation project in consideration S$2,230,671 (US$1,604,453). For the six months ended June 30, 2022, the project was not completed and Mr. Loh. paid to the Company in consideration S$2,075,347 (US$1,492,733). The Company received in advance of completion of performance obligations under an agreement amounted to S$1,028,481 (US$739,755) as of June 30, 2022. During the six months ended of June 30, 2022, the Company recognized revenue S$1,046,866 (US$752,978) for the project. The whole project expected to be completed by end of December 2022.

Related party transactions

Transaction nature	Name	June 30, 2021	June 30, 2022	June 30, 2022
		SGD	SGD	USD
Brokerage services provided to	Ms. Rhonda Wong	-	2,900	2,086
Brokerage services provided to	Termbasu Holding Pte Ltd	254,786	-	-
Emerging and other services to	Mr. Loh	-	1,046,866	752,978
Emerging and other services to	Ms. Rhonda Wong	-	1,199	862

(1)	Ms. Rhonda Wong engaged the Company to look for tenant for a property in March 2022. The respective project was completed during the six months ended June 30, 2022, and Ms. Rhonda Wong paid half month of rental as commission to the Company, being S$2,900 (US$2,086).

(2)	Termbasu Holding Pte Ltd entered seven (7) service agreements with the Company to sale seven (7) private properties in January 2021. The commission was 2% of transaction price and paid upon completion of the transactions during the six months ended June 30, 2021.

(3)	Details have been disclosed above.

(4)	Ms. Rhonda Wong engaged the Company to move and clean her house in April 2022. The project was completed during the six months ended June 30, 2022, and Ms. Rhonda Wong paid a service fee of S$1,199 (US$862) to the Company.

Note 10 – Income taxes

Caymans and BVIs

The Company and its subsidiary are domiciled in the Cayman Islands and the British Virgin Islands, respectively. Both localities currently enjoy permanent income tax holidays; accordingly, the Company and Ohmyhome BVI do not accrue for income taxes.

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Singapore

Ohmyhome (S), Ohmyhome Renovation Pte Ltd, Ohmyhome Insurance Pte Ltd, Cora Pro Pte Ltd and Ganze Pte. Ltd. are incorporated in Singapore and are subject to Singapore Corporate Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first S$10,000 taxable income and 50% of the next S$190,000 taxable income exempted from income tax.

Net operating loss will be carried forward indefinitely under Singapore profits tax regulation. As of December 31, 2021 and six months ended June 30,2022, the Company did not generate net taxable income to utilize net operating loss, which will carry forwards to offset future taxable income.

Malaysia

Ohmyhome Sdn Bhd and Ohmyhome Realtors Sdn Bhd are subject to Malaysia Corporate Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Malaysia tax laws. The standard corporate income tax rate in Malaysia is 24%. However, if the company has a paid-up capital of MYR 2.5 million or less, and gross income from business of not more than MYR 50 million, the tax rate will be 17% on the first MYR 600,000 and 24% on amount exceeding MYR 600,000.

The operations in Malaysia incurred cumulative net operating losses which can be carried forward for a maximum period of seven consecutive years to offset future taxable income.

The components of loss before income taxes were comprised of the following:

	For the six months ended June 30, 2021	For the six months ended June 30, 2022	For the six months ended June 30, 2022
	SGD	SGD	USD
Tax jurisdiction from:
Singapore	(430,211)	(901,038)	(648,089)
Malaysia	(63,210)	(34,374)	(24,724)
Loss before income taxes provision	(493,421)	(935,412)	(672,813)

The provision for income taxes consisted of the following:

	December 31, 2021	June 30, 2022	June 30, 2022
	SGD	SGD	USD
Deferred tax assets:
Singapore	255,364	153,176	110,175
Malaysia	21,885	5,844	4,203

Less: valuation allowance
Singapore	(255,364)	(153,176)	(110,175)
Malaysia	(21,885)	(5,844)	(4,203)
Deferred tax assets	-	-	-

F-51

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2021 and June 30, 2022, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the six months period ended June 30, 2021 and 2022 and also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from June 30, 2022.

Note 11 – Equity

Ordinary shares

For the sake of undertaking a public offering of the Company’s ordinary shares, the Company has performed a series of re-organizing transactions resulting in 16,250,000 shares of ordinary shares outstanding that have been retroactively restated to the beginning of the first period presented. The Company only has one single class of ordinary shares that are accounted for as permanent equity.

Note 12 – Commitment and Contingencies

Lease commitments

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which results in an economic penalty.

F-52

The Company has two property lease agreements with lease terms ranging for one year and three years, respectively. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Upon adoption of ASU 2016-02, no right-of-use (“ROU”) assets nor lease liability was recorded for the lease with a lease term of one year.

For the six months ended June 30, 2021 and 2022, there were no rent expenses for the short term lease.

The Company’s commitment for minimum lease payments under the operating lease that is within twelve months as of June 30, as follow:

Twelve months ending June 30,	Minimum lease payment
2023	326,942
2024	333,729
2025	282,822
2026	-
2027 thereafter	-
Total future lease payment	943,493
Amount representing interest	(24,413)
Present value of operating lease liabilities	919,080
Less: current portion	313,035
Long-term portion	606,045

The following summarizes other supplemental information about the Company’s operating lease as of June 30, 2022:

Weighted average discount rate	2.84%
Weighted average remaining lease term (years)	2.5 years

Note 13 – Subsequent events

The Company has assessed all events from June 30, 2022, up through December 6, 2022 which  is the date that these unaudited interim condensed consolidated financial statements are available to be issued, there are not any material subsequent events that require disclosure in these unaudited interim condensed consolidated financial statements.

F-53

3,250,000 Ordinary Shares

OHMYHOME LIMITED

PROSPECTUS

SPARTAN CAPITAL SECURITIES, LLC

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The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED JANUARY 24, 2023

Ohmyhome Limited

975,000 Ordinary Shares

This prospectus relates to 975,000 of our ordinary shares with $0.001 par value per share (the “Ordinary Shares”), of Ohmyhome Limited that may be sold from time to time by Anthill Realtors Pte. Ltd. (“Anthill” or the “Selling Shareholder”) as to 975,000 Ordinary Shares , the existing shareholder of our Company that is selling a portion of their Ordinary Shares pursuant to this prospectus.

Our securities are presently not traded on any market or securities exchange. We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “OMH.”

Since there is currently no public market established for our securities, the Selling Shareholder will sell at a price between US$[4.00] and US$[5.00] per Ordinary Share, the price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part. Once, and if, our Ordinary Shares are listed on the Nasdaq Capital Market and there is an established market for these resale shares, the Selling Shareholder may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors beginning on page 18 to read about factors you should consider before buying our Ordinary Shares.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see Implications of Being an Emerging Growth Company and Implications of Being a Foreign Private Issuer beginning on page 16 for more information.

We are a holding company that is incorporated in the Cayman Islands. As a holding company with no operations, we conduct all of our operations through our subsidiaries in Singapore and Malaysia. The Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands. Investors of our Ordinary Shares should be aware that they may never directly hold equity interests in our subsidiaries.

Neither the United States Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this prospectus is _____________, 2023.

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TABLE OF CONTENTS

Page
ABOUT THIS PROSPECTUS
PRESENTATION OF FINANCIAL INFORMATION
MARKET AND INDUSTRY DATA
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
DEFINITIONS
PROSPECTUS SUMMARY
RISK FACTORS
ENFORCEABILITY OF CIVIL LIABILITIES
USE OF PROCEEDS	2
DIVIDENDS AND DIVIDEND POLICY
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
HISTORY AND CORPORATE STRUCTURE
INDUSTRY OVERVIEW
BUSINESS
REGULATORY ENVIRONMENT
MANAGEMENT
PRINCIPAL SHAREHOLDERS
RELATED PARTY TRANSACTIONS
DESCRIPTION OF SHARE CAPITAL
SHARES ELIGIBLE FOR FUTURE SALE
MATERIAL TAX CONSIDERATIONS
SELLING SHAREHOLDER	2
SELLING SHAREHOLDER PLAN OF DISTRIBUTION	3
EXPENSES RELATED TO THIS OFFERING
LEGAL MATTERS	5
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Until ______, 2023 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

[RESALE PROSPECTUS ALTERNATE PAGE]

The Offering

Ordinary Shares Offered by the Selling Shareholder	975,000 Ordinary Shares.
Ordinary Shares Outstanding Before the Offering	16,250,000 (1)
Ordinary Shares Outstanding After the Offering	16,250,000 (1)

Offering Price	Since there is currently no public market established for our securities, the Selling Shareholder will sell at a price between US$[4.00] and US$[5.00] per Ordinary Share, the price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part. Once, and if, our Ordinary Shares are listed on the Nasdaq Capital Market and there is an established market for these resale shares, the Selling Shareholder may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Terms of the offering	The Selling Shareholder will determine when and how it will sell the securities offered in this prospectus.
Use of proceeds	We are not selling any Ordinary Shares covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the Ordinary Shares covered by this prospectus.

Risk Factors

Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 18 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Listing	We have applied to list the Ordinary Shares on the Nasdaq Capital Market.

Proposed trading symbol	OMH.

Transfer agent	Vstock Transfer, LLC

(1) The number of our Ordinary Shares outstanding prior to the sale of our shares in this offering, excludes 3,250,000 Ordinary Shares to be offered by us in a “firm commitment” public offering concurrently herewith.

1

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our Ordinary Shares by the Selling Shareholder. In addition, the Underwriter will not receive any compensation from the sale of the Ordinary Shares by the Selling Shareholder. The Selling Shareholder will receive all of the net proceeds from the sales of Ordinary Shares offered by it under this prospectus. We have agreed to bear the expenses relating to the registration of the Ordinary Shares for the Selling Shareholder.

[RESALE PROSPECTUS ALTERNATE PAGE]

SELLING SHAREHOLDER

The Ordinary Shares being offered for resale by the Selling Shareholder consist of a total of 975,000 Ordinary Shares, which were purchased by the Selling Shareholder on May 5, 2016.

The following table sets forth the name of the Selling Shareholder, the number and percentage of Ordinary Shares beneficially owned by the Selling Shareholder, the number of Ordinary Shares that may be sold in this offering and the number and percentage of Ordinary Shares the Selling Shareholder will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Selling Shareholder. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholder.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering	Percentage Ownership After Offering(1)

Anthill (1)	9,390,406	57.8%	975,000	8,415,406	43.16%

(1)	Based on 16,250,000 Ordinary Shares issued and outstanding immediately prior to the offering and based on 19,500,000 Ordinary Shares to be issued and outstanding immediately after the offering, including the 3,250,000 Ordinary Shares to be offered by us in a “firm commitment” public offering concurrently.

The Selling Shareholder named above acquired its Ordinary Shares from the Company, and is the 57.8% shareholder of the Company.

2

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SELLING STOCKHOLDERS PLAN OF DISTRIBUTION

Since there is currently no public market established for our securities, the Selling Shareholder will sell at a price between US$[4.00] and US$[5.00] per Ordinary Share, the price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part. Once, and if, our Ordinary Shares are listed on the Nasdaq Capital Market and there is an established market for these resale shares, the Selling Shareholder may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

The Selling Shareholder may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share; and
●	a combination of any such methods of sale.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholder under this prospectus. The Selling Shareholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Ordinary Shares or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholder may also sell our Ordinary Shares short and deliver these securities to close out it short positions, or loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholder from the sale of the Ordinary Shares offered by them will be the purchase price of the Ordinary Shares less discounts or commissions, if any. The Selling Shareholder reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

3

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed seven percent (7%).

The Selling Shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, agents, or broker-dealers, and Selling Shareholder who is affiliate of broker-dealers, that participate in the sale of the Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between the Selling Shareholder and any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Shareholder” for description of any material relationship that a shareholder has with us and the description of such relationship.

To the extent required, the shares of our Ordinary Shares to be sold, the name of the Selling Shareholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

4

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LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters of U.S. federal securities and New York state law. The validity of the ordinary shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Legal matters as to Singapore law will be passed upon for us by Rajah & Tann Singapore LLP. Ortoli Rosenstadt LLP may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and Rajah & Tann Singapore LLP with respect to matters governed by Singapore law.

5

[RESALE PROSPECTUS ALTERNATE PAGE]

975,000 Ordinary Shares

OHMYHOME LIMITED

PROSPECTUS

, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and Directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, provides for indemnification by the underwriter of us and our officers and Directors for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriter furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Founding Transactions

Ohmyhome Limited was incorporated in the Cayman Islands on July 19, 2022, under the Companies Act as an exempted company with limited liability. Our authorized share capital is US$500,000 divided into 500,000,000 Ordinary Shares, par value US$0.001 each. We issued 9,390,406; 284,806; 58,693; 344,593; 591,395; 230,215; 1,785,941; 460,429; 118,662; 122,307; 1,227,446; 292,280; 301,120; 625,024 and 416,683 shares to Anthill, Ang Yen Ney, Anthony Craig Bolger, Ong Eng Yaw, Primefounders Pte. Ltd., Teo Khiam Chong, Vienna Management Ltd., Wang Yu Huei, K3 Ventures Pte. Ltd., Lee Kwi Thai, GEC Tech Ltd., Chew Kwee San, Fong Cheng Kee, Swettenham Blue Pte. Ltd. and Tsai Chun-Chia, respectively, as founders shares. None of the offerees is a U.S. person. The transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation S thereof.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-3 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

II-1

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8)	That, for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit No.	Description of document
1.1+	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum and Articles of Association
5.1**	Opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant, regarding the validity of securities being registered
10.1**	Form of Director Offer Letter
10.2**	Chief Executive Officer Employment Agreement
10.3**	Chief Financial Officer Employment Agreement
10.4**	Chief Operating Officer Employment Agreement
10.5**	Loan Agreement between the Company and Vienna Management Ltd
14.1**	Code of Business Conduct and Ethics of the Registrant
21.1**	List of Subsidiaries of the Registrant
23.1+	Consent of WWC, P.C.
23.2**	Consent of Conyers Dill & Pearman (included in Exhibits 5.1)
23.3**	Consent of Rajah & Tann Singapore LLC (included in Exhibit 99.1)
23.4**	Consent of Frost & Sullivan
23.5**	Consent of Christopher & Lee Ong (included in Exhibit 99.2)
24.1+	Form of Power of Attorney (included on signature pages)
99.1**	Opinion of Rajah & Tann Singapore LLC regarding Singapore legal matters
99.2**	Opinion of Christopher & Lee Ong regarding Malaysia legal matters
99.3**	Consent of Lee Wei Loon
99.4**	Consent of Tan Wei Reng, Galven
99.5**	Consent of Lim Khoon
99.6**	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107**	Calculation of Registration Fee

+	Filed herewith.
*	To be filed by amendment.
**	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on January 24, 2023.

OHMYHOME LIMITED

By:	/s/ Rhonda Wong
Name:	Rhonda Wong
Title:	Chief Executive Officer

We, the undersigned Directors and executive officers of Ohmyhome Limited and its subsidiaries hereby severally constitute and appoint _________, singly (with full power to act alone), our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution in him for him and in his name, place and stead, and in any and all capacities, to sign this Registration Statement on Form F-1 and any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	January 24, 2023
/s/ Rhonda Wong
Rhonda Wong Chief Executive Officer (Principal Executive Officer)

Date:	January 24, 2023
/s/ Race Wong
Race Wong Chief Operating Officer

Date:	January 24, 2023
/s/ Cui Kewei Joshua
Cui Kewei Joshua Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer, Controller)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, NY, United States of America on January 24, 2023.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.